UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Earthstone Energy, Inc.
(Name of Registrant as Specified in Its Charter)

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Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

PRELIMINARY INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Dear Stockholder:

This notice of action by written consent pursuant to Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”) and the accompanying information statement (the “Information Statement”) is being furnished by the Board of Directors (the “Board”) of Earthstone Energy, Inc., a Delaware corporation (“Earthstone” and together with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”), to the holders of record at the close of business on January 19, 2022 of the outstanding shares of Earthstone’s Class A common stock, $0.001 par value per share (“Class A Common Stock”), and Class B common stock, $0.001 par value per share (“Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the accompanying Information Statement is to inform Earthstone’s stockholders that on December 15, 2021, holders of approximately (i) 55.4% of the voting power of all outstanding shares of Common Stock and (ii) 56.1% of the voting power of all outstanding shares of Common Stock held by stockholders other than affiliates of Warburg Pincus, LLC (the “Warburg Funds”) and executive management of Earthstone (the “Disinterested Shares”), delivered to Earthstone an irrevocable written consent (the “Written Consent”) in lieu of a special meeting of stockholders approving the issuance by Earthstone of 19,417,476 shares (subject to adjustment) of Class A Common Stock (the “Shares” and such issuance, the “Stock Issuance”) upon the closing of the transactions contemplated by that certain purchase and sale agreement dated December 15, 2021 (the “Purchase Agreement”) by and among Earthstone, Earthstone Energy Holdings, LLC, a Delaware limited liability company and subsidiary of Earthstone (“EEH”), as buyer, and Chisholm Energy Operating, LLC, a Delaware limited liability company (“OpCo”), and Chisholm Energy Agent, Inc., a Delaware corporation (“Agent” and collectively with OpCo, “Chisholm”), as seller. Pursuant to the Purchase Agreement, EEH will acquire (the “Transaction”) interests in oil and gas leases and related properties of Chisholm located in Lea County and Eddy County, New Mexico (the “Assets”), for a purchase price (the “Purchase Price”) consisting of $410 million in cash and the Shares. The cash portion of the Purchase Price is subject to customary purchase price adjustments with an effective date of November 1, 2021 and is payable as follows: (i) $340 million at the closing of the Transaction, (ii) $40 million six months after the closing of the Transaction, and (iii) $30 million twelve months after the closing of the Transaction. On December 17, 2021, in connection with the Purchase Agreement, EEH deposited $30.5 million in cash into a third-party escrow account as a deposit pursuant to the Purchase Agreement, which will be credited against the Purchase Price upon closing of the Transaction. At the closing of the Transaction, 4,441,748 of the Shares (the “Escrow Shares”) will be deposited in a stock escrow account for Chisholm indemnity obligations and 14,975,728 of the Shares (the “Closing Shares”) will be issued and delivered to Chisholm. A copy of the Purchase Agreement has been attached to the accompanying Information Statement as Annex A thereto.

The Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”). Under Section 312.03 of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of shares of common stock, or of securities convertible into common stock, if:

•such common stock or securities have, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock or securities convertible into common stock;

•the number of shares of common stock to be issued is, or will be upon issuance, equal to 20% or more of the number of shares of common stock outstanding before the issuance of the common stock or securities convertible into common stock; or

•the number of shares of common stock to be issued is, or will be upon issuance, equal to more than one percent of the number of shares of common stock outstanding or voting power outstanding before the issuance and such issuance is to a Related Party (as defined in the NYSE Listed Company Manual) of Earthstone, or where such securities are issued as consideration in a transaction in which a Related Party has a five percent or greater interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock or securities convertible into common stock could result in an issuance that exceeds either five percent of the number of shares of common stock or five percent of the voting power outstanding before the issuance.

Because the number of shares of Class A Common Stock issuable pursuant to the Purchase Agreement would represent greater than each of the foregoing thresholds, and because affiliates of the Warburg Funds who will be issued shares of Class A Common Stock pursuant to the Purchase Agreement are Related Parties (as defined in the NYSE Listed Company Manual) of Earthstone, stockholder approval of the Stock Issuance is required under NYSE rules and regulations. In addition, because affiliates of the Warburg Funds and some of the Warburg Funds are collectively the majority owners of Chisholm and are Related Parties of Earthstone, Earthstone determined to require that the Stock Issuance be approved by the holders of a majority of the Disinterested Shares.

On December 15, 2021, certain entities controlled or affiliated with EnCap Investments L.P. (collectively, the “EnCap Funds”) and certain of the Warburg Funds (together with the EnCap Funds, the “Consenting Stockholders”) delivered to Earthstone the Written Consent approving the Stock Issuance. As of December 15, 2021, the Consenting Stockholders held shares of Common Stock representing approximately 55.4% of the voting power of all outstanding shares of Common Stock. In addition, the EnCap Funds held 56.1% of the Disinterested Shares. Accordingly, the Written Consent provided the requisite approval of the Stock Issuance by Earthstone’s stockholders in accordance with the Third Amended and Restated Certificate of Incorporation of Earthstone, as amended (the “Certificate of Incorporation”), the Amended and Restated Bylaws of Earthstone, as amended (the “Bylaws”), the DGCL, the Purchase Agreement and the NYSE rules and regulations. No further approval of the stockholders is required to complete the Stock Issuance under the DGCL, the Certificate of Incorporation, the Bylaws, the Purchase Agreement or the NYSE rules and regulations. As a result, Earthstone is not soliciting your vote for the Stock Issuance and does not intend to call a meeting of stockholders for purposes of voting on the adoption and approval thereof.

Pursuant to Rule 14c-2 of the Exchange Act, the actions contemplated by written consent may not be taken until [•], 2022, which is 20 calendar days following the date we first mail the accompanying Information Statement to our stockholders.

The audit committee (the “Audit Committee”) of the Board, consisting of independent and disinterested members of the Board, carefully reviewed and considered the terms and conditions of the Purchase Agreement, the Transaction and the Stock Issuance. The Audit Committee unanimously (i) determined that the Transaction is fair to, and in the best interests of, Earthstone and its stockholders; (ii) approved and declared advisable the Purchase Agreement and the ancillary agreements and documents appended thereto and each of the transactions contemplated therein, including the Stock Issuance; and (iii) recommended that the Board approve the Purchase Agreement, the Transaction and the Stock Issuance, and that the approval of the Stock Issuance be submitted to Earthstone’s stockholders for approval in accordance with the terms of the Purchase Agreement and the rules of the NYSE. The Board approved the Purchase Agreement, the Transaction and the Stock Issuance and recommended that the stockholders of Earthstone approve the Stock Issuance and directed that the Stock Issuance be submitted to the holders of the Common Stock for their approval.

This notice of action by written consent and the accompanying Information Statement constitutes notice to you from Earthstone pursuant to Section 228(e) of the DGCL that the Stock Issuance has been approved by the holders of (i) a majority of the voting power of the outstanding shares of Common Stock and (ii) a majority of the voting power of the outstanding Disinterested Shares, in each case by Written Consent in lieu of a special meeting in accordance with Section 228 of the DGCL and the NYSE rules and regulations.

EARTHSTONE IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND EARTHSTONE A PROXY.

PLEASE NOTE THAT THE CONSENTING STOCKHOLDERS HAVE VOTED TO APPROVE THE STOCK ISSUANCE. THE NUMBER OF VOTES HELD BY THE CONSENTING STOCKHOLDERS IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT UNDER SECTION 312 OF THE NYSE LISTED COMPANY MANUAL AND THE PURCHASE AGREEMENT FOR THESE ACTIONS AND CONSEQUENTLY, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE TRANSACTIONS. THE CORPORATE ACTIONS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT REQUIRED STOCKHOLDER APPROVAL FROM THE HOLDERS OF OUR OUTSTANDING COMMON STOCK BECAUSE OUR COMMON STOCK IS TRADED ON THE NYSE AND BECAUSE THE PURCHASE AGREEMENT PROVIDED FOR IT.

The Information Statement accompanying this letter provides you with more specific information concerning the Transaction. We encourage you to carefully read the accompanying Information Statement and the Purchase Agreement attached as Annex A thereto.

By Order of the Board of Directors,

WILLIAM A. WIEDERKEHR, JR.
January [•], 2022

The accompanying Information Statement is dated [•], 2022 and is first being mailed to our stockholders on [•], 2022.

EARTHSTONE ENERGY INC.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

INFORMATION STATEMENT

This Information Statement and notice of action by written consent (collectively, this “Information Statement”) contains information relating to the entry into that certain Purchase and Sale Agreement, dated as of December 15, 2021 (the “Purchase Agreement”), by and between Earthstone Energy Inc., a Delaware corporation (“Earthstone” and together with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”), and Earthstone Energy Holdings, LLC, a Delaware limited liability company and subsidiary of Earthstone (“EEH”), as buyer, and Chisholm Energy Operating, LLC (“OpCo”) and Chisholm Energy Agent, Inc. (“Agent” and collectively with OpCo, “Chisholm”), as seller.

Pursuant to the Purchase Agreement, EEH will acquire (the “Transaction”) interests in oil and gas leases and related properties of Chisholm located in Lea County and Eddy County, New Mexico (the “Assets”), for a purchase price (the “Purchase Price”) consisting of $410 million in cash and 19,417,476 shares (subject to adjustment) (the “Shares” and such issuance, the “Stock Issuance”) of Class A common stock, $0.001 par value per share of Earthstone (“Class A Common Stock”). The cash portion of the Purchase Price is subject to customary purchase price adjustments with an effective date of November 1, 2021 and is payable as follows: (i) $340 million at the closing of the Transaction, (ii) $40 million six months after the closing of the Transaction, and (iii) $30 million twelve months after the closing of the Transaction. On December 17, 2021, in connection with the Purchase Agreement, EEH deposited $30.5 million in cash into a third-party escrow account as a deposit pursuant to the Purchase Agreement, which will be credited against the Purchase Price upon closing of the Transaction. At the closing of the Transaction, 4,441,748 of the Shares (the “Escrow Shares”) will be deposited in a stock escrow account for indemnity obligations and 14,975,728 of the Shares (the “Closing Shares”) will be issued to Chisholm. A copy of the Purchase Agreement has been attached to this Information Statement as Annex A. This Information Statement is dated January [•], 2022 and is first being mailed to our stockholders on or about such date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT SUMMARY	7
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	17
THE TRANSACTION	20
RISK FACTORS	37
THE PURCHASE AGREEMENT	40
AGREEMENTS RELATED TO THE TRANSACTION	48
INFORMATION ABOUT CHISHOLM	49
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	56
DESCRIPTION OF CAPITAL STOCK	70
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	75
HOUSEHOLDING	77
WHERE YOU CAN FIND MORE INFORMATION	78
INDEX TO FINANCIAL STATEMENTS	80
Annex A – Purchase Agreement
Annex B – Fairness Opinion
Annex C – Form of Registration Rights Agreement
Annex D – Form of Lock-up Agreement
Annex E – Form of Amended and Restated Voting Agreement
Annex F – Glossary of Certain Oil and Natural Gas Terms

INFORMATION STATEMENT SUMMARY
This summary highlights selected information contained in this Information Statement and does not contain all the information that may be important to you. Earthstone urges you to read carefully this Information Statement in its entirety, including the annexes. Additional, important information, which Earthstone also urges you to read, is contained in the documents incorporated by reference into this Information Statement. See “Where You Can Find More Information.” Unless stated otherwise, all references in this Information Statement to Earthstone are to Earthstone Energy, Inc., all references to EEH are to Earthstone Energy Holdings, LLC, and all references to the Company, us, we, and our, are to Earthstone and its consolidated subsidiaries.

Summary of the Transaction

On December 15, 2021, Earthstone, EEH, Chisholm Energy Operating, LLC, a Delaware limited liability company (“OpCo”), and Chisholm Energy Agent, Inc., a Delaware corporation (“Agent” and collectively with OpCo, “Chisholm”), entered into a purchase and sale agreement (the “Purchase Agreement”), which provides that EEH will acquire (the “Transaction”) interests in oil and gas leases and related properties of Chisholm located in Lea County and Eddy County, New Mexico (the “Assets”), for a purchase price (the “Purchase Price”) consisting of $410 million in cash and 19,417,476 shares of Class A Common Stock. The cash portion of the Purchase Price is subject to customary purchase price adjustments with an effective date of November 1, 2021 and is payable as follows: (i) $340 million at the closing of the Transaction, (ii) $40 million six months after the closing of the Transaction, and (iii) $30 million twelve months after the closing of the Transaction.

The Parties

Earthstone Energy, Inc.

Earthstone Energy, Inc., a Delaware corporation, is a growth-oriented independent oil and gas company engaged in the acquisition and development of oil and gas reserves through activities that include the acquisition, drilling and development of undeveloped leases, asset and corporate acquisitions and mergers. Our operations are all in the upstream segment of the oil and natural gas industry and all our properties are onshore in the State of Texas.  Our assets are located primarily in the Midland Basin of west Texas and to a lesser extent, in the Eagle Ford Trend of south Texas. Our Class A Common Stock is listed on the NYSE under the trading symbol “ESTE.” Earthstone’s principal executive offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Earthstone is the sole managing member of Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), and has a controlling interest in EEH. Earthstone, together with its wholly-owned subsidiary, Lynden Energy Corp., a corporation organized under the laws of British Columbia (“Lynden Corp.”), and Lynden Corp.’s wholly-owned consolidated subsidiary, Lynden USA Inc., a Utah corporation (“Lynden US”) and also a member of EEH, consolidates the financial results of EEH and records a noncontrolling interest in the consolidated financial statements representing the economic interests of EEH’s members other than Earthstone and Lynden US.

Earthstone Energy Holdings, LLC

EEH was formed on November 4, 2016 and is a holding company of operating subsidiaries that owns and operates our assets and will own and operate the Assets after the closing of the Transaction. EEH’s principal executive offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Chisholm Energy Operating, LLC
Chisholm Energy Agent, Inc.

Chisholm Energy Operating, LLC, a Delaware limited liability company (“OpCo”), was formed on November 18, 2016. Chisholm Energy Agent, Inc., a Delaware corporation (“Agent” and collectively with OpCo, “Chisholm”), was formed on November 18, 2016. OpCo and Agent are wholly-owned subsidiaries of Chisholm Energy Holdings, LLC, a Delaware limited liability company (“Chisholm Holdings”), formed on May 19, 2016. The majority owners of Chisholm Holdings are certain investment funds affiliated with Warburg Pincus, LLC (“Warburg”). The remaining ownership of Chisholm Holdings consists of investment funds associated with the Ontario Teachers’ Pension Plan (“OTPP”) and current and former members of management of Chisholm Holdings. OpCo and Agent were formed to hold oil and gas assets, including the Assets. OpCo’s, Agent’s and Chisholm Holdings’ principal executive offices are located at 801 Cherry Street, Suite 1200, Unit 20, Fort Worth, Texas 76102, and their telephone number is (817) 953-6063.

The Audit Committee of the Board of Directors

As a result of Mr. David S. Habachy, a member of our Board, being a Managing Director at Warburg and affiliates of Warburg having ownership interests in both Earthstone and Chisholm Holdings, the audit committee (the “Audit Committee”) of the Board was delegated the responsibility to evaluate a potential transaction between Earthstone and Chisholm and make its recommendation thereon to the full Board. The Audit Committee members are Jay F. Joliat (Chairman), Phil D. Kramer and Zachary G. Urban, each an independent and disinterested member of our Board. To assist with the process, the Audit Committee engaged Richards, Layton & Finger, P.A. (“RLF”), as its legal counsel, and Wells Fargo Securities, LLC (“Wells Fargo Securities”) as its financial advisor.

After such consideration, for the reasons discussed below, the Audit Committee unanimously: (i) determined that the Transaction is fair to, and in the best interests of, Earthstone and its stockholders; (ii) approved and declared advisable the Purchase Agreement and the ancillary agreements and documents appended thereto and each of the transactions contemplated therein, including the Stock Issuance; and (iii) recommended that the Board approve the Purchase Agreement, the Transaction and the Stock Issuance, and that the approval of the Stock Issuance be submitted to Earthstone’s stockholders for approval in accordance with the terms of the Purchase Agreement and the rules of the NYSE.

Opinion of Wells Fargo Securities, LLC, Financial Advisor to the Audit Committee

On December 15, 2021, Wells Fargo Securities, as financial advisor to the Audit Committee, rendered its oral opinion to the Audit Committee (which was subsequently confirmed in writing by delivery of Wells Fargo Securities’ written opinion dated December 15, 2021) that, as of December 15, 2021, the Aggregate Consideration (as defined below) to be issued and paid by Earthstone and EEH in the Transaction is fair, from a financial point of view, to Earthstone.

Wells Fargo Securities’ opinion was directed to the Audit Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to Earthstone of the Aggregate Consideration to be issued and paid by Earthstone and EEH in the Transaction and did not address any other terms, conditions, aspects or implications of the Transaction. The summary of Wells Fargo Securities’ opinion in this Information Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this Information Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wells Fargo Securities in preparing its opinion. However, neither Wells Fargo Securities’ written opinion nor the summary of its opinion and the related analyses set forth in this Information Statement is intended to be, and they do not constitute, advice or a recommendation to the Audit Committee, the Board or any Earthstone securityholder, or any other person, as to how to vote or act on any matter relating to the proposed Transaction or any other matter. See “The Transaction—Opinion of Wells Fargo Securities, LLC, Financial Advisor to the Audit Committee.”

Agreements Related to the Transaction

Fifth Amendment to Credit Agreement

On December 24, 2021, Earthstone, EEH, as borrower, Wells Fargo Bank, National Association (“Wells Fargo”) as Administrative Agent, the lenders party thereto (the “Lenders”) and the guarantors party thereto entered into an amendment (the “Amendment”) to the Credit Agreement dated November 21, 2019, by and among EEH, as Borrower, Earthstone, as Parent, Wells Fargo as Administrative Agent and Issuing Bank, Royal Bank of Canada, as Syndication Agent, Truist Bank, Citizens Bank, N.A., KeyBank National Association, U.S. Bank National Association, Fifth Third Bank, PNC Bank, National Association, and Bank of America, N.A., as Documentation Agents, and the Lenders party thereto (together with all amendments or other modifications, the “Credit Agreement”). The Amendment is contingent on the closing of the Transaction. Among other things, the Amendment increases the borrowing base under the Credit Agreement from $650 million to $825 million, unless the Company completes a note offering prior to the closing of the Transaction; provides mechanics relating to the transition from the use of LIBOR to a benchmark replacement rate upon the occurrence of certain transition events or elections made by EEH and the Administrative Agent; adds certain hedging requirements; adjusts some financial covenants; redefines the limitations on certain restricted payments EEH may make; and makes certain administrative changes to the Credit Agreement.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, at the closing of the Transaction, Earthstone, Chisholm and certain direct and indirect equity holders of Chisholm Holdings will enter into a registration rights agreement (the “Registration Rights Agreement”) relating to the shares of Class A Common Stock issuable upon the closing of the Transaction. See “Agreements Related to the Transaction – Registration Rights Agreement.”

Lock-up Agreement

Pursuant to the terms of the Purchase Agreement, at the closing of the Transaction, Earthstone, Chisholm and certain direct and indirect equity holders of Chisholm Holdings will enter into a lock-up agreement (the “Lock-up Agreement”) providing that such holders will not transfer, subject to limited exceptions, any of the Closing Shares for certain periods of time. See “Agreements Related to the Transaction – Lock-up Agreement.”

Amended and Restated Voting Agreement

Pursuant to the terms of the Purchase Agreement, at the closing of the Transaction, affiliates of Warburg (the "Warburg Funds"), EnCap and Earthstone, will enter into an amendment and restatement (the “Amended and Restated Voting Agreement”) of that certain voting agreement dated January 7, 2021 by and among certain Warburg Funds, EnCap and Earthstone (the “Voting Agreement”) providing that the Shares received by such Warburg Funds in the Transaction will be included in the Voting Agreement. See “Agreements Related to the Transaction – Amended and Restated Voting Agreement.”

Board of Directors and Management of Earthstone Following Completion of the Transaction

Upon closing of the Transaction, Earthstone’s Board and executive management will remain unchanged. Additionally, Earthstone will continue to be headquartered in The Woodlands, Texas.

Treatment of Equity Awards

The Transaction will not affect Earthstone’s outstanding equity awards. All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the Transaction.

Interests of Directors and Executive Officers in the Transaction

You should be aware that some of the directors and executive officers of Earthstone have interests in the Transaction that may be different from, or are in addition to, the interests of our stockholders generally, including without limitation, that the executive officers and directors of Earthstone have rights to indemnification and directors’ and officers’ liability insurance that will survive the closing of the Transaction.

Accounting Treatment of the Transaction

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Transaction will be accounted for as a business combination using the acquisition method of accounting, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The operating results of Chisholm will be consolidated in our financial statements beginning on the date of the closing of the Transaction. For combined financial information giving effect to the Transaction, see “Unaudited Pro Forma Condensed Combined Financial Information.”

No Appraisal Rights

Earthstone’s stockholders do not have any rights to appraisal with respect to the Stock Issuance under Delaware law.

Conditions to Completion of the Transaction

The respective obligations of Earthstone, EEH and Chisholm to complete the Transaction are subject to the satisfaction of the following conditions:

•    all representations and warranties of each party contained in the Purchase Agreement must have been true and correct in all material respects as of the execution date, and must be true and correct in all material respects as of the closing date as if made on the closing date, other than any such representation and warranty that refers to a specified date, which need only be true and correct in all material respects on and as of such specified date. All of the fundamental representations of each party must have been true and correct, and must be true and correct as of the closing date as if made on the closing date, other than any such representation and warranty that refers to a specified date, which need only be true and correct in all material respects on and as of such specified date;

•    each party shall have performed and satisfied all covenants and agreements required by the Purchase Agreement to be performed and satisfied by each party at or prior to closing in all material respects;

•    no order shall have been entered by any court or governmental body that restrains or prohibits the consummation of the Transaction and that remains in effect at the time of closing;

•    any waiting period applicable to the consummation of the Transaction under the terms of the Purchase Agreement under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) shall have expired or been terminated;

•    each party shall have delivered or be ready, willing and able to deliver all of the deliverables they are required to deliver pursuant to the Purchase Agreement; and

•    this Information Statement shall have been mailed to Earthstone stockholders at least 20 days prior to the Closing Date.

For a more complete discussion of the conditions to the Transaction, see “The Purchase Agreement—Conditions to Completion of the Transaction.”

Timing of the Transaction

The Transaction is expected to be completed in the first quarter of 2022. However, it is possible that factors outside of each party’s control could require them to complete the Transaction at a later time or not to complete it at all.

Termination of the Purchase Agreement and Termination Fees

The Purchase Agreement may be terminated in any of the following ways:

•    by unanimous written consent of Earthstone, EEH, OpCo and Agent;

•    by either EEH or Chisholm if:

•    the closing has not occurred on or before March 17, 2022 (the “Outside Date”); provided that the Outside Date shall be extended until April 19, 2022 in the event the preliminary Information Statement is filed with the SEC on or before January 14, 2022 and the SEC has not cleared the Information Statement to be mailed to Earthstone stockholders by January 24, 2022;

    •    a governmental body has issued an order, or taken any action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction and such order, decree, ruling or other action has become final and nonappealable; and

•     the sum of (A) all title defect values asserted by EEH in good faith and without taking into account the aggregate defect deductible (less the sum of all title benefit values), plus (B) the aggregate environmental defect values asserted by EEH in good faith and without taking into account the aggregate defect deductible, plus (C) solely in the case of an election by EEH, the aggregate downward Purchase Price adjustments for preferential purchase rights, plus (D) the aggregate downward Purchase Price adjustments for consents not received, exceeds fifteen percent of the unadjusted Purchase Price.

•    by EEH, if Chisholm has committed a material breach of the Purchase Agreement and such breach causes any of the conditions to closing not to be satisfied (or, if prior to closing, such breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a breach that is capable of being cured, Chisholm will have a period of ten business days following receipt of such written notice from EEH to Chisholm to attempt to cure the breach and the termination shall not become effective unless Chisholm fails to cure such Breach prior to the end of such ten business day period; provided, further, EEH shall not be entitled to terminate the Purchase Agreement if EEH or Earthstone is in material breach of the Purchase Agreement.

•    by Chisholm, if Earthstone or EEH has committed a material breach of the Purchase Agreement and such breach causes any of the conditions to closing not to be satisfied (or, if prior to closing, such breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a breach that is capable of being cured, Earthstone or EEH shall have a period of ten business days following receipt of such written notice from Chisholm to EEH to attempt to cure the breach and the termination shall not become effective unless Earthstone and EEH fail to cure such breach prior to the end of such ten business day period; provided, further, Chisholm shall not be entitled to terminate the Purchase Agreement if Chisholm is in material breach of the Purchase Agreement.

The Purchase Agreement provides that, upon a termination of the Purchase Agreement under specified circumstances, the Company is required to pay a termination fee equal to $30.5 million to Chisholm.

For a more detailed discussion of each party’s termination rights and the related termination fee, see “The Purchase Agreement—Termination of the Purchase Agreement.”

Chisholm Holdings Summary Historical Financial Data

Chisholm Holdings' consolidated statements of operations information for the years ended December 31, 2020 and 2019 and Chisholm Holdings' consolidated balance sheet information at December 31, 2020 and 2019 are derived from Chisholm Holdings' audited consolidated financial statements included in this Information Statement. Chisholm Holdings' consolidated statements of operations information for the nine months ended September 30, 2021 and Chisholm Holdings' consolidated balance sheet information at September 30, 2021 are derived from Chisholm Holdings' unaudited consolidated financial statements included in this Information Statement. This information is only a summary and should be read in conjunction with Chisholm

Holdings' consolidated financial statements and related notes included in this Information Statement. See “Historical Consolidated Financial Statements of Chisholm Holdings” beginning on page F-1.

	As of and for the Year Ended December 31,		As of and for the Nine Months Ended September 30,
	2020	2019	2021
(in thousands)			(unaudited)
Summary of Operations:
Total revenues	$91,303	$124,910	$147,041
Operating costs and expenses	$48,009	$57,672	$51,722
Depreciation, depletion, amortization and accretion	$70,082	$65,280	$52,755
Impairment expense	$—	$2,989	$114,907
Net loss	$(21,937)	$(28,745)	$(165,521)

Summary Balance Sheet Data at Period End:
Property, plant and equipment	$727,777	$737,377	$610,000
Total assets	$789,989	$813,630	$661,357
Credit facility	$186,707	$183,960	$152,259
Total equity	$553,991	$575,191	$391,101

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following summary unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Earthstone and Chisholm for the periods presented and the unaudited pro forma condensed combined financial information and related notes provided under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The information for the year ended December 31, 2020 also includes balance sheet and statements of operations data for Independence Resources Management, LLC (“Independence”) that was acquired by Earthstone on January 7, 2021, Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP (“Tracker”) that was acquired by Earthstone on July 20, 2021, and SEG-TRD LLC and SEG-TRD II LLC Properties (“Sequel”) that was also acquired by Earthstone on July 20, 2021. The unaudited pro forma condensed combined balance sheet information assumes the Transaction occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations information for the year ended December 31, 2020 and for the nine months ended September 30, 2021 gives effect to the Transaction as if it had occurred on January 1, 2020.

The summary unaudited pro forma condensed combined financial information does not purport to represent what the Company’s financial position or results of operations would have been had the Transaction been consummated on the assumed dates nor is it indicative of the Company’s future financial position or results of operations. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Transaction, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies.

	For the Year Ended December 31, 2020	As of and for the Nine Months Ended September 30, 2021
(in thousands, except per share data)	(unaudited)	(unaudited)
Pro Forma Statement of Operations Data
Total revenues	$378,662	$463,409
Net income (loss)	$32,858	$(28,341)
Net income (loss) attributable to noncontrolling interest	$11,154	$(9,375)
Net income (loss) attributable to Earthstone Energy, Inc. common stockholders	$21,704	$(18,966)
Net income (loss) per common share:
Basic and diluted	$0.32	$(0.29)

Pro Forma Balance Sheet Data
Total assets		$2,038,454
Long-term debt		$618,253
Total Earthstone Energy, Inc. stockholders’ equity		$685,066
Equity attributable to noncontrolling interest		$458,614
Total equity		$1,143,680

Historical and Unaudited Pro Forma Condensed Combined Per Share Information

The following table sets forth certain historical net income (loss) per share of Earthstone and per share book value information on an unaudited pro forma condensed combined basis after giving effect to the Transaction.

Historical per share data of Earthstone for the year ended December 31, 2020 and as of and for the nine months ended September 30, 2021 was derived from Earthstone’s historical financial statements as of and for the respective periods. The information includes the acquisition of Independence by Earthstone on January 7, 2021 and the acquisitions of the assets of Tracker and Sequel on July 20, 2021. This information should be read together with the consolidated financial statements and related notes of Earthstone that are incorporated by reference into this Information Statement. See “Where You Can Find More Information.”

Unaudited pro forma condensed combined net income (loss) per share from continuing operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021, as well as the book value per share of Class A Common Stock as of September 30, 2021, were derived and should be read in conjunction with the unaudited pro forma condensed combined financial data included under “Unaudited Pro Forma Condensed Combined Financial Information.” The pro forma net income (loss) per share from continuing operations is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the Transaction been completed on January 1, 2020. The pro forma book value per share of Class A Common Stock is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have occurred had the Transaction been completed on September 30, 2021. Shares of Class B Common Stock have been excluded from the calculation of amounts presented herein as they hold no share in Earthstone’s earnings or equity. The Class B Common Stock share of such amounts are included in Noncontrolling interest in Earthstone’s Consolidated Balance Sheet and Net (loss) income attributable to noncontrolling interest in the Earthstone’s Consolidated Statements of Operations.

	As of and for the Year Ended December 31, 2020	As of and for the Nine Months Ended September 30, 2021
Earthstone — Historical
Net loss per common share attributable to Earthstone Energy, Inc.:
Basic and diluted	$(0.45)	$(0.09)
Book value per share of Class A Common Stock	$11.37	$9.69

Unaudited Pro Forma Condensed Combined Amounts
Net loss per common share attributable to Earthstone Energy, Inc.:
Basic and diluted	$0.32	$(0.29)
Book value per share of Class A Common Stock (1)		$9.77

(1)    Computed by dividing total Earthstone Energy, Inc. equity by the number of issued and outstanding shares of Class A Common Stock as of September 30, 2021, adjusted to include the estimated number of shares of Class A Common Stock to be issued in the Transaction.

Summary Historical and Combined Reserve and Production Data

The following table sets forth information with respect to the historical and combined estimated oil, natural gas and NGL reserves as of December 31, 2020 for Earthstone, Independence, Tracker, Sequel and Chisholm. The Earthstone reserve data presented below was derived from the independent engineering report of Cawley, Gillespie & Associates, Inc. (“CG&A”), Earthstone’s independent reserve engineer. The Independence reserve information was prepared by Earthstone management. The reserve information of Tracker and Sequel was prepared by Tracker management and Sequel management, respectively. The reserve information of Chisholm was prepared by Chisholm management. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the unweighted arithmetic average of the first day of the month price for each of the preceding 12 months for oil, natural gas and NGLs for the year ended December 31, 2020 for Earthstone, Independence, Tracker, Sequel and Chisholm.

	As of December 31, 2020
	Earthstone Historical (1)	Independence Historical (2)	Tracker Historical	Sequel Historical	Chisholm Historical	Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	18,876	13,713	1,673	1,398	12,024	47,684
Natural Gas (MMcf)	55,752	49,157	24,237	15,186	41,779	186,111
Natural Gas Liquids (MBbl)	10,123	—	4,009	2,491	—	16,623
Total (MBOE) (3)	38,291	21,906	9,721	6,419	18,987	95,324
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	21,212	19,993	10,641	—	12,262	64,108
Natural Gas (MMcf)	55,450	31,368	97,386	—	22,475	206,679
Natural Gas Liquids (MBbl)	10,123	—	16,598	—	—	26,721
Total (MBOE) (3)	40,577	25,221	43,470	—	16,008	125,276
Estimated Proved Reserves:
Oil (MBbl)	40,088	33,706	12,314	1,398	24,286	111,792
Natural Gas (MMcf)	111,202	80,525	121,623	15,186	64,254	392,790
Natural Gas Liquids (MBbl)	20,246	—	20,607	2,491	—	43,344
Total (MBOE) (3)	78,868	47,127	53,192	6,419	34,995	220,601

(1)    As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Transaction and the acquisition of Independence, Tracker assets and Sequel assets.
(2)    The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3)    Assumes a ratio of 6 Mcf of natural gas per Boe.

The following table sets forth summary information with respect to historical and combined oil, natural gas and natural gas liquids production for the year ended December 31, 2020 for Earthstone, Independence, Tracker, Sequel and Chisholm. The Earthstone oil, natural gas and NGL production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this Information Statement. The Independence oil and natural gas production data presented below was derived by Earthstone management from Independence's internal management reports. The Tracker oil, natural gas and NGL production data presented below was derived from Tracker management’s internal reports. The Sequel oil, natural gas and NGL production data presented below was derived from Sequel management’s internal reports. The Chisholm oil, natural gas and NGL production data presented below was derived from Chisholm management’s internal reports.

	Year Ended December 31, 2020
	Earthstone Historical	Independence Historical (1)	Tracker Historical	Sequel Historical	Chisholm Historical	Combined
Oil (MBbl)	3,180	1,993	440	665	2,276	8,554
Natural Gas (MMcf)	7,282	4,769	3,089	3,645	7,350	26,135
Natural Gas Liquids (MBbl)	1,198	—	495	589	55	2,337
Total (MBOE) (2)	5,592	2,788	1,449	1,862	3,556	15,247

(1)    The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(2)    Assumes a ratio of 6 Mcf of natural gas per Boe.

The following table sets forth summary information with respect to historical and combined oil, natural gas and NGL production for the nine months ended September 30, 2021 for Earthstone, Independence, Tracker, Sequel and Chisholm. The Earthstone oil, natural gas and NGL production data presented below was derived from Earthstone’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, which is incorporated by reference in this Information Statement. The Independence oil and natural gas production data presented below was derived by Earthstone management from Independence's internal management reports. The Tracker oil, natural gas and NGL production data presented below was derived from Tracker management’s internal reports through June 30, 2021 and Earthstone’s internal reports for the period July 1, 2021 through July 19, 2021. The Sequel oil, natural gas and NGL production data presented below was derived from Sequel management’s internal reports. The Chisholm oil, natural gas and NGL production data presented below was derived from Chisholm management’s internal reports.

	Nine Months Ended September 30, 2021
	Earthstone Historical	Independence Historical (1)	Tracker Historical (2)	Sequel Historical (2)	Chisholm Historical	Combined
Oil (MBbl)	3,195	28	123	165	1,887	5,398
Natural Gas (MMcf)	9,490	52	1,686	2,014	4,601	17,843
Natural Gas Liquids (MBbl)	1,497	10	210	245	586	2,548
Total (MBOE) (3)	6,273	47	614	746	3,240	10,920
(1)    Based on the pro rata allocation of 6 days of January 2021 production from internal reports.
(2)    Includes the pro rata allocation of 19 days of July 2021 production from internal reports.
(3)    Assumes a ratio of 6 Mcf of natural gas per Boe.

Common Stock and Dividend Information

The closing price of our Class A Common Stock reported on the NYSE on January [•], 2022 was $[•] per share. On January 10, 2022, we had 53,476,307 issued and outstanding shares of Class A Common Stock, which were held by approximately 1,800 holders of record and 13 holders of record of our Class B Common Stock. Holders of record do not include owners for whom Class A Common Stock may be held in “street” name.

We have never declared or paid any cash dividends on our Class A Common Stock or our Class B Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our Class A Common Stock in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors that our Board considers relevant. In addition, our existing revolving credit agreement places restrictions on our ability to pay cash dividends on our Class A Common Stock and our Class B Common Stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Any statements in this Information Statement regarding the Transaction, the expected timetable for completing the proposed Transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed Transaction, future opportunities for the Company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the Board or management of Earthstone constitute “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “forecasts,” “projects,” “objective,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Transaction to Earthstone and its stockholders, the anticipated completion of the proposed Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. Forward-looking statements may include statements about:

•    risks and uncertainties relating to the Transaction, including the possibility that the Transaction does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all;

•    the possibility that the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the Assets with those of the Company;

•    our ability to meet our substantial debt servicing requirements if the Transaction is closed;

•    the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•    business strategy;

•    oil, natural gas and NGL reserves;

•    development drilling locations, inventories, projects and programs;

•    our ability to replace the reserves that we produce through drilling and property acquisitions;

•    financial strategy, liquidity and capital required for our development program and other capital expenditures;

•    realized oil and natural gas prices;

•    timing and amount of future production of oil, natural gas and NGLs;

•    our hedging and strategy results;

•    availability of pipeline connections and transportation facilities on economic terms;

•    competition, government regulations and political developments;

•    our ability to obtain permits and governmental approvals;

•    legal, governmental regulatory and environmental matters;

•    the markets for and our marketing of oil, natural gas and NGLs;

•    asset, leasehold or business acquisitions on desired terms;

•    costs of developing properties;

•    general economic conditions;

•    credit markets and interest rates;

•    impact of new accounting pronouncements on earnings in future periods;

•    estimates of future income taxes and income tax rates;

•    our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other oil and natural gas activities;

•    uncertainty regarding our future operating results and our future revenues and expenses;

•    plans, objectives, expectations and intentions contained in this Information Statement that are not historical;

•    the duration, spread and severity of the COVID-19 pandemic, including the effect of the COVID-19 pandemic on global oil demand and oil price volatility; and

•    the other factors and financial, operational and legal risks or uncertainties described in Earthstone’s public filings with the SEC, including its Annual Report on Form 10-K and as amended by Form 10-K/A for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

We disclaim any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks discussed in the section entitled “Risk Factors” in Earthstone’s filings with the SEC.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers or other qualified estimators. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this Information Statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All forward-looking statements speak only as of the date of this Information Statement. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Information Statement.

THE TRANSACTION

THE PARTIES

Earthstone Energy, Inc.

Earthstone Energy, Inc., a Delaware corporation (“Earthstone” and with its consolidated subsidiaries, the “Company,” “we,” “us” and “our”), is a growth-oriented independent oil and natural gas development and production company. In addition, the Company is active in corporate mergers and the acquisition of oil and natural gas properties that have production and future development opportunities. The Company's operations are all in the upstream segment of the oil and natural gas industry and all its properties are onshore in the United States. Our assets are located primarily in the Midland Basin of west Texas and to a lesser extent, in the Eagle Ford Trend of south Texas. Our Class A Common Stock is listed on the NYSE under the trading symbol “ESTE.” Earthstone’s principal offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Earthstone is the sole managing member of EEH with a controlling interest in EEH. Earthstone, together with its wholly-owned subsidiary, Lynden Corp. and Lynden Corp.’s wholly-owned consolidated subsidiary, Lynden US, and also a member of EEH, consolidates the financial results of EEH and records a noncontrolling interest in the consolidated financial statements representing the economic interests of EEH’s members other than Earthstone and Lynden US.

Earthstone Energy Holdings, LLC

Earthstone Energy Holdings, LLC, a Delaware limited liability company and a subsidiary of Earthstone (“EEH”), was formed on November 4, 2016 and is a holding company of operating subsidiaries that owns and operates our assets and will own and operate the Assets after the closing of the Transaction. EEH’s principal executive offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Chisholm Energy Operating, LLC
Chisholm Energy Agent, Inc.

Chisholm Energy Operating, LLC, a Delaware limited liability company (“OpCo”), was formed on November 18, 2016. Chisholm Energy Agent, Inc., a Delaware corporation (“Agent” and collectively with OpCo, “Chisholm”), was formed on November 18, 2016. Chisholm Energy Holdings, LLC, a Delaware limited liability company (“Chisholm Holdings”), was formed on May 19, 2016. OpCo and Agent are wholly-owned subsidiaries of Chisholm Holdings. The majority owners of Chisholm Holdings are certain investment funds affiliated with Warburg Pincus, LLC (“Warburg”). The remaining ownership of Chisholm Holdings consists of investment funds associated with the Ontario Teachers’ Pension Plan (“OTPP”) and current and former members of management of Chisholm Holdings. OpCo and Agent were formed to hold oil and gas assets, including the Assets. OpCo’s, Agent’s and Chisholm Holdings’ principal executive offices are located at 801 Cherry Street, Suite 1200, Unit 20, Fort Worth, Texas 76102, and their telephone number is (817) 953-6063.

SUMMARY OF THE TRANSACTION

General

On December 15, 2021, Earthstone, EEH and Chisholm entered into a purchase and sale agreement (the “Purchase Agreement”), which provides that EEH will acquire (the “Transaction”) interests in oil and gas leases and related properties of Chisholm located in Lea County and Eddy County, New Mexico (the “Assets”), for a purchase price (the “Purchase Price”) consisting of $410 million in cash and 19,417,476 shares of Class A Common Stock. The cash portion of the Purchase Price is subject to customary purchase price adjustments with an effective date of November 1, 2021 and is payable as follows: (i) $340 million at the closing of the Transaction, (ii) $40 million six months after the closing of the Transaction, and (iii) $30 million twelve months after the closing of the Transaction.

Background of the Transaction

Earthstone is actively involved in acquisition, development and production of oil and natural gas properties throughout the Permian Basin and Texas and the Eagle Ford play. It conducts on-going reviews of oil and natural gas activities in each area based on publicly available data and where available, company-specific data, to assess relative drilling economics and identify acquisition opportunities. Acquisitions, as an important component of Earthstone’s growth, reflect its stated strategy of consolidating geographically compatible oil and gas assets to achieve scale. The Company’s active involvement in its growth strategy is evidenced by the four acquisitions it closed in 2021 across the Permian and Eagle Ford plays. As part of its overall strategy, Earthstone’s management maintains a regular and ongoing dialogue and conducts meetings with numerous investment bankers, institutional investors, private equity firms and industry entities to source potential transactions and/or capital, to further its goal of maximizing Earthstone’s stockholder value. Mr. Anderson, President and Chief Executive Officer of Earthstone, regularly keeps the Board apprised of the substance of these contacts, informs it of current market conditions and trends in various aspects of the oil and natural gas business, and summarizes recent transactions and prices being paid for reserves, production, acreage, and operating companies. Specifically, Earthstone management has devoted significant time and resources to evaluating and reviewing opportunities with operators, including Chisholm, and their financial sponsors in the Delaware Basin (a sub-basin located within the Permian Basin covering parts of New Mexico and Texas) and particularly Eddy and Lea Counties, New Mexico.

In August 2021, representatives of Jefferies LLC (“Jefferies”) reviewed with Earthstone management potential public and private sellers of assets located in the Permian Basin, in their routine discussions with Earthstone management, in order to determine Earthstone's interest level and focus area of acquisition opportunities. Several of the sellers discussed with Jefferies, including Chisholm, were expected to undertake divestiture processes that Jefferies or other advisors would be marketing while other companies were potential future sellers. During the year, the Company participated in several sale processes for oil and natural gas properties in which Jefferies was the advisor to the seller. This included the previously acquired Tracker assets (located in the Midland Basin) that the Company acquired in July 2021. It also included a process for assets located in the Delaware Basin owned by a private seller in which the Company was not successful in acquiring. As oil and natural gas prices improved during the 2021, additional assets became available allowing the Company to continue evaluations in pursuit of its growth strategy.

In September 2021, Jefferies emailed Earthstone with an opportunity overview of the Assets. Jefferies had been engaged by Chisholm as its exclusive advisor (prior to September) to run a formal marketing process to sell the Assets through competitive bids. The highlights of the Assets as described in the Jefferies materials were generally as follows:

•Approximately 36,000 net acres in Lea and Eddy counties, New Mexico
•Approximately 92% operated; approximately 86% held-by-production; average 8/8ths net revenue interest of approximately 80%
•Current production of approximately 13 MBoe/d (approximately 80% liquids)
•Approximately 500 remaining core gross operated drilling locations (approximately 75% in Lea County) with an average lateral length of approximately 8,000 ft
•68 drilling permits approved with greater than 50 in process

The opportunity overview indicated that the majority owners of Chisholm were certain investment funds affiliated with Warburg and the Warburg Funds also own approximately 15% of the outstanding voting power of Earthstone and one of Warburg’s Managing Directors, Mr. Habachy, is a member of the Board.

After executing a confidentiality agreement on September 14, 2021, the Company gained access to a virtual data room that contained confidential materials related to the Assets and operations of Chisholm. At that time, the Company began to work with Wells Fargo Securities to act as its financial advisor in connection with its evaluation of the Chisholm opportunity. Wells Fargo Securities was chosen to assist the Company due to its familiarity with the area of the Assets and with Earthstone (as its lead lender on its reserve-based credit facility) and Wells Fargo Securities had assisted the Company with several other potential transactions in the past (which had not been consummated).

On September 22, 2021, Jefferies and Chisholm management representatives hosted a web-based presentation of the Assets for Earthstone, attended by Earthstone management and technical and financial personnel. The presentation by Jefferies and Chisholm addressed the Assets and Chisholm’s business. Throughout the presentation, Earthstone management asked questions regarding the Assets, operations, cost structure, land and permitting with follow-up questions to be sent to Jefferies. Upon conclusion of the meeting, the Company determined that it would pursue the purchase of the Assets as they furthered the strategic goals of the Company, namely growth through increasing the size and scale of the Company, good drilling economics on the identified locations, de-risked locations due to geologic control in the area, ability to finance the proposed acquisition due to significant cash flow, and ability to maintain debt to Adjusted EBITDAX levels consistent with the Company’s parameters.

On September 28, 2021, Mr. Anderson sent an email to the members of the Audit Committee, informing the Audit Committee of a potential related party transaction. Board member Mr. Habachy was also included on the email to notify Audit Committee members that the Company would likely pursue bidding on the Assets and that all future communication would exclude Mr. Habachy. Board members affiliated with EnCap were excluded from this email because of the multiple portfolio companies EnCap has with assets in the Delaware Basin and the possibility that one of these EnCap portfolio companies might also be considering the Chisholm opportunity. The email highlighted summary information about Chisholm and indicated that Earthstone had signed a confidentiality agreement to further evaluate the potential opportunity.

On October 15, 2021, Mr. Guy Oliphint and Mr. Greg Chitty of Jefferies contacted Mr. Anderson and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer of Earthstone, to discuss further the Assets and acquisition process timing. After a discussion, Jefferies confirmed that the initial third-party bids regarding the sale of the Assets would be due on October 28, 2021, with an October 1, 2021, effective date for the transaction. A follow-up call between Jefferies and the Company took place on October 26, 2021, to determine if the Company planned to participate in the bidding process, at which time the Company indicated that it would submit a bid subject to approval by the Audit Committee.

During the month of October 2021, the Company and Wells Fargo Securities held multiple meetings and conference calls discussing the Assets. These calls covered both technical matters and financing discussions. Additional data was requested from Jefferies multiple times throughout the process as the Company continued its due diligence related to the Assets.

On October 28, 2021, the Audit Committee held a meeting with management members and other Board members (not including Mr. Habachy) in order to discuss the Chisholm opportunity and potential bid strategies. Prior to the meeting, Mr. Anderson sent materials which included a detailed technical review and financial information as well as a discussion of the merits of the proposed Transaction. EnCap informed the Company, prior to the meeting, that it had no affiliates that would be continuing to participate in the bidding for Chisholm, and accordingly the Board members affiliated with EnCap were invited to attend the meeting. After a discussion of the Chisholm opportunity, the Audit Committee authorized management to submit a proposal of up to $650 million for the Assets, approximately 50% in cash and 50% in Class A Common Stock. Later that day management presented an initial non-binding proposal to Jefferies for the Company to acquire the Assets for $580 million consisting of $330 million in cash and $250 million of Class A Common Stock with an effective date of October 1, 2021. The effective date in an oil and gas transaction is usually a date prior to closing during which all oil and gas revenues and expenses are determined and an adjustment, upward or downward, made to the agreed upon purchase price.

On November 1, 2021, Jefferies contacted Mr. Anderson to advise the Company that none of the proposals it had received were sufficient to move forward. Jefferies further notified the Company it was seeking revised proposals from a small group of participants, including the Company, with best and final bids due November 5, 2021. It was requested that any such proposal also include a mark-up of the Purchase Agreement available through the Chisholm data room. Jefferies advised that additional operational updates would be provided to the Company and any other questions from the Company regarding the Assets would be answered on a timely basis.

On November 4, 2021, the Audit Committee held a meeting to discuss submission of a final proposal. All members of the Board, other than Mr. Habachy, were also in attendance. The Audit Committee reviewed the initial $580 million proposal submitted by management, management’s recommendation that the price be increased to approximately $600 million, that the technical and financial analysis of the Assets had not changed since the previous meeting, and that the Audit Committee had previously authorized management to submit a bid of up to $650 million. After further discussion, the Audit Committee authorized management to submit a revised bid of approximately $600 million with authority to increase it to up to $650 million, if necessary, approximately half to be paid in cash and the balance in Class A Common Stock. The Audit Committee also authorized management to adjust the cash/stock portions of the final consideration if requested, keeping it within the Company’s borrowing capacity, and to change the effective date as long as it did not result in a purchase price above $650 million with the understanding that the final purchase price and the cash and stock split would be subject to final approval of the Audit Committee and the Board.

On November 5, 2021, management provided an updated proposal to Jefferies with total consideration for the Assets of $600 million with $330 million in cash and $270 million in Class A Common Stock with an effective date of October 1, 2021. This proposal also included a mark-up of the Purchase Agreement, subject to further review and approval by the Audit Committee and the full Board. The mark-up of the Purchase Agreement indicated that, in addition to any vote required by law and the NYSE, the Stock Issuance would require approval by the holders of a majority of the outstanding voting power of the Company not held by Warburg Funds or executive management.

On November 12, 2021, Jefferies contacted Mr. Anderson to advise the Company that Chisholm would be willing to move forward with the Company on the following terms: $600 million in total consideration with $350 million cash at closing, $50 million cash deferred payment, $200 million of Class A Common Stock and a January 1, 2022 effective date. Mr. Anderson asked for some additional information to assess operating cash flows between the effective date and proposed closing date with a focus on capital expenditures.

After receipt and evaluation of that information, and after further discussions with management and members of the Audit Committee, on November 16, 2021, Mr. Anderson responded to Jefferies that the Company would be willing to adjust its proposal as follows: $600 million in total consideration with $350 million cash at closing, $50 million cash deferred payment, $200 million of Class A Common Stock and a November 1, 2021 effective date. Mr. Anderson indicated that this was as much cash consideration as the Company could offer given the internal targets the Company was using for leverage ratios under its credit facility.

On November 17, 2021, Jefferies contacted Mr. Anderson to advise the Company that Chisholm needed additional cash consideration in order to meet certain liabilities or it would retain the Assets and that a November 1, 2021 effective date would leave it cash short, so that the cash consideration needed to increase by $10 million. After further discussion and analysis of the Company’s leverage ratios, and after discussion with the members of the Audit Committee, on November 17, 2021, the Company determined it would make a last, best and final proposal of $610 million in total consideration, with $350 million cash at closing, $60 million cash deferred payment, $200 million of Class A Common Stock and a November 1, 2021 effective date. This proposal was communicated to Jefferies on November 17, 2021, and later in the day on November 17th, Jefferies indicated that Chisholm had accepted this proposal.

On November 23, 2021, the Company received a draft of the Purchase Agreement from Chisholm’s counsel based on the markup provided to Chisholm by Earthstone on November 5, 2021. As part of the markup, Chisholm added requirements that the $60 million deferred cash be treated as an unsecured note among other business and legal points. Earthstone and its legal advisors discussed the various aspects of the Purchase Agreement on multiple occasions over the following weeks including the deferred cash payment and security related to such payment. Under the Company’s credit facility, this additional unsecured debt would have been a restricted payment. The Company and Chisholm ultimately agreed that the deferred cash would not be treated as unsecured notes and would be paid in increments of six and twelve months after closing.

On November 23, 2021, the Audit Committee held a meeting with representatives of Company management for Wells Fargo Securities to review certain financial information and other aspects relating to a potential Chisholm transaction.

Between November 23rd and December 15th, the parties negotiated the Purchase Agreement and associated agreements including an Amended and Restated Voting Agreement by EnCap and the Warburg Funds, form of Lock-up Agreement between the Company and Chisholm and the form of Registration Rights Agreement. On December 14th, Company management and Chisholm held a call to discuss open items regarding the Purchase Agreement, form of Lock-up Agreement and form of Registration Rights Agreement. Management also discussed setting the stock price to be used in calculating the number of shares to be issued as part of the consideration. Management also discussed the volatility with oil prices since the terms were agreed. While keeping the total consideration unchanged, Earthstone requested that an additional $10 million of cash be included in the deferred cash consideration such that cash at closing would be $340 million with $70 million deferred and $200 million in stock. Later that day, Chisholm agreed to the final share number and the increase to deferred cash. After multiple conference calls among all parties, the Purchase Agreement and associated agreements were agreed upon subject to final approval by both the Audit Committee and the Board.

On December 14, 2021, the Audit Committee held a meeting with representatives of Wells Fargo Securities and Company management in attendance for Wells Fargo Securities to review its preliminary financial analysis with respect to the Transaction. The Audit Committee invited management to attend the call to answer any questions that could give rise to updates on Earthstone or the Transaction.

On December 15, 2021, the Audit Committee held a telephonic meeting to consider the Purchase Agreement. Counsel to the Company discussed with the Audit Committee the terms of the Purchase Agreement, including, without limitation, the consideration to be paid by the Company, the representations and warranties being made by both parties, the operating and other covenants, the conditions to closing, including the requirement that the Purchase Agreement be approved by the holders of a majority of the outstanding voting power of Earthstone not held by the Warburg Funds and executive management of Earthstone, the termination rights and obligations of the parties. At the request of the Audit Committee, on December 15, 2021, Wells Fargo Securities then reviewed its financial analyses relating to the Transaction and rendered its oral opinion (which was later confirmed in writing by a written opinion addressed to the Audit Committee dated the same date) to the effect that, as of December 15, 2021 and subject to the assumptions made, procedures followed, matters considered and other limitations considered in connection with the preparation of the opinion, the Aggregate Consideration (as defined below) to be issued and paid by Earthstone and EEH in the Transaction was fair, from a financial point of view, to Earthstone. Following further discussion regarding the Transaction and a discussion regarding the fiduciary duties of the Audit Committee, the Audit Committee unanimously (i) determined that the Transaction is fair to, and in the best interests of, Earthstone and its stockholders, (ii) approved and declared advisable the Purchase Agreement and the ancillary agreements and documents appended thereto and each of the transactions contemplated therein, including the Stock Issuance, and (iii) recommended that the Board approve the Purchase Agreement, the Transaction and the Stock Issuance, and that the approval of the Stock Issuance be submitted to Earthstone’s stockholders for approval in accordance with the terms of the Purchase Agreement and the rules of the NYSE. Following the meeting, the full Board met telephonically and received the recommendation by the Audit Committee that it approve the Transaction, the Stock Issuance and the Purchase Agreement. Following discussion, the Board unanimously approved the Transaction, the Stock Issuance, the Purchase Agreement (including the execution, delivery and performance thereof), the associated agreements, including the Voting Agreement, the form of Lock-up Agreement, the form of Chisholm Registration Rights Agreement and recommended approval of the Stock Issuance by the Earthstone stockholders.

Thereafter, the Purchase Agreement, along with all associated agreements and documents, were executed and delivered by the parties to the Transaction, and certain entities controlled or affiliated with EnCap Investments L.P. (collectively, the “EnCap Funds”) and certain of the Warburg Funds (together with the EnCap Funds, the “Consenting Stockholders”) delivered the Written Consent approving the Stock Issuance to Earthstone.

On December 16, 2021, Earthstone issued a press release announcing the proposed Transaction.

Recommendation of the Audit Committee and the Board of Directors and their Reasons for the Transaction

The Audit Committee and the Board determined that the Purchase Agreement and the transactions contemplated thereby, including the Transaction and the Stock Issuance, are fair to, advisable and in the best interests of, Earthstone and its stockholders. Specifically, the Audit Committee and the Board unanimously adopted resolutions determining and declaring that the Purchase Agreement and the transactions contemplated thereby, including the Transaction and the Stock Issuance, are fair to, advisable and in the best interests of Earthstone and its stockholders.

The Audit Committee and the Board considered a variety of factors in determining its recommendation, including without limitation the following material factors:
•the Audit Committee, assisted by its legal and financial advisors, and management, was active in each phase of the negotiations and the decision making process leading to the Purchase Agreement;
•the opinion dated December 15, 2021 of Wells Fargo Securities to the effect that, as of such date and subject to the assumptions made, procedures followed, matters considered and other limitations considered in connection with the preparation thereof, the Aggregate Consideration (as defined below) to be issued and paid by Earthstone and EEH in the Transaction was fair to Earthstone from a financial point of view;
•Chisholm has a well-established and high-quality asset base that includes:
•Approximately 36,000 net acres in Lea and Eddy counties, New Mexico
•Approximately 92% operated; approximately 86% held-by-production; average 8/8ths net revenue interest of approximately 80%
•Current production of approximately 13 MBoe/d (approximately 80% liquids)
•Approximately 414 remaining core gross operated drilling locations (approximately 75% in Lea County) with an average lateral length of approximately 8,000 ft
•65 drilling permits approved by federal and state regulatory authorities with more than 50 in process
•the Audit Committee and Board’s belief that the assets available in the Transaction were complementary to those already held by the Company and could be acquired at an attractive price relative to other potential opportunities in the market;
•the Audit Committee and the Board’s belief that the Transaction will be a complementary step in the Company’s growth strategy;
•the potential to realize operational synergies and efficiencies from the increased scale of operations from acquiring the Assets;
•the Audit Committee and the Board’s belief that our post-acquisition market capitalization should enhance our access to debt and equity capital markets on more favorable terms; and
•current industry, economic and market conditions, and the present and anticipated environment in the independent upstream sector of the oil and gas industry suggest that attractive potential acquisition and development opportunities will arise in the sector for companies, like the Company, that are able to achieve superior operating efficiencies and are sufficiently capitalized to operate in the current commodity price environment and its volatility from time to time.

The Audit Committee and the Board considered other information and a number of additional factors in reaching their decisions including:
•the results of business, legal and financial due diligence investigations of the Assets conducted by our management in consultation with our advisors, and the nature and extent of the representations made by Chisholm in the Purchase Agreement;
•the recommendation of our management in favor of the Transaction;
•the relative attractiveness of the Assets to other oil and gas assets currently being marketed by third parties in the Company’s geographic operating area; and
•the terms of the Purchase Agreement, including the obligations and rights of the parties under the Purchase Agreement, the conditions to each parties’ obligation to complete the Purchase Agreement, the circumstances in which each party is permitted to terminate such agreement, and the related termination fee payable by us in the event of termination of the Purchase Agreement under special circumstances.

The Audit Committee and the Board also considered, and balanced against the potentially positive aspects of the Transaction, the following material potential risks and other negative factors in connection with its deliberations:
•the risks relating to the announcement and pendency of the Transaction and the risks and costs to us if the completion of the Transaction is not timely, or does not occur at all, which may be for reasons beyond our control, including the potential impact on the relationships between us and our employees, industry partners, service providers and other third parties, as well as the potential impact on the public trading prices of our Class A Common Stock;
•the level of obligations and servicing of such obligations related to incremental debt incurred in connection with the Transaction;
•a decrease in oil or natural gas prices resulting in the Assets being less desirable from a financial point of view;
•the risk that management focus, employee attention and resources available for other strategic opportunities could be diverted for an extended period of time while the parties work to complete the Transaction and the integration process;
•the challenges inherent in the integration of the Assets, including the attendant risks that the anticipated production and operational synergies and other benefits sought to be obtained from the Transaction might not be achieved in the time frame contemplated by us if at all; and
•the risks inherent in our and Chisholm’s business and operations, including those identified in our SEC filings, which include the matters described under “Cautionary Statement Concerning Forward-Looking Statements.”

This discussion of the information and factors considered by our Audit Committee and our Board in reaching their decision and recommendation includes certain of the material factors considered by the Audit Committee and the Board, but is not intended to be exhaustive and may not include all of the factors considered by each member of the Audit Committee or the Board. In view of the wide variety of factors considered in connection with their evaluation of the Transaction and the complexity of these matters, the Audit Committee and the Board did not consider it practical, nor did they attempt, to quantify, rank or otherwise assign relative weights to the different factors they considered in reaching their decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to their ultimate determination. Rather, the Audit Committee and the Board viewed their decision as being based on the totality of the information presented to them and the factors they considered, particularly, in the case of the Board, the recommendation of the Audit Committee, its discussion with, and the questioning of, members of management and its outside financial and legal advisors. In addition, individual members of the Audit Committee and the Board may have given different weight to different factors.

In considering the recommendation of our Audit Committee and our Board that the stockholders approve the Stock Issuance, the directors and executive officers of Earthstone may have certain interests in the Transaction that may be different from, or in addition to, the interests of Earthstone stockholders generally. Our Audit Committee and our Board were aware of these interests and considered them when approving the Purchase Agreement and recommending that stockholders vote to approve the Stock Issuance, which are described in the section entitled “The Transaction—Interests of Our Directors and Executive Officers in the Transaction.”

The foregoing discussion of the information and factors considered by the Audit Committee and the Board is forward-looking in nature and should be read in light of the factors described in the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

Required Approval of the Stock Issuance and Action by Stockholder Consent

On December 15, 2021, the Consenting Stockholders delivered to Earthstone an irrevocable written consent (the “Written Consent”) in lieu of a special meeting of stockholders of Earthstone approving the Stock Issuance. As of December 15, 2021, the Consenting Stockholders held shares of Common Stock representing approximately 55.4% of the voting power of all outstanding shares of Common Stock. In addition, the EnCap Funds holding 56.1% of the voting power of all outstanding shares of Common Stock other than shares held by the Warburg Funds and executive management of Earthstone (the “Disinterested Shares”) approved the Stock Issuance. Accordingly, approval of the Stock Issuance by Earthstone’s stockholders was effected in accordance with the Third Amended and Restated Certificate of Incorporation of Earthstone, as amended (the “Certificate of Incorporation”), the Amended and Restated Bylaws of Earthstone, as amended (the “Bylaws”), the General Corporation Law of the State of Delaware (the “DGCL”), the Purchase Agreement and the NYSE rules and regulations. No further approval of the stockholders under the DGCL, the Certificate of Incorporation, the Bylaws, the Purchase Agreement or NYSE rules and regulations is required to complete the Stock Issuance. As a result, Earthstone has not solicited and will not be soliciting your vote for the Stock Issuance and does not intend to call a meeting of stockholders for purposes of voting on the adoption thereof.

Federal securities laws provide that the Stock Issuance may not be completed until 20 days after the date of mailing of this Information Statement to Earthstone’s stockholders. Therefore, notwithstanding the execution and delivery of the Written Consent (which was obtained concurrently with the execution of the Purchase Agreement), the Stock Issuance will not occur until that time has elapsed.

Unaudited Forecasted Financial Information

Earthstone does not as a matter of course make public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with its evaluation of the Transaction, Earthstone’s management prepared certain non-public unaudited internal financial forecasts with respect to Earthstone on a standalone basis for November 2021, December 2021 and the years 2022 through 2025, which were based upon the internal financial model that Earthstone has historically used in connection with strategic planning, and for the Assets for November 2021, December 2021 and the years 2022 through 2025. These forecasts were provided to the Audit Committee in connection with its evaluation of the proposed Transaction and to the Audit Committee’s financial advisor for purposes of its financial analyses and opinion. The inclusion of this information should not be regarded as an indication that any of Earthstone, the Audit Committee or their advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such. The Earthstone forecasted financial information was prepared by and is the responsibility of Earthstone management.

This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial and operating information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Earthstone’s management, including, among others, Earthstone’s future results, oil and gas industry activity, commodity prices, demand for crude oil and natural gas, the availability of financing to fund the development costs associated with the respective projected drilling programs, takeaway capacity and the availability of services in the areas in which Earthstone operates, general economic and regulatory conditions and other matters described in the sections entitled “Cautionary Statement Concerning Forward-Looking Statements,” “Where You Can Find Additional Information,” and “Risk Factors.” The unaudited prospective financial and operating information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Earthstone can give no assurance that the unaudited prospective financial and operating information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial and operating information covers multiple years, such information by its nature becomes less predictive with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial and operating information to be inaccurate include, but are not limited to, risks and uncertainties relating to its business, industry performance, the regulatory environment, general business and economic conditions and other matters described under the section of this Information Statement entitled “Risk Factors.” See also “Cautionary Statement Concerning Forward-Looking Statements” and “Where You Can Find Additional Information.”

The unaudited prospective financial and operating information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Earthstone’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm to Earthstone, which is incorporated by reference in this Information Statement, relates to historical financial information of Earthstone, and such report does not extend to the projections included below and should not be read to do so.

Furthermore, the unaudited prospective financial and operating information does not take into account any circumstances or events occurring after the date it was prepared. Earthstone can give no assurance that, had the unaudited prospective financial and operating information been prepared either as of the date of the Purchase Agreement or as of the date of this Information Statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, Earthstone does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial and operating information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, including with respect to the accounting treatment of the Transaction under GAAP, or to reflect changes in general economic or industry conditions. The unaudited prospective financial and operating information does not take into account all the possible financial and other effects on Earthstone of the Transaction, the effect on Earthstone of any business or strategic decision or action that has been or will be taken as a result of the Purchase Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Purchase Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Transaction. Further, the unaudited prospective financial and operating information does not take into account the effect on Earthstone of any possible failure of the Transaction to occur. None of Earthstone or its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Earthstone stockholder or other person regarding Earthstone’s ultimate performance compared to the information contained in the unaudited prospective financial and operating information or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial and operating information herein should not be deemed an admission or representation by Earthstone or its advisors or any other person that it is viewed as material information of Earthstone, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial and operating information included below is being provided solely because it was made available to the Audit Committee in connection with the Transaction and at the direction of the Audit Committee relied upon by its financial advisor in connection with its financial analyses and opinion.

In light of the foregoing, and considering that the Information Statement will be mailed to Earthstone stockholders a couple of months after the unaudited prospective financial and operating information was prepared, as well as the uncertainties inherent in any forecasted information, Earthstone stockholders are cautioned not to place undue reliance on such information, and Earthstone urges all Earthstone stockholders to review Earthstone’s most recent SEC filings for a description of Earthstone’s reported financial results. See the section entitled “Where You Can Find Additional Information.”

Earthstone’s Assumptions. In preparing the prospective financial and operating information for Earthstone described below, the management team of Earthstone used the following set of price assumptions, which are based on NYMEX oil and gas strip pricing as of December 8, 2021.

	NYMEX Oil & Gas Strip Pricing (as of December 8, 2021)
	11/21E-12/21E	2022E	2023E	2024E	2025E
Commodity Prices
WTI Oil ($/Bbl)	$73.81	$67.57	$64.00	$61.80	$60.52
Henry Hub Gas ($/Mcf)	$5.82	$3.58	$3.35	$3.19	$3.09

In addition to the assumptions with respect to commodity prices, the unaudited forecasted financial and operating information is based on various other assumptions, including, but not limited to, the following principal assumptions: no unannounced acquisitions; no material changes in expenses, including plugging and abandonment; assumptions regarding forecasted production information based on the application of risk factors thereto for known and unknown operational- and weather-related downturn in the forward-looking periods; no material regulatory changes or changes in U.S. law or practice; ongoing investments in infrastructure in Earthstone’s existing entities consistent with historical levels; the amount of outstanding debt as of November 1, 2021; and no material fluctuations in interest rate assumptions over the forward-looking periods. The unaudited forecasted financial and operating information also reflects assumptions regarding the continuing nature of ordinary course operations that may be subject to change.

Earthstone Management Projections for Earthstone Stand-Alone. The following table presents select unaudited forecasted financial and operating information of Earthstone for the fiscal years ending 2021 through 2025 prepared by Earthstone’s management. As described above, the Earthstone unaudited forecasted financial and operating information was based on commodity pricing assumptions as of December 8, 2021.

	11/21E-12/21E	2022E	2023E	2024E	2025E
	($ in millions)
Daily Production (MBoe/d)	30.4	33.5	38.6	42.2	43.2
Total Revenue	$94	$567	$633	$674	$676
EBITDAX (a)	$52	$401	$497	$530	$530
Capital Expenditures	$29	$309	$292	$258	$246
Unlevered Free Cash Flow (b)	$20	$76	$167	$212	$216

a.EBITDAX is defined as total revenue minus, when applicable, lease operating expenses, production taxes, workovers hedge (gain / (loss)), and general and administrative expenses.

b.Unlevered free cash flow is defined as EBITDAX (defined above), less capital expenditures, cash taxes and stock-based compensation.

Earthstone Management Projections for the Assets Stand-Alone. The following table presents select unaudited forecasted financial and operating information of the Assets for the fiscal years ending 2021 through 2025 prepared by Earthstone’s management. As described above, the Assets unaudited forecasted financial and operating information was based on commodity pricing assumptions as of December 8, 2021.

	11/21E-12/21E	2022E	2023E	2024E	2025E
	($ in millions)
Daily Production (MBoe/d)	14.3	13.2	14.5	15.3	18.1
Total Revenue	$49	$253	$263	$271	$318
EBITDAX (a)	$37	$186	$194	$198	$236
Capital Expenditures	$13	$102	$100	$126	$102
Unlevered Free Cash Flow (b)	$23	$69	$77	$64	$117

a.EBITDAX is defined as total revenue minus, when applicable, lease operating expenses, production taxes, workovers hedge (gain / (loss)), and general and administrative expenses.

b.Unlevered free cash flow is defined as unlevered free cash flow as EBITDAX (defined above), less capital expenditures and cash taxes.

Certain of the measures included in the Earthstone management projections for Earthstone stand-alone and the Earthstone management projections for the Assets stand-alone are non-GAAP financial measures, including, but not limited to, EBITDAX and unlevered free cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Earthstone are not reported by all of its competitors and may not be comparable to similarly titled amounts used by other companies.

EARTHSTONE DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FINANCIAL AND OPERATING FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL AND OPERATING FORECASTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Opinion of Wells Fargo Securities, LLC, Financial Advisor to the Audit Committee

Pursuant to an engagement letter dated December 13, 2021, the Audit Committee formally engaged Wells Fargo Securities as its financial advisor in connection with the Transaction.

On December 15, 2021, Wells Fargo Securities rendered its oral opinion to the Audit Committee which was subsequently confirmed in writing by delivery of Wells Fargo Securities’ written opinion dated the same date, that, as of December 15, 2021, the aggregate consideration consisting of cash scheduled payments amounting to, in the aggregate, $410 million and 19,417,476 shares of Class A Common Stock (the “Aggregate Consideration”) to be issued and paid by Earthstone and EEH in the proposed Transaction was fair, from a financial point of view, to Earthstone.

Wells Fargo Securities’ opinion was for the information and use of the Audit Committee (in its capacity as such) in connection with its evaluation of the proposed Transaction. Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view, to Earthstone of the Aggregate Consideration to be issued and paid by Earthstone and EEH in the proposed Transaction and did not address any other aspect or implication of the proposed Transaction. The summary of Wells Fargo Securities’ opinion in this Information Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this Information Statement and sets forth the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Wells Fargo Securities in connection with the preparation of its opinion. However, neither Wells Fargo Securities’ written opinion nor the summary of its opinion and the related analyses set forth in this Information Statement is intended to be, and they do not constitute, advice or a recommendation to the Audit Committee, the Board or any Earthstone securityholder as to how they should act on any matter relating to the proposed Transaction.

In arriving at its opinion, Wells Fargo Securities, among other things:

    •    reviewed a draft dated December 15, 2021 of the Purchase Agreement;
    •    reviewed certain publicly available business and financial information relating to the Assets and Earthstone, and the industries in which they operate;
    •     compared the financial and operating performance of the Assets and Earthstone with publicly available information concerning certain other companies Wells Fargo Securities deemed relevant, and compared current and historic market prices of Class A Common Stock with similar data for such other companies;
    •     reviewed certain internal financial analyses and operating and financial forecasts relating to the Assets (referred to in this section as the “Earthstone Projections for the Assets”) and Earthstone (referred to in this section as the “Earthstone Projections for Earthstone”), as well as certain estimates of pro forma effects of the Transaction (“Pro Forma Effects”), each as prepared or provided by the management of Earthstone;
    •     discussed with the management of Earthstone certain aspects of the proposed Transaction, the business, financial condition and prospects of the Assets and Earthstone, the effect of the proposed Transaction on the business, financial condition and prospects of the Assets and Earthstone, and certain other matters that Wells Fargo Securities deemed relevant; and
    •     considered such other financial analyses and investigations and such other information that Wells Fargo Securities deemed relevant.

In giving its opinion, Wells Fargo Securities assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wells Fargo Securities by Earthstone or Chisholm or otherwise reviewed by Wells Fargo Securities. Wells Fargo Securities did not independently verify any such information, and pursuant to the terms of Wells Fargo Securities’ engagement by Earthstone, Wells Fargo Securities did not have any obligation to undertake any such independent verification. In relying on the Earthstone Projections for the Assets, the Earthstone Projections for Earthstone and the Pro Forma Effects, Wells Fargo Securities assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Earthstone as to the future performance and financial condition of the Assets, Earthstone and the other matters addressed thereby. Wells Fargo Securities expressed no view or opinion with respect to the Earthstone Projections for the Assets, the Earthstone Projections for Earthstone or the Pro Forma Effects, or the assumptions upon which they are based. Wells Fargo Securities assumed that any representations and warranties made by Chisholm or Earthstone in the Purchase Agreement or in other agreements relating to the proposed Transaction will be true and accurate in all respects that are material to its analysis. Wells Fargo Securities assumed that any adjustments to the Aggregate Consideration pursuant to the Purchase Agreement or otherwise would not be material to its analyses or opinion.

Earthstone and Chisholm do not publicly disclose internal management projections of the type provided to Wells Fargo Securities in connection with Wells Fargo Securities’ analysis of the proposed Transaction, and the Earthstone Projections for the Assets and the Earthstone Projections for Earthstone were not prepared with a view toward public disclosure. The Earthstone Projections for the Assets and the Earthstone Projections for Earthstone were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the Earthstone Projections for the Assets and the Earthstone Projections for Earthstone.

Wells Fargo Securities also assumed that the proposed Transaction will have the tax consequences described in discussions with, and materials provided to Wells Fargo Securities by, Earthstone and its representatives. Wells Fargo Securities also assumed that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the proposed Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Assets, Earthstone, or the contemplated benefits of the proposed Transaction. Wells Fargo Securities also assumed that the proposed Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Purchase Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to its analyses or opinion. In addition, Wells Fargo Securities did not make any independent evaluation, inspection or appraisal of the Assets or liabilities (contingent or otherwise) of the Assets or Earthstone, nor was Wells Fargo Securities furnished with any such evaluations or appraisals. Wells Fargo Securities did not evaluate the fair value or solvency of the Assets or Earthstone under any state or federal laws relating to bankruptcy, insolvency or similar matters. Wells Fargo Securities further assumed that the final form of the Purchase Agreement would conform to the draft reviewed by Wells Fargo Securities in all respects material to its analyses and opinion.

Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view, to Earthstone of the Aggregate Consideration to be issued and paid by Earthstone and EEH in the proposed Transaction, and Wells Fargo Securities expressed no opinion as to the fairness of any consideration paid in connection with the proposed Transaction to the holders of any particular class of securities, creditors or other constituencies of Earthstone. Furthermore, Wells Fargo Securities expressed no opinion as to any other aspect or implication (financial or otherwise) of the proposed Transaction, including the form or structure of the Transaction or the Aggregate Consideration, any allocation contemplated by the Purchase Agreement of the Aggregate Consideration among the acquired assets, or any other agreement, arrangement or understanding entered into in connection with the proposed Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the proposed Transaction, or class of such persons, relative to the Aggregate Consideration or otherwise. Furthermore, Wells Fargo Securities did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and has relied upon the assessments of Earthstone and its advisors with respect to such advice.

Earthstone advised Wells Fargo Securities and, for purposes of its analyses and opinion, Wells Fargo Securities assumed, that there was, and as of the closing of the Transaction there will be, an outstanding share of Class B Common Stock associated with each outstanding unit of EEH not held by Earthstone, that each holder of outstanding shares of Class B Common Stock held, and as of the closing of the Transaction will hold, an equivalent number of units and that, pursuant to the First Amended and Restated Limited Liability Agreement of EEH, dated as of May 9, 2017 (the “EEH LLC Agreement”), holders of units other than Earthstone have the right to require EEH to redeem its units together with the associated shares of Class B Common Stock for, at the election of EEH, an equal number of shares of Class A Common Stock or cash based on the fair market value of Class A Common Stock as determined in accordance with the EEH LLC Agreement, and, consequently, for purposes of its analyses and opinion, at Earthstone’s direction, Wells Fargo Securities treated one share of Class B Common Stock and the associated unit as a single integrated security equivalent in value and identical in all other respects to a share of Class A Common Stock.

Wells Fargo Securities’ opinion was necessarily based upon information made available to Wells Fargo Securities as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Wells Fargo Securities did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Wells Fargo Securities’ opinion did not address the relative merits of the proposed Transaction as compared to any alternative transactions or strategies that might have been available to Earthstone, nor did it address the underlying business decision of the Audit Committee, the Board or the Company to proceed with or effect the proposed Transaction. Wells Fargo Securities did not express any opinion as to the price at which Class A Common Stock or other securities of Earthstone may be traded or otherwise transferred at any time.

Financial Analyses

In preparing its opinion to the Audit Committee, Wells Fargo Securities performed a variety of analyses, including those described below. The summary of Wells Fargo Securities’ analyses is not a complete description of the analyses underlying Wells Fargo Securities’ opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Wells Fargo Securities’ opinion nor its underlying analyses is readily susceptible to summary description. Wells Fargo Securities arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Wells Fargo Securities believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Wells Fargo Securities’ analyses and opinion.

In performing its analyses, Wells Fargo Securities considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. None of the selected companies used in Wells Fargo Securities’ analyses is identical to the Assets or Earthstone and an evaluation of the results of those analyses is not entirely mathematical. The financial analyses performed by Wells Fargo Securities were performed for analytical purposes only and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company or Chisholm.

While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, from a financial point of view, of the Aggregate Consideration to be issued and paid in the proposed Transaction, Wells Fargo Securities did not make separate or quantifiable judgments regarding individual analyses. Much of the information used in, and accordingly the results of, Wells Fargo Securities’ analyses are inherently subject to substantial uncertainty.

Wells Fargo Securities’ opinion was only one of many factors considered by the Audit Committee in evaluating the proposed Transaction. Neither Wells Fargo Securities’ opinion nor its analyses were determinative of the amount of Aggregate Consideration or the form thereof or of the views of the Audit Committee or the Board or management with respect to the proposed Transaction or the Aggregate Consideration. The type and amount of consideration payable in the proposed Transaction were determined through negotiations between Earthstone and Chisholm, and Earthstone’s decision to enter into the Purchase Agreement was solely that of the Audit Committee and the Board.

The following is a summary of the material financial analyses performed by Wells Fargo Securities in connection with the preparation of its opinion rendered to, and reviewed with, the Audit Committee on December 15, 2021. The order of the analyses summarized below does not represent relative importance or weight given to those analyses by Wells Fargo Securities. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions made, procedures followed, matters considered and limitations and qualifications affecting, each analysis, could create an incomplete view of Wells Fargo Securities’ analyses.

Selected Public Companies Analysis

Wells Fargo Securities reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo Securities deemed relevant. None of the selected companies used in Wells Fargo Securities’ analyses is identical to Earthstone or the Assets. Wells Fargo Securities used the same public companies for its selected public companies analyses relating to the Assets and to Earthstone. The selected companies were selected by Wells Fargo Securities because they are oil and gas exploration and production companies with similar size and scale and operations in similar geographic regions, and were deemed by Wells Fargo Securities to be similar to Earthstone and the Assets. The estimates of the future financial performance of the selected companies listed below, including Earthstone, for purposes of deriving applicable multiples were based on certain publicly available research analyst estimates for those companies.

The financial metrics reviewed by Wells Fargo Securities for purposes of the selected public companies analysis included:

    •     Total enterprise value (“TEV”) (calculated as the equity value of the relevant company’s outstanding equity securities on a fully diluted basis, plus any debt, preferred equity and non-controlling interests, less cash and cash equivalents) as a multiple of estimated EBITDAX (earnings before interest, taxes, depreciation, and amortization expense) for the calendar years ending December 31, 2022, or “2022E EBITDAX” and December 31, 2023, or “2023E EBITDAX”; and
    •     Equity Value (“EV”) as a multiple of estimated cash flows from operations for the calendar years ending December 31, 2022, or “2022E CFFO” and December 31, 2023, or “2023E CFFO.”

The selected companies and the mean and median multiples for the selected companies were:

    •    Matador Resources Company
    •    SM Energy Company
    •    Callon Petroleum Company
    •    Centennial Resource Development, Inc.
    •    Ranger Oil Corp.
    •     Laredo Petroleum, Inc.
    •     Earthstone Energy, Inc.
    •     SilverBow Resources, Inc.

	Mean	Median
TEV / 2022E EBITDAX	3.5x	3.5x
TEV / 2023E EBITDAX	3.6x	3.6x
EV / 2022E CFFO	2.2x	2.3x
EV / 2023E CFFO	2.3x	2.3x

Taking into account the results of the selected public companies analysis, for purposes of its analyses relating to the Assets, Wells Fargo Securities applied multiple ranges of 3.00x to 3.75x to the Assets’ 2022E EBITDAX and 2023E EBITDAX, based on the Earthstone Projections for the Assets. The selected public companies analysis indicated an implied enterprise value reference range for the Assets of $575 million to $725 million.

Taking into account the results of the selected public companies analysis, for purposes of its analyses relating to Earthstone, Wells Fargo Securities applied multiple ranges of 3.00x to 3.75x to Earthstone’s 2022E EBITDAX and 2023E EBITDAX and 2.00x to 2.75x to Earthstone’s 2022E CFFO and 2023E CFFO, based on the Earthstone Projections for Earthstone. The selected public companies analysis indicated an implied enterprise value reference range for Earthstone of $1.1 billion to $1.5 billion and an implied per share reference range for shares of Class A Common Stock of $8.89 to $13.27.

Wells Fargo Securities then derived, from the foregoing, a range of shares that would be issued in the Transaction, adjusting for the cash consideration payable in the Transaction and assuming (x) for the low end of its range, the low end of the enterprise value reference range for the Assets and high end of the per share reference range for Class A Common Stock and (y) for the high end of its range, the high end of the enterprise value reference range for the Assets and low end of the per share reference range for Class A Common Stock. The foregoing analysis reflected an implied range of shares of Class A Common Stock to be issued in the Transaction of 12.4 million shares to 35.4 million shares, as compared to the approximately 19.4 million shares provided for in the Transaction.

Discounted Cash Flow Analysis

Wells Fargo Securities performed a discounted cash flow analysis for each of the Assets and Earthstone by calculating the estimated net present value of the projected unlevered free cash flows of each of the Assets and Earthstone for the period from November 1, 2021 through December 31, 2025, based on the Earthstone Projections for the Assets and the Earthstone Projections for Earthstone, respectively.

For the discounted cash flow analysis for the Assets, Wells Fargo Securities applied terminal EBITDAX multiples, based on its judgment and experience, of 3.00x to 3.75x and discount rates (selected based on an estimate of the weighted average cost of capital for the Assets) ranging from 11.25% to 13.25%. The discounted cash flow analysis indicated an implied enterprise value reference range for the Assets of $690 million to $846 million.

For discounted cash flow analysis for Earthstone, Wells Fargo Securities applied terminal EBITDAX multiples, based on its judgment and experience, of 3.00x to 3.75x and discount rates (selected based on an estimate of the weighted average cost of capital for Earthstone) ranging from 11.00% to 13.00%. The discounted cash flow analysis indicated an implied enterprise value reference range for Earthstone of $1.473 billion to $1.827 billion and an implied per share reference range for shares of Class A Common Stock of $12.98 to $16.85.

Wells Fargo Securities then derived, from the foregoing, a range of shares that would be issued in the Transaction, adjusting for the cash consideration payable in the Transaction and assuming (x) for the low end of its range, the low end of the enterprise value reference range for the Assets and high end of the per share reference range for Class A Common Stock and (y) for the high end of its range, the high end of the enterprise value reference range for the Assets and low end of the per share reference range for Class A Common Stock. The foregoing analysis reflected an implied range of shares of Class A Common Stock to be issued in the Transaction of 16.6 million shares to 33.6 million shares, as compared to the approximately 19.4 million shares provided for in the Transaction.
Net Asset Value Analysis

Wells Fargo Securities performed a net asset value analysis for each of the Assets and Earthstone by calculating the estimated net present value of the projected unlevered free cash flows of each of the Assets and Earthstone based on estimated financial and operating data provided by Earthstone, reflecting (among other things) Earthstone management’s estimates, for each of the Assets and Earthstone, of oil and natural gas reserves and associated riskings by asset reserve category and NYMEX strip pricing as of December 8, 2021.

For the net asset value analysis for the Assets, Wells Fargo Securities applied discount rates (selected based on an estimate of the weighted average cost of capital for the Assets) ranging from 11.25% to 13.25%. The net asset value analysis indicated an implied enterprise value reference range for the Assets of $671 million to $742 million.

For net asset value analysis for Earthstone, Wells Fargo Securities applied discount rates (selected based on an estimate of the weighted average cost of capital for Earthstone) ranging from 11.00% to 13.00%. The net asset value analysis indicated an implied enterprise value reference range for Earthstone of $1.43 billion to $1.57 billion and an implied per share reference range for shares of Class A Common Stock of $12.50 to $14.04.

Wells Fargo Securities then derived, from the foregoing, a range of shares that would be issued in the Transaction, adjusting for the cash consideration payable in the Transaction and assuming (x) for the low end of its range, the low end of the enterprise value reference range for the Assets and high end of the per share reference range for Class A Common Stock and (y) for the high end of its range, the high end of the enterprise value reference range for the Assets and low end of the per share reference range for Class A Common Stock. The foregoing analysis reflected an implied range of shares of Class A Common Stock to be issued in the Transaction of 18.6 million shares to 26.5 million shares, as compared to the approximately 19.4 million shares provided for in the Transaction.

Selected Asset Transactions Analysis

In connection with its analysis relating to the Assets, Wells Fargo Securities also considered the financial terms of certain other transactions that Wells Fargo Securities deemed relevant. The selected transactions were selected because the target assets were deemed by Wells Fargo Securities to be similar to the Assets in one or more respects.

The financial metrics reviewed by Wells Fargo Securities for purposes of its selected asset transactions analysis were based on information available from a third-party data analytics and information service provider (“Information Provider”) and included:

    •     TEV as a multiple of estimated daily production (“Current Production”). For the Current Production of the Assets, Wells Fargo Securities used an estimate of Earthstone for the Assets’ production in November 2021;

    •     Acreage Value (an estimate of total transaction value less value of target production per Information Provider, or “AV”) as a multiple of Net Acres; and

    •     AV as a multiple of Net Locations.

    The reviewed transactions and the mean and median multiples were:

Date Announced	Acquiror	Seller / Target
11/21	Colgate Energy Partners III, LLC	Occidental Petroleum Corp.
11/21	Continental Resources, Inc.	Pioneer Natural Resources Co.
11/21	Henry Resources LLC, Pickering Energy Partners LP	Centennial Resource Development Inc.
09/21	ConocoPhillips	Royal Dutch Shell plc
09/21	Laredo Petroleum, Inc.	Pioneer Natural Resources Co.
08/21	Callon Petroleum Company	Primexx Resource Development, LLC
07/21	Lime Rock Resources	Rosehill Operating Company LLC
06/21	Colgate Energy Partners III, LLC	Occidental Petroleum Corp.
05/21	Percussion Petroleum II LLC	Oasis Petroleum Inc.
05/21	Laredo Petroleum, Inc.	Sabalo Operating, LLC
01/21	Surge Energy US Holdings Co.	Grenadier Energy Partners II LLC
12/20	Diamondback Energy, Inc.	Guidon Operating LLC
12/19	WPX Energy Inc.	Felix Energy Holdings II LLC

	Mean	Median
TEV / Current Production ($ / Boepd)	$65,245	$50,800
AV / Net Acres ($ / Net Acre)	$9,839	$8,419
AV / Net Locations ($MM / Net Location)	$1.1	$0.9

Taking into account the results of the selected transactions analysis, Wells Fargo Securities applied multiple ranges of (x) $45,000 to $60,000 per Boepd to Earthstone’s estimate of the Assets’ Current Production, (y) $7,000 to $10,000 per net acre to Earthstone’s estimate of the Assets’ Net Acres, and (z) $0.80 million to $1.50 million per net location to Earthstone’s estimate of the Assets’ Net Locations. The selected transactions analysis indicated an implied enterprise value reference range for the Assets of $550 million to $750 million.
Other Matters

Wells Fargo Securities is a trade name of Wells Fargo Securities, LLC, an investment banking subsidiary and affiliate of Wells Fargo & Company. Earthstone retained Wells Fargo Securities as its financial advisor in connection with the proposed Transaction based on Wells Fargo Securities’ experience and reputation. Wells Fargo Securities is regularly engaged to provide investment banking and financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Earthstone has agreed to pay Wells Fargo Securities an aggregate fee of $6.1 million, $1.5 million of which became payable to Wells Fargo Securities at announcement of the Transaction and the remainder of which is contingent and payable upon the consummation of the Transaction. In addition, Earthstone has agreed to reimburse Wells Fargo Securities for certain expenses and to indemnify Wells Fargo Securities and certain related parties against certain liabilities and other items that may arise out of or relate to Wells Fargo Securities’ engagement. The issuance of Wells Fargo Securities’ opinion was approved by an authorized committee of Wells Fargo Securities.

Wells Fargo Securities and its affiliates provide a wide range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and commercial loans. During the two years preceding the date of Wells Fargo Securities’ written opinion, Wells Fargo Securities and its affiliates had investment or commercial banking relationships with Earthstone and Chisholm, for which Wells Fargo Securities and such affiliates received compensation. Such relationships have included acting as agent, lead bookrunner and co-lead arranger on amendments of Earthstone’s credit facility in December 2020, April 2021, and September 2021, as financial advisor to Earthstone on its acquisition of Independence in January 2021, and as agent, lead bookrunner and co-lead arranger on an amendment of Chisholm’s credit facility in July 2021. Wells Fargo Securities or its affiliates is also an agent and a lender to one or more of the credit facilities of Earthstone, Chisholm, and certain of their respective affiliates. In addition, during the two years preceding the date of Wells Fargo Securities’ written opinion, Wells Fargo Securities and its affiliates had investment or commercial banking relationships with certain of the material stockholders of the parties to the Transaction, including Warburg, EnCap and Ontario Teachers’ Pension Plan as well as their respective portfolio companies, for which Wells Fargo Securities and such affiliates received customary compensation. During such two year period, Wells Fargo Securities received fees for investment or commercial banking services of (x) approximately $600,000 from the Company and (y) approximately $13,500,000 from Chisholm and its affiliates. Such relationships included loan syndications, financial advisory services, and underwriting equity and debt securities. Wells Fargo Securities and its affiliates anticipate that they will arrange and/or provide financing to Earthstone in connection with the Transaction for customary compensation. Wells Fargo Securities and its affiliates hold, on a proprietary basis, less than 1% of the outstanding Class A Common Stock. In the ordinary course of business, Wells Fargo Securities and its affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of Earthstone and Chisholm and certain of their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Interests of Our Directors and Executive Officers in the Transaction

Stockholders should be aware that members of the Board and executive officers have interests in the Transaction that may be different from, or in addition to interests they may have as stockholders.

For example, one of the ten members of the Board, Mr. Habachy is a Managing Director at Warburg. Certain Warburg Funds beneficially own approximately 15.1% of the outstanding voting securities of Earthstone, and approximately 78% of the equity interests (and approximately 68% after accounting for incentive equity awards) of Chisholm Holdings. As a result, the Audit Committee, consisting of three independent and disinterested members of the Board, was vested with the power on behalf of Earthstone to negotiate, approve or terminate discussions with respect to a potential transaction with Chisholm and had its own financial advisor and legal counsel.

Our executive officers and directors will receive no special payments, compensation or other consideration in connection with the Transaction.

Interests of Related Parties in the Transaction

Certain Warburg Funds hold approximately 15.1% of the outstanding voting power of Earthstone and approximately 78% of the equity interests (and approximately 68% after accounting for incentive equity awards) of Chisholm Holdings as of December 15, 2021.

Board of Directors and Management of Earthstone Following Completion of the Transaction

Upon closing of the Transaction, Earthstone’s Board and executive management will remain unchanged. Additionally, Earthstone will continue to be headquartered in The Woodlands, Texas.

Regulatory Filings and Approvals Required for Completion of the Transaction

We are not aware of any material government or regulatory approval required for the completion of the Transaction.

Treatment of Equity Awards

The Transaction will not affect our outstanding equity awards. All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the Transaction.

No Appraisal Rights

The stockholders do not have any rights to appraisal with respect to the Transaction or the Stock Issuance under Delaware law.

Accounting Treatment of the Transaction

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Transaction will be accounted for as a business combination using the acquisition method of accounting, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The operating results of Chisholm will be consolidated in our financial statements beginning on the date of the closing of the Transaction. For combined financial information giving effect to the Transaction, see “Unaudited Pro Forma Condensed Combined Financial Information.”

Listing of Shares of Class A Common Stock

It is a condition to completion of the Transaction that Earthstone deliver evidence reasonably satisfactory to Chisholm that it (A) has filed a supplemental listing application with the NYSE with respect to the issuance of the Shares and (B) the Shares have been approved and authorized for listing on the NYSE.

RISK FACTORS

In addition to the other information included and incorporated by reference into this Information Statement, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks. In addition, you should read and consider the risks associated with our business. Descriptions of some of these risks can be found in Earthstone’s Annual Report on Form 10-K and as amended on Form 10-K/A for the year ended December 31, 2020, as updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this Information Statement. You should also read and consider the other information in this Information Statement and the other documents incorporated by reference into this Information Statement. See the section entitled “Where You Can Find More Information.”

Risks Relating to the Transaction

If the Transaction is consummated, we may be unable to successfully integrate the Assets or to realize anticipated cost savings, revenues or other benefits of the Transaction.

Our ability to achieve the anticipated benefits of the Transaction, if consummated, will depend in part upon whether we can successfully integrate the Assets into our existing business in a timely, efficient and effective manner. The beneficial acquisition of producing and non-producing properties and undeveloped acreage that can be economically developed, including the Assets, requires an assessment of several factors, including:

•    recoverable reserves;

•    future oil and natural gas prices and their market differentials;

•    availability and cost of transportation of production to markets;

•    availability and cost of drilling and completion equipment and of skilled personnel;

•    development and operating costs and potential environmental and other liabilities; and

•    regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we have performed, and will continue to perform, a review of the properties of Chisholm that we believe to be generally consistent with reasonable industry practices. Our review may not reveal all existing or potential problems or permit us to become sufficiently familiar with the properties to fully assess their deficiencies and potential recoverable reserves. Inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. The integration process may be subject to delays or changed circumstances, and we can give no assurance that the acquired properties will perform in accordance with our expectations or that our expectations with respect to integration or cost savings resulting from added scale as a result of the Transaction will materialize. Significant acquisitions, including the Transaction, and other strategic transactions may involve other risks that may cause negative impacts on our business, including:

•    diversion of our management’s attention resulting in the inability to fully evaluate, negotiate and integrate other significant acquisitions and strategic transactions;

•    the operational challenges and cost of integrating the Assets acquired in the Transaction with existing assets and operations while carrying on our ongoing business; and

•    the failure to realize the full benefit that we expect in estimated proved reserves, production volume, cost savings from operating synergies or other benefits anticipated from the Transaction, or to realize these benefits within the expected time frames.

We will only have limited recourse against Chisholm regarding the properties acquired in the Transaction for losses and liabilities arising or discovered after closing of the Transaction.

Under the terms of the Purchase Agreement, we will have only limited recourse against Chisholm for losses and liabilities arising or discovered after the closing of the Transaction. We have limited indemnification rights in the event of a breach of a representation, warranty or covenant by Chisholm. We also have limited rights to assert title defects or environmental defects, and any claims for title defects which were not timely asserted by us by January 31, 2022 have been deemed waived. As is customary in oil and gas transactions, we have agreed to assume various liabilities associated with the Assets, including environmental liabilities, plugging and abandonment obligations, and unpaid royalties, regardless of when such liabilities arose.

The representations and warranties provided by Chisholm are limited as to scope and in many cases, qualified by knowledge and materiality thresholds. We must bring any claims for indemnification for a breach of a representation or warranty not involving title and environmental defects within the time period after the closing specified in the Purchase Agreement, and for most representations and warranties, this time period ends twelve months after closing of the Transaction.

Indemnification claims are subject to an individual claim threshold of $100,000 and Chisholm is only required to indemnify us for claims totaling in excess of 2.0% of the unadjusted base purchase price. In addition, our right of recovery in most circumstances is limited to $91.5 million. We have conducted, and will continue to conduct, prior to closing, considerable diligence on the properties to be acquired in the Transaction, but our diligence may not uncover all events or conditions that might negatively affect the value of the Assets within such time periods. The short period for asserting claims for indemnification increases the likelihood that we may incur or uncover liabilities for which we have no recourse.

In addition, we may be obligated to complete the closing of the Transaction, even if Chisholm may have breached certain representations, warranties or covenants, as long as the breaches do not result in a material adverse effect with respect to the properties to be acquired as part of the Transaction. In such instance, our post-closing right to indemnification for such breaches by Chisholm may be very limited, as described above.

Failure to complete the Transaction could negatively affect our stock price, future business and financial results.

Completion of the Transaction is not assured and is subject to risks, including the risk that certain closing conditions will not be satisfied. If the Transaction is not completed, our ongoing business and financial results may be adversely affected and we will be subject to several risks, including:
•    having to pay certain significant transaction and possible termination costs relating to the Transaction without receiving the benefits of the Transaction;
•    that the share price of our Class A Common Stock may decline to the extent that the current market prices reflect an assumption by the market that the Transaction will be completed; and
•    that we may be subject to litigation related to any failure on our part to complete the Transaction, or litigation resulting from minority stockholder actions.

Delays in completing the Transaction may substantially reduce the expected benefits of the Transaction.

Satisfying the conditions to, and completion of, the Transaction may take longer than, and could cost more than, we expect. Any delay in completing or any additional conditions imposed or obstacles encountered in order to complete the Transaction may materially adversely affect the synergies and other benefits that we expect to achieve from the Transaction and the integration of our respective assets. In addition, we and Chisholm have the right to terminate the Purchase Agreement if the Transaction is not completed by March 17, 2022 (which may be extended under limited circumstances to April 19, 2022).

We will be subject to various uncertainties and contractual restrictions while the Transaction is pending that could adversely affect our financial results.

The pursuit of the Transaction and the preparation for the integration of the Assets with our assets may place a significant burden on our management, our personnel and internal financial resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could adversely affect our financial results.

The financial analyses and forecasts considered by the Audit Committee and its financial advisor may not be realized, which may adversely affect the market price of the Class A Common Stock.

In performing its financial analyses and rendering its opinion regarding fairness, from a financial point of view, of the Aggregate Consideration, at the direction of the Audit Committee, the financial advisor to the Audit Committee relied on, among other things, internal forecasts and projections provided to it. The forecasts were prepared by Earthstone management. None of these analyses and forecasts was prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Earthstone. There can be no assurance that Earthstone’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material impact on the market price of the Class A Common Stock. See “The Transaction – Unaudited Forecasted Financial Information.”

The market price of our Class A Common Stock may decline in the future as a result of the Transaction.

The market price of our Class A Common Stock may decline in the future as a result of the Transaction for a number of reasons, including the unsuccessful integration of the Assets with our assets or our failure to achieve the perceived benefits of the Transaction, including financial and operating results, as rapidly as or to the extent anticipated by financial or industry analysts. These factors are, to some extent, beyond our control.

Our current stockholders will have a reduced ownership and voting power after the Transaction.

As a result of the 19,417,476 shares of Class A Common Stock that we expect to issue at the closing of the Transaction, current holders of 53,312,631 shares of Class A Common Stock and holders of 34,397,877 shares of Class B Common Stock are expected to hold approximately 81.9% of Earthstone’s voting power, on an as-converted basis, immediately following completion of the Transaction. Immediately following the Transaction, each of the aforementioned stockholders will have a percentage ownership of Earthstone, on an as-converted basis, that will be smaller than the stockholder’s percentage ownership prior to the Transaction. As a result of the reduced ownership percentages, on an as-converted basis, Earthstone’s stockholders will have less voting power after the Transaction than they have now.

The pro forma condensed combined financial information included in this Information Statement is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Transaction.

The pro forma condensed combined financial information contained in this Information Statement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of our financial condition or results of operations following the Transaction. See “Unaudited Pro Forma Condensed Combined Financial Information.” The actual financial condition and results of operations of the Company following the Transaction may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Transaction. Any potential decline in our financial condition or results of operations may adversely affect the market price of our Class A Common Stock.

Risks Relating to the Company’s Business

You should read and consider risk factors specific to Earthstone’s business that will also affect the Company after the completion of the Transaction. These risks are described in the Earthstone’s Annual Report on Form 10-K and as amended on Form 10-K/A for the year ended December 31, 2020, as updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference herein. For the location of information incorporated by reference in this Information Statement, please see the section entitled “Where You Can Find More Information.”

THE PURCHASE AGREEMENT

The following summarizes material provisions of the Purchase Agreement. This summary does not purport to be complete and may not contain all of the information about the Purchase Agreement that is important to you. The rights and obligations of the parties are governed by the express terms and conditions of the Purchase Agreement and not by this summary or any other information contained in this Information Statement. Earthstone stockholders are urged to read the entire Purchase Agreement carefully, as well as this Information Statement. This summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Annex A to this Information Statement.

In reviewing the Purchase Agreement and this summary, please recognize that they have been included to provide you with information regarding the essential terms of the Purchase Agreement and are not intended to provide any other factual information about Earthstone, EEH, Chisholm or any of their subsidiaries or affiliates. The Purchase Agreement contains representations and warranties and covenants by each of the parties thereto, certain of which are itemized below. These representations and warranties have been made solely for the benefit of the other parties to the Purchase Agreement and:
•    were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•    may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors; and

•    disclosure schedules to the Purchase Agreement may have materially qualified certain representations and warranties.

Moreover, information concerning the subject matter of the representations and warranties in the Purchase Agreement and described below may have changed since the date of the Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may not have been included in this Information Statement. Accordingly, the representations and warranties and other provisions of the Purchase Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this Information Statement and in the documents incorporated by reference into this Information Statement. See “Where You Can Find More Information.”

General

In general, the Purchase Agreement provides for the acquisition by EEH of interests in oil and gas leases, wells, equipment and related property of Chisholm located in Lea County and Eddy County, New Mexico (the “Assets”). This is and has been referred to herein as the “Transaction.” In connection with the Purchase Agreement, EEH delivered into escrow a deposit of $30.5 million which will be applied toward the cash purchase price at closing. The Purchase Agreement has an effective time of 12:01 a.m., Central Time, on November 1, 2021 for purposes of allocating revenues and property expenses, the “Effective Time.”

The Transaction

The Purchase Agreement provides that:

(a)    EEH will pay to Chisholm an aggregate of $410 million in cash with $70 million deferred and paid as follows: $40 million to be paid six months after the closing of the Transaction and $30 million to be paid 12 months after the closing of the Transaction, subject to acceleration in the event that the Company receives gross proceeds of more than $450 million from a high yield bond offering or more than $50 million in gross proceeds from an offering of Class A Common Stock;

(b)    Earthstone will issue to Chisholm or the equity holders of Chisholm Holdings an aggregate of 19,417,476 shares of its Class A Common Stock; and

(c)    Chisholm will assign its interests in the Assets to EEH.

The cash portion of the purchase price described in clause (a) above is subject to adjustment under the Purchase Agreement by increases or decreases as follows (without duplication):

    (a)    increased by the aggregate amount of (1) proceeds received by EEH from the sale of hydrocarbons produced from and attributable to the Assets during any period prior to the Effective Time to which Chisholm is entitled under the Purchase Agreement (net of any (x) royalties and (y) gathering, processing, transportation, marketing and other midstream costs) and (2) other proceeds received by EEH with respect to the Assets for which Chisholm would otherwise be entitled;

(b)    increased by the amount of all asset taxes allocable to EEH pursuant to the Purchase Agreement but paid or otherwise economically borne by Chisholm;

    (c)    increased by the aggregate amount of all non-reimbursed property costs that have been paid by Chisholm that are attributable to the ownership and operation of the Assets after the Effective Time (including the amount of any prepayments with respect to any period after the Effective Time);

(d)    increased by to the extent that proceeds for such volumes have not been received by Chisholm, an amount equal to the value of all hydrocarbons attributable to the Assets in storage or existing in stock tanks, pipelines or plants (including inventory, linefill and linepack for which Chisholm or its successors is entitled to a return thereof or proceeds attributable thereto) as of the Effective Time;

(e)    increased by the amount, if any, of imbalances in favor of Chisholm;

(f)    increased by the amount of any other upward adjustment specifically provided for in the Purchase Agreement or mutually agreed upon by the parties;

(i)    decreased by the aggregate amount of (1) proceeds received by Chisholm from the sale of hydrocarbons produced from and attributable to the Assets from and after the Effective Time to which EEH is entitled under the Purchase Agreement (net of any (x) royalties paid by Chisholm and (y) gathering, processing, transportation, marketing and other midstream costs) and (2) other proceeds received by Chisholm with respect to the Assets for which EEH would otherwise be entitled;

    (j)    decreased by the amount of all asset taxes allocable to Chisholm pursuant to the Purchase Agreement but paid or otherwise economically borne by EEH;

    (k)    decreased by the aggregate amount of all downward adjustments pursuant to environmental defects, title defects, preferential purchase rights or consents subject to any applicable thresholds and deductibles;

    (l)    decreased by the aggregate amount of all non-reimbursed property costs that are attributable to the ownership or operation of the Assets prior to the Effective Time (excluding prepayments with respect to any period after the Effective Time) and paid by EEH;

    (m)     decreased by the amount of the suspense funds; and

    (n)    decreased by the amount, if any, of imbalances owing by Chisholm; and

(o)    decreased by the amount of any other downward adjustment specifically provided for in the Purchase Agreement or mutually agreed upon by the parties.

Certain Ordinary-Course Costs and Revenues

    (a)    With respect to revenues earned or property costs incurred with respect to the Assets attributable to the time period prior to the Effective Time:

    (i)    Chisholm shall be entitled to all amounts earned from the sale, during the period up to but excluding the Effective Time, of hydrocarbons produced from, or attributable to, the Assets; and

    (ii)    Chisholm shall be responsible for (and entitled to any refunds and indemnities with respect to) all property costs incurred prior to the Effective Time.

    (b)    With respect to revenues earned or property costs incurred with respect to the Assets from and after the Effective Time:

    (i)    EEH shall be entitled to all amounts earned from the sale, during the period from and after the Effective Time, of hydrocarbons produced from, or attributable to, the Assets; and

    (ii)    EEH shall be responsible for (and entitled to any refunds and indemnities with respect to) all property costs incurred from and after the Effective Time.

Conditions to Completion of the Transaction

Conditions of Chisholm to Closing

The obligations of Chisholm to consummate the Transaction is subject, at the option of Chisholm, to the satisfaction on or prior to closing of each of the following conditions:

    (a)    all representations and warranties of Earthstone and EEH contained in the Purchase Agreement must have been true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or Material Adverse Effect (as defined below), true and correct in all respects) as of the execution date, and must be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or Material Adverse Effect, true and correct in all respects) as of the closing date as if made on the closing date, other than any such representation and warranty that refers to a specified date, which need only be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of such specified date. All of EEH’s fundamental representations must have been true and correct (except for de minimis inaccuracies), and must be true and correct (except for de minimis inaccuracies) as of the closing date as if made on the closing date, other than any such representation and warranty that refers to a specified date, which need only be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of such specified date;

    (b)    EEH shall have performed and satisfied all covenants and agreements required by the Purchase Agreement to be performed and satisfied by EEH at or prior to closing in all material respects;

    (c)    no order shall have been entered by any court or governmental body having jurisdiction over the parties or the subject matter of the Purchase Agreement that restrains or prohibits the consummation of the Transaction and that remains in effect at the time of closing;

(d)    any waiting period applicable to the consummation of the Transaction under the terms of the Purchase Agreement under the HSR Act shall have expired or been terminated;

(e)    Earthstone and EEH shall have delivered or be ready, willing and able to deliver all of the deliverables they are required to deliver pursuant to the Purchase Agreement;

(f)    Earthstone shall have obtained all authorizations, qualifications, and approvals required to be obtained prior to closing for the replacement of insurance, bonds, letters of credit, and guaranties; and

(g)    this Information Statement shall have been mailed to Earthstone stockholders at least 20 days prior to the Closing Date.

Conditions of Earthstone and EEH to Closing

The obligations of Earthstone and EEH to consummate the Transaction is subject, at the option of Earthstone and EEH, to the satisfaction on or prior to closing of each of the following conditions:

    (a)    all representations and warranties of Chisholm contained in the Purchase Agreement must have been true and correct, except as would not individually or in the aggregate have a Material Adverse Effect as of the execution date, and must be true and correct, except as would not individually or in the aggregate have a Material Adverse Effect as of the closing date as if made on the closing date, other than any such representation and warranty that refers to a specified date, which need only be true and correct, except as would not individually or in the aggregate have a Material Adverse Effect on and as of such specified date. All of Chisholm’s fundamental representations must have been true and correct (except for de minimis inaccuracies), and must be true and correct (except for de minimis inaccuracies) as of the closing date as if made on the closing date, other than any such representation and warranty that refers to a specified date, which need only be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of such specified date;

    (b)    Chisholm shall have performed and satisfied all covenants and agreements required by the Purchase Agreement to be performed and satisfied by Chisholm at or prior to closing in all material respects;

    (c)    no order shall have been entered by any court or governmental body having jurisdiction over the parties or the subject matter of the Purchase Agreement that restrains or prohibits the consummation of the Transaction and that remains in effect at the time of closing;

(d) any waiting period applicable to the consummation of the Transaction under the terms of the Purchase Agreement under the HSR Act shall have expired or been terminated;

(e)    Chisholm shall have delivered or be ready, willing and able to deliver all of the deliverables Chisholm is required to deliver pursuant to the Purchase Agreement; and

(f)    this Information Statement shall have been mailed to Earthstone stockholders at least 20 days prior to the Closing Date.

Representations and Warranties

The Purchase Agreement contains certain customary representations and warranties, many of which are qualified by knowledge, materiality or Material Adverse Effect, made by each of Earthstone, EEH and Chisholm. The statements embodied in those representations and warranties are made solely for purposes of the Purchase Agreement and are subject to important qualifications and limitations agreed to by Earthstone, EEH and Chisholm in connection with negotiating its terms.

The representations and warranties of Earthstone and EEH, and Chisholm relate to, among other items (except where only one party has made representations and warranties as indicated below):

•    organization and qualification;
•    power and authority to perform its obligations;
•    capitalization (Earthstone);
•    authorization for execution and delivery of the Purchase Agreement and its enforceability;
•    absence of bankruptcy, reorganization and receivership proceedings; solvency;
•    absence of conflicts or defaults under organizational documents, absence of material breach of contracts and violations of applicable laws as a result of the transactions contemplated by the Purchase Agreement;
•    litigation;
•    governmental approvals (Earthstone);
•    fairness opinion (Earthstone);
•    environmental matters (Chisholm);
•    compliance with laws (Chisholm);
•    taxes and tax matters (Chisholm);
•    preferential rights and consents (Chisholm);
•    broker fees;
•    permits (Chisholm);
•    wells and equipment (Chisholm);
•    bonds and credit support (Chisholm);

•    capital projects (Chisholm);
•    payouts (Chisholm);
•    prepayments; imbalances (Chisholm);
•    royalties; suspense funds (Chisholm);
•    wells and equipment (Chisholm);
•    agreements and contracts (Chisholm);
•    non-consent operations (Chisholm);
•    NYSE listing and compliance (Earthstone);
•    Financial ability (Earthstone);
•    SEC compliance (Earthstone);
•    securities laws compliance;
•    valid issuance of securities to Chisholm (Earthstone); and
•    internal controls (Earthstone).

As used in the Purchase Agreement, the term “Material Adverse Effect” in relation to a party means, any change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on the ownership, operation or financial condition of the Assets, taken as a whole; provided, however, that the term “Material Adverse Effect” does not include material adverse effects resulting from: (a) entering into the Purchase Agreement or the announcement of the contemplated Transaction; (b) changes in hydrocarbon or other commodity prices; (c) any action or omission of Seller taken in accordance with the terms of the Purchase Agreement or with the prior consent of Buyer; (d) any effect resulting from general changes in industry, economic, business, financial, regulatory, or political conditions in the United States or any other country or region; (e) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder or cyber-attack or, in each case, any escalation thereof; (f) acts or failures to act of any governmental body, except to the extent arising from Seller’s action or inaction; (g) acts of God; (h) any reclassification or recalculation of reserves in the ordinary course of business; (i) natural declines in well performance; (j) general changes in legal requirements, in regulatory policies, or in GAAP; (k) changes in the stock price of Earthstone; (l) matters that are cured or no longer exist by the earlier of closing and the termination of the Purchase Agreement; (m) any epidemic, pandemic or disease outbreak or any worsening thereof, or any law, regulation, statute, directive, pronouncement or guideline issued by a governmental body, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any worsening thereof or any change in such law, regulation, statute, directive, pronouncement or guideline or interpretation thereof following the execution date of the Purchase Agreement; or (n) any failure to meet any budget, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period.

Conduct of Business of the Chisholm Pending the Transaction

Until the closing, Chisholm shall operate the Assets in the ordinary course, maintain all leases and contracts in full force and effect, and pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with the operation of the Assets and notify EEH of any ongoing activities and major capital expenditures in excess of $100,000 (in net costs) conducted on the Assets and, except as otherwise expressly contemplated by the Purchase Agreement or except as otherwise consented to in writing by EEH and Chisholm shall:

(a)    not transfer, sell, hypothecate, encumber, or otherwise dispose of any of the Assets, except as required under any leases or contracts, and except for sales of hydrocarbons, surplus equipment and inventory in the ordinary course of business;

(b)    not abandon any Asset;

(c)    not commence, propose, or agree to participate in any single operation with respect to the lease or wells with an anticipated cost in excess of $100,000 net to Chisholm’s interest, except for any emergency operations;

(d)    not execute, terminate, cancel, extend, or materially amend or modify any material contract or lease other than the execution or extension of a contract for the sale, exchange, transportation, gathering, treating, or processing of hydrocarbons terminable without penalty on ninety days’ or shorter notice;

(e)    use commercially reasonable efforts to keep EEH apprised of any drilling, re-drilling or completion operations proposed or conducted by Chisholm with respect to the Assets;

(f)    maintain all material permits and approvals affecting the Assets;

(g)    not voluntarily relinquish Chisholm or its affiliates’ position as operator with respect to any of the Assets;

(h)    not waive, compromise or settle any claim in an amount in excess of $150,000 involving the Assets; and

(i)    not enter into any agreement with respect to any of the foregoing.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated at any time prior to closing:

    (a)    by the mutual prior written consent of Chisholm and EEH;

    (b)    by either Chisholm or EEH if:

    (i)    the closing has not occurred on or before March 17, 2022 (the “Outside Date”); provided that the Outside Date shall be extended until April 19, 2022 in the event the preliminary Information Statement is filed with the SEC on or before January 14, 2022 and the SEC has not cleared the information statement to be mailed to Earthstone Stockholders by January 24, 2022. However, no party shall be entitled to terminate the Purchase Agreement if the closing has failed to occur through the fault of such party. The Purchase Agreement may not be extended beyond April 19, 2022 without the mutual written consent of EEH and Chisholm;

    (ii)    a governmental body has issued an order, or taken any action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction and such order, decree, ruling or other action has become final and nonappealable; and

    (iii)    the sum of (A) all title defect values asserted by EEH in good faith and without taking into account the aggregate defect deductible (less the sum of all title benefit values), plus (B) the aggregate environmental defect values asserted by EEH in good faith and without taking into account the aggregate defect deductible, plus (C) solely in the case of an election by EEH, the aggregate downward Purchase Price adjustments for preferential purchase rights, plus (D) the aggregate downward Purchase Price adjustments for consents not received, exceeds fifteen percent of the unadjusted Purchase Price.

(c)    by EEH, if Chisholm has committed a material breach of the Purchase Agreement and such breach causes any of the conditions to closing not to be satisfied (or, if prior to closing, such breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a breach that is capable of being cured, Chisholm shall have a period of ten business days following receipt of such written notice from EEH to Chisholm to attempt to cure the breach and the termination shall not become effective unless Chisholm fails to cure such breach prior to the end of such ten business day period; provided, further, EEH shall not be entitled to terminate the Purchase Agreement if EEH or Earthstone is in material breach of the Purchase Agreement.

(d)    by Chisholm, if Earthstone or EEH has committed a material breach of the Purchase Agreement and such breach causes any of the conditions to closing not to be satisfied (or, if prior to closing, such breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a breach that is capable of being cured, Earthstone or EEH shall have a period of ten business days following receipt of such written notice from Chisholm to EEH to attempt to cure the breach and the termination shall not become effective unless Earthstone and EEH fail to cure such breach prior to the end of such ten business day period; provided, further, Chisholm shall not be entitled to terminate the Purchase Agreement if Chisholm is in material breach of the Purchase Agreement.

If the Purchase Agreement is terminated pursuant to the above, the Purchase Agreement shall become void and of no further force or effect (except for certain provisions regarding indemnification, confidentiality, injunctive relief, and remedies, all of which shall continue in full force and effect).

Damages for Failure to Close

In the event that (i) (A) Chisholm is entitled to terminate the Purchase Agreement because the conditions precedent to the obligations of Chisholm set forth above are not satisfied as of the Outside Date as a result of the breach or failure of Earthstone’s and EEH’s representations, warranties, or covenants under the Purchase Agreement, and (B) all conditions precedent to the obligations of Earthstone and EEH set forth above have been satisfied or waived in writing by Earthstone and EEH, or (ii) Chisholm is entitled to terminate the Purchase Agreement because closing has not occurred prior to the Outside Date, which may be extended as set forth above, through no fault of Chisholm, then Chisholm shall be entitled, to terminate the Purchase Agreement and receive the deposit of $30.5 million as liquidated damages.

In the event that (i) (A) all conditions precedent to the obligations of Earthstone and EEH set forth above have been satisfied or waived in writing by Earthstone and EEH and (B) Earthstone and EEH are entitled to terminate the Purchase Agreement because the conditions precedent to the obligations of Earthstone and EEH are not satisfied as of the Outside Date solely as a result of the breach or failure of Chisholm’s representations, warranties, or covenants thereunder, including, if and when required, Chisholm’s obligations to consummate the transactions contemplated hereunder at closing, or (ii) EEH is entitled to terminate the Purchase Agreement because closing has not occurred prior to April 22, 2022 through no fault of Earthstone and EEH, then EEH shall be entitled to elect, in its sole discretion, to either (x) seek specific performance of the Purchase Agreement, or (y) terminate the Purchase Agreement and receive the return of the deposit, and in the event that Chisholm is in willful breach of the Purchase Agreement, EEH may seek actual damages from Chisholm in an amount of up to $30.5 million as liquidated damages.

Other Covenants and Agreements of the Parties

Chisholm, Earthstone and EEH have agreed to several obligations under the Purchase Agreement pending the closing of the Transaction, including:

•    access to the Assets, and related books, records and files;
•    prior mutual agreement with respect to press releases and other public disclosures regarding the Purchase Agreement and the contemplated Transaction;
•    Chisholm’s cooperation and assistance in providing tax, financial, audit and other information that may be required by Earthstone to meet its public disclosure and SEC filing requirements, including this Information Statement;
•    non-compete and similar restrictions on certain persons associated with Transaction activities within the boundaries of the Assets for a period ending approximately nine months after closing;
•    Concurrently with the closing, EEH and OpCo will enter into a transition services agreement (the “Transition Services Agreement”) pursuant to which OpCo will provide EEH with services identical to the services historically provided by OpCo in operating the Assets, including administrative, back office, and day-to-day field level services reasonably necessary to operate the Assets, subject to certain exceptions. The term of the Transition Services Agreement is three months and EEH will pay OpCo a monthly fee plus reimbursement of certain expenses; and

•    mutual post-closing indemnification rights and obligations for breaches of representations, warranties or covenants with customary basket (minimum limit on claims), holdback escrow of 4,441,748 shares of Class A Common Stock, time periods within which claims must be brought and aggregate limits of liability depending on the nature of the claim.

AGREEMENTS RELATED TO THE TRANSACTION

The following summary describes specific aspects of the Registration Rights Agreement and the Lock-up Agreement to be entered into at the closing of the Transaction. The following summary also describes specific aspects of the Amended and Restated Voting Agreement to be entered into at the closing of the Transaction. This discussion does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, the form of Lock-up Agreement, the form of Amended and Restated Voting Agreement which are attached as Annex C, Annex D and Annex E, respectively. We urge you to read the form of Registration Rights Agreement, the form of Lock-up Agreement and Amended and Restated Voting Agreement carefully and in their entirety.

Fifth Amendment to Credit Agreement

On December 24, 2021, Earthstone, EEH, as borrower, Wells Fargo Bank, National Association (“Wells Fargo”) as Administrative Agent, the lenders party thereto (the “Lenders”) and the guarantors party thereto entered into an amendment (the “Amendment”) to the Credit Agreement dated November 21, 2019, by and among EEH, as Borrower, Earthstone, as Parent, Wells Fargo as Administrative Agent and Issuing Bank, Royal Bank of Canada, as Syndication Agent, Truist Bank, Citizens Bank, N.A., KeyBank National Association, U.S. Bank National Association, Fifth Third Bank, PNC Bank, National Association, and Bank of America, N.A., as Documentation Agents, and the Lenders party thereto (together with all amendments or other modifications, the “Credit Agreement”). The Amendment is contingent on the closing of the Transaction. Among other things, the Amendment increases the borrowing base under the Credit Agreement from $650 million to $825 million, unless the Company completes a note offering prior to the closing of the Transaction; provides mechanics relating to the transition from the use of LIBOR to a benchmark replacement rate upon the occurrence of certain transition events or elections made by EEH and the Administrative Agent; adds certain hedging requirements; adjusts some financial covenants; redefines the limitations on certain restricted payments EEH may make; and makes certain administrative changes to the Credit Agreement.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, at the closing of the Transaction, Earthstone, Chisholm and certain direct and indirect equity holdings of Chisholm Holdings will enter into a registration rights agreement (the “Registration Rights Agreement”) relating to the Shares. The Registration Rights Agreement provides that, within sixty days after the closing of the Transaction, Earthstone will prepare and file a registration statement to permit the public resale of the shares of Class A Common Stock issued by Earthstone to Chisholm in connection with the closing of the Transaction. Earthstone shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until the earlier of (i) all such shares of Class A Common Stock have been disposed of in the manner set forth in the registration statement or until there are no longer any such registrable shares of Class A Common Stock issued in connection with the Transaction outstanding; and (ii) three years after the closing of the Transaction, subject to one-year extensions for holders of greater than two percent of the outstanding voting power of Earthstone.

In addition, in the event that Earthstone proposes to engage in an underwritten offering in which shares of Class A Common Stock are to be sold to an underwriter on a firm commitment basis for reoffering to the public, or an offering that is a “bought deal” with one or more investment banks, Earthstone will give written notice of the proposed underwritten offering to the parties to the Registration Rights Agreement at least ten business days’ prior to the commencement of such offering, and such parties shall then have the right to include in the underwritten offering such number of shares of Class A Common Stock as they may request in writing within five business days of receipt of such notice, subject to certain limitations contained therein. If the underwritten offering is to be structured as an overnight underwritten offering, such that the offering would be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day, Earthstone will notify the parties to the Registration Rights Agreement no later than one business day after Earthstone engages a managing underwriter and offer such parties the right to include in the overnight underwritten offering such number of shares of Class A Common Stock as they may request in writing, subject to certain limitations contained therein.

Finally, in the event that holders of at least $25 million of shares of Class A Common Stock registrable under the Registration Rights Agreement elect to dispose of such Class A Common Stock under the shelf registration statement filed by Earthstone as required by the Registration Rights Agreement pursuant to an underwritten offering or overnight underwritten offering, Earthstone will notify the parties to the Registration Rights Agreement of the proposed underwritten offering or overnight underwritten offering and offer such parties the opportunity to include in the underwritten offering or underwritten overnight offering such number of shares of Class A Common Stock as they may request in writing.

Earthstone will pay all registration expenses incident to the performance of its obligations under the Registration Rights Agreement other than: (i) transfer taxes and fees of transfer agents and registrars; (ii) fees and expenses of counsel engaged by the selling stockholders, except for legal fees of selling stockholders up to $20,000 in connection with the initial shelf registration statement; and (iii) commissions and discounts of brokers, dealers and underwriters.

Lock-up Agreement

Pursuant to the terms of the Purchase Agreement, at the closing of the Transaction, Earthstone, Chisholm and certain direct and indirect equity holders of Chisholm Holdings will enter into a lock-up agreement (the “Lock-up Agreement”) providing that such holders will not transfer, subject to limited exceptions, any of the Closing Shares for sixty days after the closing of the Transaction. Sixty days after the closing of Transaction, approximately 8% of the Closing Shares may be transferred; ninety days after the closing of the Transaction, an additional 42% of the Closing Shares may be transferred; and one hundred twenty days after the closing of the Transaction, the remaining 50% of the Closing Shares may be transferred.

Amended and Restated Voting Agreement

Pursuant to the terms of the Purchase Agreement, at the closing of the Transaction, the Warburg Funds, EnCap and Earthstone, will enter into an amendment and restatement (the “Amended and Restated Voting Agreement”) of that certain voting agreement dated January 7, 2021 by and among certain Warburg Funds, EnCap and Earthstone (the “Voting Agreement”) providing for the portion of the Shares held by any Warburg Funds who are signatories to the Voting Agreement will be included in the Voting Agreement. The Voting Agreement contains provisions that provide the Warburg Funds with the ability to appoint one director to the Board and the ability to appoint one director will continue in the Amended and Restated Voting Agreement.

INFORMATION ABOUT CHISHOLM

General

Chisholm Energy Operating, LLC, a Delaware limited liability company (“OpCo”), and Chisholm Energy Agent, Inc., a Delaware corporation (“Agent” and collectively with Opco, “Chisholm”), are privately-held companies that invest in the energy sector through exploration, development and production of oil, natural gas and natural gas liquids. These entities are collectively referred to as Chisholm below. Chisholm holds significant acreage in the Delaware Basin. Chisholm had previously drilled and completed horizontal wells in the Bone Spring and Wolfcamp formations.

As of December 31, 2020, Chisholm’s estimated proved reserves totaled 34,995 MBoe. For the year ended December 31, 2020, Chisholm had oil and natural gas revenues of approximately $91.3 million and incurred a net loss of approximately $21.9 million. For the nine months ended September 30, 2021, Chisholm had oil and natural gas revenues of approximately $147.0 million and incurred a net loss of approximately $165.5 million inclusive of a $114.9 million impairment charge.

Properties
The following sets forth information about Chisholm’s properties and operations.

Proved Reserves

Substantially all of Chisholm’s oil and gas reserves are in the Delaware Basin. Unaudited information concerning the estimated net quantities of Chisholm’s proved reserves and the standardized measure of future net cash flows from the reserves is presented in the Supplemental Oil and Natural Gas Information (Unaudited), in the Historical Consolidated Financial Statements of Chisholm included elsewhere in this Information Statement. Chisholm’s reserve estimates have been prepared internally by Chisholm management. Set forth below is a summary of Chisholm’s oil, natural gas and natural gas liquids reserves as of December 31, 2020. Chisholm does not have any long-term supply or similar agreements with foreign governments or authorities. Natural gas liquids are immaterial and are included in natural gas sales below.

Estimated Proved Reserves Quantities and Standardized Measure

	Oil	Natural Gas	Total	Standardized Measure of Discounted Future Net Cash Flows ($ in thousands)
	(MBbl)	(MMcf)	(MBOE) (1)
Proved developed	12,024	41,779	18,987	$161,862
Proved undeveloped	12,262	22,475	16,008	56,815
Total proved	24,286	64,254	34,995	$218,677
(1)    Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equal to one Boe.

	Oil	Natural Gas	Total
	(MBbl)	(MMcf)	(MBOE) (1)
Proved reserves at December 31, 2019	32,485	108,600	50,585
Revisions	(7,454)	(44,055)	(14,797)
Extensions	1,586	7,059	2,763
Acquisition of reserves	—	—	—
Production	(2,331)	(7,350)	(3,556)
Proved reserves at December 31, 2020	24,286	64,254	34,995
Proved developed reserves:
December 31, 2019	10,471	40,700	17,254
December 31, 2020	12,024	41,779	18,987
(1)    Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equal to one Boe.
Uncertainties are inherent in estimating quantities of proved reserves, including many risk factors beyond Chisholm’s control. Reserve engineering is a subjective process of estimating subsurface accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and the interpretation thereof. Thus, estimates by different engineers often vary, sometimes significantly. In addition, physical factors such as the results of drilling, testing and production after the date of the estimates, as well as economic factors such as change in commodity prices and drilling, completion and operating costs, may require revision of such estimates. Accordingly, oil and natural gas quantities ultimately recovered will vary from reserve estimates.

Proved Undeveloped Reserves
At December 31, 2020, Chisholm had 64 proved undeveloped (“PUD”) locations with 16,008 MBoe of proved undeveloped reserves, which were a result of Chisholm’s 2020 successful drilling results and those of offset operators.

Preparation of Reserve Estimates

The proved reserves estimates shown herein have been prepared by Chisholm management which has historically prepared annual internal reserve estimates. Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted average of the first-day-of-the-month prices. The primary inputs to the reserve estimation process are technical information, financial data, ownership interest and production data. Current revenue and expense information is obtained from Chisholm’s accounting records, which are subject to annual audits. All current financial data such as commodity prices, lease operating expenses, production taxes and field-level commodity price differentials are updated in the reserve database which is prepared by Chisholm’s internal reserve engineer, and then analyzed to ensure that they have been entered accurately and that all updates are complete and accurate. In addition, Chisholm’s current ownership of mineral interests and well production data are incorporated in the reserve database and verified by Chisholm’s personnel to ensure their accuracy and completeness.

Gross and Net Productive Wells

As of December 31, 2020, Chisholm’s total gross and net productive wells were as follows:

	Oil(1)		Natural Gas(1)		Total(1)
	Gross Wells	Net Wells	Gross Wells	Net Wells	Gross Wells	Net Wells
Operated	151	121	13	9	164	130
Non-operated	72	11	46	8	118	19

(1)    A gross well is a well in which a working interest is owned. The number of net wells represents the sum of fractions of working interests Chisholm owns in gross wells. Productive wells are those that produce commercial quantities of hydrocarbons.

Acreage

The following table summarizes Chisholm’s gross and net developed and undeveloped acreage in the Delaware Basin as of December 31, 2020. Net acreage represents Chisholm’s percentage ownership of gross acreage.

	Developed		Undeveloped		Total
	Gross	Net	Gross	Net	Gross	Net
Delaware Basin	58,658	38,370	1,112	1,089	59,770	39,459

The following table summarizes, as of December 31, 2020, the portion of Chisholm’s gross and net acreage subject to expiration over the next three years if not successfully developed or renewed.

	Expiring Acreage
	2021		2022		2023		Total
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Delaware Basin	—	—	40	40	313	313	353	353

Exploratory Wells and Development Wells

Set forth below for the two years ended December 31, 2020 is information concerning the number of wells Chisholm completed during the years indicated.

	Net Exploratory Wells Drilled		Net Development Wells Drilled		Total Net Productive and Dry Wells Drilled
Year	Productive	Dry	Productive	Dry
2020	—	—	9	—	9
2019	—	—	19	—	19

Drilling Commitments

Chisholm is the operator of 87% of its acreage in the Delaware Basin. Chisholm began drilling operations in May 2017 and has been developing this acreage with the latest completions occurring in November 2021. Chisholm has the right to earn 3,550 acres through a development agreement with Occidental Petroleum Corporation (“Oxy”). Chisholm will need to drill and complete four initial wells by September 29, 2022, paying 100% of the capital costs attributable to Oxy’s interest in the four initial wells. After the initial four wells, Chisholm will need to maintain a continuous development drilling program until the remainder of the acreage has been earned under the terms of the development agreement.

Management’s Discussion and Analysis of Chisholm Operations

Critical Accounting Policies

Critical accounting policies are those that reflect significant judgments and uncertainties and that could potentially result in materially different results under different assumptions and conditions. For a detailed description of Chisholm’s accounting policies, see Note 2 – Summary of Significant Accounting Policies in the Notes to the Historical Consolidated Financial Statements of Chisholm included in this Information Statement.

Results of Operations

Year ended December 31, 2020 compared to the year ended December 31, 2019

	Years Ended December 31,
	2020	2019	Change

Sales volumes (MBoe) (1)	3,556	3,357	6%
Average daily production (Boe per day)	9,716	9,196	6%

Average prices realized (per Boe)	$25.68	$37.21	(31)%

Average prices adjusted for realized derivatives settlements (per Boe)	$33.69	$38.26	(12)%

(In thousands)
Oil and natural gas revenues	$91,303	$124,910	(27)%

Lease operating expense	$26,209	$31,660	(17)%
Production and ad valorem taxes	$8,122	$11,124	(27)%
Depreciation, depletion and amortization	$69,996	$65,205	7%
Impairment expense	$—	$2,989	NM
General and administrative expense	$10,990	$12,305	(11)%
Interest expense	$(11,353)	$(9,696)	17%

Gain (loss) on derivative contracts, net	$18,282	$(16,507)	NM
(1)     Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equals one Boe.

NM – Not meaningful

Oil and natural gas revenues

For the year ended December 31, 2020, oil and natural gas revenues decreased by $33.6 million or 27% compared to 2019. The average realized price per Boe decreased 31% from $37.21 for the year ended December 31, 2019 to $25.68 for the year ended December 31, 2020. The total volume of oil and natural gas produced and sold increased 199 MBoe or 6% primarily due to new wells brought online in 2020.

Lease operating expense (“LOE”)

Lease operating expenses consist of the costs of producing crude oil and natural gas such as labor, supplies, repairs, maintenance, water disposal, workovers and utilities.

For the year ended December 31, 2020, LOE decreased by $5.5 million or 17% compared to 2019, primarily due to cost reduction efforts, offset by increased production in 2020.

Production and ad valorem taxes

Production and ad valorem taxes for the year ended December 31, 2020 decreased by $3.0 million or 27% compared to 2019, as the impact of increased volume was more than offset by the impact of decreased commodity prices. As a percentage of revenues from oil, natural gas, and natural gas liquids, production taxes remained relatively flat in 2020 compared to the prior year.

Depreciation, depletion and amortization (“DD&A”)
DD&A increased for the year ended December 31, 2020 by $4.8 million, or 7% compared to 2019, primarily due to reserve reductions resulting from depressed commodity prices (lower reserve quantities leads to higher DD&A per Boe). This expense category includes depletion expense pertaining to Chisholm's oil and natural gas properties, and depreciation expense pertaining to its fixed assets located in its headquarters and field locations. For the year ended December 31, 2020, Chisholm's total DD&A rate per BOE was $19.68 compared to prior year of $19.42.

Impairment expense

During the year ended December 31, 2020, Chisholm recorded no non-cash impairments. Chisholm recorded non-cash impairments totaling $3.0 million during the year ended December 31, 2019.

Exploration expense

Exploration expense for the year ended December 31, 2020 decreased by $0.7 million or 91% compared to 2019 almost entirely due to the reduced acquisition of seismic data. Under the successful efforts method of accounting, seismic data costs are charged immediately to expense.

General and administrative expense (“G&A”)

G&A expenses consist primarily of payroll related and other administrative expenses to support Chisholm's operations. G&A decreased by $1.3 million for the year ended December 31, 2020 relative to the comparable period in 2019, primarily due to reductions in employees as a result of the staff reductions implemented after the significant drop in realized commodity prices in the first half of the year as well as the implementation of cost reduction initiatives, partially offset by severance expenses related to the employee reductions.

Interest expense, net

Interest expense includes commitment fees, amortization of deferred financing costs, and interest on outstanding indebtedness. Interest expense increased from $9.7 million for the year ended December 31, 2019, to $11.4 million for the year ended December 31, 2020 primarily due to the increased amount outstanding in total under the credit facility and Second Lien Notes.

Gain (loss) on derivative contracts, net

For the year ended December 31, 2020, Chisholm recorded a net gain on derivative contracts of $18.3 million, consisting of net realized gains on settlements of $28.5 million offset by unrealized mark-to-market losses of $10.2 million. For the year ended December 31, 2019, Chisholm recorded a net loss on derivative contracts of $16.5 million, consisting of unrealized mark-to-market losses of $20.0 million, partially offset by net realized gains on settlements of $3.5 million.

Contractual Obligations

Chisholm had the following contractual obligations and commitments as of December 31, 2020:

(in thousands)	2021	2022	2023	2024	Thereafter	Total
Operating leases	$657	$111	$104	$13	$—	$885

Nine months ended September 30, 2021 compared to the nine months ended September 30, 2020

	Nine Months Ended September 30,
	2021	2020	Change

Sales volumes (MBoe) (1)	3,240	2,688	21%
Average daily production (Boe per day)	11,869	9,809	21%

Average prices realized (per Boe)	$45.38	$24.89	82%

Average prices adjusted for realized derivatives settlements (per Boe)	$36.71	$33.76	9%

(In thousands)
Oil and natural gas revenues	$147,041	$66,907	120%

Lease operating expense	$29,076	$20,955	39%
Production and ad valorem taxes	$13,078	$5,933	120%
Depreciation, depletion and amortization	$52,683	$53,074	(1)%
Impairment expense	$114,907	$—	NM
General and administrative expense	$8,891	$8,381	6%
Interest expense	$(8,708)	$(8,800)	(1)%

Loss on derivative contracts, net	$(84,397)	$30,552	NM
(1)     Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equals one Boe.

NM – Not meaningful

Oil and natural gas revenues

For the nine months ended September 30, 2021, oil and natural gas revenues increased by $80.1 million or 120% compared to 2020. Chisholm's average realized price per Boe increased 82% from $24.89 for the nine months ended September 30, 2020 to $45.38 for the nine months ended September 30, 2021. The total volume of oil and natural gas produced and sold increased 552 MBoe or 21% primarily due to new wells brought online in the first nine months of 2020 more than offsetting natural production declines.

Lease operating expense (“LOE”)

LOE includes all costs incurred to operate wells and related facilities for both operated and non-operated properties. In addition to direct operating costs such as labor, repairs and maintenance, re-engineering and workovers, equipment rentals, materials and supplies, fuel and chemicals, LOE includes insurance and overhead charges provided for in operating agreements.

LOE increased by $8.1 million or 39% for the nine months ended September 30, 2021 compared to 2020, primarily due to increased production volumes versus the prior year period.

Production and ad valorem taxes

Production and ad valorem taxes for the nine months ended September 30, 2021 increased by $7.1 million or 120% relative to the comparable period in 2020 due to improved commodity prices and increased volume. As a percentage of revenues from oil, natural gas, and natural gas liquids, production taxes remained relatively flat in 2021 compared to the prior year period.

Depreciation, depletion and amortization (“DD&A”)
DD&A for the nine months ended September 30, 2021 remained relatively flat compared to the same period in 2020, primarily due to an increased reserves base because of converting from 2-stream reserves to 3-stream reserves during 2021. For the nine months ended September 30, 2021 and 2020, the total DD&A rate per BOE was $16.26 and $19.74 respectively.

Impairment expense
During the nine months ended September 30, 2021, Chisholm recorded non-cash impairments totaling $114.9 million which consisted of $30.1 million to proved oil and natural gas properties and $84.8 million to unproved oil and natural gas properties. Chisholm recorded no non-cash impairments for the same period in 2020.

General and administrative expense (“G&A”)

These expenses consist primarily of employee remuneration, professional and consulting fees and other overhead expenses. G&A increased by $0.5 million for the nine months ended September 30, 2021 relative to the comparable period in 2020.

Interest expense, net

Interest expense includes commitment fees, amortization of deferred financing costs, and interest on outstanding indebtedness. Interest expense remained relatively flat for the nine months ended September 30, 2021 primarily due to lower outstanding borrowings compared to the same period in the prior year period offset by reduction in accrued interest from an intercompany note payable during 2021.

(Loss) gain on derivative contracts, net

For the nine months ended September 30, 2021, Chisholm recorded a net loss on derivative contracts of $84.4 million, consisting of net realized losses on settlements of $28.1 million and unrealized mark-to-market losses of $56.3 million. For the nine months ended September 30, 2020, Chisholm recorded a net gain on derivative contracts of $30.5 million, consisting of unrealized mark-to-market gains of $6.7 million and net realized gains on settlements of $23.8 million.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 15, 2021, Earthstone, EEH and Chisholm entered into the Purchase Agreement. Pursuant to the Purchase Agreement, EEH will acquire (the “Transaction”) interests in oil and gas leases and related properties of Chisholm located in Lea County and Eddy County, New Mexico, for a purchase price (the “Purchase Price”) consisting of $410 million in cash, subject to customary purchase price adjustments, and 19,417,476 shares (the “Shares”) of Class A Common Stock. The cash portion of the Purchase Price is subject to adjustments with an effective date of November 1, 2021. In connection with the Purchase Agreement, EEH deposited $30.5 million in cash into a third-party escrow account as a deposit, which will be credited against the Purchase Price upon closing of the Transaction.

The Purchase Agreement contains customary representations and warranties for transactions of this nature. The Purchase Agreement also contains customary pre-closing covenants of the parties, including the obligation of Chisholm to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

The Transaction will be accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”) using the acquisition method of accounting, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The pro forma financial statements have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Transaction and will include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on January 13, 2021 with the SEC, on January 7, 2021, Earthstone completed the acquisition (the “IRM Acquisition”) of all of the issued and outstanding limited liability company interests in Independence and certain wholly owned subsidiaries as contemplated in a purchase and sale agreement dated December 17, 2020. On February 24, 2021, Earthstone filed a Current Report on Form 8-K/A for the purpose of providing unaudited pro forma condensed combined financial statements giving effect to the IRM Acquisition, as required by Item 9.01(b) of Form 8-K. The IRM Acquisition was accounted for as a business combination using the acquisition method of accounting, with Earthstone identified as the acquirer.

As previously disclosed in its Current Report on Form 8-K filed on July 23, 2021 with the SEC, on July 20, 2021, Earthstone completed the acquisition of the assets of Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP (the “Tracker Acquisition”) and the acquisition of the assets of SEG-TRD LLC (“SEG-I”) and SEG-TRD II LLC (the “Sequel Acquisition”) providing unaudited pro forma condensed combined financial statements giving effect to the Tracker Acquisition and the Sequel Acquisition, as required by Item 9.01(b) of Form 8-K, both of which were accounted for as asset acquisitions in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, were recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the Tracker Acquisition and the Sequel Acquisition were capitalized as a component of the purchase price.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Transaction as if it had been completed on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the IRM Acquisition, the Tracker Acquisition, the Sequel Acquisition and the Transaction (collectively, the “Acquisitions”) as if they had been completed on January 1, 2020. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial statements. As of the date of issuance of the unaudited pro forma condensed combined financial information, Earthstone has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and liabilities assumed in the Transaction.

The unaudited pro forma condensed combined balance sheet does not purport to represent what Earthstone’s financial position would have been had the Transaction actually been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations do not purport to represent what Earthstone’s results of operations would have been had the Acquisitions actually been consummated on January 1, 2020. The unaudited pro forma condensed combined financial information is not indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Acquisitions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been derived from and should be read in conjunction with:
•    the unaudited historical condensed consolidated balance sheet of Earthstone as of September 30, 2021 included in its Quarterly Report on Form 10-Q for quarter ended September 30, 2021; and
•    the unaudited historical condensed consolidated balance sheet of Chisholm Holdings as of September 30, 2021 included in this Information Statement.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been derived from:
•    the unaudited historical condensed consolidated statement of operations of Earthstone for the nine months ended September 30, 2021 included in its Quarterly Report on Form 10-Q for quarter ended September 30, 2021;
•    the unaudited historical condensed consolidated statement of operations of Independence for the period January 1, 2021 through January 7, 2021, based on the allocated number of days from the entire month’s results;

•    the unaudited historical condensed consolidated statement of operations of Chisholm Holdings for the nine months ended September 30, 2021 included in this Information Statement;
•    the unaudited historical condensed consolidated statement of operations of Tracker for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on January 14, 2022);
•    the unaudited historical statements of revenues and direct expenses of Sequel for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on January 14, 2022);
•    the unaudited historical condensed consolidated statement of operations of Tracker for the period July 1, 2021 through July 20, 2021, based on the allocated number of days from the entire month’s results; and
•    the unaudited historical statements of revenues and direct expenses of Sequel for the period July 1, 2021 through July 20, 2021, based on the allocated number of days from the entire month’s results.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been derived from:
•    the audited historical consolidated statement of operations of Earthstone for the year ended December 31, 2020 included in its 2020 Annual Report on Form 10-K for the year ended December 31, 2020;
•    the audited historical consolidated statement of operations of Independence for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.6 to the Current Report on Form 8-K filed with the SEC on July 23, 2021);
•    the audited historical consolidated statement of operations of Chisholm Holdings for the year ended December 31, 2020 included in this Information Statement; and
•    the audited historical consolidated statement of operations of Tracker for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.3 to the Current Report on Form 8-K filed with the SEC on July 23, 2021); and
•    the audited historical statements of revenues and direct expenses of Sequel for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.5 to the Current Report on Form 8-K filed with the SEC on July 23, 2021).

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(In thousands, except share and per share amounts)

ASSETS	Earthstone Historical	Chisholm Holdings Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma as Adjusted
Current assets:
Cash	$441	$12,437	$(12,437)	(a)	$441

Accounts receivable:
Oil and natural gas revenues	45,076	23,475	(23,475)	(a)	45,076
Joint interest billings and other, net of allowance	3,058	7,375	(7,375)	(a)	3,058
Due from affiliates	—	49	(49)	(a)	—
Derivative asset	17	—	—		17
Prepaid expenses and other current assets	1,565	965	(965)	(a)	1,565
Total current assets	50,157	44,301	(44,301)		50,157

Oil and gas properties, successful efforts method:
Proved properties	1,487,362	739,174	(233,750)	(b)	1,992,786
Unproved properties	235,232	234,497	(129,411)	(b)	340,318
Land (surface rights)	5,382	—	—		5,382
Total oil and gas properties	1,727,976	973,671	(363,161)		2,338,486

Accumulated depreciation, depletion, amortization and impairment	(367,000)	(363,671)	363,671	(b)	(367,000)
Net oil and gas properties	1,360,976	610,000	510		1,971,486

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation	1,730	3,056	(3,056)	(a)	1,730
Derivative asset	453	—	—		453
Operating lease right-of-use assets	1,963	—	—		1,963
Other noncurrent assets	9,694	4,000	(4,000)	(a)	12,665
			2,971	(c)
TOTAL ASSETS	$1,424,973	$661,357	$(47,876)		$2,038,454
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33,602	$21,644	$(21,644)	(a)	$36,573
			2,971	(c)

Revenues and royalties payable	30,139	9,030	(9,030)	(a)	$30,139
Accrued expenses	20,620	13,478	(13,478)	(a)	20,620
Asset retirement obligation	543	362	(362)	(e)	543
Derivative liability	67,575	40,055	(40,055)	(a)	67,575
Advances	1,325	—	—		1,325
Operating lease liabilities	732	—	—		732
Other current liabilities	634	—	70,000	(d)	70,634
Total current liabilities	155,170	84,569	(11,598)		228,141

Noncurrent liabilities:
Long-term debt	278,253	152,259	(152,259)	(f)	618,253
			340,000	(f)
Deferred tax liability	13,764	—	—		13,764
Asset retirement obligation	14,965	5,027	1,697	(e)	21,689
Derivative liability	7,730	28,401	(28,401)	(a)	7,730
Operating lease liabilities	1,394	—	—		1,394
Other noncurrent liabilities	3,803	—	—		3,803
Total noncurrent liabilities	319,909	185,687	161,037		666,633

Equity:
Members' Equity	—	391,101	(391,101)	(g)	—
Class A common stock	51	—	19	(h)	70
Class B common stock	34	—	—		34
Additional paid-in capital	690,739	—	193,767	(h)	884,506
Accumulated deficit	(199,544)	—	—		(199,544)
Total Earthstone Energy, Inc. stockholders’ equity	491,280	391,101	(197,315)		685,066
Noncontrolling interest	458,614	—	—		458,614
Total equity	949,894	391,101	(197,315)		1,143,680

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,424,973	$661,357	$(47,876)		$2,038,454

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical (1/1/21 - 1/7/21)	Tracker Historical (1/1/21 - 7/19/21)	Sequel Historical (1/1/21 - 7/19/21)	Chisholm Holdings Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$275,627	$1,696	$17,365	$21,680	$147,041	$—		$463,409
Unrealized loss - commodity derivatives	—	(1,861)	—	—	—	1,861	(i)	—
Total revenues	275,627	(165)	17,365	21,680	147,041	1,861		463,409

OPERATING COSTS AND EXPENSES
Lease operating expense	35,579	423	2,341	1,970	29,706	—		70,019
Production and ad valorem taxes	17,428	135	1,063	1,652	13,078	—		33,356
Depreciation, depletion, amortization and accretion	78,409	578	4,112	—	52,755	(10,228)	(j)	125,626
Impairment expense	—	—	—	—	114,907	(114,907)	(o)	—
General and administrative expense	25,200	185	1,969	—	8,891	29	(i)	36,274
Equity-based compensation	—	29	—	—	—	(29)	(i)	—
Transaction costs	2,906	—	—	—	—	—		2,906
Exploration expense	326	—	100	—	47	—		473
Total operating costs and expenses	159,848	1,350	9,585	3,622	219,384	(125,135)		268,654

(Loss) gain on sale of oil and gas properties	740	—	—	—	—	—		740

Income (loss) from operations	116,519	(1,515)	7,780	18,058	(72,343)	126,996		195,495

OTHER INCOME (EXPENSE)
Interest expense, net	(7,668)	(127)	(594)	—	(8,708)	(1,962)	(k)	(19,763)
						(704)	(l)
(Loss) gain on derivative contracts, net	(117,566)	—	(3,069)	—	(84,397)	(1,861)	(i)	(206,893)
Other income (expense), net	823	—	1,627	—	(70)	—		2,380
Total other income (expense)	(124,411)	(127)	(2,036)	—	(93,175)	(4,527)		(224,276)

(Loss) income before income taxes	(7,892)	(1,642)	5,744	18,058	(165,518)	122,469		(28,781)
Income tax benefit (expense)	343	10	—	—	(3)	90	(m)	440

Net (loss) income	$(7,549)	$(1,632)	$5,744	$18,058	$(165,521)	$122,559		$(28,341)

Less: Net loss attributable to noncontrolling interests	(3,263)	—	(44)	—	—	(6,068)	(n)	(9,375)
Net (loss) income attributable to common stockholders	$(4,286)	$(1,632)	$5,788	$18,058	$(165,521)	$128,627		$(18,966)

Net income (loss) per common share:
Basic	$(0.09)							$(0.29)
Diluted	$(0.09)							$(0.29)

Weighted average common shares outstanding:
Basic	45,406,952					19,417,476		64,824,428
Diluted	45,406,952					19,417,476		64,824,428

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical	Tracker Historical	Sequel Historical	Chisholm Holdings Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$144,523	$80,473	$25,570	$36,793	$91,303	$—		$378,662
Realized gain (loss) - commodity derivatives	—	28,585	—	—	—	(28,585)	(i)	—
Unrealized (loss) gain - commodity derivatives	—	(1,109)	—	—	—	1,109	(i)	—
Loss on sale of oil and gas properties	—	—	(73)	—	—	73	(i)	—
Other revenues	—	56	—	—	—	(56)	(i)	—
Total revenues	144,523	108,005	25,497	36,793	91,303	(27,459)		378,662

OPERATING COSTS AND EXPENSES
Lease operating expense	29,131	16,473	5,378	6,960	26,896	517	(i)	85,355
Production and ad valorem taxes	9,411	5,154	1,381	3,014	8,122	—		27,082
Marketing expenses	—	—	573	—	—	(573)	(i)	—
Rig termination expense	426	(24)	—	—	1,934	—		2,336
Depreciation, depletion, amortization and accretion	96,721	47,507	18,982	—	70,082	(54,876)	(j)	178,416
Impairment expense	64,498	—	273,838	—	—	(273,838)	(o)	64,498
General and administrative expense	28,233	8,735	4,940	—	10,990	1,799	(i)	54,697
Equity-based compensation	—	1,799	—	—	—	(1,799)	(i)	—
Transaction costs	622	—	—	—	—	12,381	(p)	13,003
Exploration expense	298	—	130	—	67	—		495
Total operating costs and expenses	229,340	79,644	305,222	9,974	118,091	(316,389)		425,882

Gain (loss) on sale of oil and gas properties	204	—	—	—	—	(73)	(i)	131

Income (loss) from operations	(84,613)	28,361	(279,725)	26,819	(26,788)	288,857		(47,089)

OTHER INCOME (EXPENSE)
Interest expense, net	(5,232)	(9,845)	(1,907)	—	(11,353)	1,207	(k)	(28,068)
						(938)	(l)
Gain on derivative contracts, net	59,899	—	5,962	—	18,282	27,476	(i)	111,619

Loss on disposal of asset	—	—	(277)	—	—	—		(277)
Other income (expense) , net	400	—	22	—	(2,078)	—		(1,656)
Total other income (expense)	55,067	(9,845)	3,800	—	4,851	27,745		81,618

(Loss) income before income taxes	(29,546)	18,516	(275,925)	26,819	(21,937)	316,602		34,529
Income tax benefit (expense)	112	(340)	—	—	—	(1,443)	(m)	(1,671)
Net (loss) income	$(29,434)	$18,176	$(275,925)	$26,819	$(21,937)	$315,159		$32,858

Less: Net loss attributable to noncontrolling interests	(15,887)	—	(2,754)	—	—	29,795	(n)	11,154
Net (loss) income attributable to common stockholders	$(13,547)	$18,176	$(273,171)	$26,819	$(21,937)	$285,364		$21,704

Net income (loss) per common share:
Basic	$(0.45)							$0.32
Diluted	$(0.45)							$0.32

Weighted average common shares outstanding:
Basic	29,911,625					38,337,070		68,248,695
Diluted	29,911,625					38,337,070		68,248,695

EARTHSTONE ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated and combined financial information of Earthstone, Independence, Tracker, Sequel and Chisholm Holdings. The Transaction has been accounted for herein as a business combination in accordance with ASC 805 using the acquisition method of accounting, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed.

Certain transaction accounting adjustments have been made in order to show the effects of the Transaction on the combined historical financial information of Earthstone, Independence, Tracker, Sequel and Chisholm Holdings. The transaction accounting adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The transaction accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Transaction had occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of Earthstone, Independence, Tracker, Sequel and Chisholm Holdings for the periods presented.

The pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Transaction as if it had been completed on September 30, 2021. The pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the Acquisitions as if they had been completed on January 1, 2020.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to the historical financial information of Independence, Tracker, Sequel and Chisholm Holdings presented herein to conform to Earthstone’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2021 using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the Transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by Earthstone are expected to be recorded as follows (in thousands, except share amounts and stock price):

Chisholm
Consideration:
Shares of Earthstone Class A Common Stock issued	19,417,476
Earthstone Class A Common Stock price as of December 15, 2021 (1)	$9.98
Class A Common Stock consideration	193,786
Cash consideration	410,000
Total consideration transferred	$603,786

Fair value of assets acquired:
Oil and gas properties	$610,510
Amount attributable to assets acquired	$610,510

Fair value of liabilities assumed:
Noncurrent liabilities - ARO	6,724
Amount attributable to liabilities assumed	$6,724

(1)    Closing price of ESTE shares as of December 15, 2021 used herein for estimation purposes only. Actual Class A Common Stock consideration will be based on the Class A Common Stock price at the time of the closing of the Transaction.

Total consideration is based on the terms of the Purchase Agreement, the consideration expected to be paid by Earthstone at closing consists of 19,417,476 shares of Class A Common Stock with $340.0 million in cash due at closing and the remaining $70.0 million due over the following twelve months. The estimated purchase price is based upon the cash and the fair value of the Class A Common Stock which was determined using the closing price of $9.98 per share on December 15, 2021 and the number of shares issued.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020:

(a)        Adjustment to remove items not acquired as part of the Transaction.
(b)        Adjustment to the historical book values of Chisholm’s oil and gas properties as of September 30, 2021 to reflect those properties at their estimated fair values and eliminate Chisholm’s historical accumulated depreciation, depletion and amortization, in accordance with the acquisition method of accounting for business combinations.
(c)        Adjustment to reflect estimated deferred financing costs to be recorded in connection with the Transaction, net of amortization. These pro forma condensed combined financial statements assume all borrowings are under the company’s senior secured revolving credit facility. In the event the Company seeks alternative financing, $8.8 million in additional deferred financing costs would be recorded. See additional discussion on the impact of alternative financing in (k) below.
(d)        Adjustment to reflect $70.0 million in deferred payments of cash consideration to be conveyed to Chisholm in accordance with the terms of the Purchase Agreement.
(e)        Adjustment to the historical book values of Chisholm’s asset retirement obligations as of September 30, 2021 to reflect their estimated fair values in accordance with the acquisition method of accounting for business combinations.
(f)        Adjustment to reflect the elimination of outstanding historical debt and record initial cash consideration to be conveyed to Chisholm of $340.0 million from borrowings under Earthstone's revolving credit facility or from the issuance of high yield notes payable. The remaining $70.0 million of cash consideration will be deferred and paid over the following twelve months based on the terms of the Purchase Agreement.
(g)        Adjustment to reflect the elimination of Chisholm Holdings’ Members’ Equity.
(h)        Adjustment to reflect the issuance of 19,417,476 shares of Class A Common Stock pursuant to the Purchase Agreement.
(i)        Adjustment to reflect certain reclassifications of historical line items to conform financial statement presentations.
(j)        Adjustments to reflect the depreciation, depletion and amortization expense that would have been recorded had the Acquisitions occurred on January 1, 2020 and the properties were adjusted in accordance with the acquisition method of accounting for business combinations.
(k)        Adjustments to reflect the estimated interest expense that would have been recorded in the periods presented with respect to the incremental borrowings expected to finance the cash consideration for the Transaction. These pro forma condensed combined financial statements assume all borrowings are under the Company’s senior secured revolving credit facility. In the event the Company seeks alternative financing, based on an estimated interest rate of 8%, the impact on these pro forma financial statements would be as follows:

	For the Nine Months Ended September 30, 2021		For the Year Ended December 31, 2020
(in thousands, except per share amounts)	As Disclosed	Under Alternative Financing	As Disclosed	Under Alternative Financing
Interest expense, net	$(19,763)	$(34,984)	$(28,068)	$(50,976)
Net (loss) income	$(28,341)	$(43,563)	$32,858	$9,950
Net (loss) income attributable to Earthstone Energy, Inc. common stockholders	$(18,966)	$(29,152)	$21,704	$6,573
Net income (loss) per common share - basic and diluted	$(0.29)	$(0.45)	$0.32	$0.10

(l)        Adjustments to reflect the amortization of deferred financing costs related to the financing of the Acquisitions.
(m)        Adjustments to reflect the estimated incremental Income tax expense that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2020. The income tax rates used in calculating the tax impact of the adjustments recorded to the pro forma condensed combined statements of operations presented herein included a statutory federal income tax rate of 21%, a statutory Texas Margin tax rate of 0.75%, and a statutory New Mexico income tax rate of 0.75%, which represent the statutory rates in effect in those jurisdictions during the periods presented.
(n)        Adjustments to reflect the estimated incremental Net loss (income) attributable to noncontrolling interests that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2020. The Acquisitions impacted noncontrolling interest as presented below.

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Year Ended December 31, 2020	29,911,625	46.0%	35,077,712	54.0%	64,989,337
EEH Units assumed issued in connection with the IRM Acquisition on January 1, 2020	12,719,594		—		12,719,594
EEH Units assumed issued in connection with the Tracker Acquisition on January 1, 2020	4,700,000		—		4,700,000
EEH Units assumed issued in connection with the Sequel Acquisition on January 1, 2020	1,500,000		—		1,500,000
EEH Units assumed issued in connection with the Chisholm Acquisition on January 1, 2020	19,417,476		—		19,417,476
Pro Forma Weighted Average Units Outstanding for the Year Ended December 31, 2020	68,248,695	66.1%	35,077,712	33.9%	103,326,407

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Nine Months Ended September 30, 2021	31,309,034	47.6%	34,426,767	52.4%	65,735,801
EEH Units assumed issued in connection with the IRM Acquisition on January 1, 2020	12,719,594		—		12,719,594
EEH Units assumed issued in connection with the Tracker Acquisition on January 1, 2020	4,700,000		—		4,700,000
EEH Units assumed issued in connection with the Sequel Acquisition on January 1, 2020	1,500,000		—		1,500,000
EEH Units assumed issued in connection with the Chisholm Acquisition on January 1, 2020	19,417,476		—		19,417,476
Pro Forma Weighted Average Units Outstanding for the Nine Months Ended September 30, 2021	69,646,104	66.9%	34,426,767	33.1%	104,072,871
(o)        Adjustment to reverse the historical asset impairments as, based on the purchase price contemplated by the Acquisitions, no impairments would have been recorded.
(p)        Represents estimated nonrecurring transaction costs related to the acquisition of Independence, Tracker, Sequel and Chisholm that are expected to be incurred by Earthstone, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Acquisitions. These transaction costs are based on preliminary estimates and the final amounts and the resulting effect on Earthstone’s financial position and results of operations may differ significantly.

Note 5. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and combined estimated oil and natural gas reserves as of December 31, 2020 for Earthstone, Independence, Tracker, Sequel and Chisholm. The Earthstone reserve data presented below was derived from the independent engineering report of Cawley, Gillespie & Associates, Inc. (“CG&A”), Earthstone’s independent reserve engineer. The Independence reserve information was prepared by Earthstone management. The reserve information of Tracker and Sequel was prepared by Tracker management and Sequel management, respectively. The reserve information of Chisholm was prepared by Chisholm management. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2020 for Earthstone, Independence, Tracker, Sequel and Chisholm.

	As of December 31, 2020
	Earthstone (1)	Independence (2)	Tracker	Sequel	Chisholm	Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	18,876	13,713	1,673	1,398	12,024	47,684
Natural Gas (MMcf)	55,752	49,157	24,237	15,186	41,779	186,111
Natural Gas Liquids (MBbl)	10,123	—	4,009	2,491	—	16,623
Total (MBoe)(3)	38,291	21,906	9,721	6,419	18,987	95,324
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	21,212	19,993	10,641	—	12,262	64,108
Natural Gas (MMcf)	55,450	31,368	97,386	—	22,475	206,679
Natural Gas Liquids (MBbl)	10,123	—	16,598	—	—	26,721
Total (MBoe)(3)	40,577	25,221	43,470	—	16,008	125,276
Estimated Proved Reserves:
Oil (MBbl)	40,088	33,706	12,314	1,398	24,286	111,792
Natural Gas (MMcf)	111,202	80,525	121,623	15,186	64,254	392,790
Natural Gas Liquids (MBbl)	20,246	—	20,607	2,491	—	43,344
Total (MBoe)(3)	78,868	47,127	53,192	6,419	34,995	220,601
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3) Assumes a ratio of 6 Mcf of natural gas per Boe.
The following table sets forth summary information with respect to historical and combined oil and natural gas production for the year ended December 31, 2020 for Earthstone, Independence, Tracker, Sequel and Chisholm. The Earthstone oil and natural gas production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2020. The Independence, Tracker, Sequel and Chisholm oil and natural gas production data presented below was derived from the supplemental oil and gas reserve information (unaudited) included in notes to their audited financial statements for the year ended December 31, 2020.

	Year Ended December 31, 2020
	Earthstone (1)	Independence (2)	Tracker	Sequel	Chisholm	Combined
Oil (MBbl)	3,180	1,993	440	665	2,276	8,554
Natural Gas (MMcf)	7,282	4,769	3,089	3,645	7,350	26,135
Natural Gas Liquids (MBbl)	1,198	—	495	589	55	2,337
Total (MBoe)(3)	5,592	2,788	1,449	1,862	3,556	15,247
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3) Assumes a ratio of 6 Mcf of natural gas per Boe.

The following unaudited combined estimated discounted future net cash flows reflect Earthstone, Independence, Tracker, Sequel and Chisholm as of December 31, 2020. The unaudited combined standardized measure of discounted future net cash flows are as follows (in thousands):

	As of December 31, 2020
	Earthstone (1)	Independence	Tracker	Sequel	Chisholm	Combined
Future cash inflows	$1,902,073	$1,433,588	$724,574	$94,087	$1,035,770	$5,190,092
Future production costs	(633,248)	(491,740)	(282,631)	(43,592)	(441,486)	(1,892,697)
Future development costs	(285,088)	(250,836)	(239,999)	(3,226)	(156,447)	(935,596)
Future income tax expense	(35,557)	(1,582)	(1,834)	(355)	—	(39,328)
Future net cash flows	948,180	689,430	200,110	46,914	437,837	2,322,471
10% annual discount for estimated timing of cash flows	(487,327)	(426,942)	(153,160)	(11,937)	(219,160)	(1,298,526)
Standardized measure of discounted future net cash flows	$460,853	$262,488	$46,950	$34,977	$218,677	$1,023,945
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.

DESCRIPTION OF CAPITAL STOCK

This section of the Information Statement includes a description of our capital stock. You are encouraged to read our Certificate of Incorporation and our Bylaws for greater detail on the provisions that may be important to you. See “Where You Can Find More Information.” You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

General

The following description summarizes certain important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws and to the applicable provisions of the DGCL. For a complete description of the matters set forth in this section entitled “Description of Capital Stock,” you should refer to our Certificate of Incorporation, and our Bylaws, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 270,000,000 shares of capital stock, $0.001 par value per share, of which:

•    200,000,000 shares are designated as Class A Common Stock;

•    50,000,000 shares are designated as Class B Common Stock (together with the Class A Common Stock, the “Common Stock”); and

•    20,000,000 shares are designated as preferred stock.

As of January 10, 2022, there were 53,467,307 shares of Class A Common Stock issued and outstanding, 34,344,532 shares of Class B Common Stock issued and outstanding, and no shares of preferred stock issued or outstanding. Our Board is authorized, without stockholder approval except as required by the rules of the NYSE, to issue additional shares of capital stock.

Common Stock

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock are entitled to vote. Except as otherwise provided in our Certificate of Incorporation, or by applicable law, the holders of shares of Common Stock shall vote together as a single class on all matters. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and any series of preferred stock which may from time to time come into existence, and except as may be otherwise provided by the laws of the State of Delaware, the holders of Class A Common Stock have exclusively all other rights of stockholders of Earthstone, including but not limited to, (i) the right to receive dividends when, as and if declared by the Board out of assets lawfully available therefore and (ii) in the event of any distribution of assets upon the dissolution and liquidation of Earthstone, the right to receive ratably and equally all of the assets of Earthstone remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided in the future. Holders of Class B Common Stock as such are not entitled to receive dividends or distributions of assets upon dissolution or liquidation of Earthstone.

Shares of Class B Common Stock are exchangeable for shares of Class A Common Stock (or, if determined by Earthstone, cash) on the terms and subject to the conditions set forth in the First Amended and Restated Limited Liability Company Agreement of EEH (the “EEH LLC Agreement”). Earthstone has reserved out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of the outstanding shares of Class B Common Stock and EEH Units for Class A Common Stock pursuant to the EEH LLC Agreement, such number of shares of Class A Common Stock that will be issuable upon any such exchange pursuant to the EEH LLC Agreement.

Preferred Stock

Our Board is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by our Board, subject to the limitations prescribed by law and in accordance with the provisions of our Certificate of Incorporation, including but not limited to the following:

•    The designation of the series and the number of shares to constitute the series.

•    The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

•    Whether the shares of the series shall be subject to redemption by Earthstone and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

•    The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

•    Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

•    The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

•    The restrictions, if any, on the issue or reissue of any additional preferred stock.

•    The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of Earthstone.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Certain provisions in our Certificate of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Our Certificate of Incorporation and Bylaws contain provisions that (unless, as a general matter, a preferred stock designation provides otherwise for that series of preferred stock):

•    permit us to issue, without any further vote or action by our stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series;

•    provide that special meetings of our stockholders may only be called by an officer of Earthstone upon the written request of a majority of the Board;

•    our Board be classified into three classes: Class I, Class II, and Class III, each class having a three-year term of office. Under the Delaware General Corporation Law (the “DGCL”), stockholders of a corporation with a classified board of directors may only remove a director “for cause” unless the certificate of incorporation provides otherwise. Our Certificate of Incorporation does not so provide and, accordingly, stockholders may only remove a director “for cause.” The likely effect of the classification of the board of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of the Earthstone Board will need at least two annual meetings of stockholders to effect this change;

•    provide that the authorized number of directors may be changed only by resolution of our Board;

•    provide that all vacancies, including newly created directorships shall be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•    provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and

•    provide that amendments to certain provisions of the Certificate of Incorporation require the approval of the holders of not less than 66-2/3% of the outstanding shares of the capital stock entitled to vote generally in the election of directors.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner, summarized below. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” generally is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

(1)    before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

(3)    at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions our Board does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for our shares of Class A Common Stock held by stockholders.

Section 203 could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A Common Stock that often result from actual or rumored hostile takeover attempts. It may also have the effect of preventing changes in our management. It is possible that Section 203 could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because our Certificate of Incorporation and Bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving us.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock and Class B Common Stock is Direct Transfer, LLC, One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603. Its telephone number is (919) 744-2722.

Limitations of Liability and Indemnification

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not to be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

(1)    any breach of their duty of loyalty to us or our stockholders;

(2)    any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

(3)    unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

(4)    any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

The Certificate of Incorporation provides that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Certificate of Incorporation provides that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in the Certificate of Incorporation and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained or will obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our Class A Common Stock is listed on the NYSE under the symbol “ESTE.”

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table includes all holdings of our Class A Common Stock and Class B Common Stock, as of January 10, 2022, of our directors and our named executive officers, our directors and named executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our outstanding shares of Class A Common Stock or Class B Common Stock. Unless otherwise noted, the mailing address of each person or entity named below is 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.

	Shares Beneficially Owned by Certain Beneficial Owners and Management (1)(2)
	Class A Common Stock		Class B Common Stock		Combined Voting Power (3)
Name	Number	Percent of Class (4)	Number	Percent of Class (5)	Number	Percent
Named Executive Officers:
Frank A. Lodzinski (6)(7)	552,029	1.0%	—	—	552,029	*
Robert J. Anderson (7)	378,347	*	—	—	378,347	*
Steven C. Collins (7)	222,119	*	—	—	222,119	*
Tony Oviedo (7)	108,775	*	—	—	108,775	*
Mark Lumpkin, Jr. (7)	116,473	*	—	—	116,473	*
Timothy D. Merrifield (7)	296,648	*	—	—	296,648	*

Non-Employee Directors:
David S. Habachy	—	—	—	—	—	—
Jay F. Joliat (7)	211,501	*	—	—	211,501	*
Phillip D. Kramer (7)	99,050	*	—	—	99,050	*
Ray Singleton (7)	603,760	1.1%	—	—	603,760	*
Wynne M. Snoots, Jr.	—	—	—	—	—	—
Brad A. Thielemann (8)	—	—	—	—	—	—
Zachary G. Urban (7)	62,015	*	—	—	62,015	*
Robert L. Zorich (8)	6,914,808	12.9%	33,956,524	98.9%	40,871,332	46.5%

Officers and Directors as a Group (14 persons):	9,565,525	17.9%	33,956,524	98.9%	43,522,049	49.6%

Beneficial Owners of More than Five Percent:
EnCap Investments L.P. (8)	6,914,808	12.9%	33,956,524	98.9%	40,871,332	46.5%
Warburg Pincus, LLC (9)	13,238,110	24.8%	—	—	13,238,110	15.1%
*    Less than one percent.
(1)    Subject to the terms of the EEH LLC Agreement, holders (“EEH Unit Holders”) of limited liability company interests of EEH (“EEH Units”) will have the right to exchange all or a portion of its EEH Units (together with a corresponding number of shares of Class B Common Stock) for Class A Common Stock (or the cash option) at an exchange ratio of one share of Class A Common Stock for each EEH Unit (and corresponding share of Class B Common Stock) exchanged. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by EEH Unit Holders of their exchange right. As a result, beneficial ownership of Class B Common Stock and EEH Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such units and stock may be exchanged.

(2)    This table lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person.
(3)    Represents the percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each EEH Unit held by such holder. Please see footnote (1) above for a discussion of exchange rights.
(4)    The percentage is based upon 53,467,307 shares of Class A Common Stock issued and outstanding as of January 10, 2022.
(5)    The percentage is based upon 34,344,532 shares of Class B Common Stock issued and outstanding as of January 10, 2022.
(6)    515,208 shares are held in the name of Azure Energy, LLC (“Azure”). Mr. Lodzinski disclaims beneficial ownership of the shares held by Azure, except to the extent of his pecuniary interests therein.
(7)    Represents the following number of restricted stock units that will vest within 60 days of January 10, 2022 with each restricted stock unit representing the contingent right to receive one share of our Class A common stock: Mr. Lodzinski – 30,356; Mr. Anderson – 25,572; Mr. Collins – 14,390; Mr. Oviedo – 14,390; Mr. Lumpkin – 14,390; Mr. Merrifield – 13,878; Mr. Joliat – 7,500; Mr. Kramer – 7,500; Mr. Singleton – 7,500; Mr. Urban – 7,500; and all directors and named executive officers as a group – 142,976.
(8)    Three affiliated investment funds (the “EnCap Funds”), specifically EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”) holds 4,611,808 shares of Class A Common Stock, EnCap Energy Capital Fund VIII, L.P. (“EnCap Fund VIII”) holds 2,303,000 shares of Class A Common Stock and EnCap Energy Capital Fund IX, L.P. (“EnCap Fund IX”) beneficially holds 33,956,524 shares of Class B Common Stock, which are owned by its wholly-owned subsidiary Bold Holdings. EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, LP (“EnCap Partners”), which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments Blocker, LLC (“EnCap Investments Holdings”). EnCap Investments Holdings is (i) the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap, and (ii) the sole limited partner of EnCap. EnCap is the sole general partner of each of EnCap Equity Fund VII GP, L.P. (“EnCap Fund VII GP”), EnCap Equity Fund VIII GP, L.P. (“EnCap Fund VIII GP”) and EnCap Equity Fund IX GP, L.P. (“EnCap Fund IX GP”). EnCap Fund VII GP is the general partner of EnCap Fund VII. EnCap Fund VIII GP is the general partner of EnCap Fund VIII. EnCap Fund IX GP is the general partner of EnCap Fund IX. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments Holdings, EnCap Investments GP, EnCap, EnCap Fund VII GP, EnCap Fund VIII GP and EnCap Fund IX GP may be deemed to beneficially own the listed securities. Messrs. Thielemann and Zorich do not have the sole or shared power to vote or dispose of the Class A Common Stock or Class B Common Stock held by the EnCap Funds. Mr. Zorich is a managing partner of EnCap Partners and may be deemed to beneficially own the reported securities held by the EnCap Funds. Mr. Thielemann is a partner at EnCap Partners. Mr. Zorich disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address for the EnCap entities listed above is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.
(9)    Based solely on a Schedule 13D filed with the SEC on January 19, 2021 by the Warburg Entities: the Warburg Pincus LLC shareholders (the “WP Shareholders”) are: (i) Warburg Pincus Private Equity (E&P) XI – A, L.P. (“WP E&P XI A”) which holds 2,123,393 shares of Class A Common Stock, (ii) Warburg Pincus XI (E&P) Partners – A, L.P. (“WP XI E&P Partners A”) which holds 163,270 shares of Class A Common Stock, (iii) WP IRH Holdings, L.P. (“WP IRH Holdings”) which holds 2,068,675 shares of Class A Common Stock, (iv) Warburg Pincus XI (E&P) Partners-B IRH, LLC (“WP XI E&P Partners B IRH”) which holds 57,365 shares of Class A Common Stock, (v) WP Energy IRH Holdings, L.P. (“WPE IRH Holdings”) which holds 3,179,794 shares of Class A Common Stock, (vi) WP Energy Partners IRH Holdings, L.P. (“WPE Partners IRH Holdings”) which holds 260,350 shares of Class A Common Stock, (vii) Warburg Pincus Energy (E&P) Partners-B IRH, LLC (“WPE E&P Partners B IRH”) which holds 101,492 shares of Class A Common Stock, (viii) Warburg Pincus Energy (E&P) Partners-A, L.P. (“WPE E&P Partners A”) which holds 300,946 shares of Class A Common Stock, and (ix) Warburg Pincus Energy (E&P)-A, L.P. (“WPE E&P A”) which holds 4,982,825 shares of Class A Common Stock. Warburg Pincus XI (E&P) Partners – B, L.P. (“WP XI E&P Partners B”) is the general partner of WP XI E&P Partners B IRH. Warburg Pincus (E&P) XI, L.P. (“WP XI E&P GP”) is the general partner of WP E&P XI A, WP XI E&P Partners A, WP IRH Holdings, and WP XI E&P

Partners B. Warburg Pincus (E&P) XI LLC (“WP XI E&P GP LLC”) is the general partner of WP XI E&P GP. Warburg Pincus Partners (E&P) XI LLC (“WPP E&P XI”) is the managing member of WP XI E&P GP LLC. Warburg Pincus Energy (E&P) Partners-B, L.P. (“WPE E&P Partners B”) is the general partner of WPE E&P Partners B IRH. Warburg Pincus (E&P) Energy GP, L.P. (“WPE E&P GP”) is the general partner of WPE IRH Holdings, WPE Partners IRH Holdings, WPE E&P Partners B, WPE E&P Partners A, and WPE E&P A. Warburg Pincus (E&P) Energy LLC (“WPE E&P GP LLC”) is the general partner of WPE E&P GP. Warburg Pincus Partners II (US), L.P. (“WPP II US”) is the managing member of WPP E&P XI and WPE E&P GP LLC. Warburg Pincus & Company US, LLC (“WP & Co. US LLC”) is the general partner of WPP II US. Warburg Pincus LLC (“WP LLC” and collectively, with WP XI E&P Partners B, WP XI E&P GP, WP XI E&P GP LLC, WPP E&P XI, WPE E&P Partners B, WPE E&P GP, WPE E&P GP LLC, WPP II US, WP & Co. US LLC and the WP Shareholders, the “Warburg Entities”) is a registered investment adviser, and the manager of WP E&P XI A, WP XI E&P Partners A, WPE E&P Partners A, and WPE E&P A. Each of WP XI E&P GP, WP XI E&P GP LLC and WPP E&P XI may be deemed to share beneficial ownership of the shares held of record by each of WP E&P XI A, WP XI E&P Partners A, WP IRH Holdings, WP XI E&P Partners B IRH and WP XI E&P Partners B. WP XI E&P Partners B may be deemed to share beneficial ownership of the shares held of record by WP XI E&P Partners B IRH. Each of WPE E&P GP, WPE E&P GP LLC, WPP II US and WP & Co. US LLC may be deemed to share beneficial ownership of the shares held of record by each of WPE IRH Holdings, WPE Partners IRH Holdings, WPE E&P Partners B IRH, WPE E&P Partners B, WPE E&P Partners A and WPE E&P A. WPE E&P Partners B may be deemed to share beneficial ownership of the shares held of record by WPE E&P Partners B IRH. Each of WPP II US and WP & Co. US LLC may be deemed to share beneficial ownership of the shares held of record by the WP Shareholders. WP & Co. US LLC may be deemed to share beneficial ownership of the shares held of record by each of WP E&P XI A, WP XI E&P Partners A, WPE E&P Partners A, and WPE E&P A. Each of the Warburg Entities disclaims any such beneficial ownership. The address of the Warburg Entities is 450 Lexington Avenue, New York, New York 10017.

HOUSEHOLDING

    As permitted under the Exchange Act, in those instances where Earthstone is mailing a printed copy of this Information Statement, only one copy of this Information Statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified Earthstone of their desire to receive multiple copies of this Information Statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

    Earthstone will promptly deliver, upon oral or written request, a separate copy of this Information Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Earthstone by phone at (281) 298-4246 or by mail to Earthstone Energy Inc., 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. Stockholders residing at the same address and currently receiving multiple copies of this Information Statement may contact Earthstone at the address or telephone number above to request that only a single copy of an information statement be mailed in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. We have also filed this Information Statement, including annexes, under the Exchange Act. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this Information Statement.

We are “incorporating by reference” specified documents that we file with the SEC, which means:
•    incorporated documents are considered part of this Information Statement;

•    we are disclosing important information to you by referring you to those documents; and

•    information we file with the SEC will automatically update and supersede information contained in this Information Statement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and before the date on which the Transaction is completed (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules):
•    Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 10, 2021, and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2020, filed on April 9, 2021;

•    Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 5, 2021;

•    Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 4, 2021;

•    Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 3, 2021;

•    Our Current Reports on Form 8-K, filed with the SEC on January 13, 2021, January 29, 2021, April 5, 2021, April 20, 2021, April 29, 2021, June 7, 2021, July 23, 2021, September 20, 2021, October 4, 2021, November 2, 2021, December 17, 2021, December 29, 2021 and January 14, 2022, and on Form 8-K/A filed on February 24, 2021; and

•    The description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on May 9, 2017 and any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any of our Current Reports on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this Information Statement.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Telephone: (281) 298-4246
Attention: Corporate Secretary

You can also find these filings on our website at www.earthstoneenergy.com. However, we are not incorporating the information on our website other than these filings into this Information Statement.

INDEX TO FINANCIAL STATEMENTS

Page
CHISHOLM ENERGY HOLDINGS, LLC
Independent Auditors' Reports	F-3
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-5
Consolidated Statements of Operations for the Years Ended December 31, 2020 and 2019	F-6
Consolidated Statements of Changes in Equity for the Years Ended December 31, 2020 and 2019	F-7
Consolidated Statements of Cash Flows for the Years Ended December 31, 2020 and 2019	F-8
Notes to Consolidated Financial Statements	F-10
Supplemental Oil and Natural Gas Information (Unaudited)	F-14

Condensed Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020 (Unaudited)	F-41
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2021 (Unaudited)	F-37
Condensed Consolidated Statements of Changes in Members' Equity for the Three and Nine Months Ended September 30, 2021 (Unaudited)	F-38
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2021 (Unaudited)	F-39
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-51

CHISHOLM ENERGY HOLDINGS, LLC

801 CHERRY STREET, SUITE 1200 PMB20

FORT WORTH, TEXAS 76102

CONSOLIDATED FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT AUDITORS

AS OF DECEMBER 31, 2020 AND 2019
AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

CHISHOLM ENERGY HOLDINGS, LLC

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements
Report of Independent Auditors
Consolidated Balance Sheets as of December 31, 2020 and 2019
Consolidated Statements of Operations for the Years Ended December 31, 2020 and 2019
Condensed Consolidated Statements of Changes in Members’ Equity for the Years Ended December 31, 2020 and 2019
Condensed Consolidated Statements of Cash Flows for the Years Ended December 31, 2020 and 2019
Notes to Condensed Consolidated Financial Statements
Supplemental Oil and Natural Gas Information (Unaudited)

Report of Independent Auditors

The Board of Directors
Chisholm Energy Holdings, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Chisholm Energy Holdings, LLC (and its subsidiaries), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chisholm Energy Holdings, LLC (and its subsidiaries), as of December 31, 2020 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

2019 Financial Statements

The consolidated financial statements as of and for the year then ended December 31, 2019 were audited by other auditors, whose report dated April 29, 2020 expressed an unmodified opinion and included an emphasis of matter expressing substantial doubt about Chisholm Energy Holdings, LLC’s ability to continue as a going concern. The other auditors’ report dated April 29, 2020 was not modified with respect to that matter.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The accompanying Supplemental Schedules about Oil and Natural Gas Producing Properties are presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Because of the significance of the matter described above, it is inappropriate to, and we do not, express an opinion on this supplementary information.

/s/ Moss Adams LLP
Dallas, Texas
March 31, 2021

Report of Independent Auditors
To the Board of Directors of Chisholm Energy Holdings, LLC
We have audited the accompanying consolidated financial statements of Chisholm Energy Holdings, LLC, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chisholm Energy Holdings, LLC at December 31, 2019, and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company’s forecasted inability to meet future debt covenants within one year from the financial statement issuance date raises substantial doubt about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 4 where management has also stated that substantial doubt exists about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

April 29, 2020

CHISHOLM ENERGY HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,367	$17,941
Accounts receivable:
Oil and gas sales	10,508	14,473
Joint interest owners and other	3,563	7,602
Due from affiliates	49	439
Prepaid expenses and other current assets	912	1,180
Total current assets	24,399	41,635

OIL AND NATURAL GAS PROPERTIES, successful efforts method	924,664	864,349
Less accumulated depletion and depreciation	(196,887)	(126,972)
Net oil and natural gas properties	727,777	737,377

OTHER ASSETS:
Fixed assets and other, net of accumulated depreciation of $380 and $300, respectively	2,313	2,278
Notes receivable from affiliate, net	35,500	32,340
TOTAL ASSETS	$789,989	$813,630

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,707	$7,074
Oil and gas sales payable	6,702	10,045
Accrued liabilities	17,784	28,311
Accrued interest	1,275	1,407
Derivative liabilities	8,573	1,806
Deferred rent expense	92	—
Total current liabilities	40,133	48,643

LONG-TERM LIABILITIES:
Deferred rent expense	—	236
Asset retirement obligations	5,471	5,382
Derivative liabilities	3,687	218
Debt, net	186,707	183,960
Total liabilities	235,998	238,439

COMMITMENTS AND CONTINGENCIES (Note 10)

MEMBERS' EQUITY	553,991	575,191
TOTAL LIABILITIES AND MEMBERS' EQUITY	$789,989	$813,630

The accompanying notes are an integral part of these consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)

	For the Years Ended
	December 31,
	2020	2019
OPERATING REVENUES:
Oil sales	$85,815	$117,327
Natural gas sales	5,488	7,583
Total operating revenues	91,303	124,910

OPERATING COSTS AND EXPENSES:
Lease operating	26,209	31,660
Transportation, gathering and marketing costs	687	1,844
Rig termination and standby fees	1,934	—
Production and ad valorem taxes	8,122	11,124
General and administrative	10,990	12,305
Depreciation, depletion and amortization	69,996	65,205
Exploration	67	739
Impairment of oil and natural gas properties	—	2,989
Accretion of asset retirement obligations	86	75
Total operating costs and expenses	118,091	125,941

LOSS FROM OPERATIONS	(26,788)	(1,031)

OTHER (EXPENSE) INCOME:
Interest expense, net	(11,353)	(9,696)
(Loss) gain on commodity derivatives, net	18,282	(16,507)
Other expense	(2,078)	(1,511)
Total other (expense) income	4,851	(27,714)

NET LOSS	$(21,937)	$(28,745)

The accompanying notes are an integral part of these consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(Amounts in thousands)

For the Years Ended December 31, 2020 and 2019

Members' equity, December 31, 2018	$567,225

Capital contributions	35,000

Equity-based compensation	1,711

Net loss	(28,745)

Members' equity, December 31, 2019	$575,191

Equity-based compensation	737

Net loss	(21,937)

Members' equity, December 31, 2020	$553,991

The accompanying notes are an integral part of these consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Years Ended
	December 31,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(21,937)	$(28,745)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	69,996	65,205
Accretion of asset retirement obligations	86	75
Loss (gain) on commodity derivatives, net	(18,282)	16,507
Cash settlements on commodity derivatives	28,518	3,522
Loss on sale of oil and natural gas properties	—	1,339
Deferred rent	(144)	(122)
Amortization of debt issuance costs and original issuance discount	1,498	1,263
Equity-based compensation	737	1,711
Impairment of oil and natural gas properties	—	2,989
Allowance on notes receivable from affiliate	1,908	—
Interest income on notes receivable from affiliate	(2,863)	(1,460)
Changes in operating assets and liabilities:
Accounts receivable	8,394	(5,857)
Prepaid expenses and other current assets	13	(519)
Other non-current assets	(4)	(973)
Accounts payable	(2,728)	4,052
Oil and gas sales payable	(3,343)	2,802
Accrued liabilities	(3,971)	2,691
Accrued interest	(132)	1,202
Net cash provided by operating activities	57,746	65,682

INVESTING ACTIVITIES:
Acquisitions of oil and natural gas properties	(1,049)	(32,733)
Development of oil and natural gas properties	(64,552)	(136,718)
Proceeds from sale of oil and natural gas properties	—	1,539
Loans made to affiliates	(2,205)	(30,880)
Additions to other fixed assets	(14)	(67)
Net cash used in investing activities	(67,820)	(198,859)

FINANCING ACTIVITIES:
Proceeds from issuance of second lien notes, net of discount	—	123,750
Borrowings under revolving credit facility	18,000	70,500
Repayments of revolving credit facility borrowings	(16,500)	(90,500)
Proceeds from capital contributions	—	35,000
Stock issuance costs	—	—
Payments of debt issuance costs	—	(4,190)
Net cash provided by financing activities	1,500	134,560

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,574)	1,383

CASH AND CASH EQUIVALENTS, beginning of period	17,941	16,558

CASH AND CASH EQUIVALENTS, end of period	9,367	17,941
The accompanying notes are an integral part of these consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont'd)
(Amounts in thousands)

	For the Years Ended
	December 31,
	2020	2019
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$22,947	$8,728
Change in capital expenditures included in accounts payable, accrued liabilities and accrued acquisition payments	$(5,385)	$(17,355)
Capitalized asset retirement obligation	$94	$607

The accompanying notes are an integral part of these consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.    ORGANIZATION AND NATURE OF OPERATIONS

Chisholm Energy Holdings, LLC (“Holdings” or the “Company”) is a Delaware limited liability company formed on May 19, 2016 by members of our management team and investment funds sponsored by Warburg Pincus LLC (“Warburg”). Holdings, together with its wholly owned operating subsidiaries (collectively, “Chisholm”, “we,” “us,” or “our”), is an oil and natural gas company engaged in the acquisition, development, exploration and production of crude oil and natural gas properties. Our corporate headquarters are in Fort Worth, Texas.

On March 26, 2018, Holdings amended the LLC Agreement to admit a significant new investor, Ontario Teachers’ Pension Plan Board (“OTPP”), in addition to increasing the equity commitment of Warburg and other existing investors. The aggregate capital commitments are shared by Holdings and Chisholm Energy Midstream Holdings, LLC (“Midstream Holdings”) and can be called by Holdings and Midstream Holdings (entity under common control). As an LLC, the risk of loss for each individual member is limited to the amount of capital contributed to the LLC and, unless otherwise noted, the individual member’s liability for indebtedness of an LLC is limited to the member’s actual capital contributions. During December 31, 2020, there were no capital contributions. During December 31, 2019, Holdings received equity contributions of $35.0 million from its members. The net equity contributions were primarily used for acquisitions, drilling and completion activities, and for general corporate purposes.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation, Basis of Presentation, and Significant Estimates
We prepared the accompanying consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) in the United States of America, and the financial statements contain all adjustments necessary for a fair statement of the results for the periods presented. The accompanying consolidated financial statements include the accounts of Holdings and its wholly owned subsidiaries. Intercompany accounts and transactions are eliminated.

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the reporting period. Our consolidated financial statements are based on a number of significant estimates, including the fair value determination of oil and natural gas revenues, accrued assets and liabilities, equity-based compensation, and oil and natural gas reserves. The estimates of oil and natural gas reserves quantities and future net cash flows are the basis for the calculation of depletion and impairment of oil and natural gas properties, as well as estimates of asset retirement obligations and certain tax accruals. While we believe these estimates are reasonable, changes in facts and assumptions or the discovery of new information may result in revised estimates. Actual results could differ from these estimates and it is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Cash and Cash Equivalents
Cash equivalents include highly liquid investments having an original maturity of three months or less. At times, we maintain deposit balances in excess of Federal Deposit Insurance Corporation insurance limits.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable
Accounts receivable – oil and gas sales consist of crude oil and natural gas sales proceeds receivable from purchasers. Accounts receivable – joint interest owners and other consists of amounts due from our joint interest partners for drilling, completion and operating costs and other miscellaneous receivables. Accounts receivable are due within 30 to 60 days of the production date and are considered past due if they have been outstanding for 60 days or more. No interest is typically charged on past due amounts. We periodically review accounts receivable for collectability and reduce the carrying amount of the accounts receivable by an allowance. No such allowance was considered necessary at December 31, 2020 or 2019.

At December 31, 2020, amounts due from one purchaser accounted for 57% of our total accounts receivable balance. At December 31, 2019, amounts due from one purchaser accounted for 54% of our total accounts receivable balance.

In the event these companies who currently purchase our oil and natural gas cease doing business with us, we believe there are other alternative purchasers with whom we could establish new relationships and replace one or more purchasers. We would not expect the loss of any single purchaser to have a long-term material adverse effect on our operations, though we may experience a short-term decrease in our revenues as we make arrangements for alternative purchasers.

Substantially all of our accounts receivable at December 31, 2020 are from entities that may be similarly affected by changes in economic or other conditions. We attempt to minimize our credit risk exposure to counterparties by monitoring the financial condition and payment history of our counterparties.

Oil and Natural Gas Properties
Our oil and natural gas properties consisted of the following as of December 31, 2020 and 2019:

(in thousands)	2020	2019
Mineral interests in properties:
Unproved	$247,404	$248,637
Proved	238,352	235,411
Wells and related equipment and facilities	438,908	380,301
	924,664	864,349
Accumulated depletion and depreciation	(196,887)	(126,972)
Net oil and natural gas properties	$727,777	$737,377

We are primarily engaged in the development and acquisition of crude oil and natural gas properties. We follow the successful efforts method of accounting. Exploration expenses, including seismic, geological and geophysical expenses and delay rentals, are charged to expense when incurred. The costs of drilling exploratory wells are capitalized until the Company has determined whether proved reserves have been found. If proved reserves are found, the costs remain capitalized as part of the wells and related equipment and facilities. If no proved reserves are found, the costs are charged to expense. At December 31, 2020, we had $18.6 million in capitalized costs in four wells that were pending determination of proved reserves.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Costs for repairs and maintenance are charged to expense when incurred. Significant tangible equipment added or replaced that extends the useful or productive life of the property is capitalized. Costs incurred to increase the productive capacity from existing reservoirs are capitalized.

Depletion and depreciation of proved properties are computed on the units-of-production method based on estimated proved oil and natural gas reserves. Our development costs and lease and wellhead equipment are depreciated based on proved developed reserves. Our proved leasehold costs are depleted based on total proved reserves. Depletion expense for proved oil and natural gas properties amounted to $69.9 million and $65.2 million for the years ended December 31, 2020 and 2019, respectively.

The carrying value of our properties is assessed for impairment whenever events and circumstances indicate that the carrying value of those assets may not be recoverable. Proved properties are compared to management’s future estimated undiscounted net cash flows from the properties. If undiscounted cash flows are less than the carrying value, then the Company recognizes an impairment charge in income from operations equal to the difference between the carrying value and their estimated fair value. Fair value is based on the discounted present value of the related future net cash flows and other relevant market value data. We assess unproved properties for impairment on a property-by-property basis. The impairment assessment for unproved properties is affected by factors such as the results of exploration and development activities, commodity price projections, remaining lease terms, and potential shifts in our business strategy. There were no impairment costs for the year ended December 31, 2020. For the year ended December 31, 2019, impairment costs for unproved properties were $2.9 million which related to certain term leases expected to expire undeveloped.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depletion and depreciation are eliminated from the property accounts, and the resulting gain or loss is recognized. On the sale or retirement of a partial unit of proved property, the proceeds are charged against the carrying basis of the properties until the entire net carrying value of the properties is recovered. Any additional consideration received in excess of the net carrying basis of the properties would be recognized as a gain.

On the sale of an entire interest in an unproved property for cash or cash equivalents, gain or loss on the sale is recognized. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Fixed Assets and Other
Fixed assets and other includes costs associated with office furniture and equipment, leasehold improvements, computer hardware and software, and other property. These items are recorded at cost and depreciated using the straight-line method over their estimated useful lives which range from three to five years.

Oil and Gas Sales Payable
Oil and gas sales payable includes amounts that we collect from the purchasers of our crude oil and natural gas sales that are due to other working interest and royalty owners. We are typically required to remit these amounts to the other parties within 60 days from the end of the applicable production month.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Asset Retirement Obligations
Asset retirement obligations (“ARO”) represent the future costs to abandon long-lived, tangible assets such as oil and natural gas wells, service assets and other facilities. The fair value of an ARO liability is recorded in the period in which the liability is incurred, and the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. See further discussion in Note 7 – Fair Value Measurements. Accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value, and the capitalized cost is depreciated over the useful life of the related asset.

Derivatives
We maintain commodity derivative contracts to partially mitigate the risk associated with fluctuations of prices for our oil and natural gas sales. By locking in minimum prices, we protect a portion of our cash flows which support operational and annual capital expenditure plans. These derivatives are recorded as derivative assets and liabilities on our consolidated balance sheets based upon their respective fair values.

We do not designate our derivatives as cash flow or fair value hedges. We do not hold or issue derivatives for speculative or trading purposes. Changes in the fair values of our derivative instruments prior to settlement are recorded in earnings as a gain or loss on commodity derivatives in the consolidated statements of operations. Cash flows resulting from the settlement of our derivative instruments are recorded as a gain or loss on commodity derivatives or cash settlements of commodity derivatives in the consolidated statements of cash flows.

We are exposed to credit losses in the event of nonperformance by the counterparties to our commodity derivatives contracts. We do not obtain collateral or other security to support our commodity derivatives contracts. We monitor the credit standing of our counterparties to understand our credit risk. As of December 31, 2020 and 2019, all of our derivative counterparties were members of Holdings’ credit facility lender group. The credit facility is secured by our proved oil and natural gas properties and, therefore, we are not required to post any collateral.

Revenue Recognition
Revenue is recognized from the sales of oil and natural gas when the customer obtains control of the product and when we have no further obligations to perform related to the sale. All our sales of oil and natural gas are made under contracts with customers, which typically include variable consideration based on monthly pricing tied to local indices and monthly volumes delivered. The nature of our contracts with customers does not require us to constrain variable consideration or to estimate the transaction price attributable to future performance obligations for accounting purposes. As of December 31, 2020, we had open contracts with customers with terms of one month to multiple years, as well as “evergreen” contracts that renew on a periodic basis if not canceled by us or the customer. Performance obligations under our contracts with customers are typically satisfied at a point-in-time through delivery of each unit (barrel or MMBtu) of oil or natural gas. There is no significant financing component to our revenues as our contracts with customers typically require payment within one month of delivery. At December 31, 2020 and 2019, we had receivables related to contracts with customers of approximately $10.5 million and $14.5 million, respectively.

We present disaggregated revenue from sales by type of commodity within our consolidated statements of operations. Our revenues from sales of natural gas liquids are immaterial and are included in natural gas

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
sales. The sales of oil and natural gas represent our share of revenues, net of royalties and excluding revenue interests owned by others. When selling oil or natural gas on behalf of royalty owners or other working interest owners, we act as an agent and thus report only our share of revenue.

Taxes assessed by governmental authorities on oil natural gas sales are presented separately from associated revenues in the accompanying consolidated statements of operations.

Our oil sales contracts are generally structured in one of two ways. First, production is sold at the wellhead at an agreed-upon index price, net of pricing differentials. In this scenario, revenue is recognized when control transfers to the purchaser at the wellhead at the net price received. Alternatively, production is delivered to the purchaser at a contractually agreed-upon delivery point at which point the purchaser takes custody, title and risk of loss of the product. Under this arrangement, a third-party is paid by the purchaser to transport the product and we receive a specified index price from the purchaser with no transportation deduction. In this scenario, revenue is recognized when control transfers to the purchaser at the delivery point based on the price received from the purchaser.

Our natural gas sales consist of unprocessed gas sales and residue gas sales. Unprocessed gas is sold at delivery points at or near the wellhead under percentage of proceeds contracts, under which the customer pays us a transaction price based on its sale of the bifurcated NGLs and residue gas, less associated fees.

Fair Value Measurements
Our assets and liabilities recorded at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. A fair value hierarchy has been established that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

•Level 1 – Quoted prices in active markets for identical assets or liabilities that we have the ability to access. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.
•Level 2 – Inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable. These inputs are either directly observable in the marketplace or indirectly observable through corroboration with market data for substantially the full contractual term of the asset or liability being measured.
•Level 3 – Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

We classify financial assets and liabilities based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. See Note 7 – Fair Value Measurements for amounts recorded at fair value.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Income Taxes
Holdings is treated as a flow-through entity for U.S. federal income tax purposes with each member separately including their share of Holdings’ income or loss in their respective tax returns. However, Holdings has two subsidiaries that are treated as corporations for U.S. federal income tax purposes and will pay federal and state income tax on their respective taxable income, if applicable. As of December 31, 2020 and 2019, these entities had no tax liability. In addition, the Company is subject to the Texas Margin Tax on its earnings in Texas.

Deferred tax assets or liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of our assets and liabilities. These balances are measured using tax rates in effect for the year in which the differences are expected to reverse. These balances are negligible as of December 31, 2020 and 2019, respectively. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax assets will not be realized or if we cannot determine whether we can use the deferred tax assets in future periods. As of December 31, 2020 and 2019, respectively, we have not recorded any accruals for uncertain tax positions. We are not involved in any examinations by the Internal Revenue Service. For State and U.S. federal purposes, the review of our income tax returns is open for examination by the related taxing authorities for the 2020, 2019, 2018, and 2017 tax years.

Financial Instruments
The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, due from affiliates, prepaid expenses and other current assets, accounts payable and accrued liabilities, approximate their fair values due to their short-term maturities. Notes receivable and debt payable approximate fair value, unless otherwise stated, as of December 31, 2020 and 2019. The carrying amounts for derivative assets and liabilities are recorded at fair value.

Debt Issuance Costs
We capitalize certain issuance costs, such as lender’s and attorney’s fees, associated with borrowings. Our Debt in the consolidated balance sheets is presented net of the unamortized original issue discount and debt issuance costs. These costs are amortized over the life of the related debt and included in interest expense using the effective interest method. Amortized financing costs included in interest expense, net in our consolidated statements of operations, totaled $1.5 million and $1.3 million in 2020 and 2019, respectively.

Equity-Based Compensation
The Company’s Series B units are deemed to be equity-based compensation when awarded. For equity- based compensation awards, compensation expense is recognized in the Company’s financial statements over the awards’ vesting periods based on their grant date fair value and such expense is recognized on a straight-line basis over the requisite service period of the award. The Company has elected to account for forfeitures as they occur rather than estimate expected forfeitures.

Recent Accounting Developments
Fair Value Measurement. In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-13, “Disclosure Framework: Changes to the Disclosure Requirements for Fair Value Measurement,” which changes the disclosure requirements for fair value measurements by removing, adding, and modifying certain disclosures. ASU 2018-13 is effective for

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
financial statements issued for annual periods beginning after December 15, 2019, and interim periods within those annual periods. The adoption of this guidance did not have a material impact on our financial statements.

Lease Accounting. In February 2016, the FASB issued ASU 2016-02, “Leases.” ASU 2016-02 will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. This ASU is effective for the annual period beginning after December 15, 2021, and for interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is still considering the method of adoption and the effect of this guidance on its operating results, financial position or cash flow.

Financial Instruments – Credit Losses. In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments.” The ASU revises the measurement of credit losses for financial assets measured at amortized cost from an incurred loss methodology to an expected loss methodology. The ASU affects trade receivables, debt securities, net investment in leases, and most other financial assets that represent a right to receive cash. Additional disclosures about significant estimates and credit quality are also required. In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses.” This ASU clarifies that receivables from operating leases are accounted for using the lease guidance and not as financial instruments. In May 2019, the FASB issued ASU No. 2019-05, “Targeted Transition Relief.” This ASU provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. The ASU on credit losses will take effect for fiscal years beginning after December 15, 2021. The Company is still considering the method of adoption and the effect of this guidance on its operating results, financial position or cash flow.

3.    ACQUISITION OF OIL AND NATURAL GAS PROPERTIES

During the year ended December 31, 2020, we acquired various acreage in unproved properties totaling $1.0 million.

In March 2019, we completed the asset acquisition of oil and gas properties pursuant to a PSA dated September 2018 for an aggregate consideration of $18.1 million, after applying purchase price adjustments. The acreage included producing leases as well as undeveloped acreage. During 2019, we also made other acreage acquisitions totaling $5.1 million.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Acquired assets and assumed liabilities are recorded at their estimated fair values as of the dates of closing. The following is a summary of the consideration paid after applying purchase price adjustments and the recognized amounts of the assets acquired and liabilities assumed, including the acquisitions noted above:

(in thousands)	2019
Total purchase consideration	$32,733

Oil and gas properties:
Unproved	$22,111
Proved	863
Asset retirement obligations	(386)
Holdback Acquisition Payment (Note 10)	10,145
Net assets acquired	$32,733

The fair values of oil and gas properties were derived using the estimated future net cash flows related to the proved and unproved reserves attributable to such interests, representing Level 3 fair value estimates as discussed in Note 7 – Fair Value Measurements.

4.    INDEBTEDNESS

Debt consisted of the following:

(in thousands)	2020	2019
Revolving credit facility	$65,500	$64,000
Second lien notes	125,000	125,000
Total debt	190,500	189,000
Less: current portion	—	—
Less: unamortized debt discount	(952)	(1,131)
Less: debt issuance costs	(2,841)	(3,909)
Total debt – long-term	$186,707	$183,960

Revolving Credit Facility
On September 19, 2017, we entered into a $500 million senior secured revolving credit facility with JPMorgan Chase Bank, N.A. serving as the administrative agent (the “Credit Facility”). The Credit Facility has a maturity date of September 19, 2022. The borrowing base depends on, among other things, the volumes of our proved oil and natural gas reserves and estimated cash flows from these reserves and our commodity hedge positions. At December 31, 2020 and 2019, our borrowing base was $90.0 million and $155.0 million, respectively. The borrowing base is subject to semi-annual redeterminations. At December 31, 2020 and 2019, we had $0.5 million and $0.2 million, respectively, of letters of credit outstanding.

In general, the borrowings under the credit facility bear interest at either the Alternate Base Rate (“ABR”) or LIBOR. Either rate is adjusted upward by an applicable margin based on our percentage of utilization of the credit facility. The ABR is calculated as a rate per annum equal to the greater of (a) the Prime Rate, (b) the

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Federal Reserve Bank of New York (“NYFRB”) Rate plus 0.5% or (c) the Adjusted LIBOR for a one- month interest period plus 1.0%. The Credit Facility is secured by a priority lien on substantially all of the assets of Holdings and its subsidiaries. At December 31, 2020 and 2019, our interest rate on the credit facility was approximately 3.15% and 4.0%, respectively. Interest expense on the Credit Facility totaled $2.8 million and $3.1 million for the years ended December 31, 2020 and 2019, respectively.

The credit facility contains various covenants, including among others: restrictions on liens; restrictions on incurring other indebtedness; restrictions on dividends, investments and other restricted payments; and maintenance of certain financial covenants determined on a regular basis. For purposes of financial covenant testing, Holdings is subject to a total leverage ratio, which measures the net debt over Earnings Before Interest, Taxes, Depletion and Depreciation, Amortization, Exploration and other adjustments (“EBITDAX”) of Holdings. The total leverage ratio as defined by the credit facility provides that this ratio must not be greater than 3.75 to 1.0. Holdings is also subject to a current ratio, which measures the current assets (including the undrawn amount of the total commitments of the Credit Facility but excluding derivative assets) over the current liabilities (excluding derivative obligations and current maturities of the credit facility of Holdings). The current ratio financial covenant, as defined by the Credit Facility, became effective on December 31, 2017, and provides that this ratio must not be lower than 1.0 to 1.0. Holdings was in compliance with its financial covenants at December 31, 2020 and 2019.

Second Lien Notes
On May 15, 2019, we entered into a Note Purchase Agreement for Senior Secured Second Lien Notes (the “Note Purchase Agreement” and such notes, the “Second Lien Notes”) among the Company as issuer, U.S. Bank National Association as agent and collateral agent and certain holders that are a party thereto, and issued notes in an initial principal amount of $125.0 million, with a $1.25 million discount, for net proceeds of $123.75 million before fees and expenses. We had the ability, subject to the satisfaction of certain conditions, to issue additional notes in a principal amount not to exceed $50.0 million. On March 31, 2020, we entered into a first amendment to the Note Purchase Agreement which eliminated the ability for us to issue up to $50.0 million of additional notes under the Note Purchase Agreement. The Second Lien Notes mature on May 15, 2026.

Interest on the Second Lien Notes is payable quarterly and accrues at LIBOR plus 6.25%; provided that if LIBOR ceases to be available, the Second Lien Notes provides for a mechanism to use ABR (an alternate base rate) plus 5.25% as the applicable interest rate. The definitions of LIBOR and ABR are set forth in the Second Lien Notes. To the extent that a payment, insolvency or, at the holders’ election, another default exists and is continuing, all amounts outstanding under the Second Lien Notes will bear interest at 2.0% per annum above the rate and margin otherwise applicable thereto. Additionally, to the extent we were to default on the Second Lien Notes, this would potentially trigger a cross-default under our revolving credit facility.

We have the right, to the extent permitted under the revolving credit facility and subject to the terms and conditions of the Second Lien Notes, to optionally prepay the notes, subject to the following repayment fees: prior to the 18-month anniversary, a customary “make-whole” amount (which is equal to the present value of the remaining interest payments through the 18-month anniversary of the issuance of the Second Lien Notes, discounted at a rate equal to the U.S. Treasury rate plus 50 basis points) plus 2.0% of the principal amount of the notes repaid; during month 18 until the 30-month anniversary, 2.0% of the principal

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
amount of the Second Lien Notes being prepaid; during month 30 until the 42-month anniversary, 1.0% of the principal amount of the Second Lien Notes being prepaid; and thereafter, no premium. However, any prepayment of the Second Lien Notes due to a change of control event prior to the 18-month anniversary shall instead be subject to a prepayment fee of 3.0% of the principal amount of the Second Lien Notes being prepaid. Additionally, the Second Lien Notes contain customary mandatory prepayment obligations upon asset sales, casualty events and incurrences of certain debt, subject to, in certain circumstances, reinvestment periods. The Note Purchase Agreement is evaluated periodically to determine whether certain embedded derivatives, which we initially deemed the likelihood of underlying triggering events to be remote, require separate valuation and accounting. For certain features that are deemed to not be clearly and closely related to the debt host contract we evaluate whether the facts and circumstances have changed regarding the probability of occurrence. There are no features that require bifurcation pursuant to ASC 815, “Derivatives and Hedging” as of December 31, 2020 or 2019.

The obligations under the Second Lien Notes are secured, subject to certain exceptions and other permitted liens (including the liens created under the revolving credit facility), by a perfected security interest, second in priority to the liens securing our revolving credit facility, and mortgage lien on substantially all of our assets and certain of our subsidiaries, including a mortgage lien on oil and natural gas properties attributed with at least 85% of estimated PV-9 of our proved reserves and our subsidiaries. PV-9 is determined using commodity price assumptions by the administrative agent of the revolving credit facility. Beginning in the period ending on December 31, 2019, the Second Lien Notes also contain a financial covenant measuring the ratio of total net debt to EBITDAX, as defined in the Note Purchase Agreement, for the most recently completed four fiscal quarters, not to exceed 4.25 to 1.0 as of the last day of each fiscal quarter. The Second Lien Notes also contain an asset coverage ratio, which includes in the numerator the PV-10 (defined below), based on forward strip pricing, plus the mark-to-market value of our commodity derivative contracts and our restricted subsidiaries and in the denominator the total net of our indebtedness including our restricted subsidiaries. Beginning with the period ending on December 31, 2019, the asset coverage ratio is tested quarterly and cannot be less than 1.25 to 1.0 as of each date of determination. The first amendment to the note purchase agreement dated March 31, 2020 modified the asset coverage ratio to be not less than 0.75 to 1.00 as of March 31, 2020 and then not less than 1.25 to 1.00 for each quarter thereafter. PV-10 Value is the estimated future net revenues to be generated from the production of proved reserves discounted to present value using an annual discount rate of 10%. The 2019 financial statement footnote 5 indicated that there was substantial doubt about our ability to continue as a going concern for one year from issuance of those statements. We have continued as a going concern through that period.

As of December 31, 2020, we are in compliance with all financial covenants under the Second Lien Notes.

The Second Lien Notes contain certain customary representations, warranties and covenants, including but not limited to, limitations on incurring debt and liens, limitations on making certain restricted payments, limitations on investments, limitations on asset sales and hedge unwinds, limitations on transactions with affiliates and limitations on modifying organizational documents and material contracts. The Second Lien Notes contain customary events of default. If an event of default occurs and is continuing, the lenders may declare all amounts outstanding under the Second Lien Notes to be immediately due and payable.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020, net amounts outstanding for the Second Lien Notes totaled $121.5 million. Interest expense on the Second Lien Notes totaled $10.0 million and $6.8 million for the years ended December 31, 2020 and 2019, respectively.

5.    EQUITY CONTRIBUTIONS/DISTRIBUTIONS

The member interests consist of Series A units, which obligate members to make capital contributions to the Company, and Series B units, which do not have a capital commitment. As of December 31, 2020, Series A unitholders have contributed a total of $623.7 million to Holdings. The following table shows the total Series A units and amounts contributed by class as of December 31, 2020:

(in thousands)	Units	Value
A-1 Units	37,889	$378,890
A-2 Units	10,531	121,110
A-3 Units	10,759	123,731
Total A Units	59,179	$623,731

Holdings has approved the issuance of 59,179,536 Series A units, all of which are outstanding. None were issued in 2020 and 3,043,478 were issued in 2019. Series A units were issued at $10 per unit prior to March 26, 2018 and $11.50 per unit thereafter.

Holdings has also approved the issuance of 10,000,000 Series B units, of which 240,000 and 107,500 were issued to employees and independent directors in 2020 and 2019, respectively. Series B units of 7,297,500 may be issued to employees and independent directors at future dates.

A summary of Series B units issued and outstanding is presented in the table below:

Units
Units outstanding, beginning of the year	8,243,750
Units granted	240,000
Units forfeited	(5,781,250)
Units outstanding, end of the year	2,702,500

Under the terms of the LLC Agreement, distributions are first allocated 100% to the Series A units until such holders have received cumulative distributions equal to their aggregate capital contributions plus a cumulative preferred return. Should cumulative distributions exceed the amount necessary to satisfy the Series A unit requirements, the Series B units are allocated a portion of any additional distributions in accordance with tiered parameters detailed in the LLC Agreement. No distributions have been made as of December 31, 2020.

Seventy-five percent of the Series B units are subject to vesting requirements that depend solely on continued employment with the Company over a four-year service period. The remaining 25% of the Series B units are subject to vesting requirements that depend on a performance condition and continued employment with the Company. Equity-based compensation expense for the awards subject to the service condition only is based on the grant date fair value of the applicable awards and is recognized straight-line

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
over the vesting period. Compensation expense related to the awards subject to performance conditions will be recognized when the performance condition become probable of being met. Equity-based compensation expense reflected in the consolidated statements of operations totaled $0.7 million and $1.7 million for 2020 and 2019, respectively. As of December 31, 2020, there was $0.5 million of unamortized equity-based compensation expense related to unvested Series B units. That expense is expected to be recognized over a weighted-average four-year period.

At December 31, 2020 and 2019, 1,683,375 and 4,704,375, respectively, of the outstanding Series B units were vested.

A summary of the Company’s unvested Series B units as of December 31, 2020 and 2019 is presented below:

	2020		2019
Unvested Units	Units	Weighted-average grant date fair value per Unit	Units	Weighted-average grant date fair value per Unit
Unvested units at beginning of the period	3,539,375	$1.35	4,710,000	$1.33
Units granted	240,000	2.41	107,500	2.41
Units forfeited	(2,361,250)	1.18	(20,000)	2.17
Units vested	(399,000)	1.84	(1,258,125)	1.33
Unvested units at end of the year	1,019,125	$1.81	3,539,375	$1.35

Equity-based compensation expense is based on the grant date fair value of the applicable awards. The grant date fair values of the Series B units were determined using option pricing models. The models utilize multiple input variables that determine the probability of the Series B unit holders receiving distributions in the future. Average volatility assumptions are based on the historic median volatilities of selected guideline companies. The average risk-free interest rate used in the valuation of Series B units was based on the U.S. Treasury Yield Curve. These assumptions represent Level 3 inputs.

	2020	2019
Expected volatility	47.5%	47.5%
Expected dividend yields	—	—
Expected term (in years)	2.5	2.5
Risk-free rate	2.4%	2.4%

6.    DERIVATIVES

We have entered into commodity derivative financial contracts to mitigate the risk of volatility in commodity prices with respect to a portion of our oil and natural gas production. As of December 31, 2020, our commodity derivative instruments consisted of fixed price swaps, costless collars, and three-way costless collars, which are described below:

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•Fixed price swaps: Under a swap contract, we will receive payment if the settlement price is less than the fixed price and would be required to make a payment to the counterparty if the settlement price is greater than the fixed price.

•Costless collars: A collar consists of a sold call option (ceiling) combined with a purchased put option (floor) and allows us to benefit from increases in commodity prices up to the ceiling price of the contract and protects us from decreases in commodity prices below the floor price. At settlement, the counterparty is required to make a payment to us if the settlement price is below the floor price, while we are required to make a payment to the counterparty if the settlement price is above the ceiling price. If the settlement price is between the floor price and ceiling price, no payments are due from either party.

•Three-way costless collars: A three-way collar consists of a combination of three options–a sold call option (ceiling), a purchased put option (floor) and a sold put (sub-floor). This allows us to benefit from increases in commodity prices up to the ceiling price of the contract and protects us from decreases in commodity prices below the floor price but only up to the sub-floor price. If the settlement price is below the sub-floor price, the counterparty is required to make a payment to us for the difference between the floor price and sub-floor price. If the settlement price is between the floor price and sub-floor price, the counterparty is required to make a payment to us for the difference between the floor price and the settlement price. If the settlement price is between the floor price and ceiling price, no payments are due from either party. If the settlement price is above the ceiling price, we are required to make a payment to the counterparty for the difference.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Below is a summary of the Company’s derivative contracts as of December 31, 2020.

			Weighted Average Price
		Volume
Period	Type	(Bbls/ MMBtu)	Swap	Floor	Sub-Floor	Ceiling
January - December 2021	Swap - NYMEX WTI	1,169,250	$42.58
January - December 2022	Swap - NYMEX WTI	615,150	$44.67
January - December 2023	Swap - NYMEX WTI	766,125	$45.07
January - December 2024	Swap - NYMEX WTI	457,500	$45.37
January - December 2022	Collar - NYMEX WTI	273,500		$37.33		$42.40
January - December 2021	3-Way - NYMEX WTI	439,050		$51.72	$41.72	$59.75
January - March 2022	3-Way - NYMEX WTI	135,000		$52.50	$42.50	$59.05
January - December 2021	Swap - Mid/Cush Basis	1,030,550	$0.65
January - December 2022	Swap - Mid/Cush Basis	317,500	$0.62
January - December 2021	Swap - Henry Hub	2,052,400	$2.75
January - October 2022	Swap - Henry Hub	2,267,900	$2.49
January - December 2021	Collar - Henry Hub	2,151,000		$2.37		$2.78
January - December 2022	Collar - Henry Hub	1,169,900		$2.33		$2.81
January - March 2023	Collar - Henry Hub	540,000		$2.54		$2.95
January - March 2021	3-Way - Henry Hub	585,000		$2.40	$2.00	$3.32
January - December 2021	Basis Swap - Waha vs. Henry Hub	4,788,400	$(0.74)
January - October 2022	Basis Swap - Waha vs. Henry Hub	3,071,800	$(0.53)

We are exposed to credit loss in the event of nonperformance by our derivative counterparties; however, we do not currently anticipate that the counterparties will be unable to fulfill their contractual obligations. Additional collateral is not required by us due to the derivative counterparties’ collateral rights as a lender under our credit facility, and we do not require collateral from our derivative counterparties.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Company’s derivative instruments are subject to enforceable master netting arrangements that provide for the net settlement of all derivative contracts between the Company and a counterparty in the event of default or upon the occurrence of certain termination events. The following table presents the gross asset and liability balances of our derivative instruments, the amounts subject to master netting arrangements, the amounts presented on a net basis and the location of these balances in our consolidated balance sheets as of December 31, 2020:

	Total Gross		Carrying
(in thousands)	Amount	Netting	Amount
December 31, 2020
Derivative liabilities - current	$13,273	$(4,700)	$8,573
Derivative liabilities - long-term	6,388	(2,701)	3,687

December 31, 2019
Derivative liabilities - current	$4,930	$(3,124)	$1,806
Derivative liabilities - long-term	2,324	(2,106)	218

The following table summarizes the effect of derivative instruments on our consolidated statements of operations:

		For the Years Ended
		December 31,
(in thousands)	Location in Consolidated Statements of Operations	2020	2019
Realized gain on commodity derivatives	Gain on commodity derivatives, net	$28,518	$3,522
Unrealized (loss) on commodity derivatives	Loss on commodity derivatives, net	(10,236)	(20,029)
Net gain (loss) on derivative instruments		$18,282	$(16,507)

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7.    FAIR VALUE MEASUREMENTS

The following tables summarize the valuation of our financial assets and liabilities that were accounted for at fair value on a recurring basis in accordance with the fair value hierarchy:

	As of December 31, 2020
(in thousands)	Level 1	Level 2	Level 3	Total
Commodity derivative liabilities - current	$—	$(8,573)	$—	$(8,573)
Commodity derivative liabilities - long-term	—	(3,687)	—	(3,687)
	$—	$(12,260)	$—	$(12,260)

	As of December 31, 2019
(in thousands)	Level 1	Level 2	Level 3	Total
Commodity derivative liabilities - current	$—	$(1,806)	$—	$(1,806)
Commodity derivative liabilities - long-term	—	(218)	—	(218)
	$—	$(2,024)	$—	$(2,024)
The unrealized gain or loss on commodity derivatives represents estimated future settlements under our commodity derivatives and is based on mark-to-market valuation based on assumptions of forward prices, volatility and the time value of money, representing Level 2 fair value measurements.

Assets and liabilities accounted for at fair value on a non-recurring basis in accordance with the fair value hierarchy include the initial recognition of asset retirement obligations and the fair value of acquired assets and liabilities.

The fair value of our estimated future asset retirement obligations totaled $5.5 million and $5.4 million for the years ended December 31, 2020 and 2019, respectively. The fair value of additions to the asset retirement obligation liability is measured using valuation techniques consistent with the income approach, which converts future cash flows to a single discounted amount. Significant inputs to the valuation include (i) estimated plugging and abandonment cost per well based on our experience and information from third-party vendors; (ii) estimated remaining life per well; (iii) future inflation factors; and (iv) our average credit- adjusted risk-free rate. These assumptions represent Level 3 inputs. See Note 8 – Asset Retirement Obligations for further discussion of our asset retirement obligation.

If the carrying amount of our oil and natural gas properties exceeds the estimated undiscounted future cash flows, we will adjust the carrying amount of the oil and natural gas properties to fair value. The fair value of our oil and natural gas properties is determined using valuation techniques consistent with the income and market approach. The factors used to determine fair value are subject to management’s judgment and expertise and include, but are not limited to, recent sales prices of comparable properties, the present value of future cash flows, net of estimated operating and development costs using estimates of proved reserves, future commodity pricing, future production estimates, anticipated capital expenditures, and various discount rates commensurate with the risk and current market conditions associated with the expected cash flow projected. These assumptions represent Level 3 inputs.

The book value of our revolving credit facility and Second Lien Notes approximates fair value, which is based on Level 3 inputs.

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.    ASSET RETIREMENT OBLIGATIONS

At December 31, 2020 and 2019, our liability for asset retirement obligations was $5.5 million and $5.4 million, respectively. The following table describes the changes in our asset retirement obligation:

(in thousands)	2020	2019
Asset retirement obligations, beginning of period	$5,382	$4,873
Liabilities assumed in acquisitions (Note 3)	—	386
Liabilities incurred for properties drilled	70	44
Liabilities settled	(92)	(103)
Changes in estimates	25	176
Liabilities sold or traded	—	(69)
Accretion of discount	86	75
Asset retirement obligations, end of period	$5,471	$5,382

9.    AGREEMENTS AND TRANSACTIONS WITH AFFILIATES

We have entered into contracts with 3 Bear Delaware Holding – NM, LLC (“3BDH-NM”) covering gas gathering and processing, oil gathering, and water gathering and disposal for a portion of our produced oil, gas and water. The business and affairs of 3BDH-NM are managed and controlled by its board of directors. As of December 31, 2020, the board of directors of 3BDH-NM contain two members of our management. As of December 31, 2020 and 2019, we had payables due to 3BDH-NM of $1.2 million and $1.2 million, respectively, and receivables due from 3BDH-NM of $0.7 million and $0.1 million, respectively.

During 2019, we entered into a $25 million loan agreement with our unconsolidated affiliated company, Midstream Holdings, which held a 49% interest in 3BDH-NM at closing. Interest is due and payable quarterly and accrues at LIBOR plus 6.35%. The interest is payable in kind by increasing the outstanding principal amount of the note by the amount of interest due. All accrued and unpaid interest is payable on May 15, 2026 or upon an occurrence of a change of control. Any net sale proceeds from a sale of the existing business will be used to prepay the outstanding principal amount of the note. Interest income for the year ended December 31, 2020 and 2019 was $2.9 and $1.5 million, respectively, and is included in interest expense, net on our consolidated statements of operations. As of December 31, 2020, Midstream’s interest in 3BDH-NM was 40%.

We review open notes receivable balances for collectability each reporting period. If it is determined that it is probable that we will not collect the full amount due under a note agreement, we record reserves against the note receivable balance in accordance with ASC 310 – Receivables. In order to reasonably conclude on the collectability of such balances, we consider the borrower’s current status on payments received, the financial health and other sources of funding available to the borrower, our ability to secure assets collateralized by contractual agreements, as well as other factors. At December 31, 2020, we recorded an allowance of $1.9 million against the notes receivable balance due to expected uncollectablity. The allowance is recorded in other expense on the consolidated statements of operations. See Note 11 – Subsequent Events for further discussion. The following table shows the changes in the notes receivable:

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)	2020	2019
Notes receivable, beginning of period	$32,340	$—
Additions	2,205	30,880
Interest in kind	2,863	1,460
Allowance for uncollectibility	(1,908)	—
Notes receivable, end of period	$35,500	$32,340

10.    COMMITMENTS AND CONTINGENCIES

Lease Obligations
The following table provides estimates of the timing of minimum future payments that we are obligated to make based on long-term lease agreements in place as of December 31, 2020. Of the $0.9 million in commitments, $0.4 million is related to the rental for the Company’s headquarters.

Future Commitments - Payments Due by Year
(in thousands)	2021	2022	2023	2024	Thereafter	Total
Operating leases	$657	$111	$104	$13	$—	$885

We began 2020 operating two drilling rigs in the Delaware Basin and originally planned to operate both rigs throughout 2020. As a result of the events which negatively impacted commodity pricing during 2020 (refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations), we released one of the drilling rigs in late March 2020 and put the second rig in standby status until August 2020. During the year ended December 31, 2020, we incurred rig termination and standby fees of $1.9 million.

Litigation
In May 2018, we were named as a defendant in a lawsuit filed by Nearburg Exploration Company, LLC, Nearburg Producing Company, Charles E. Nearburg, and Duane A. Davis (the “Plaintiffs”). In late 2016, the parties negotiated an agreement for the purchase and sale of certain oil and gas leases, and well interests (the “Interests”) located in the Delaware Basin of New Mexico (Lea and Eddy Counties). The Interests were owned by the Plaintiffs and other individuals/affiliated entities, on whose behalf the Plaintiffs acted to sell the Interests. The transactions closed on May 15, 2017. In late August 2017, the Plaintiffs claimed to have noticed a discrepancy between certain mineral interests they thought they had retained in the transaction and the interests they actually conveyed under the Purchase and Sales Agreements. An agreement could not be reached on the Interests in dispute; the Plaintiffs subsequently filed suit in Dallas County, Texas, in May 2018 and in Lea County, New Mexico, shortly thereafter. The parties agreed to stay the lawsuit in New Mexico until the Texas lawsuit was resolved. The Plaintiff sought payment of the final $9.8 million acquisition payment (the “Holdback”), which we held back once we learned Plaintiff’s intent, delivery of the disputed interests, and payment of legal fees and interest.

In July 2019, Chisholm settled with the Plaintiffs and paid the Holdback funds of $9.8 million and a settlement amount of $0.4 million. In connection with the settlement, the parties executed a conveyance which transferred to the Plaintiffs, effective October 1, 2016, an undivided 50% ownership interest in the disputed interests. Further, Chisholm paid the Plaintiffs an amount equal to the proceeds attributable to the

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Plaintiff’s undivided 50% interest in the disputed interests for the period beginning with January 1, 2019 production through the end of June 2019.

We are party to several legal proceedings encountered in the ordinary course of business. While the ultimate outcome and impact on us cannot be predicted with certainty, in the opinion of management, it is remote that these legal proceedings will have a material adverse impact on our financial condition, results of operations or cash flows.

Other
Holdings believes it is in compliance with applicable federal, state, and local laws, and the ultimate resolution of any claims or legal proceedings that may arise in the ordinary course of business against us is not expected to have a material adverse effect on our financial position, results of operations or cash flows.

11.    SUBSEQUENT EVENTS

We reviewed subsequent events through March 31, 2021, the date on which these consolidated financial statements were available to be issued and concluded that no events had occurred that would warrant disclosure, other than those matters already disclosed herein.

On March 23, 2021, we received a payment of $31.5 million on the note receivable from our unconsolidated affiliated company, Midstream Holdings. The payment was made in conjunction with the sale of Midstream Holding’s interest in 3BDH-NM. Under the terms of the Membership Interest Purchase Agreement dated March 22, 2021, Midstream Holdings retained an earnout of $4 million which will be payable to Holdings on the occurrence of a triggering event. At December 31, 2020, Holdings recorded an allowance for collectability of $1.9 million against the Midstream Holdings notes receivable. The outstanding balance of the note receivable at March 23, 2021 was $4 million which approximates fair value. In accordance with ASC 310, we account for impaired loans using the modified cost recovery method. Under the cost recovery method, any interest or principal received is recorded as a direct reduction of the recorded investment in the loan. When the recorded investment has been fully collected, any additional amounts are recognized as interest income.

On March 22, 2021, we entered into a second amendment to the Note Purchase Agreement which allows Holdings to utilize the note receivable proceeds to repay $25 million of principal amount of the Second Lien Notes and the balance available for debt repayment under the credit facility and/or for general corporate purposes. The Company believes that the $6.5 million in funds available for general corporate purposes along with the $25 million available under the Company’s Revolving Line of Credit Facility as of December 31, 2020 discussed in Note 4 – Indebtedness mitigate the working capital deficit of $15.7 million, $8.6 million of which related to derivative liabilities, as of December 31, 2020. In addition, the second amendment allows Holdings to forgive and cancel the remaining balance of the note receivable upon payment to Holdings of the earnout net proceeds received by Midstream Holdings at a future date. On March 26, 2021, we used a portion of the proceeds from the note receivable payment and repaid $25 million of principal and accrued interest under our Second Lien Notes.

In early March 2020, there was a global outbreak of COVID-19 that resulted in significant disruptions in global supply and demand of oil and natural gas products. While commodity prices have since recovered to levels preceding the pandemic, there continues to be uncertainty regarding any future impacts. Sustained

CHISHOLM ENERGY HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
weakness in oil and natural gas prices may adversely affect the financial condition and results of operations and may also reduce the amount of net oil and natural gas reserves the Company can produce economically. Similarly, any improvement in oil and natural gas prices may have a favorable impact on the Company’s financial condition, results of operations, and capital resources.

CHISHOLM ENERGY HOLDINGS, LLC

Supplemental Schedules about Oil and Natural Gas Producing Properties (Unaudited)

Costs Incurred (Unaudited)

The following table sets forth the costs incurred for property acquisitions, exploration and development activities:

	Years Ended December 31,
	2020	2019
Acquisition cost:
Proved	$—	$863
Unproved	1,049	22,111
Exploration costs:
Abandonment costs	—	2,989
Geological and geophysical	67	739
Development costs	59,266	120,796
Total additions	$60,382	$147,498

Oil and Natural Gas Reserves (Unaudited)

The estimates of proved oil and natural gas reserves and discounted future net cash flows for the Company’s oil and gas properties as of December 31, 2020 and 2019 were prepared using historical data and other information by qualified petroleum engineers engaged by the Company. Users of this information should be aware that the process of estimating quantities of proved oil and natural gas reserves is complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering, and economic data for each reservoir. The data for any given reservoir may also change substantially over time as a result of numerous factors, including, but not limited to, additional development activity, production history, and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time.

The estimated proved net recoverable reserves presented below include only those quantities of oil and natural gas that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating, and regulatory practices. In accordance with the SEC’s guidelines, estimates of proved reserves from which present values are derived were based on the unweighted 12-month average price of the first day of the month price for the period and held constant. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. All of the oil and gas reserves set forth herein are in the United States and are proved reserves.

CHISHOLM ENERGY HOLDINGS, LLC

Supplemental Schedules about Oil and Natural Gas Producing Properties (Unaudited)
The estimated rounded quantities of proved oil and natural gas reserves and changes in net proved reserves are summarized below for the years ended December 31, 2020 and 2019:

	Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(MBOE)
Balance, January 1, 2019	26,381	124,714	47,168
Revisions	(1,843)	(44,683)	(9,290)
Extensions	10,761	39,870	17,406
Divestitures of reserves	(632)	(4,256)	(1,342)
Acquisition of reserves	—	—	—
Production	(2,182)	(7,045)	(3,357)
Balance, December 31, 2019	32,485	108,600	50,585
Revisions	(7,454)	(44,055)	(14,797)
Extensions	1,586	7,059	2,763
Divestitures of reserves	—	—	—
Acquisition of reserves	—	—	—
Production	(2,331)	(7,350)	(3,556)
Balance, December 31, 2020	24,286	64,254	34,995

	Oil	Natural Gas	Total
Proved developed and undeveloped reserves:	(MBbls)	(MMcf)	(MBOE)
Developed as of December 31, 2018	6,148	32,152	11,507
Undeveloped as of December 31, 2018	20,233	92,562	35,660
Balance at December 31, 2018	26,381	124,714	47,167

Developed as of December 31, 2019	10,471	40,700	17,254
Undeveloped as of December 31, 2019	22,013	67,900	33,330
Balance at December 31, 2019	32,484	108,600	50,584

Developed as of December 31, 2020	12,024	41,779	18,987
Undeveloped as of December 31, 2020	12,262	22,475	16,008
Balance at December 31, 2020	24,286	64,254	34,995

Notable changes are the following:

Revisions. The company made negative revisions in proved reserves of 14,797 and 9,290 for the years ended December 31, 2020 and 2019, respectively.

Negative revisions of previous estimates for 2020 were 14,797 MBoe. The main driver of these revisions was attributable to a price adjustment due to a decrease in pricing as calculated using SEC guidelines, which resulted in an 11,116 MBoe downward revision to previous estimates. A negative revision of 5,167 was the reclassification of certain proved undeveloped (“PUD”) reserves to unproved reserves for PUD locations determined to be outside of the Company’s five-year capital expenditure plan. These were offset by changes in well performance and operating expenses, which together resulted in a positive revision of 1,486 MBoe.

CHISHOLM ENERGY HOLDINGS, LLC

Supplemental Schedules about Oil and Natural Gas Producing Properties (Unaudited)
Negative revisions of previous estimates for 2019 were 9,290 MBoe. The main driver of these revisions was the reclassification of certain PUD reserves to unproved reserves, which resulted in a 14,939 MBoe downward revision to previous estimates. The PUD locations were determined to be outside of the Company’s five-year capital expenditure plan. A negative revision of 376 MBoe was attributable to a price adjustment due to a decrease in pricing as calculated using SEC guidelines. These were offset by well performance which resulted in a positive revision of 6,025 MBoe.

Extensions. For the years ended December 31, 2020 and 2019, extensions contributed to the increase of 2,763 MBoe and 17,406 MBoe in the Company’s proved reserves, respectively, and for each such year the increase is attributable to the Company’s horizontal drilling program in the Delaware Basin.

Standardized Measure (Unaudited)

A standardized measure of future net cash flows and changes therein relating to estimated proved reserves is computed in accordance with authoritative accounting guidance. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and the SEC. These assumptions do not necessarily reflect expectations of actual revenue to be derived from those reserves nor their present value amount. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

Future cash inflows and production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated future reserve quantities. The following prices, as adjusted for transportation, quality, and basis differentials, were used in the calculation of the standardized measure:

	2020	2019
Oil (per Bbl)	$39.57	$55.69
Natural gas (per Mcf)	$1.99	$2.58
NGLs (per Bbl)	$—	$—

Future operating costs are determined based on estimates of expenditures to be incurred in developing and producing the proved reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions. The standardized measure presented here does not include the effects of federal income taxes, as the Company is taxed as a partnership and not subject to federal income taxes; however, the Company is subject to the Texas margin tax, which is included. The resulting future net cash flows are reduced to present value amounts by applying a 10 percent annual discount factor.

CHISHOLM ENERGY HOLDINGS, LLC

Supplemental Schedules about Oil and Natural Gas Producing Properties (Unaudited)
The standardized measure of discounted future net cash flows relating to the Company’s proved oil and natural gas reserves is as follows as of December 31, 2020 and 2019 (in thousands):

	2020	2019

Future cash inflows	$1,035,770	$1,913,851
Future production costs	(441,486)	(658,734)
Future development costs	(156,447)	(383,427)
Future Texas margin taxes	—	—
Future net cash flows	437,837	871,690
Less 10 percent annual discount for estimated timing of cash flows	(219,160)	(470,571)
Standardized measure of discounted future net cash flows	$218,677	$401,119

The changes in the standardized measure of the future net cash flows relating to proved oil and natural gas reserves for the years ended December 31, 2020 and 2019 are as follows (in thousands):

	2020	2019

Balance - Beginning of year	$401,119	$511,087
Sales of oil and gas produced - Net of production costs	(62,194)	(80,481)
Net changes in prices and production costs	(182,486)	(267,398)
Previously estimated development costs incurred during the period	31,758	24,651
Net changes in future development costs	22,746	36,271
Revisions of previous quantity estimates, extensions, and divestiture	(29,031)	107,278
Accretion of discount	40,112	51,109
Net change in Texas margin taxes	-	-
Changes in timing of estimated cash flows and other	(3,347)	18,602
Balance - End of year	$218,677	$401,119

CHISHOLM ENERGY HOLDINGS, LLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

AND FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2021 AND 2020

Page
Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2021 and 2020
Condensed Consolidated Statements of Changes in Members’ Equity for the Three and Nine Months Ended September 30, 2021 and 2020
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2021 and 2020
Notes to Unaudited Condensed Consolidated Financial Statements

CHISHOLM ENERGY HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$ 12,437	$ 9,367
Accounts receivable:
Oil, natural gas and natural gas liquids sales	23,475	10,508
Joint interest owners and other	7,375	3,563
Due from affiliates	49	49
Prepaid expenses and other current assets	965	912
Total current assets	44,301	24,399

Oil and natural gas properties, successful efforts method	973,671	924,664
Accumulated depreciation, depletion and impairment	(363,671)	(196,887)
Total oil and natural gas properties, net	610,000	727,777

Other noncurrent assets:
Notes receivable from affiliate, net	4,000	35,500
Fixed assets and other, net	3,056	2,313
TOTAL ASSETS	$ 661,357	$ 789,989

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$ 21,644	$ 5,707
Oil and gas sales payable	9,030	6,702
Accrued liabilities	12,319	17,784
Accrued interest	1,159	1,275
Asset retirement obligations, current portion	362	-
Derivative liabilities, current portion	40,055	8,573
Deferred rent expense	-	92
Total current liabilities	84,569	40,133

Noncurrent Liabilities:
Long-term asset retirement obligations	5,027	5,471
Long-term derivative liabilities	28,401	3,687
Long-term debt, net	152,259	186,707
Total Liabilities	270,256	235,998

Commitments and contingencies (Note 10)

Members' Equity:
Capital contributions	622,912	622,912
Retained earnings	(231,811)	(68,921)
Total Members' Equity	391,101	553,991
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 661,357	$ 789,989

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUES
Oil	$ 43,320	$ 23,516	$ 120,960	$ 63,561
Natural gas liquids	5,501	-	12,480	-
Natural gas	5,066	2,119	13,601	3,346
Total revenues	53,887	25,635	147,041	66,907

OPERATING COSTS AND EXPENSES
Lease operating expense	12,490	5,842	29,076	20,955
Transportation, gathering and marketing costs	184	230	630	526
Rig termination expense	-	910	-	1,934
Production and ad valorem taxes	4,949	2,339	13,078	5,933
General and administrative	4,743	2,434	8,891	8,381
Depreciation, depletion and amortization	15,126	19,094	52,683	53,074
Exploration expense	21	20	47	60
Impairment expense	114,907	-	114,907	-
Accretion of asset retirement obligation	24	22	72	64
Total operating costs and expenses	152,444	30,891	219,384	90,927

Loss from operations	(98,557)	(5,256)	(72,343)	(24,020)

OTHER INCOME (EXPENSE)
Interest expense, net	(2,868)	(2,925)	(8,708)	(8,800)
Gain (loss) on commodity derivatives, net	(17,404)	(5,456)	(84,397)	30,552
Other income, net	(20)	(2)	(70)	23
Total other income (expense)	(20,292)	(8,383)	(93,175)	21,775

Loss before income taxes	(118,849)	(13,639)	(165,518)	(2,245)
Income tax expense	-	-	(3)	-
Net loss	$ (118,849)	$ (13,639)	$ (165,521)	$ (2,245)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (UNAUDITED)
(In thousands)

Three-Month Period Ended September 30, 2021
At June 30, 2021	$ 507,429
Capital contributions	-
Equity-based comp	2,521
Net loss	(118,849)
At September 30, 2021	$ 391,101

Three-Month Period Ended September 30, 2020
At June 30, 2020	$ 587,352
Capital contributions	-
Equity-based comp	474
Net loss	(13,639)
At September 30, 2020	$ 574,187

Nine-Month Period Ended September 30, 2021
At December 31, 2020	$ 553,991
Capital contributions	-
Equity-based comp	2,631
Net loss	(165,521)
At September 30, 2021	$ 391,101

Nine-Month Period Ended September 30, 2020
At December 31, 2019	$ 575,191
Capital contributions	-
Equity-based comp	1,240
Net loss	(2,245)
At September 30, 2020	$ 574,186

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$ (165,521)	$ (2,245)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	52,683	53,074
Accretion of asset retirement obligations	72	64
(Gain) loss on commodity derivatives, net	84,397	(30,552)
Cash settlements on commodity derivatives	(28,201)	23,832
Deferred rent	(92)	(105)
Amortization of deferred debt issuance costs	706	1,283
Equity-based compensation	2,631	1,240
Impairment of oil and natural gas properties	114,907	-
Interest income on notes receivable	-	(2,153)
Changes in assets and liabilities:
Accounts receivable	(16,779)	14,202
Prepaid expenses and other current assets	(64)	61
Accounts payable	7,430	(17,176)
Oil and gas sales payable	2,328	(2,359)
Accrued liabilities	(46)	(2,316)
Accrued interest	(116)	(165)
Plugging and abandonments	(210)	-
Net cash provided by operating activities	54,125	36,685
Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(4,198)	(977)
Development of oil and natural gas properties	(42,419)	(40,209)
Payment received on notes receivable from affiliate	31,500	(2,205)
Other non-current assets	(757)	(105)
Additions to other fixed assets	(27)	(14)
Net cash used in investing activities	(15,901)	(43,510)
Cash flows from financing activities:
Borrowings under revolving credit facility	2,000	18,000
Repayments of revolving credit facility borrowings	(10,500)	(14,000)
Repayments of second lien note	(25,000)	-
Payments of deferred debt issuance costs	(1,654)	-
Net cash provided by (used in) financing activities	(35,154)	4,000
Net increase (decrease) in cash	3,070	(2,825)
Cash and cash equivalents at beginning of period	9,367	17,941
Cash and cash equivalents at end of period	$ 12,437	$ 15,116
Supplemental disclosure of cash flow information
Cash paid for interest	$ 7,985	$ 17,483
Change in capital expenditures included in accounts payable and accrued liabilities	$ 3,087	$ 407
Capital asset retirement obligation	$ 56	$ 44

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
1.    ORGANIZATION AND NATURE OF OPERATIONS
Chisholm Energy Holdings, LLC (“Holdings” or the “Company”) is a Delaware limited liability company formed on May 19, 2016 by members of our management team and investment funds sponsored by Warburg Pincus LLC (“Warburg”). Holdings, together with its wholly owned operating subsidiaries (collectively, “Chisholm”, “we”, “us”, or “our”), is an oil and natural gas company engaged in the acquisition, development, exploration and production of crude oil and natural gas properties located primarily in New Mexico’s Eddy and Lea counties.

On March 26, 2018, Holdings amended the LLC Agreement to admit a significant new investor, Ontario Teachers’ Pension Plan Board (“OTPP”), in addition to increasing the equity commitment of Warburg and other existing investors.

On December 15, 2021, the Company signed a definitive agreement with Earthstone Energy, Inc. (“Earthstone”) to sell substantially all of its oil and gas assets. As of September 30, 2021, any contemplated sale transaction was not deemed to be probable and these condensend consolidated financial statements do not present assets held for sale, however an impairment of oil and gas assets was recored to reduce the carrying value to estimated fair value (Note 3).

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Consolidation, Basis of Presentation, and Significant Estimates
The Company prepared the accompanying unaudited Condensed Consolidated Financial Statements and notes thereto in accordance with generally accepted accounting principles in the United States of America (“GAAP”), and the financial statements contain all adjustments necessary for a fair statement of the results for the periods presented. The accompanying unaudited Condensed Consolidated Financial Statements include the accounts of Holdings and its wholly owned subsidiaries. Intercompany accounts and transactions are eliminated.

Use of Estimates
Preparation in accordance with GAAP requires the Company to adopt accounting policies within accounting rules set by the Financial Accounting Standards Board (“FASB”) and make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company’s management believes the major estimates and assumptions impacting the Company’s condensed consolidated financial statements are the following:

•estimates of proved reserves of oil and natural gas, which affect the calculations of depletion, depreciation and amortization (“DD&A”) and impairment of proved oil and natural gas properties;
•impairment of unproved properties and other assets;
•depreciation of property and equipment; and
•valuation of commodity derivative instruments.

Although management believes these estimates are reasonable, actual results may differ from estimates and assumptions of future events and these revisions could be material. Future production may vary materially from estimated oil and natural gas proved reserves. Actual future prices may vary significantly from price assumptions used for determining proved reserves and for financial reporting.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, deposits held with banks and other short-term highly liquid investments having an original maturity of three months or less. Balances held by the Company at its banks can exceed Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to the amounts of deposit in excess of FDIC insurance coverage.

Accounts Receivable
Accounts receivable consist of receivables from joint interest owners on properties the Company operates and crude oil, natural gas and natural gas liquids (“NGLs”) production delivered to purchasers. The purchasers remit payment for production directly to the Company. Most payments are received within two months after the production date. For receivables from joint interest owners, the Company typically has the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings. Accounts receivable outstanding longer than the contractual payment terms are considered past due.

The Company recognizes an allowance for doubtful accounts in an amount equal to anticipated future uncollectible receivables. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the debtor’s current ability to pay its obligation to the Company, the condition of the general economy and the industry as a whole. The Company writes off specific accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company had no allowance for doubtful accounts at each of September 30, 2021 and December 31, 2020.

Fixed Assets and Other
Fixed assets and other includes costs associated with office furniture and equipment, leasehold improvements, computer hardware and software, and other property. These items are recorded at cost and depreciated using the straight-line method over their estimated useful lives which range from three to five years.

Oil and Gas Sales Payable
The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Oil and gas sales payable includes amounts that we collect from the purchasers of our crude oil and natural gas sales that are due to other working interest and royalty owners. We are typically required to remit these amounts to the other parties within 60 days from the end of the applicable production month.

Asset Retirement Obligations
Asset retirement obligations (“ARO”) represent the future costs to abandon long-lived, tangible assets such as oil and natural gas wells, service assets and other facilities. The fair value of an ARO liability is recorded in the period in which the liability is incurred, and the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. See further discussion in Note 7 – Fair Value Measurements. Accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value, and the capitalized cost is depreciated over the useful life of the related asset.

Revenue Recognition
In accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), revenue is measured based on considerations specified in contracts with its customers, excluding any sales incentives or amounts collected on behalf of third parties. The Company recognizes revenue when a performance obligation is satisfied by the transfer of control over a product to the ultimate customer. Sales of oil, natural gas and NGLs are recognized at the time that control of the product is transferred to the customer and collectability is reasonably assured. Generally, the pricing provisions in the Company’s contracts are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, the quality of the oil or natural gas, and prevailing supply and demand conditions. As a result, the prices of the Company’s oil, natural gas, and NGLs fluctuate to remain competitive with other available oil, natural gas, and NGLs supplies. There is no significant financing component to our revenues as our contracts with customers typically require payment within one month of delivery. At September 30, 2021 and December 31, 2020, we had receivables related to contracts with customers of approximately $23.5 million and $10.5 million, respectively. The Company reports revenues disaggregated by product on its condensed consolidated statements of operations.

Income Taxes
The Company is treated as a flow-through entity for U.S. federal income tax purposes with each member separately including their share of the Company’s income or loss in their respective tax returns. However, the Company has two subsidiaries that are treated as corporations for U.S. federal income tax purposes and will pay federal and state income tax on their respective taxable income, if applicable. As of September 30, 2021 and December 31, 2020, these entities had no tax liability. In addition, the Company is subject to the Texas Margin Tax on its earnings in Texas and as of September 30, 2021 and December 31, 2020 the Company had no liability.

Recent Accounting Developments

Lease Accounting - In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The ASU will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. This ASU is effective for the annual period beginning after December 15, 2021, and for interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is still considering the method of adoption and the effect of this guidance on its operating results, financial position or cash flow. Management believes it will have little impact on operating results.

Financial Instruments – Credit Losses - In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments.” The ASU revises the measurement of credit losses for financial assets measured at amortized cost from an incurred loss methodology to an expected loss methodology. The ASU affects trade receivables, debt securities, net investment in leases, and most other financial assets that represent a right to receive cash. Additional disclosures about significant estimates and credit quality are also required. In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses.” This ASU clarifies that receivables from operating leases are accounted for using the lease guidance and not as financial instruments. In May 2019, the FASB issued ASU No. 2019-05, “Targeted Transition Relief.” This ASU provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. The ASU on credit losses will take effect for fiscal years beginning after December 15, 2021. The Company is still considering the method of adoption and the effect of this guidance on its operating results, financial position or cash flow. Management believes it will have little impact on operating results.

3.    OIL AND NATURAL GAS PROPERTIES

The Company follows the successful efforts method of accounting for its oil and natural gas properties. Exploration expenses, including seismic, geological and geophysical expenses and delay rentals, are charged to expense when incurred. The costs of drilling exploratory wells are capitalized until the Company has determined whether proved reserves have been found. If proved reserves are found, the costs remain capitalized as part of the wells and related equipment and facilities. If no proved reserves are found, the costs are charged to expense. The Company had no exploratory wells in progress at September 30, 2021 or December 31, 2020. Costs subject to depletion are proved costs and costs not subject to depletion are unproved costs and current drilling projects or wells in progress (“WIP”). The Company excluded WIP costs of $7.2 million and $18.6 million, and associated reserves, from the depletion calculation at September 30, 2021 and December 31, 2020, respectively

Costs for repairs and maintenance are charged to expense when incurred. Significant tangible equipment added or replaced that extends the useful or productive life of the property is capitalized. Costs incurred to increase the productive capacity from existing reservoirs are capitalized.

As the Company’s exploration and development work progresses and the reserves on the Company’s properties are proven, capitalized costs attributed to the properties and mineral interests are subject to DD&A. Depletion of capitalized costs is provided using the units-of-production method based on proved oil and natural gas reserves related to the associated reservoir. Depletion expense on capitalized oil and natural gas properties was $15.1 million and $52.7 million during the three and nine months ended September 30, 2021, respectively, and
The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
$19.1 million and $53.0 million for the three and nine months ended September 30, 2020, respectively. See further discussion in Note 7 Fair Value Measuement.

Proved oil and natural gas properties are reviewed for impairment periodically or when events and circumstances indicate a possible decline in the recoverability of the carrying amount of such property. The Company estimates the expected future cash flows of the Company’s oil and natural gas properties and compares the undiscounted cash flows to the carrying amount of the oil and natural gas properties, on a field by field basis, to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will write down the carrying amount of the oil and natural gas properties to estimated fair value. Unproved oil and natural gas properties are assessed periodically for impairment by considering future drilling plans, the results of exploration activities, commodity price outlooks, planned future sales, remaining lease terms and the expiration of all or a portion of such projects. The Company’s periodic assessment also considers its ability to prioritize expenditures to drill leases and to make payments to extend lease terms, as well as its ability to enter into leasehold exchange transactions that allow for higher concentrations of ownership and development. The Company recognizes leasehold abandonment expense for unproved properties at the earlier of the time when the lease term has expired, the continuous development clause has expired or management estimates the lease will expire before it is drilled, sold or traded. During the three and nine months ended September 30, 2021 the Company recorded impairment of our proved and unproved oil and natural gas properties of $114.9 million. There were no such charges during the three and nine months ended September 30, 2020.

On the sale of a complete or partial unit of a proved property, we determine the impact to the unit-of-production amortization rate. If the impact to the unit-of-production amortization rate is considered significant, the cost and related accumulated DD&A are removed from the property accounts and any gain or loss is recognized. If the impact to the unit-of-production amortization rate is not considered significant, the sale is accounted for as a normal retirement with no gain or loss recognized.

For sales of all of our working interests in unproved properties, gain or loss is recognized to the extent of the difference between the proceeds received and the net carrying value of the property. Proceeds from sales of less than all of our working interests in unproved properties are accounted for as a recovery of costs unless the proceeds exceed the entire cost of the property.

Acquisitions and Divestitures

During the three and nine months ended September 30, 2021, the Company incurred costs of $3.3 million and $4.2 million, respectively, related to the purchase of leasehold acreage and incremental working interest of properties. During the three and nine months ended September 30, 2020, the Company incurred costs of $0.0 million and $1.0 million, respectively, related to the purchase of leasehold acreage. During the three and nine months ended September 30, 2021, the Company exchanged certain leasehelod acreage and oil and gas properties with a net book value of $5.5 million and $13.4 million, respectively with no gain or loss recognized. During the three and nine months ended September 30, 2020, the Company did not exchange certain leasehelod acreage or oil and gas properties.

4.    INDEBTEDNESS
The following table provides a summary of the Company’s debt as of the dates indicated (in thousands):

	September 30, 2021	December 31, 2020
Revolving credit facility	$57,000	$65,500
Second lien notes	100,000	125,000
Total debt	157,000	190,500
Less: current portion	-	-
Less: unamortized debt discount	(818)	(952)
Less: debt issuance costs	(3,923)	(2,841)
Total debt – long-term	$152,259	$186,707

Revolving Credit Facility
On September 19, 2017, we entered into a $500 million senior secured revolving credit facility with JPMorgan Chase Bank, N.A. serving as the administrative agent.

On July 9, 2021, we entered into an amended and restated $500 million senior secured revolving credit facility (the “Credit Facility”). The Credit Facility has a maturity date of July 9, 2025. Availability under the Credit Facility is subject to a borrowing base which depends on, among other things, the volumes of our proved oil and natural gas reserves and estimated cash flows from these reserves and our commodity hedge positions. At September 30, 2021, our borrowing base was $100.0 million. The borrowing base is subject to semi-annual redeterminations.

In general, the borrowings under the credit facility bear interest at either the Alternate Base Rate (“ABR”) or LIBOR. Either rate is adjusted upward by an applicable margin based on our percentage of utilization of the credit facility. The ABR is calculated as a rate per annum equal to the greater of (a) the Prime Rate, (b) the Federal Reserve Bank of New York (“NYFRB”) Rate plus 0.5% or (c) the Adjusted LIBOR for a one-month interest period plus 1.0%. The Credit Facility is secured by a priority lien on substantially all of the assets of Holdings and its subsidiaries. For the nine months ended September 30, 2021 and 2020 our interest rate on the credit facility was approximately 3.63% and 3.15%, respectively. Interest expense on the Credit Facility totaled $1.6 million and $2.2 million for the nine months ended September 30, 2021 and 2020, respectively.
The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The credit facility contains various covenants, including among others: restrictions on liens; restrictions on incurring other indebtedness; restrictions on dividends, investments and other restricted payments; and maintenance of certain financial covenants determined on a regular basis. For purposes of financial covenant testing, Holdings is subject to a total leverage ratio, which measures the net debt over Earnings Before Interest, Taxes, Depletion and Depreciation, Amortization, Exploration and other adjustments (“EBITDAX”) of Holdings. The total leverage ratio as defined by the credit facility provides that this ratio must not be greater than 3.25 to 1.0. Holdings is also subject to a current ratio, which measures the current assets (including the undrawn amount of the total commitments of the Credit Facility but excluding derivative assets) over the current liabilities (excluding derivative obligations and current maturities of the credit facility of Holdings). The current ratio financial covenant, as defined by the Credit Facility, provides that this ratio must not be lower than 1.0 to 1.0. Holdings was in compliance with its financial covenants at September 30, 2021.

The company believes that the $43 million available under the Company’s Revolving Line of Credit Facility as of September 30, 2021 mitigate the working capital deficit of $40.3 million, $40.1 million of which related to derivative liabilities, as of September 30, 2021.

Second Lien Notes
On May 15, 2019, we entered into a Note Purchase Agreement for Senior Secured Second Lien Notes (the “Note Purchase Agreement” and such notes, the “Second Lien Notes”) among the Company as issuer, U.S. Bank National Association as agent and collateral agent and certain holders that are a party thereto, and issued notes in an initial principal amount of $125.0 million, with a $1.25 million discount, for net proceeds of $123.75 million before fees and expenses. On March 22, 2021, we entered into a second amendment to the Note Purchase Agreement which allows Holdings to utilize the note receivable proceeds to repay $25 million of principal amount of the Second Lien Notes and retain the balance available for debt repayment under the credit facility and/or for general corporate purposes. In addition, the second amendment allows Holdings to forgive and cancel the remaining balance of the note receivable upon payment to Holdings of the earnout net proceeds received by Chisholm Energy Midstream, LLC at a future date. As of September 30, 2021, the note receivable has balance of $4.0 million (note 9). On March 26, 2021, we used a portion of the proceeds from the note receivable payment of $31.5 million and repaid $25 million of principal and accrued interest under our Second Lien Notes. The Second Lien Notes mature on May 15, 2026.

Interest on the Second Lien Notes is payable quarterly and accrues at LIBOR plus 6.25%; provided that if LIBOR ceases to be available, the Second Lien Notes provides for a mechanism to use ABR (an alternate base rate) plus 5.25% as the applicable interest rate. The definitions of LIBOR and ABR are set forth in the Second Lien Notes. To the extent that a payment, insolvency or, at the holders’ election, another default exists and is continuing, all amounts outstanding under the Second Lien Notes will bear interest at 2.0% per annum above the rate and margin otherwise applicable thereto. Additionally, to the extent we were to default on the Second Lien Notes, this would potentially trigger a cross-default under our revolving credit facility.

We have the right, to the extent permitted under the revolving credit facility and subject to the terms and conditions of the Second Lien Notes, to optionally prepay the notes, subject to the following repayment fees: prior to the 18 month anniversary, a customary “make-whole” amount (which is equal to the present value of the remaining interest payments through the 18-month anniversary of the issuance of the Second Lien Notes, discounted at a rate equal to the U.S. Treasury rate plus 50 basis points) plus 2.0% of the principal amount of the notes repaid; during month 18 until the 30 month anniversary, 2.0% of the principal amount of the Second Lien Notes being prepaid; during month 30 until the 42 month anniversary, 1.0% of the principal amount of the Second Lien Notes being prepaid; and thereafter, no premium. However, any prepayment of the Second Lien Notes due to a change of control event prior to the 18 month anniversary shall instead be subject to a prepayment fee of 3.0% of the principal amount of the Second Lien Notes being prepaid. Additionally, the Second Lien Notes contain customary mandatory prepayment obligations upon asset sales, casualty events and incurrences of certain debt, subject to, in certain circumstances, reinvestment periods. The Note Purchase Agreement is evaluated periodically to determine whether certain embedded derivatives, which we initially deemed the likelihood of underlying triggering events to be remote, require separate valuation and accounting. For certain features that are deemed to not be clearly and closely related to the debt host contract we evaluate whether the facts and circumstances have changed regarding the probability of occurrence. There are no features that require bifurcation pursuant to ASC 815, “Derivatives and Hedging” as of September 30, 2021.

The obligations under the Second Lien Notes are secured, subject to certain exceptions and other permitted liens (including the liens created under the revolving credit facility), by a perfected security interest, second in priority to the liens securing our revolving credit facility, and mortgage lien on substantially all of our assets and certain of our subsidiaries, including a mortgage lien on oil and natural gas properties attributed with at least 85% of estimated PV-9 of our proved reserves and our subsidiaries. PV-9 is determined using commodity price assumptions by the administrative agent of the revolving credit facility.

Beginning in the period ending on December 31, 2019, the Second Lien Notes also contain a financial covenant measuring the ratio of total net debt to EBITDAX, as defined in the Note Purchase Agreement, for the most recently completed four fiscal quarters, not to exceed 4.25 to 1.0 as of the last day of each fiscal quarter.

The Second Lien Notes also contain an asset coverage ratio, which includes in the numerator the PV-10 (defined below), based on forward strip pricing, plus the mark-to-market value of our commodity derivative contracts and our restricted subsidiaries and in the denominator the total net of our indebtedness including our restricted subsidiaries. Beginning with the period ending on December 31, 2019, the asset coverage ratio is tested quarterly and cannot be less than 1.25 to 1.0 as of each date of determination. The first amendment to the note purchase agreement dated March 31, 2020 modified the asset coverage ratio to be not less than 0.75 to 1.00 as of March 31, 2020 and then not less than 1.25 to 1.00 for each quarter thereafter. PV-10 Value is the estimated future net revenues to be generated from the production of proved reserves discounted to present value using an annual discount rate of 10%.

As of September 30, 2021, the Company is in compliance with all financial covenants under the Second Lien Notes.

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
The Second Lien Notes contain certain customary representations, warranties and covenants, including but not limited to, limitations on incurring debt and liens, limitations on making certain restricted payments, limitations on investments, limitations on asset sales and hedge unwinds, limitations on transactions with affiliates and limitations on modifying organizational documents and material contracts. The Second Lien Notes contain customary events of default. If an event of default occurs and is continuing, the lenders may declare all amounts outstanding under the Second Lien Notes to be immediately due and payable.

As of September 30, 2021, net amounts outstanding for the Second Lien Notes totaled $97.0 million. Interest expense on the Second Lien Notes totaled $6.4 million and $7.5 million for the nine months ended September 30, 2021 and 2020, respectively.

5.    EQUITY CONTRIBUTIONS/DISTRIBUTIONS

The member interests consist of Series A units, which obligate members to make capital contribution to the Company. In May 2021, Holdings amended and restated its LLC Agreement (the “Fourth LLC Agreement”) which combined three classes of Series A units into a single class of units. As of September 30, 2021, Series A unitholders have contributed a total of $623.7 million to the Company. The Company has approved the issuance of 59,179,536 Series A units, all of which are outstanding in connection with the Fourth LLC Agreement as of September 30, 2021. None were issued during the nine-month period ending September 30, 2021.

The Company has also approved the issuance of 10,000,000 Series B units, of which 8,364,445 were issued as of September 30, 2021. As part of the Fourth LLC Agreement, Holdings issued a new class of Series B units to replace the original class of Series B units. The new class of Series B units modified the parameters utilized to determine distributions. During the nine-month period ending September 30, 2021 the Company repurchased all outstanding old Series B units and issued a total of 8,364,445 new Series B units.

Under the terms of the Fourth LLC Agreement, distributions are first allocated 100% to the Series A units until such holders have received cumulative distributions equal to a deemed aggregate capital contributions plus a cumulative preferred return. Should cumulative distributions exceed the amount necessary to satisfy the Series A unit requirements, the Series B units are allocated a portion of any additional distributions in accordance with tiered parameters detailed in the Fourth LLC Agreement. No distributions have been made as of September 30, 2021.

Seventy-five percent of the Series B units held by current employees and independent directors are subject to vesting requirements that depend solely on continued employment with the Company over a four-year service period. The remaining twenty-five percent of the Series B units held by current employees and independent directors are subject to vesting requirements that depend on a performance condition and continued employment with the Company. Equity-based compensation expense for the awards subject only to the service condition is based on the grant date fair value of the applicable awards and is recognized straight-line over the vesting period. Compensation expense related to the awards subject to performance conditions will be recognized when the performance condition becomes probable of being met. The Fourth LLC Agreement resulted in a modification of the equity awards in accordance with ASC 718. The modification resulted in additional equity-based compensation expense of $1.4 million. The Company estimated the fair value of certain Series B units, granted to certain employees of the Company, on a minority, non-marketable basis, as of May 27, 2021 and May 28, 2021 (“valuation dates”). Key input variables as of the valuation dates are the following:

•Expected volatility of 85.9%
•Expected risk-free rate of 1.606%

Equity-based compensation expense reflected in the consolidated statements of operations totaled $2.5 million and $2.6 million during the three and nine months ended September 30, 2021, respectively, and $0.5 million and $1.2 million for the three and nine months ended September 30, 2020, respectively.

6.    DERIVATIVE FINANCIAL INSTRUMENTS

We have entered into commodity derivative financial contracts to mitigate the risk of volatility in commodity prices with respect to a portion of our oil and natural gas production. As of September 30, 2021, our commodity derivative instruments consisted of fixed price swaps, costless collars, and three-way costless collars, which are described below:
•Fixed price swaps: Under a swap contract, we will receive payment if the settlement price is less than the fixed price and would be required to make a payment to the counterparty if the settlement price is greater than the fixed price.
•Costless collars: A collar consists of a sold call option (ceiling) combined with a purchased put option (floor) and allows us to benefit from increases in commodity prices up to the ceiling price of the contract and protects us from decreases in commodity prices below the floor price. At settlement, the counterparty is required to make a payment to us if the settlement price is below the floor price, while we are required to make a payment to the counterparty if the settlement price is above the ceiling price. If the settlement price is between the floor price and ceiling price, no payments are due from either party.
•Three-way costless collars: A three-way collar consists of a combination of three options–a sold call option (ceiling), a purchased put option (floor) and a sold put (sub-floor). This allows us to benefit from increases in commodity prices up to the ceiling price of the contract and protects us from decreases in commodity prices below the floor price but only up to the sub-floor price. If the settlement price is below the sub-floor price, the counterparty is required to make a
The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
payment to us for the difference between the floor price and sub-floor price. If the settlement price is between the floor price and sub-floor price, the counterparty is required to make a payment to us for the difference between the floor price and the settlement price. If the settlement price is between the floor price and ceiling price, no payments are due from either party. If the settlement price is above the ceiling price, we are required to make a payment to the counterparty for the difference.

The Company had the following open crude oil and natural gas derivative contracts as of September 30, 2021:

	Price Swaps
		Volume	Weighted Average Price
Period	Commodity	(Bbls / MMBtu)	$/Bbl / $MMBtu
Q4 2021	Crude Oil	271,400	$ 45.02
Q1 - Q4 2022	Crude Oil	615,150	$ 44.67
Q1 - Q4 2023	Crude Oil	766,125	$ 45.07
Q1 - Q4 2024	Crude Oil	457,500	$ 45.37
Q4 2021	Natural Gas	461,650	$ 2.74
Q1 - Q4 2022	Natural Gas	2,267,900	$ 2.49

	Basis Swaps
		Volume	Weighted Average Price
Period	Commodity	(Bbls / MMBtu)	$/Bbl / $MMBtu
Q4 2021	MidCush Diff	363,400	$ 0.75
Q1 - Q4 2022	MidCush Diff	728,125	$ 0.65
Q1 - Q4 2023	MidCush Diff	365,000	$ 0.65
Q4 2021	Waha Diff	1,060,150	$ (0.67)
Q1 - Q4 2022	Waha Diff	3,071,800	$ (0.53)

	Put Options
		Volume	Bough Floor
Period	Commodity	(Bbls / MMBtu)	$/Bbl / $MMBtu
Q4 2021	Crude Oil	138,000	$ 42.50

	2-Way Collars
		Volume	Sold Ceiling	Bought Floor
Period	Commodity	(Bbls / MMBtu)	$/Bbl / $MMBtu	$/Bbl / $MMBtu
Q4 2021	Crude Oil	69,000	$ 66.67	$ 57.32
Q1 - Q4 2022	Crude Oil	454,500	$ 52.87	$ 46.19
Q4 2021	Natural Gas	690,500	$ 3.05	$ 2.52
Q1 - Q4 2022	Natural Gas	1,259,900	$ 2.93	$ 2.43
Q1 - Q4 2023	Natural Gas	1,460,000	$ 3.16	$ 2.60
Q1 - Q4 2024	Natural Gas	364,000	$ 3.38	$ 2.70

	3-Way Collars
		Volume	Sold Ceiling	Bought Floor	Sold Sub-Floor
Period	Commodity	(Bbls / MMBtu)	$/Bbl / $MMBtu	$/Bbl / $MMBtu	$/Bbl / $MMBtu
Q4 2021	Crude Oil	138,000	$ 59.42	$ 52.50	$ 42.50
Q1 - Q4 2022	Crude Oil	135,000	$ 59.05	$ 52.50	$ 42.50
Q1 - Q4 2023	Natural Gas	613,750	$ 2.86	$ 2.25	$ 1.75

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
The Company’s derivative instruments are subject to enforceable master netting arrangements that provide for the net settlement of all derivative contracts between the Company and a counterparty in the event of default or upon the occurrence of certain termination events. The following table presents the gross asset and liability balances of our derivative instruments, the amounts subject to master netting arrangements, the amounts presented on a net basis and the location of these balances in our consolidated balance sheets as of September 30, 2021 and December 31, 2020 (in thousands):

	Total Gross		Carrying
	Amount	Netting	Amount
September 30, 2021
Derivative liabilities, current portion	$ 41,336	(1,281)	$ 40,055
Long-term derivative liabilities	$ 29,010	(609)	$ 28,401

December 31, 2020
Derivative liabilities, current portion	$ 13,273	(4,700)	$ 8,573
Long-term derivative liabilities	$ 6,388	(2,701)	$ 3,687

The following table summarizes the effect of derivative instruments on our consolidated statements of operations (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Realized (loss) gain on commodity derivatives	$ (11,335)	$ 4,612	$ (28,201)	$ 23,832
Unrealized (loss) gain on commodity derivatives	(6,069)	(10,068)	(56,196)	6,720
Net gain (loss) on derivative instruments	$ (17,404)	$ (5,456)	$ (84,397)	$ 30,552

7.    FAIR VALUE MEASUREMENTS

The Company uses a valuation framework based upon inputs that market participants use in pricing an asset or liability, which are classified into two categories: observable inputs and unobservable inputs. Observable inputs represent market data obtained from independent sources, whereas unobservable inputs reflect a company’s own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. These two types of inputs are further prioritized into the following fair value input hierarchy:

Level 1:    Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.
Level 2:    Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date.
Level 3:    Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.
Fair Value on a Recurring Basis

Derivative Financial Instruments

Commodity derivative contracts are marked-to-market each quarter and are thus stated at fair value in the Company’s condensed consolidated balance sheets and in Note 6 – Derivative Financial Instruments. The Company adjusts the valuations from the valuation model for nonperformance risk and for counterparty risk. The fair values of the Company’s commodity derivative instruments are classified as Level 2 measurements because they are calculated using industry standard models that utilize assumptions and inputs which are substantially observable in active markets throughout the full term of the instruments. These include market price curves, contract terms and prices, credit risk adjustments, implied market volatility and discount factors. The following table summarizes the fair value of the Company’s derivative assets and liabilities according to their fair value hierarchy as of the reporting dates indicated (in thousands):

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2021	Level 1	Level 2	Level 3	Total
Financial assets
Derivative asset - current	$-	$1,281	$-	$1,281
Derivative asset - noncurrent	-	609	-	609
Total financial assets	$-	$1,890	$-	$1,890

Financial liabilities
Derivative liability - current	$-	$41,336	$-	$41,336
Derivative liability - noncurrent	-	29,010	-	29,010
Total financial liabilities	$-	$70,346	$-	$70,346

December 31, 2020
Financial assets
Derivative asset - current	$-	$4,700	$-	$4,700
Derivative asset - noncurrent	-	2,701	-	2,701
Total financial assets	$-	$7,401	$-	$7,401

Financial liabilities
Derivative liability - current	$-	$13,273	$-	$13,273
Derivative liability - noncurrent	-	6,388	-	6,388
Total financial liabilities	$-	$19,661	$-	$19,661
Fair Value on a Nonrecurring Basis

The Company applies the provisions of the fair value measurement standard on a non-recurring basis to its non-financial assets and liabilities, including oil and gas properties, goodwill, business combinations and asset retirement obligations. These assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments if events or changes in certain circumstances indicate that adjustments may be necessary. The subsequent sale of the oil and natural gas properties was a maket indicator of the fair value, resulting in the recording of impairment as of September 30, 2021. See further discussion in Note 3 Oil and Natural Gas Properties.

The book value of our revolving credit facility and Second Lien Notes approximates fair value, which is based on Level 3 inputs.

8.    ASSET RETIREMENT OBLIGATIONS

At September 30, 2021 and December 31, 2020, our liability for asset retirement obligations was $5.4 million and $5.5 million, respectively. The following table describes the changes in our asset retirement obligation (in thousands):

	September 30, 2021	December 31, 2020
Asset retirement obligations, beginning of period	$5,471	$5,382
Liabilities incurred for properties drilled	56	70
Liabilities settled	(210)	(92)
Changes in estimates	-	25
Accretion of discount	72	86
Asset retirement obligations, end of period	$5,389	$5,471

9.    AGREEMENTS AND TRANSACTIONS WITH AFFILIATES

On March 22, 2021 the Company’s unconsolidated affiliated company, Chisholm Energy Midstream, LLC (“CEM”), entered into an agreement (“3Bear sale”) with the other equity owner of 3 Bear Delaware Holding – NM, LLC (“3BDH-NM”) to sell all of its 40% interest in 3BDH-NM. Under the terms of the agreement, the two members of Holdings management resigned from the board of directors of 3BDH-NM. In conjunction with the 3Bear sale, the Company entered into amended and restated agreements covering gas gathering and processing, oil gathering, and water gathering and disposal for a portion of our produced oil, gas and water. As of September 30, 2021 and December 31, 2020, we had payables due to 3BDH-NM of $0.0 million and $1.2 million, respectively, and receivables due from 3BDH-NM of $2.6 million and $0.7 million, respectively.

During 2019, the Company entered into a $25 million loan agreement with CEM. Prior to the 3Bear sale, interest was due and payable quarterly and accrued at LIBOR plus 6.35%. The interest was payable in kind by increasing the outstanding principal amount of the note by the amount of interest due. All accrued and unpaid interest was payable on May 15, 2026 or upon an occurrence of a change of control. Any net sale proceeds from a sale of the existing business would be used to prepay the outstanding principal amount of the note. Interest
The accompanying notes are an integral part of these condensed consolidated financial statements.

CHISHOLM ENERGY HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
income for the nine months ended September 30, 2021 and 2020 was $0.0 and $2.2 million, respectively, and is included in interest expense, net on our consolidated statements of operations.

CEM used proceeds from the 3Bear sale to reduce the amount of the note outstanding to the Company. At September 30, 2021, the note has a $4.0 million balance. We review open notes receivable balances for collectability each reporting period. If it is determined that it is probable that we will not collect the full amount due under a note agreement, we record reserves against the note receivable balance in accordance with ASC 310 – Receivables. In order to reasonably conclude on the collectability of such balances, we consider the borrower’s current status on payments received, the financial health and other sources of funding available to the borrower, our ability to secure assets collateralized by contractual agreements, as well as other factors. At December 31, 2020, we recorded an allowance of $1.9 million against the notes receivable balance due to expected uncollectiblity.

(in thousands)	September 30, 2021	December 31, 2020
Notes receivable, beginning of period	$35,500	$32,340
Additions	-	2,205
Interest in kind	-	2,863
Allowance for uncollectibility	-	(1,908)
Payments received	(31,500)	-
Notes receivable, end of period	$4,000	$35,500

10.    COMMITMENTS AND CONTINGENCIES

Litigation
We are party to several legal proceedings encountered in the ordinary course of business. While the ultimate outcome and impact on us cannot be predicted with certainty, in the opinion of management, it is remote that these legal proceedings will have a material adverse impact on our financial condition, results of operations or cash flows.

Other
Holdings believes it is in compliance with applicable federal, state and local laws, and the ultimate resolution of any claims or legal proceedings that may arise in the ordinary course of business against us is not expected to have a material adverse effect on our financial position, results of operations or cash flows.

COVID-19
Despite the recoveries in commodity prices, recent surges from COVID-19 variants continue to negatively impact the global economy, disrupt global supply chains and create significant volatility and disruption of financial and commodity markets. The extent of the impact of the COVID-19 pandemic on our operational and financial performance, including our ability to execute our business strategies and initiatives in the expected time frame, is uncertain and depends on various factors, including how the pandemic and measures taken in response to its impact on demand for oil and natural gas, the availability of personnel, equipment and services critical to our ability to operate our properties and the impact of potential governmental restrictions on travel, transports and operations. There is uncertainty around the extent and duration of disruption, including any resurgence, and we expect that the longer the duration of any such disruption, the greater the adverse impact may be on our business.

11.    SUBSEQUENT EVENTS

As previously discussed in Note 1, the Company signed a definitive agreement with Earthstone to sell substantially all of its oil and gas assets.

We reviewed subsequent events through January 14, 2022, the date on which these financial statements were available to be issued and concluded that no events had occurred that would warrant disclosure, other than those matters already disclosed herein.

On December 20, 2021 Chisholm entered into derivative trades with our counterparties beginning with January 2022 for 1,931 MBbl WTI hedges, 4,572 MMBtu Henry Hub hedges, and 2,369 MMBtu Waha Basis trades.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Annex A

PURCHASE AND SALE AGREEMENT
DATED DECEMBER 15, 2021,
BY AND BETWEEN
CHISHOLM ENERGY OPERATING, LLC AND CHISHOLM ENERGY AGENT, INC.
AS SELLER,
EARTHSTONE ENERGY HOLDINGS, LLC
AS BUYER,
AND
SOLELY WITH RESPECT TO ITS OBLIGATIONS RELATED TO THE CLASS A COMMON STOCK,
EARTHSTONE ENERGY, INC.

12.16 Appendices, Exhibits and Schedules.	88
12.17 Non-Recourse Persons.	88
12.18 Conflicts Waiver; Privilege	89
12.19 Specific Performance	90

EXHIBITS AND SCHEDULES
Exhibit A-1    Leases
Exhibit A-2    Gathering System
Exhibit B    Wells
Exhibit C    Form of Assignment and Bill of Sale
Exhibit D    Excluded Assets
Exhibit E    Target Area
Exhibit F    Form of Transition Services Agreement
Exhibit G    Form of Closing Escrow Agreement
Exhibit H    Form of Registration Rights Agreement
Exhibit I    Form of Lock-Up Agreement
Exhibit J    Form of Side Letter Agreement
Exhibit K    Form of Amended and Restated Voting Agreement

Schedule NC    Form of Non-Competition Agreement
Schedule PE    Permitted Encumbrances
Schedule 1(p)    Property Costs
Schedule 1(q)    Seller Bonds, Permits and Licenses
Schedule 1.01    Certain Environmental Matters
Schedule 2.02    Deferred Cash Consideration Payment
Schedule 2.04(a)(xi)    Persons Entitled to Stock Consideration
Schedule 2.06    Certain Assumed Liabilities
Schedule 2.07    Allocation of Purchase Price
Schedule 3.02(b)    No Conflict
Schedule 3.03    Taxes
Schedule 3.04    Legal Proceedings
Schedule 3.06    Compliance with Legal Requirements
Schedule 3.07    Prepayments
Schedule 3.08    Material Contracts
Schedule 3.09    Consents and Preferential Purchase Rights
Schedule 3.10    Current Commitments
Schedule 3.11    Wells
Schedule 3.12    Environmental
Schedule 3.13(a)    Royalties
Schedule 3.13(b)    Suspense Funds
Schedule 3.15     Non-Consent Operations
Schedule 3.16    Bonds and Credit Support; Insurance Information
Schedule 3.18    Payouts
Schedule 3.19    Equipment
Schedule 4.02(a)    Capitalization of Earthstone
Schedule 4.02(f)    Subsidiary Capitalization
Schedule 4.16    SEC Filings
Schedule 5.02    Certain Authorized Pre-Closing Actions

PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of December 15, 2021 (the “Execution Date”), by and between Chisholm Energy Operating, LLC, a Delaware limited liability company (“Chisholm”), and Chisholm Energy Agent, Inc., a Delaware corporation (“Chisholm AgentCorp” and together with Chisholm, collectively, and jointly and severally, “Seller” and each individually, as the context may require, a “Seller”), Earthstone Energy Holdings, LLC, a Delaware limited liability company (“Buyer”), and solely with respect to its obligations related to the Class A Common Stock (as defined herein) including all obligations under Section 6.07, Earthstone Energy, Inc., a Delaware corporation (“Earthstone”, and together with Buyer, the “Earthstone Parties” and each an “Earthstone Party”). Seller and the Earthstone Parties are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”
RECITAL
Seller desires to sell, and Buyer desires to purchase, all of Seller’s right, title and interest in and to certain oil and gas properties and related assets and contracts as described herein, effective as of the Effective Time, for the consideration and on the terms set forth in this Agreement; and
On the Execution Date, Seller has delivered the Stockholder Approval to Buyer.
AGREEMENT
For and in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
For purposes of this Agreement, in addition to other capitalized terms defined in this Agreement, the following terms have the meanings specified or referred to in this Article 1 when capitalized:
“2021 Audited Financials” – as defined in Section 6.06(a).
“A&R Voting Agreement” – as defined in Section 5.07.
“AAA” – the American Arbitration Association.
“Accounting Expert” – as defined in Section 2.05(d).
“AFE” – as defined in Section 3.10.
“Affiliate” – with respect to a Party, any Person directly or indirectly controlled by, controlling, or under common control with, such Party, including any subsidiary of such Party and any “affiliate” of such Party within the meaning of Reg. §240.12b-2 of the Exchange Act. As used in this definition, “control” means possession, directly or indirectly, of the power to direct or cause the direction of management, policies, or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships. The terms “controlled by,” “controlling,” and other derivatives shall be construed accordingly. For the avoidance of doubt, (a) Warburg Pincus, LLC, any portfolio company managed by Warburg Pincus, LLC (other than Parent and its subsidiaries), and any of their respective investors, general partners and any of their respective Affiliates shall not constitute an Affiliate of Seller and (b) none of the EnCap Companies shall constitute an Affiliate of the Earthstone Parties or any of the Earthstone Parties’ direct and indirect subsidiaries.
“Aggregate Defect Deductible” – an amount equal to two and one-half percent (2.5%) of the unadjusted Purchase Price.
“Aggregate Environmental Defect Value” – as defined in Section 11.12.

“Aggregate Title Defect Value” – as defined in Section 11.07.
“Agreement” – as defined in the preamble to this Agreement.
“Allocated Values” – the values assigned among the Leases and Wells as set forth on Schedule 2.07.
“Allocation Dispute Resolution Period” – as defined in Section 2.07(b).
“Applicable Contracts” – all Contracts to which Seller is a party or is bound that relate to any of the Assets and (in each case) that will be binding on Buyer or the Assets after the Closing, including: communitization agreements; net profits agreements; production payment agreements; area of mutual interest agreements; joint venture agreements; confidentiality agreements; farmin and farmout agreements; bottom hole agreements; crude oil, condensate, and natural gas purchase and sale, gathering, transportation, and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; and other similar contracts and agreements, but exclusive of any master service agreements and Contracts to the extent relating to the Excluded Assets.
“Asset Taxes” – ad valorem, property, excise, severance, production, sales, use and similar Taxes based upon the operation or ownership of the Assets, the production of Hydrocarbons therefrom or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.
“Assets” – all of Seller’s right, title, and interest in, to, and under the following, without duplication, except to the extent constituting Excluded Assets:
(a)(i) the oil, gas or mineral leases located in the Target Area, including those described on Exhibit A-1, including any ratifications, extensions and amendments thereof, whether or not any such ratifications, extensions or amendments are described on Exhibit A-1 (the “Leases”) and (ii) the lands covered by the Leases (the “Lands”), including any overriding royalties, production payments and net profits interests covering or arising out of the Lands, in each case, together with any and all leasehold interests and other rights, titles and interests of Seller in and to any pooled acreage, communitized acreage or units arising on account of the Leases or the Lands having been pooled, communitized or unitized into such units (the “Unit Interests”);
(b)all pipelines and gathering systems located in the Target Area or otherwise used or held for use in connection with the Properties, including those described on Exhibit A-2 (the “Gathering System”);
(c)all oil wells and gas wells, water injection wells and other injection or disposal wells, temporarily abandoned and permanently plugged and abandoned wells, and all other wells of every nature and kind located on or attributable to the Leases, the Lands, or the Unit Interests, (the “Wells”, and, together with the Lands, the Leases, and the Unit Interests, the “Properties”), including all of the wells described on Exhibit B;
(d)all oil, gas, well gas, casinghead gas, condensate, and all components of any of them (including liquids and products produced from any of them) (the “Hydrocarbons”), in each case, either (i) produced from or attributable to the Properties from and after the Effective Time or (ii) in storage or existing in tanks, pipelines or plants or that constitute liquids, including inventory and line fill, in each case of the foregoing, as of the Effective Time (the “Conveyed Hydrocarbons”);
(e)all Imbalances;
(f)to the extent assignable and to the extent the transfer or disclosure thereof would not be restricted by binding obligations of confidentiality, all Applicable Contracts and all rights thereunder, insofar and only to the extent related to the Assets;
(g)to the extent assignable or transferable, all easements, rights-of-way, servitudes, surface use agreements, surface leases and similar rights, obligations and interests that are located in the Target Area or that relate to, or are held for, the use, ownership or operation of any of the Properties, any pipeline or gathering systems located in the Target Area or otherwise primarily used or held for use in connection with the Properties or any of the Tangible Property (the “Rights of Way”);
(h)to the extent assignable or transferable, unless the assignment or transfer thereof would require the payment of a fee or other consideration to any person other than Seller (or any of its Affiliates) that Buyer has not separately agreed in writing to pay, all permits, water rights (including water withdrawal, storage, discharge, treatment, injection and disposal rights), licenses, registrations, consents, orders, approvals, variances, exemptions, waivers, franchises, rights and other authorizations issued by any Governmental Body that are related to the use, ownership or operation of any of the Properties or any of the Tangible Property (the “Permits”);
(i)all equipment, machinery, fixtures, and other real, immovable, personal, movable and mixed property that is located on the Leases, the Lands or the Rights of Way and primarily used (or held for use) in connection with the use, ownership or operation of the Properties or the Gathering System, including flow lines, pipelines, well pads, caissons, tank batteries, equipment inventory (other than any equipment inventory consumed in the ordinary course of business prior to the Closing), improvements and abandoned property (collectively, the “Tangible Property”);
(j)all radio equipment, SCADA and measurement technology and other production related mobility devices (such as SCADA controllers), well communication devices and any other information technology systems and licenses associated with the foregoing, in each case only to the extent such assets and licenses are (i) used or held for use in connection with the operation of the Properties, (ii) assignable (with consent, if applicable, but without the payment of any fee unless Buyer agrees in writing to pay such fee); and (iii) located within the Target Area;
(k)except to the extent the transfer or disclosure thereof would be restricted by binding obligations of confidentiality in favor of Third Parties that, following reasonable efforts, Seller was unable to obtain a waiver thereof, all of the data (excluding any geological and geophysical or other seismic or related technical data, or any interpretations of any of the foregoing to the extent that, following reasonable efforts, Seller was unable to obtain a waiver thereof and, following Seller’s request, Buyer declined to make any such necessary payments required under the express terms governing the transfer of such data, but including data that is owned by Seller or may otherwise be transferred without the consent of, or payment to, a Third Party), files, records, maps and information, whether held in hard copy or electronic format, in Seller’s possession that are related to any of the Assets, including all land, title and contract files and operations, accounting, environmental, production and Asset Tax records with respect to such Assets, other than any such data, files, records, maps and information that contain any data or information included in or relating to (and only to the extent included in or relating to) the Excluded Assets (the “Records”);
(l)all (i) trade credits, accounts receivable, notes receivable, take or pay amounts receivable, and other receivables, instruments, general intangibles and other proceeds, benefits, income or revenues attributable to any of the Assets (including from the sale of any Conveyed Hydrocarbons) with respect to any period of time from and after the Effective Time; and (ii) liens and security interests in favor of Seller or its Affiliates, whether choate or inchoate, under any Legal Requirement or Contract, in each case, solely to the extent arising from, or relating to, the ownership or operation of the Assets, on or after the Effective Time; and
(m)the Suspense Funds.
To the extent that any of the foregoing are used or relate to both the Assets and certain of the Excluded Assets, such as, by way of example but not limitation, ingress and egress rights and road and pipeline easements, such assets or rights shall be jointly owned by Seller, as part of the Excluded Assets, and by Buyer, as part of the Assets.
“Assignment” – the Assignment and Bill of Sale from Seller to Buyer, pertaining to the Assets, substantially in the form attached to this Agreement as Exhibit C. Except for the special warranty of Defensible Title by, through and under Seller and its Affiliates contained therein, the foregoing Assignment shall be without warranty of title, whether express, implied, statutory, or otherwise, it being understood that Buyer shall have the right to conduct pre-Closing title due diligence as described below in Article 11, and that the rights and remedies set forth in Article 11 prior to Closing shall be Buyer’s sole rights and remedies with respect to title and the special warranty of Defensible Title shall be Buyer’s sole remedy with respect to title after Closing, subject to Article 10.
“Assumed Liabilities” – as defined in Section 2.06.
“Audited Financials” – as defined in Section 6.06(a).
“Avalon Formation” – means for Lea County, New Mexico, the stratigraphic equivalent of 8765' to 9757’, as defined in the Dual Laterolog/Compensated Neutron Formation Density log/Gamma Ray log for the Chisholm Minis Federal #1 well located 3300’ FNL & 1650’ FEL of Section 1, T21S, R32E, Lea County, New Mexico bearing API #30-025-27659. For Eddy County, New Mexico, the stratigraphic equivalent of 5297’ to 6217’, as defined in the Laterolog/Density-Neutron log/Gamma Ray log for the Oxy USA Inc Oxy Spike #1 well located 1980’ FNL & 660’ FEL of Section 33, T23S, R26E, Eddy County, New Mexico bearing API #30-015-28938.
“Bone Spring Formation” – means collectively the First Bone Spring, the Second Bone Spring and the Third Bone Spring.
“Breach” – a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any certificate delivered pursuant to Section 2.04(a)(iv) or Section 2.04(b)(iv) shall be deemed to have occurred if there is or has been any breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.
“Business Day” – any day other than a Saturday, Sunday, or any other day on which commercial banks in the State of Texas are authorized or required by Legal Requirement to close.
“Buyer” – as defined in the preamble to this Agreement.
“Buyer Closing Documents” – as defined in Section 4.03(a).
“Buyer Common Stock” – as defined in Section 4.02(a).
“Buyer Group” – Buyer and its Affiliates (including Earthstone), and their respective Representatives.
“Buyer Related Parties” – as defined in Section 12.18.
“Buyer Subsidiaries” – means the respective subsidiaries of each of Earthstone and Buyer.
“Buyer’s Auditor” – as defined in Section 6.06(a).
“Casualty Loss” – as defined in Section 11.14.
“Certificate of Incorporation” means that certain Third Amended and Restated Certificate of Incorporation of Earthstone, executed May 9, 2017, as amended.
“Chisholm” – as defined in in the preamble to this Agreement.
“Chisholm AgentCorp” – as defined in in the preamble to this Agreement.
“Class A Common Stock” – as defined in Section 4.02(a).
“Class B Common Stock” – as defined in Section 4.02(a).
“Closing” – the closing of the Contemplated Transactions.
“Closing Date” – as defined in Section 2.03.
“Closing Escrow Agreement” – the Escrow Agreement pertaining to the Indemnity Escrow Account by and among, Seller, Buyer and the Transfer Agent, in substantially the form attached to this Agreement as

Exhibit G, with such changes as are required by the Transfer Agent and agreed to by Seller and Buyer (which such agreement by either of such Parties shall not be unreasonably withheld or conditioned).
“Code” – the Internal Revenue Code of 1986, as amended.
“Complete Remediation” – with respect to an Environmental Defect, a remediation or cure of such Environmental Defect which is completed in accordance with the Lowest Cost Response.
“Confidentiality Agreement” – that certain confidentiality agreement, dated as of September 14, 2021 , by and between Parent and Earthstone.
“Consent” – any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization) from any Person that is required to be obtained in connection with the execution or delivery of this Agreement or the consummation of the Contemplated Transactions.
“Contemplated Transactions” – all of the transactions contemplated by this Agreement, including:
(a)the sale of the Assets by Seller to Buyer;
(b)the performance by the Parties of their respective covenants and obligations under this Agreement; and
(c)Buyer’s acquisition, ownership, and exercise of control over the Assets.
“Contract” – any written or oral contract, agreement or any other legally binding arrangement, but excluding, however, any Lease, easement, right-of-way (including the Rights of Way), permit or other instrument creating or evidencing an interest in the Assets or any real or immovable property related to or used in connection with the operations of any Assets.
“Conveyed Hydrocarbons” – as set forth in the definition of “Assets”.
“COVID-19” – means SARS-CoV-2 or COVID-19, and any evolutions or variants thereof (including the delta and omicron variants) or related or associated epidemics, pandemic or disease outbreaks.
“Cure” – as defined in Section 11.06(a)(i).
“Damages” – any and all claims, demands, payments, charges, judgments, assessments, losses, liabilities, damages, penalties, fines, expenses, costs, fees, settlements, and deficiencies, including any attorneys’ fees, legal fees, and other costs and expenses suffered or incurred therewith.
“Debt Contract” – any indenture, mortgage, loan, credit or similar agreement entered into by Seller or its Affiliates creating indebtedness on the part of Seller or its Affiliates for borrowed money or the deferred purchase price of property acquired by, or for services rendered to, Seller or its Affiliates.
“De Minimis Environmental Defect Cost” – One Hundred Seventy-Five Thousand Dollars ($175,000).
“De Minimis Title Defect Cost” – One Hundred Thousand Dollars ($100,000).
“Defect Notice Date” – as defined in Section 11.04.
“Defensible Title” – title of Seller with respect to the Leases and Wells that, as of the Closing Date and subject to the Permitted Encumbrances, is fairly deducible of record, or, where title is derived by unrecorded instruments or documented elections, in each case, made or delivered pursuant to joint operating agreements, pooling agreements or unitization agreements and:
(a)with respect to the Target Formation for each Lease set forth on Exhibit A-1 and for each Well described in Exhibit B, entitles Seller to receive not less than the Net Revenue Interest set forth in Exhibit A-1 or Exhibit B, as applicable, for the applicable Target Formation, except for (i) decreases in connection with those operations in which Seller or its successors or assigns may, from and after the Effective Time and in accordance with the terms of this Agreement, elect to be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Effective Time of pools or units in accordance with this Agreement, and (iii) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries;
(b)with respect to the Target Formation for each Well (in each case, subject to any reservations, limitations or depth restrictions described in Exhibit B for such Well), obligates Seller to bear not more than the Working Interest set forth in Exhibit B for the applicable Target Formation, except (i) increases resulting from contribution requirements with respect to defaulting parties under applicable operating, unit, pooling, pre-pooling or similar agreements, or (ii) increases to the extent that such increases are accompanied by a proportionate increase in Seller’s Net Revenue Interest;
(c)with respect to each Lease set forth on Exhibit A-1, entitles Seller to not less than the Net Acres set forth on Exhibit A-1 for such Lease with respect to the applicable Target Formation; and
(d)is free and clear of all Encumbrances.
“Deposit Amount” – an amount equal to five percent (5%) of the unadjusted Purchase Price (including any interest accrued thereon).
“Dispute Notice” – as defined in Section 2.05(d).
“Disputed Environmental Amount” – as defined in Section 11.11(b).
“Disputed Matter” – as defined in Section 11.15(a).
“Disputed Title Amount” – as defined in Section 11.06(b).
“DOJ” – the Antitrust Division of the U.S. Department of Justice.
“DTPA” – as defined in Section 4.12.
“Earthstone” – as defined in the preamble to this Agreement.
“Earthstone Audit Committee” – as defined in Section 4.18.
“Earthstone Board” – the Board of Directors of Earthstone.
“Earthstone Financial Statements” – the audited financial statements filed with the SEC by Earthstone for the year ended December 31, 2020.
“Earthstone Internal Controls” – as defined in Section 4.18.
“Earthstone Material Contracts” – all leases, contracts, agreements (oral or written) and instruments to which Buyer or any Buyer Subsidiary is a party as of the date hereof and which are in any single case, of material importance to the conduct of the business of Buyer and its subsidiaries, taken as a whole.
“Earthstone Preferred Stock” – as defined in Section 4.02(a).
“EEH LLC Agreement” – means the First Amended and Restated Limited Liability Company Agreement of Buyer dated May 9, 2017.
“EEH Organizational Documents” – means the certificate of formation of Buyer and the EEH LLC Agreement.
“EEH Units” – means Units (as defined in the EEH LLC Agreement) of Buyer having such rights, privileges and preferences of the “Units” as set forth in the EEH LLC Agreement.
“Effective Time” – November 1, 2021, at 12:01 a.m. local time at the location of the Assets.

“EnCap Companies” – EnCap Investments L.P., any fund formed or managed by such Person or its Affiliates for the purposes of making investments, or any portfolio company of any of such funds (other than Earthstone and its direct and indirect subsidiaries).
“Encumbrance” – any defect, charge, burden, encumbrance, equitable interest, privilege, lien, mortgage, deed of trust, production payment, option, pledge, collateral assignment, security interest, or other arrangement substantially equivalent thereto.
“Environmental Condition” – any environmental condition existing on the Execution Date that presently requires remediation or corrective action under (or if known, would presently require remediation under), or that represents a current violation of, any Environmental Law with respect to the Properties, other than any such condition to the extent caused by or relating to asbestos or asbestos containing materials, NORM (unless and to the extent the presence of asbestos, asbestos-containing materials or NORM constitutes a current violation of Environmental Laws as of the Execution Date), or the obligation to plug, abandon, or decommission wells associated with the Assets. Further, for the avoidance of doubt, (a) the fact that a Well is no longer capable of producing sufficient quantities of oil or gas to continue to be classified as a “producing well” or that such a Well should be temporarily abandoned or permanently plugged and abandoned, in each case, shall not form the basis of an Environmental Condition, (b) the fact that a pipe is temporarily not in use shall not form the basis of an Environmental Condition, and (c) except with respect to personal property (i) that causes or has caused contamination of soil, surface water or groundwater or (ii) the use or condition of which is a current violation of Environmental Law or presently requires remediation or corrective action under Environmental Law (or if known, would presently require remediation under Environmental Law), the physical condition of any surface or subsurface personal property, including water or oil tanks, separators or other ancillary equipment, shall not form the basis of an Environmental Condition.
“Environmental Defect” – an Environmental Condition discovered by Buyer or its Representatives as a result of any environmental diligence conducted by or on behalf of Buyer pursuant to Section 11.09; provided that those matters set forth on Schedule 1.01 or Schedule 3.12 as of the Execution Date shall not constitute Environmental Defects.
“Environmental Defect Notice” – as defined in Section 11.10.
“Environmental Defect Value” – with respect to each Environmental Defect, the amount of the Lowest Cost Response to remedy or cure such Environmental Defect.
“Environmental Law” – any applicable Legal Requirement in effect as of the Execution Date relating to pollution or the protection of the environment or worker health or safety (solely to the extent relating to exposure to Hazardous Materials), including those Legal Requirements relating to the storage, handling, and use of Hazardous Materials and those Legal Requirements relating to the generation, processing, treatment, storage, transportation, disposal or other management thereof. The term “Environmental Law” does not include (a) prudent, good or desirable operating practices, policies, statements or standards that may be voluntarily employed or adopted by other oil and gas well operators or recommended, but not required, by a Governmental Body or (b) the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq., as amended, or any other Legal Requirement governing worker safety or workplace conditions (except to the extent relating to exposure to Hazardous Materials).
“Environmental Liabilities” – all costs, Damages, expenses, liabilities, obligations, and other responsibilities with respect to, relating to, or arising from or under Environmental Laws (including any Environmental Conditions), Third Party claims relating to the environment, or relating to Hazardous Materials, and which relate to the Assets or the ownership or operation of the same.
“Escrow Account” – an escrow account established pursuant to the terms of the Escrow Agreement.
“Escrow Agent” – U.S. Bank National Association.
“Escrow Agreement” – that certain Escrow Agreement dated of even date herewith, by and among Seller, Buyer and Escrow Agent.
“Escrow Claim Notice” – as defined in Section 2.02(c)(i).

“Exchange Act” – the Securities Exchange Act of 1934, as amended.
“Excluded Assets” – the following properties and assets:
(a)except to the extent related to any Assumed Liabilities, all trade credits, accounts, receivables, instruments, general intangibles, and other proceeds, deposits, benefits, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Time (other than the Suspense Funds);
(b)except to the extent related to any Assumed Liabilities, subject to Section 11.14, all rights and interests of Seller (or any of its Affiliates) (i) under any policy or agreement of insurance or indemnity (including all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets), (ii) under any bond, (iii) to any insurance proceeds or award and (iv) to any condemnation proceeds or awards to the extent relating to any condemnation of the Assets prior to the Closing;
(c)except to the extent related to any Assumed Liabilities, all rights relating to existing claims and causes of action (including insurance claims, whether or not asserted, under policies of insurance or claims to the proceeds of insurance) that may be asserted against any Person, except those described in Schedule 3.04 hereto;
(d)excluding the Conveyed Hydrocarbons, Seller’s rights with respect to all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time;
(e)except to the extent related to any Assumed Liabilities, all rights, benefits and releases of Seller or its Affiliates under or with respect to any Contract that are attributable to periods of time prior to the Effective Time;
(f)all claims of Seller or any of its Affiliates for refunds of, rights to receive funds from any Governmental Body, or loss carry forwards or credits with respect to (i) Asset Taxes attributable to any period (or portion thereof) prior to the Effective Time, (ii) Income Taxes of Seller or its Affiliates, or (iii) any Taxes attributable to the Excluded Assets;
(g)all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;
(h)any Debt Contracts;
(i)all master service agreements (including any purchase orders and work orders thereunder), field data collection agreements and similar contracts;
(j)all corporate, financial, Income Tax, legal (including all work product of, and attorney-client communications with, Seller’s (or any of its Affiliates’) legal counsel, other than title opinions, title abstracts or other chain-of-title materials) and other business data and records of Seller that relate to Seller’s business generally (or the business of any of Seller’s Affiliates);
(k)all documents and instruments of Seller that may be protected by an attorney-client privilege or any attorney work product doctrine (other than title opinions);
(l)all data that cannot be disclosed to Buyer as a result of confidentiality arrangements under existing written agreements and is summarized on Exhibit D;
(m)all audit rights or obligations of Seller for which Seller bears responsibility arising under any of the Applicable Contracts or, except to the extent related to any Assumed Liabilities, otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for any Imbalances assumed by Buyer;
(n)all data and records relating to the sale by Seller of the Assets, including bids received from, and records of negotiations with, any person other than Buyer and any of its Affiliates or Representatives;

(o)all geophysical and other seismic and related technical data and information (including the interpretive data and information) licensed by Seller (or any of its Affiliates), and any interpretations of any of the foregoing;
(p)any leases, rights and other assets specifically listed in Exhibit D;
(q)Seller’s bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller’s business generally including as reflected in Schedule 1(q);
(r)bonds, letters of credit and guarantees retained by Seller pursuant to Section 6.03; and
(s)all leased personal property not located in the Target Area or used or held for use in the operation of the Properties as currently operated, including as listed in Exhibit D.
“Execution Date” – as defined in the preamble to this Agreement.
“Expert” – as defined in Section 11.15(b).
“Expert Decision” – as defined in Section 11.15(d).
“Expert Proceeding Notice” – as defined in Section 11.15(a).
“Final Amount” – as defined in Section 2.05(d).
“Final Indemnity Holdback Release Time” – as defined in Section 2.02(c)(iii).
“Final Settlement Date” – as defined in Section 2.05(d).
“Final Settlement Statement” – as defined in Section 2.05(d).
“First Bone Spring” – means for Lea County, New Mexico, the stratigraphic equivalent of 9757’ to 10012’, as defined in the Dual Laterolog/Compensated Neutron Formation Density log/Gamma Ray log for the Chisholm Minis Federal #1 well located 3300’ FNL & 1650’ FEL of Section 1, T21S, R32E, Lea County, New Mexico bearing API #30-025-27659. For Eddy County, New Mexico, the stratigraphic equivalent of 6217’ to 6400’, as defined in the Laterolog/Density-Neutron log/Gamma Ray log for the Oxy USA Inc Oxy Spike #1 well located 1980’ FNL & 660’ FEL of Section 33, T23S, R26E, Eddy County, New Mexico bearing API #30-015-28938.
“Formation” – the Avalon Formation, Wolfcamp Formation or Bone Spring Formation, as applicable.
“FTC” – the Federal Trade Commission.
“Fundamental Representations” – means, (a) with respect to Seller, those representations set forth in Sections 3.01, 3.02(a), 3.05 and 3.14 and (b) with respect to Buyer, those representations set forth in Sections 4.01, 4.02, 4.07 and 4.13.
“GAAP” – generally accepted accounting principles in the United States as interpreted as of the Execution Date.
“Gathering System” – as set forth in the definition of “Assets”.
“Governmental Authorization” – any approval, consent, license, permit, registration, variance, exemption, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
“Governmental Body” – any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body or authority exercising, or entitled to exercise, any administrative, arbitration, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
“Group” – either Buyer Group or Seller Group, as applicable.
“Hazardous Materials” – any (a) chemical, constituent, material, pollutant, contaminant, substance, or waste that is regulated by any Governmental Body as hazardous or toxic or that may form the basis of liability under any Environmental Law due to its hazardous or deleterious properties or characteristics and (b) without limitation to the foregoing, petroleum, Hydrocarbons or petroleum products.
“HSR Act” – the Hart-Scott-Rodino-Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Hydrocarbons” – as set forth in the definition of “Assets”.
“Imbalances” – over-production or under-production or over-deliveries or under-deliveries with respect to Hydrocarbons produced from or allocated to the Assets, regardless of whether such over-production or under-production or over-deliveries or under-deliveries arise at the wellhead, pipeline, gathering system, transportation system, processing plant, or other location, including any imbalances under gas balancing or similar agreements, imbalances under production handling agreements, imbalances under processing agreements, imbalances under the Leases, and imbalances under gathering or transportation agreements.
“Income Taxes” – income, franchise or similar Taxes based upon, measured by, or calculated with respect to income, profits, capital, or similar measures (or multiple bases, including corporate, franchise, business and occupation, business license, or similar Taxes, if income, profits, capital, or a similar measure is one of the bases on which such Tax is based, measured, or calculated), but excluding ad valorem, property, excise, severance, production, sales, use, transfer and similar Taxes.
“Indemnity Escrow Account” – as defined in Section 2.02(c).
“Indemnity Holdback Amount” – as defined in Section 2.02(c).
“Indemnity Holdback Disbursement” – as defined in Section 2.02(c)(ii).
“Indemnity Holdback Shares” – as defined in Section 2.02(c).
“Indemnity Reference Price” – the volume weighted average share price of shares of Class A Common Stock on the NYSE (as reported by Bloomberg L.P. under the function “VWAP”) for the five (5) consecutive Trading Days ending on and including the first (1st) Trading Day preceding the date of the applicable determination of value of any share of Class A Common Stock for purposes of this Agreement.
“Individual Claim Threshold” – as defined in Section 10.05(a).
“Initial Indemnity Holdback Release Time” – as defined in Section 2.02(c)(iii).
“Instruction Letter” – as defined in Section 2.02(c)(ii).
“Knowledge” – an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter, without any duty of inquiry. Seller will be deemed to have “Knowledge” of a particular fact or other matter if any of the following individuals has Knowledge of such fact or other matter: Scott Germann, Brian Cassens, and Aaron Gaydosik. Buyer will be deemed to have “Knowledge” of a particular fact or other matter if any of the following individuals has Knowledge of such fact or other matter: Robert J. Anderson and Mark Lumpkin, Jr.
“Lands” – as set forth in the definition of “Assets”.
“Leases” – as set forth in the definition of “Assets”.

“Legal Requirement” – any federal, state, local, municipal, foreign, international, or multinational law, Order, constitution, ordinance, or rule, including rules of common law, regulation, statute, treaty, or other legally enforceable directive or requirement.
“Lock-Up Agreement” – as defined in Section 5.06.
“Lowest Cost Response” – the response required or allowed under Environmental Laws in effect on the date this Agreement is executed that addresses and resolves (for current and future use in the same manner as currently used) the identified Environmental Condition in the most cost-effective manner (considered as a whole) as compared to any other response that is required or allowed under Environmental Laws or by a Governmental Body. The Lowest Cost Response shall include taking no action, leaving the condition unaddressed, periodic monitoring or the recording of notices in lieu of remediation, if such responses are allowed under Environmental Laws. The Lowest Cost Response shall not include (a) any costs or expenses relating to the assessment, remediation, removal, abatement, transportation and disposal of any asbestos, asbestos containing materials or NORM, or relating to any obligations to plug, abandon or decommission wells associated with the Assets; (b) the costs of Buyer’s or any of its Affiliate’s employees; (c) expenses for matters that are costs of doing business (e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets, or in connection with permit renewal/amendment activities); (d) overhead costs of Buyer or its Affiliates; (e) costs and expenses that would not have been required under Environmental Laws as they exist on the Closing Date; and (f) costs or expenses incurred in connection with remedial or corrective action that is designed to achieve standards that are more stringent than those required for similar facilities or that fail to reasonably take advantage of applicable risk reduction or risk assessment principles allowed under applicable Environmental Laws.
“Majority of the Disinterested” – the approval of the holders of a majority of the outstanding shares of Buyer Common Stock, excluding shares held by Warburg Pincus, LLC and its Affiliates and the executive officers of Earthstone.
“Material Adverse Effect” – any change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on the ownership, operation or financial condition of the Assets, taken as a whole; provided, however, that the term “Material Adverse Effect” shall not include material adverse effects resulting from: (a) entering into this Agreement or the announcement of the Contemplated Transactions; (b) changes in Hydrocarbon or other commodity prices; (c) any action or omission of Seller taken in accordance with the terms of this Agreement or with the prior consent of Buyer; (d) any effect resulting from general changes in industry, economic, business, financial, regulatory, or political conditions in the United States or any other country or region; (e) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder or cyber-attack (whether or not specifically targeted at the Assets) or, in each case, any escalation thereof; (f) acts or failures to act of any Governmental Body (including any new regulations related to the upstream industry), except to the extent arising from Seller’s action or inaction; (g) acts of God, including hurricanes, storms, tornadoes, explosions and fires; (h) any reclassification or recalculation of reserves in the ordinary course of business; (i) natural declines in well performance; (j) general changes in Legal Requirements, in regulatory policies, or in GAAP; (k) changes in the stock price of Buyer; (l) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (m) any epidemic, pandemic or disease outbreak or any worsening thereof (including the COVID-19 pandemic or any worsening thereof), or any law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Body, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any worsening thereof (including the COVID-19 pandemic or any worsening thereof) or any change in such law, regulation, statute, directive, pronouncement or guideline or interpretation thereof following the Execution Date; or (n) any failure to meet any budget, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (provided that this clause (n) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect).
“Material Contracts” – as defined in Section 3.08.

“Net Acre” – as computed separately with respect to each Lease identified on Exhibit A-1, (a) the gross number of mineral acres in the Lands covered by such Lease, multiplied by (b) the undivided fee simple mineral interest (expressed as a percentage) in the Lands covered by that Lease (as determined by aggregating the fee simple mineral interests owned by each lessor of that Lease in the Lands), multiplied by (c) Seller’s Working Interest; provided that if the items in (b) or (c) vary as to different tracts covered by that Lease, a separate calculation shall be done for each such tract. For example, if a Lease in which Seller owns an undivided fifty percent (50%) working interest covers a 20-acre tract in which the lessors of such Lease own an undivided one-half (1/2) fee mineral interest and a separate and distinct 40-acre tract in which the lessors of such Lease own an undivided one fourth (1/4) fee mineral interest, then the Lease would cover ten (10) Net Acres (i.e., (20 × 0.5 × 0.5) + (40 × 0.25 × 0.5) = 10). Terms in this Agreement related to Net Acres are not applicable to Leases for which no Net Acre value is set forth on Exhibit A-1.
“Net Revenue Interest” – with respect to a Well or Lease, Seller’s share of the Hydrocarbons produced, saved, and marketed from such Well or from a well on such Lease, as applicable, subject to any reservations, or limitations described in Exhibit A-1 or Exhibit B, as applicable, after satisfaction of all other Royalties.
“Non-Competition Agreement” – the Non-Competition Agreement in favor of Buyer, substantially in the form attached to this Agreement as Schedule NC.
“Non-Operated Assets” – Assets operated by any Person other than Seller or its Affiliates.
“Non-Recourse Person” – as defined in Section 12.17.
“NORM” – naturally occurring radioactive material.
“NYSE” – The New York Stock Exchange, Inc.
“Order” – any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body.
“Organizational Documents” – (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the articles of organization and resolutions of a limited liability company; (c) the certificate of limited partnership and limited partnership agreement of a limited partnership; and (d) any amendment to any of the foregoing.
“Parent” – Chisholm Energy Holdings, LLC.
“Party” or “Parties” – as defined in the preamble to this Agreement.
“Permits” – as set forth in the definition of “Assets”.
“Permitted Encumbrance” – any of the following:
(a)all terms and conditions of all Leases, Applicable Contracts, Rights of Way, Permits and Unit Interests, whether recorded or not, if the net cumulative effect of such Leases, Applicable Contracts, Rights of Way, Permits and Unit Interests does not (i) operate to reduce the Net Revenue Interest of Seller with respect to any Lease or Well to an amount less than the Net Revenue Interest set forth in Exhibit A-1 or Exhibit B for such Lease or Well with respect to the applicable Target Formation; (ii) obligate Seller to bear a Working Interest with respect to any Well in any amount greater than the Working Interest set forth in Exhibit B for such Well (unless the Net Revenue Interest for such Well is greater than the Net Revenue Interest set forth in Exhibit B in the same or greater proportion as any increase in such Working Interest), (iii) reduce the Net Acres of Seller with respect to any Lease (or any tract thereof, if applicable) identified on Exhibit A-1 to an amount less than the Net Acres set forth on Exhibit A-1 with respect to the applicable Target Formation, or (iv) in the case of Applicable Contracts, materially impair the operation, value or use of the Assets as currently operated and used;
(b)all terms and conditions of this Agreement;

(c)any Preferential Purchase Rights, Consents and similar agreements set forth on Schedule 3.09;
(d)excepting circumstances where such rights have already been triggered prior to the Effective Time, rights of reassignment arising upon payout, final intention to abandon or release the Assets, or other conditions;
(e)liens for Taxes not yet due or delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings by or on behalf of Seller and are listed on Schedule PE;
(f)all rights to consent by, required notices to, filings with, or other actions by Governmental Bodies in connection with the conveyance of the Leases, if the same are customarily sought and received after the Closing;
(g)Encumbrances or defects that Buyer has waived or is deemed to have waived pursuant to the terms of this Agreement;
(h)all Legal Requirements and all rights reserved to or vested in any Governmental Body: (i) to control or regulate any Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Assets to any Governmental Body with respect to any right, power, franchise, grant, license or permit;
(i)rights of a common owner of any interest currently held by Seller and such common owner as tenants in common or through common ownership to the extent that the same does not materially impair the use or operation of the Assets as currently used and operated;
(j)easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases, and other rights in the Assets for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, do not materially impair the operation or use of the Assets as currently operated and used;
(k)vendors’, carriers’, warehousemen’s, repairmen’s, mechanic’s, workmen’s, materialmen’s, construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Seller and are listed on Schedule PE;
(l)Encumbrances created under Leases or any joint operating agreements applicable to the Assets or by operation of law in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Seller and are listed on Schedule PE;
(m)with respect to any interest in the Assets acquired through compulsory pooling, failure of the records of any Governmental Body to reflect Seller as the owner of any Assets;
(n)any Encumbrance affecting the Assets that is discharged by Seller or waived in writing (or deemed to be waived) by Buyer pursuant to the terms of this Agreement at or prior to Closing;
(o)lessor’s royalties, overriding royalties, production payments, net profits interests, reversionary interests, and similar burdens if the net cumulative effect of such burdens does not (i) operate to reduce the Net Revenue Interest of Seller with respect to any Lease or Well to an amount less than the Net Revenue Interest set forth in Exhibit A-1 or Exhibit B for such Lease or Well with respect to the applicable Target Formation; (ii) obligate Seller to bear a Working Interest with respect to any Well in any amount greater than the Working Interest set forth in Exhibit B for such Well (unless the Net Revenue Interest for such Well is greater than the Net Revenue Interest set forth in Exhibit B in the same or greater proportion as any increase in such Working Interest); or (iii) reduce the Net Acres with respect to any Lease

(or any tract thereof, if applicable) identified on Exhibit A-1 with respect to the applicable Target Formation to an amount less than the Net Acres set forth on Exhibit A-1;
(p)defects or irregularities of title: (i) outstanding for ten (10) years or more as to which the relevant statute(s) of limitations, the doctrine of adverse possession or prescription would bar any attack or claim against Seller’s title; (ii) arising out of lack of evidence of, or other defects with respect to, authorization, execution, delivery, acknowledgment, or approval of any instrument in Seller’s chain of title absent reasonable evidence of an actual claim of superior title from a Third Party attributable to such matter; (iii) consisting of the failure to recite marital status or omissions of heirship proceedings in documents; (iv) resulting from lack of survey, unless a survey is expressly required by applicable Legal Requirements; (v) resulting from failure to record releases of liens, production payments, or mortgages that have expired by their own terms or the enforcement of which are barred by the applicable statute(s) of limitations or prescription; (vi) resulting from or related to probate proceedings or the lack thereof that have been outstanding for ten (10) years or more; (vii) resulting from unreleased instruments (including leases covering Hydrocarbons), absent specific evidence that such instruments continue in force and effect and constitute a superior claim of title with respect to the Well; (viii) based on a gap in Seller’s chain of title to any Well (A) so long as such gap does not provide a Third Party with a superior claim or (B) unless Buyer affirmatively shows such gap to exist in such records by an abstract of title, title opinion or landman’s title chain; or (ix) consisting of the lack of a lease amendment or consent authorizing pooling or unitization;
(q)Imbalances;
(r)plugging and surface restoration obligations, but only to the extent such obligations do not interfere in any material respect with the use or operation of any Assets (as currently used or operated);
(s)calls on Hydrocarbon production under existing Contracts set forth on Schedule 3.08;
(t)any matters expressly set forth on Schedule PE;
(u)mortgages on the lessor’s interest under a Lease, whether or not subordinate to such Lease, that have expired on their own terms or the enforcement of which are barred by applicable statute(s) of limitations or prescription;
(v)any maintenance of uniform interest provision in an operating agreement (i) if waived with respect to the Contemplated Transactions by the party or parties having the right to enforce such provision, (ii) if the violation of such provision would not give rise to the unwinding of the sale of the affected Asset from Seller to Buyer, or (iii) if related to a prior transaction involving the Assets, except to the extent a Third Party has asserted an adverse claim under such a provision in an operating agreement in writing prior to the Effective Time;
(w)defects based on the (i) failure to record the Leases in county records, provided such Leases were recorded with the Bureau of Land Management or the New Mexico State Land Office, or (ii) failure to record assignments other instruments affecting the Leases or other Assets with the Bureau of Land Management or the New Mexico State Land Office, including instruments affecting record title and operating rights, provided such instruments were recorded in the counties in which such Leases or Assets are located;
(x)defects based on the existence of a sliding scale royalty contained in any of the Leases and associated Wells, so long as any Leases containing sliding scale royalty are identified in Exhibit A-1; and
(y)any matters disclosed on Schedule 3.13.
“Person” – any individual, firm, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.
“Phase I Environmental Site Assessment” – a Phase I environmental site assessment of the Properties that satisfies the basic requirements set forth under the current ASTM International Standard Practice for Environmental Site Assessments (Designation E1527-13) or any other similar visual site assessment or review of records, reports or documents.

“Post-Closing Date” – as defined in Section 2.05(d).
“Preferential Purchase Right” – any right or agreement that enables any Person to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with the execution or delivery of this Agreement or the consummation of the Contemplated Transactions.
“Preliminary Amount” – the Adjusted Cash Purchase Price, based upon the best information available at the time of the Closing, minus the Deposit Amount minus the Deferred Cash Consideration.
“Preliminary Settlement Statement” – as defined in Section 2.03.
“Proceeding” – any proceeding, action, arbitration, audit, hearing, investigation, request for information, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body.
“Property” or “Properties” – as set forth in the definition of “Assets”.
“Property Costs” – (a) all operating expenses (including utilities, payroll, costs of insurance, rentals, title examination and overhead costs paid to Third Parties), (b) all capital expenditures (excluding lease rentals, options and other property acquisition costs, but including broker fees and lease maintenance payments) and any expenses and costs related to materials and equipment attributable to the post-Effective Time period, respectively, in each case of (a) and (b), incurred in the ordinary course of business attributable to the use, operation, and ownership of the Assets and (c) the amount set forth on Schedule 1(p) to cover Seller’s internal overhead and general administrative expenses, but excluding Damages attributable to (i) personal injury or death, property damage, torts, breach of contract, or violation of any Legal Requirement, (ii) obligations relating to the permanent abandonment or plugging of Wells and pipelines, dismantling or decommissioning facilities, closing pits and restoring the surface around such Wells, facilities and pits, (iii) Environmental Liabilities and title matters (including any cost to cure an alleged Title Defect), (iv) obligations with respect to Imbalances, (v) obligations to pay Royalties or other interest owners revenues or proceeds relating to the Assets but held in suspense, including Suspense Funds, (vi) Taxes, (vii) all Damages for which Seller has agreed to indemnify any Buyer Indemnified Party hereunder, (viii) except as set forth in clause (c), overhead costs and general and administrative expenses of Seller or its Affiliates and (ix) claims for indemnification or reimbursement from any Third Party with respect to costs of the types described in the preceding clauses (i) through (viii), whether such claims are made pursuant to contract or otherwise.
“Purchase Price” – as defined in Section 2.02.
“Push-Out Election” – the election under Section 6226(a) of the Code, commonly known as the “push out” election, or any analogous election under state or local tax Law, if applicable.
“Records” – as set forth in the definition of “Assets”.
“Registration Rights Agreement” – the Registration Rights Agreement in the form attached to this Agreement as Exhibit H to be executed and delivered by and among Chisholm, Earthstone and each of the Persons set forth on Schedule 2.04(a)(xi) at Closing.
“Representative” – with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
“Required Consent” – any Consent with respect to which (a) there is a provision within the applicable instrument that such Consent may be withheld in the sole and absolute discretion of the holder, or (b) there is provision within the applicable instrument expressly stating that an assignment in violation thereof (i) is void or voidable, (ii) triggers the payment of specified liquidated damages, or (iii) causes termination of the applicable Assets to be assigned. For the avoidance of doubt, “Required Consent” does not include any Consents of Governmental Bodies that are customarily obtained after Closing or any Consent, which, by its express terms, cannot be unreasonably withheld or delayed.

“Retained Assets” – any rights, titles, interests, assets, and properties that are originally included in the Assets under the terms of this Agreement, but that are subsequently excluded from the Assets or sale under this Agreement pursuant to the terms of this Agreement at any time before or after the Closing.
“Rights of Way” – as set forth in the definition of “Assets”.
“Royalties” – royalties (including sliding scale royalties), overriding royalties, production payments, carried interests, net profits interests, reversionary interests, back-in interests and other burdens upon, measured by or payable out of production.
“Schedule Supplement” – as defined in Section 3.20.
“SEC” – the United States Securities and Exchange Commission.
“SEC Filings” – as defined in Section 4.16.
“Second Bone Spring” – means for Lea County, New Mexico, the stratigraphic equivalent of 10012’ to 10735’, as defined in the Dual Laterolog/Compensated Neutron Formation Density log/Gamma Ray log for the Chisholm Minis Federal #1 well located 3300’ FNL & 1650’ FEL of Section 1, T21S, R32E, Lea County, New Mexico bearing API #30-025-27659. For Eddy County, New Mexico, the stratigraphic equivalent of 6400’ to 6732’, as defined in the Laterolog/Density-Neutron log/Gamma Ray log for the Oxy USA Inc Oxy Spike #1 well located 1980’ FNL & 660’ FEL of Section 33, T23S, R26E, Eddy County, New Mexico bearing API #30-015-28938.
“Securities Act” – the Securities Act of 1933, as amended.
“Seller” – as defined in the preamble to this Agreement.
“Seller Closing Documents” – as defined in Section 3.02(a).
“Seller’s Counsel” – as defined in Section 12.18.
“Seller Group” – Seller and its Affiliates, and their respective Representatives.
“Seller Related Parties” – as defined in Section 12.18.
“Side Letter Agreement” – the Side Letter Agreement in the form attached to this Agreement as Exhibit J to be executed and delivered at Closing by Seller and each of the Persons set forth on Schedule 2.04(a)(xi).
“Specified Obligations” – Damages, liabilities and obligations arising out of (a) personal injury (including death) claims attributable to Seller’s or its Affiliate’s ownership, management or operation of the Assets prior to the Effective Time; (b) failure to properly and timely pay, in accordance with the terms of any Lease, all Royalties with respect to the Assets that are due by Seller or any of its Affiliates and attributable to Seller’s (or its predecessors’) ownership, management or operation of the Assets prior to the Effective Time; (c) any offsite waste disposal and transportation of Hazardous Materials from the Assets prior to the to the Closing Date; (d) any claim made by an employee of Seller or any Affiliate of Seller directly relating to such employment by Seller or its Affiliate; (e) any Damages attributable to Third Party claims against Seller arising from the actual fraud, gross negligence or willful misconduct of Seller with respect to the operation of the Properties during Seller’s ownership thereof prior to Closing; (f) the Excluded Assets and the Retained Assets; (g) any Damages consisting of any civil or administrative fines or penalties or criminal sanctions imposed under applicable Legal Requirements as interpreted as of the Execution Date on Seller or its Affiliates and resulting from or relating to the ownership, use or operation of the Properties by Seller prior to the Closing, but excluding any Environmental Liabilities; and (h) the matters set forth on Schedule 3.04 (or, that should have been set forth on Schedule 3.04 in order for the representation in Section 3.04 to be true and correct at and as of the Execution Date); provided that from and after the date that is twelve (12) months following the Closing Date, all such Damages, liabilities and obligations arising out of clauses (b) and (c) above shall no longer be Specified Obligations and shall be deemed Assumed Liabilities; provided further that such clauses (b) and (c) shall remain Specified Obligations solely with respect to a bona fide claim asserted pursuant to this Agreement with respect to such clause prior to the expiration of twelve (12) months following the Closing Date and Buyer shall have no right to assert additional claims after the expiration of such period.
“Stock Consideration” – 19,417,476 of fully paid and nonassessable shares of Class A Common Stock.
“Stockholder Approval” – the affirmative written consent of (a) the holder(s) of a majority of the outstanding shares of Buyer Common Stock in favor of the adoption of this Agreement and the transactions contemplated hereby, including the issuance of the Stock Consideration, and (b) a Majority of the Disinterested in favor of the adoption of this Agreement and the transactions contemplated hereby, including the issuance of the Stock Consideration.
“Straddle Period” – any Tax period beginning before and ending after the Effective Time.
“Suspense Funds” – proceeds of production and associated penalties and interest in respect of any of the Wells that are payable to any Person other than Seller or its Affiliates and are being held in suspense by Seller as the operator of such Wells.
“Tangible Property” – as set forth in the definition of “Assets”.
“Target Area” – as set forth in Exhibit E.
“Target Closing Date” – as defined in Section 2.03.
“Target Formation” – with respect to (i) a Well, the Formation(s) set forth for such Well in Exhibit B, and (ii) a Lease, the Formation(s) set forth for such Lease in Exhibit A-1.
“Tax” or “Taxes” – any and all federal, state, provincial, local, foreign and other taxes, fees, assessments and other governmental charges in the nature of a tax imposed by any Governmental Body, including income, profits, franchise, alternative or add-on minimum, gross receipts, environmental, registration, withholding, employment, social security (or similar), disability, occupation, ad valorem, property, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, unemployment, severance, compensation, utility, stamp, premium, windfall profits, transfer, gains, production and excise taxes, together with any interest, penalties, fines or additions thereto.
“Tax Allocation” – as defined in Section 2.07.
“Tax Controversy” – any pending or threatened Tax audit, examination, or assessment
“Tax Partnership” – as defined in Section 3.03.
“Tax Returns” – any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a Governmental Body in connection with Taxes, including any schedule or attachment thereto or amendment thereof.
“Third Bone Spring” – means for Lea County, New Mexico, the stratigraphic equivalent of 10735’ to 11502’, as defined in the Dual Laterolog/Compensated Neutron Formation Density log/Gamma Ray log for the Chisholm Minis Federal #1 well located 3300’ FNL & 1650’ FEL of Section 1, T21S, R32E, Lea County, New Mexico bearing API #30-025-27659. For Eddy County, New Mexico, the stratigraphic equivalent of 6732’ to 8634’, as defined in the Laterolog/Density-Neutron log/Gamma Ray log for the Oxy USA Inc Oxy Spike #1 well located 1980’ FNL & 660’ FEL of Section 33, T23S, R26E, Eddy County, New Mexico bearing API #30-015-28938.
“Third Party” – any Person other than a Party or an Affiliate of a Party.
“Threatened” – a claim, Proceeding, dispute, action or other matter will be deemed to have been “Threatened” if any demand or statement has been made in writing to a Party or any of its officers, directors, or employees that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

“Title Benefit” – as defined in Section 11.08.
“Title Benefit Notice” – as defined in Section 11.08.
“Title Benefit Properties” – as defined in Section 11.08.
“Title Benefit Value” – as defined in Section 11.08.
“Title Defect” – any Encumbrance, defect or other matter that causes Seller not to have Defensible Title in and to the Leases or Wells, without duplication; provided that the following shall not be considered Title Defects:
(a)defects arising out of the lack of corporate or other entity authorization unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and results in another Person’s actual and superior claim of title to the relevant Assets;
(b)defects based upon the failure to record any federal or state Leases or any assignments of interests in such Leases in any applicable public records;
(c)any Encumbrance or loss of title resulting from Seller’s conduct of business, unless such conduct is expressly prohibited pursuant to the provisions of this Agreement;
(d)defects arising from any change in applicable Legal Requirement after the Execution Date;
(e)defects arising from any prior oil and gas lease taken more than fifteen (15) years prior to the Effective Time relating to the lands covered by a Lease not being surrendered of record, unless Buyer provides affirmative evidence that a Third Party is conducting operations on, or asserting ownership of, the Assets, sufficient proof of which shall include written communication by a party with record title to such prior lease asserting the validity of the lease;
(f)defects that affect only which non-Seller Person has the right to receive Royalty payments rather than the amount or the proper payment of such Royalty payment;
(g)defects based solely on assertions that Seller’s files lack information (including title opinions);
(h)defects arising from a mortgage (that is not in default or subject to foreclosure) encumbering the oil, gas or mineral estate of any lessor that would customarily be accepted in taking oil and gas leases or purchasing undeveloped oil and gas leases and for which the lessee would not customarily seek a subordination of such lien to the oil and gas leasehold estate prior to conducting drilling activities on the Lease unless a notice of default or a complaint of foreclosure has been duly filed or any similar action taken by the mortgagee thereunder and in such case such mortgage has not been subordinated to the Lease applicable to such Asset; and
(i)defects based on a gap in Seller’s chain of title in the county records, unless Buyer affirmatively shows such gap to exist in such records by an abstract of title, title opinion, landman’s title chain, run sheet or other document, which documents (if any) shall be included in a Title Defect Notice (for the avoidance of doubt, a non-certified, cursory or limited title chain will satisfy this requirement).
“Title Defect Cure Period” – as defined in Section 11.06(a).
“Title Defect Notice” – as defined in Section 11.04.
“Title Defect Property” – as defined in Section 11.04.
“Title Defect Value” – as defined in Section 11.04.
“Trading Day” – a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a

U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded. If the Class A Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transaction Documents” – collectively, this Agreement, the Seller’s Closing Documents, the Buyer’s Closing Documents and those other documents executed and delivered by the Parties pursuant to or in connection with this Agreement.
“Transfer Agent” – Direct Transfer.
“Transfer Tax” – all transfer, documentary, sales, use, stamp, registration and similar Taxes (but excluding Income Taxes) and documentary, filing, recording and similar fees and expenses arising out of, or in connection with, the transfer of the Assets to Buyer or the filing or recording of the Assignment or any other assignments or conveyances related to the transfer of the Assets to Buyer.
“Transition Services Agreement” – the Transition Services Agreement in the form attached to this Agreement as Exhibit F, to be executed and delivered by Buyer and Seller at Closing.
“Unaudited Interim Financials” – as defined in Section 6.06(a).
“Unit Interests” – as set forth in the definition of “Assets”.
“VWAP Market Disruption Event” – with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed, or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“Wells” – as set forth in the definition of “Assets”.
“Willful Breach” – Seller’s (a) willful or deliberate act, which act constitutes in and of itself a material breach of any covenant set forth in this Agreement and which act was undertaken with the Knowledge of Seller that such act would be, or would reasonably be expected to cause, a material breach of this Agreement, (b) actual and intentional misstatement in making the representations and warranties in Article 3, undertaken with the Knowledge of Seller that such misstatement would be, or would reasonably be expected to cause, a material breach of such representations and warranties, which breach would result in a failure of Section 7.01 to be satisfied in accordance with the terms of this Agreement if the Closing were otherwise to occur, or (c) failure to consummate the transactions contemplated by this Agreement after all conditions to Closing set forth in Sections 8.01 and 8.02 have been satisfied or waived in accordance with the terms of this Agreement (other than those conditions that by their terms can only be satisfied simultaneously with the Closing but that would be capable of being satisfied at Closing if Closing were to occur).
“Wolfcamp Formation” – means for Lea County, New Mexico, the stratigraphic equivalent of 11502’ to 12362’, as defined in the Dual Laterolog/Compensated Neutron Formation Density log/Gamma Ray log for the Chisholm Minis Federal #1 well located 3300’ FNL & 1650’ FEL of Section 1, T21S, R32E, Lea County, New Mexico bearing API #30-025-27659. For Eddy County, New Mexico, the stratigraphic equivalent of 8634’ to 10030’, as defined in the Laterolog/Density-Neutron log/Gamma Ray log for the Oxy USA Inc Oxy Spike #1 well located 1980’ FNL & 660’ FEL of Section 33, T23S, R26E, Eddy County, New Mexico bearing API #30-015-28938.
“Working Interest” – for any Lease or Well, that share of costs and expenses associated with the exploration, maintenance, development, and operation of such Lease or Well, as applicable, that Seller is required to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Lease or Well, as applicable (in each case, limited to the applicable Target Formation and subject to any reservations, limitations or depth restrictions described in Exhibit A-1 or Exhibit B, as applicable, but without regard to the effect of any Royalties or other burdens).
ARTICLE 2
SALE AND TRANSFER OF ASSETS; CLOSING
2.01Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell and transfer (or shall cause to be sold and transferred) the Assets to Buyer, and Buyer shall purchase, pay for, and accept the Assets from Seller and assume the Assumed Liabilities.
2.02Purchase Price; Deposit; Holdback.
(a)Subject to any adjustments that may be made under Section 2.05, the purchase price for the Assets will be $610,000,000.00 (the “Purchase Price”), which shall consist of (i) an amount in cash equal to $410,000,000.00 (the “Cash Consideration”), with $70,000,000 of the Cash Consideration (the “Deferred Cash Consideration”) payable in accordance with Schedule 2.02 and (ii) the Stock Consideration. Contemporaneously with the execution of this Agreement, Buyer and Seller have entered into the Escrow Agreement and prior to the expiration of three (3) Business Days following the Execution Date, Buyer has deposited by wire transfer in same day funds into an escrow account established pursuant to the Escrow Agreement an amount in cash equal to the Deposit Amount. If the Closing occurs, on or before the Closing Date, the Parties shall execute and deliver to the Escrow Agent a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Seller at Closing. The Deposit Amount will be applied as a credit toward the Preliminary Amount as provided in Section 2.05(a). If this Agreement is terminated prior to the Closing in accordance with Section 9.01, then the provisions of Section 9.02 shall apply and the distribution of the Deposit Amount shall be governed in accordance therewith.
(b)Without limiting any other provisions in this Agreement, if at any time during the period between Execution Date and the Closing there are any changes in the outstanding number of shares of Buyer Common Stock by reason of any reclassification, recapitalization, stock split (including reverse stock split), subdivision, combination, exchange, or readjustment of shares or similar transaction, or any stock dividend or distribution paid in stock (excluding, for purposes of clarity, issuances of any Buyer Common Stock resulting from the vesting of any equity awards set forth on Schedule 4.02(a) or the granting of any equity awards under any Earthstone equity incentive plan), but excluding the conversion or exchange of Class B Common Stock for Class A Common Stock, the Stock Consideration and the Indemnity Reference Price and any other amounts or similarly dependent items related to the Buyer Common Stock, the Stock Consideration or the Indemnity Reference Price shall be appropriately and equitably adjusted to reflect such change to provide the same economic effect as contemplated by this Agreement prior to such action (and thereafter all references in this Agreement to “Buyer Common Stock,” “Stock Consideration,” “Indemnity Reference Price” and other similarly dependent items shall be references to such terms, as so adjusted); provided that this Section 2.02(b) shall in no event be construed to permit Buyer or any of its Affiliates to take any action with respect to the Buyer Common Stock that is prohibited by the terms of this Agreement.
(c)At Closing, Buyer shall deposit into an escrow account established pursuant to the Closing Escrow Agreement (the “Indemnity Escrow Account”) a number of shares of Class A Common Stock equal to 4,441,748 shares of Class A Common Stock from, and without duplication to, the Stock Consideration issued by Buyer at the Closing (the “Indemnity Holdback Shares”). The Indemnity Holdback Shares (collectively with the Indemnity Holdback Shares, the “Indemnity Holdback Amount”) shall be held in, and released from, the Indemnity Escrow Account after Closing as and to the extent provided in this Section 2.02(c) to satisfy Seller’s indemnification obligations under Section 10.02. The Parties agree that the Transfer Agent shall disburse the Indemnity Holdback Amount only in accordance with the following procedures:
(i)Buyer shall deliver to the Transfer Agent a copy of any claim notice delivered to Seller with respect to any claim for indemnification under Article 10 in favor of the Buyer Group (each an “Escrow Claim Notice”). No disbursement, however, shall be made by the Transfer Agent based upon said Escrow Claim Notice except as hereinafter set forth.

(ii)If the Transfer Agent receives a joint instruction letter in the form attached to the Closing Escrow Agreement (an “Instruction Letter”) executed by authorized representatives of Buyer and Chisholm instructing the Transfer Agent to disburse all or any portion of the Indemnity Holdback Amount (such amount, an “Indemnity Holdback Disbursement”), then the Transfer Agent shall disburse the Indemnity Holdback Disbursement to the recipient(s) identified in such letter in accordance with the Closing Escrow Agreement. Within two (2) Business Days following the final resolution of any claim for indemnification under Article 10 in favor of the Buyer Group, Buyer and Chisholm shall execute and deliver Instruction Letters authorizing the applicable Indemnity Holdback Disbursement to Earthstone in an amount equal to the amount of the Damages finally determined to be owed to the Buyer Group in respect of such claim for indemnification. Subject to the remainder of this Section 2.02(c)(ii), the total number of shares of Class A Common Stock to be released from the Indemnity Holdback Amount with respect to any such Indemnity Holdback Disbursement shall be a number of shares (rounded down to the nearest whole share) equal to (A) the amount of the Damages finally determined to be owed to the Buyer Group in respect of such claim for indemnification, divided by (B) the Indemnity Reference Price as of the date of release.
(iii)Promptly after the six (6)-month anniversary of the Closing Date (such date, the “Initial Indemnity Holdback Release Time”) (but in no event more than three (3) Business Days thereafter), Chisholm and Buyer shall provide an Instruction Letter instructing the Transfer Agent to disburse to Seller fifty percent (50%) of the value of the Indemnity Escrow Account as of the Initial Indemnity Holdback Release Time (with any Indemnity Holdback Shares valued at the Indemnity Reference Price as of the Initial Indemnity Holdback Release Time), less the aggregate amount of Damages asserted to be owed to the Buyer Group in respect of any claims for indemnification in any unresolved Escrow Claim Notices that remain in dispute as of the Initial Indemnity Holdback Release Time. If such amount is a negative number, then no release will be made from the Indemnity Escrow Account as of the Initial Indemnity Holdback Release Time; provided that Seller will not be required to fund any additional amounts of cash or shares of Class A Common Stock into the Indemnity Escrow Account. Promptly after the twelve (12)-month anniversary of the Closing Date (such date, the “Final Indemnity Holdback Release Time”) (but in no event more than three (3) Business Days thereafter), Chisholm and Buyer shall provide an Instruction Letter instructing the Transfer Agent to disburse to Seller the balance of the Indemnity Holdback Amount (if any) held by the Transfer Agent, less the aggregate amount of Damages asserted to be owed to the Buyer Group in respect of any claims for indemnification in any unresolved Escrow Claim Notices that remain in dispute as of the Final Indemnity Holdback Release Time. If such amount is a negative number, then no release will be made from the Indemnity Escrow Account as of the Final Indemnity Holdback Release Time; provided that Seller will not be required to fund any additional amounts of cash or shares of Class A Common Stock into the Indemnity Escrow Account. With respect to the balance of the Indemnity Holdback Amount (if any) held by the Transfer Agent following the Final Indemnity Holdback Release Time, if, following final resolution (and payment, if applicable, to the indemnified member of the Buyer Group pursuant to Instruction Letters or a final court order, as applicable) of all outstanding claim notices delivered to Seller with respect to any claim for indemnification under Article 10 in favor of the Buyer Group prior to the Final Indemnity Holdback Release Time, any shares of Class A Common Stock that remain in the Indemnity Escrow Account, then within three (3) Business Days thereafter, Chisholm and Buyer shall provide an Instruction Letter instructing the Transfer Agent to disburse to Seller such remaining shares of Class A Common Stock.
(d)Notwithstanding anything in the Agreement to the contrary but without limitation to Buyer’s rights pursuant to Section 12.19, Buyer agrees that, prior to Final Indemnity Holdback Release Time (or the earlier exhaustion of the Indemnity Escrow Account), Buyer and the Buyer Group’s sole recourse for any claim for indemnification under Article 10 shall be a claim against the Indemnity Escrow Account as provided in Section 2.02(c), and, subject to all other limitations on indemnification under Article 10 and without limitation to Buyer’s rights pursuant to Section 12.19, Buyer and Buyer Group may not seek recourse for any claims for indemnification under Article 10 until and unless the Indemnity Escrow Account is exhausted or if the aggregate amount of any such claims for indemnification that are made in accordance with Article 10 exceed the value of the shares and cash funds available in the Indemnity Escrow Account.
2.03Closing; Preliminary Settlement Statement. The Closing shall take place remotely or, if mutually agreed by the Parties, at the offices of Kirkland and Ellis LLP at 609 Main Street, 47th Floor, Houston, Texas 77002 on February 15, 2022 (the “Target Closing Date”), or if all conditions to Closing under Article 7 and Article 8 have not yet been satisfied or waived on such date, within ten (10) Business Days after such conditions have been satisfied or waived, subject to the provisions of Article 9 (the “Closing Date”). To the extent Closing is in person, Buyer shall at all times abide by any COVID-19 policies or procedures delivered to it in writing prior to the Closing Date. Subject to the provisions of Articles 7, 8, and 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.03 shall not result in the termination of this Agreement and shall not relieve either Party of any obligation under this Agreement. Not later than five (5) Business Days prior to the Closing Date, Seller will deliver to Buyer a statement setting forth in reasonable detail Seller’s reasonable determination of the Preliminary Amount based upon the best information available at that time (the “Preliminary Settlement Statement”). As part of the Preliminary Settlement Statement, Buyer shall provide to Seller such data as is reasonably necessary to support any estimated allocation, for purposes of establishing the Preliminary Amount. Within three (3) Business Days after its receipt of the Preliminary Settlement Statement, Buyer may submit to Seller in writing any objections or proposed changes thereto and Seller shall consider all such objections and proposed changes in good faith. The estimate agreed to by Seller and Buyer, or, absent such agreement, delivered in the Preliminary Settlement Statement by Seller in accordance with this Section 2.03, will be the Preliminary Amount to be paid by Buyer to Seller at the Closing.
2.04Closing Obligations. At the Closing:
(a)Seller shall deliver (and execute and acknowledge, as appropriate), or cause to be delivered by the appropriate Person (and executed and acknowledged, as appropriate), to Buyer:
(i)the Assignment in the appropriate number for recording in the real property records where the Assets are located, together with any assignments, on appropriate forms, of state and federal Leases comprising portions of the Assets, if any, in sufficient counterparts necessary to facilitate filing with the applicable Governmental Bodies;
(ii)a duly executed joint instruction letter, executed by Seller, directing the Escrow Agent to release the Deposit Amount to Seller;
(iii)possession of the Assets (except the Suspense Funds, which shall be conveyed to Buyer by way of one or more adjustments to the Cash Consideration as provided in Section 2.05(c)(ii)(E));
(iv)a certificate executed by an officer of Seller, certifying on behalf of Seller that the conditions to Closing set forth in Sections 7.01 and 7.02 have been fulfilled;
(v)either (A) an executed W-9 of each Seller or (B) an executed statement from each Seller meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2) certifying that such Seller (or its regarded owner, if such Seller is an entity disregarded as separate from its owner) is not a “foreign person” within the meaning of Section 1445 of the Code;
(vi)a counterpart of the Preliminary Settlement Statement, executed by Seller;
(vii)for each Well operated by Seller or its Affiliate on the Closing Date, such regulatory documentation and non-operator election ballots on forms prepared by Buyer (with assistance from Seller) as is necessary to designate Buyer (or Buyer’s designee) as operator of such Wells;
(viii)a recordable release in a form reasonably acceptable to Buyer of any trust, mortgages, financing statements, fixture filings and security agreements, in each case, securing indebtedness for borrowed money or commodity hedges made by Seller or its Affiliates affecting the Assets;

(ix)a counterpart of the Transition Services Agreement, executed by Seller;
(x)a counterpart of the Closing Escrow Agreement, executed by Seller;
(xi)a counterpart of the Registration Rights Agreement, executed by Chisholm and each of the Persons set forth on Schedule 2.04(a)(xi);
(xii)a counterpart of the Side Letter Agreement, executed by Seller and each of the Persons set forth on Schedule 2.04(a)(xi);
(xiii)a counterpart of a Lock-up Agreement, executed by Seller and each of the Persons set forth on Schedule 2.04(a)(xi);
(xiv)a counterpart of the A&R Voting Agreement, executed by the parties thereto (other than Earthstone and EnCap Investments L.P.);
(xv)counterparts of the Non-Competition Agreement, executed by each applicable Person contemplated to be party thereto (other than Buyer); and
(xvi)such documents as Buyer or counsel for Buyer may reasonably request, including letters-in-lieu of transfer orders to Third Party operators and purchasers of production from the Wells (which shall be prepared and provided by Buyer (with assistance from Seller) and reasonably satisfactory to Seller).
(b)Buyer shall deliver (and execute and acknowledge, as appropriate) to Seller:
(i)the Preliminary Amount by wire transfer to the accounts specified by Seller in written notices given by Seller to Buyer;
(ii)the Assignment in the appropriate number for recording in the real property records where the Assets are located, together with any assignments, on appropriate forms, of state and of federal Leases comprising portions of the Assets, if any, in sufficient counterparts necessary to facilitate filing with the applicable Governmental Bodies;
(iii)a duly executed joint instruction letter, executed by Buyer, directing the Escrow Agent to release the Deposit Amount to Seller;
(iv)a certificate executed by an officer of Buyer, certifying on behalf of Buyer that the conditions to Closing set forth in Sections 8.01 and 8.02 have been fulfilled;
(v)a counterpart of the Preliminary Settlement Statement, executed by Buyer;
(vi)for each Well operated by Seller or its Affiliate on the Closing Date, such regulatory documentation on forms prepared by Buyer (with assistance from Seller) as is necessary to designate Buyer (or Buyer’s designee) as operator of such Wells;
(vii)evidence of replacement bonds, guarantees, and other sureties pursuant to Section 6.03(a) and evidence of such other authorizations and qualifications as may be necessary for Buyer (and any designated operator) to own and operate the Assets;
(viii)a counterpart of the Transition Services Agreement, executed by Buyer;
(ix)a counterpart of the Closing Escrow Agreement, executed by Buyer;
(x)a counterparts of the Registration Rights Agreement, executed by Earthstone;
(xi)a counterpart of the Lock-up Agreement delivered by Seller under Section 2.04(a)(xiii);
(xii)a counterpart of the A&R Voting Agreement, executed by Earthstone and EnCap Investments L.P.;

(xiii)evidence of issuance of the Stock Consideration less the Indemnity Holdback Shares to, at Seller’s written direction, Seller or those Persons set forth on Schedule 2.04(a)(xi) as of the date that is five Business Days prior to Closing, credit to book-entry accounts maintained by the Transfer Agent;
(xiv)evidence reasonably satisfactory to Seller that Earthstone (A) has filed a supplemental listing application with the NYSE with respect to the issuance of the Stock Consideration and (B) the shares of Class A Common Stock comprising the Stock Consideration have been approved and authorized for listing on the NYSE; and
(xv)such other documents as Seller or counsel for Seller may reasonably request, including letters-in-lieu of transfer orders to third party operators and purchasers of production from the Wells (which shall be prepared and provided by Buyer (with assistance from Seller) and reasonably satisfactory to Seller).
(c)Buyer shall deliver to the Transfer Agent the Indemnity Holdback Shares, to be held in the Indemnity Escrow Account in accordance with the terms of this Agreement and the Closing Escrow Agreement.
2.05Allocations and Adjustments. If the Closing occurs:
(a)Buyer shall be entitled to all production and products from or attributable to the Assets from and after the Effective Time and the proceeds thereof, and to all other income, proceeds, receipts, and credits earned with respect to the Assets on or after the Effective Time, including, for purposes of clarity, any COPAS overhead amounts received by Buyer or any of its Affiliates that are attributable to the Assets from and after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs attributable to the Assets and incurred from and after the Effective Time (by payment, adjustments to the Cash Consideration or otherwise). Seller shall be entitled to all production and products from or attributable to the Assets prior to the Effective Time and the proceeds thereof, as well as any Third Party COPAS overhead amounts received by Seller or any of its Affiliates that are attributable to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs attributable to the Assets and incurred prior to the Effective Time (by payment, adjustments to the Cash Consideration or otherwise). Following the date that is twelve months following Closing, Buyer shall assume all Property Costs attributable to the Assets and incurred prior to or after the Effective Time to the extent that Seller did not have Knowledge thereof prior to the expiration of such twelve month period and shall be entitled to all income, proceeds, receipts, and credits earned with respect to the Assets prior to, on or after the Effective Time. “Earned” and “incurred,” as used in this Agreement, shall be interpreted in accordance with generally accepted accounting principles and Council of Petroleum Accountants Society (COPAS) standards.
(b)For purposes of allocating revenues, production, proceeds, income, accounts receivable, and products under this Section 2.05, (A) liquid Hydrocarbons produced into storage facilities will be deemed to be “from or attributable to” the Wells when they pass through the pipeline connecting into the storage facilities into which they are run, and (B) gaseous Hydrocarbons and liquid Hydrocarbons produced into pipelines will be deemed to be “from or attributable to” the Wells when they pass through the receipt point sales meters on the pipelines through which they are transported. In order to accomplish the foregoing allocation of production, the Parties shall rely upon the gauging, metering, and strapping procedures which were conducted by Seller on or about the Effective Time and, unless demonstrated to be inaccurate, shall utilize reasonable interpolating procedures to arrive at an allocation of production when exact gauging, metering, and strapping data is not available on hand as of the Effective Time. Asset Taxes shall be prorated in accordance with Section 12.02(b).
(c)The Cash Consideration shall be, without duplication,
(i)increased by the following amounts:
(A)the aggregate amount of (1) proceeds received by Buyer from the sale of Hydrocarbons produced from and attributable to the Assets during any period prior to the Effective Time to which Seller is entitled under Section 2.05(a) (net of any (x) Royalties and (y) gathering, processing, transportation, marketing and other midstream costs) and (2) other proceeds received by Buyer with respect to the Assets for which Seller would otherwise be entitled under Section 2.05(a);
(B)the amount of all Asset Taxes allocable to Buyer pursuant to Section 12.02(b) but paid or otherwise economically borne by Seller;
(C)the aggregate amount of all non-reimbursed Property Costs that have been paid by Seller that are attributable to the ownership and operation of the Assets after the Effective Time (including the amount of any prepayments with respect to any period after the Effective Time);
(D) to the extent that proceeds for such volumes have not been received by Seller, an amount equal to the value of all Hydrocarbons attributable to the Assets in storage or existing in stock tanks, pipelines or plants (including inventory, linefill and linepack for which Seller or its successors is entitled to a return thereof or proceeds attributable thereto) as of the Effective Time;
(E)if applicable, the amount, if any, of Imbalances in favor of Seller, multiplied by $4.00 per Mcf, or, to the extent that the applicable Contracts provide for cash balancing that will be received by Buyer at or after Closing, the actual cash balance amount determined to be due to Seller as of the Effective Time; and
(F)the amount of any other upward adjustment specifically provided for in this Agreement or mutually agreed upon by the Parties; and
(ii)decreased by the following amounts:
(A)the aggregate amount of (1) proceeds received by Seller from the sale of Hydrocarbons produced from and attributable to the Assets from and after the Effective Time to which Buyer is entitled under Section 2.05(a) (net of any (x) Royalties paid by Seller and (y) gathering, processing, transportation, marketing and other midstream costs) and (2) other proceeds received by Seller with respect to the Assets for which Buyer would otherwise be entitled under Section 2.05(a);
(B)the amount of all Asset Taxes allocable to Seller pursuant to Section 12.02(b) but paid or otherwise economically borne by Buyer;
(C)the aggregate amount of all downward adjustments pursuant to Article 11;
(D)the aggregate amount of all non-reimbursed Property Costs that are attributable to the ownership or operation of the Assets prior to the Effective Time (excluding prepayments with respect to any period after the Effective Time) and paid by Buyer;
(E)the amount of the Suspense Funds;
(F)if applicable, the amount, if any, of Imbalances owing by Seller, multiplied by $4.00 per Mcf, or, to the extent that the applicable Contracts provide for cash balancing that will be paid by Buyer at or after Closing, the actual cash balance amount determined to be owed by Seller as of the Effective Time; and
(G)the amount of any other downward adjustment specifically provided for in this Agreement or mutually agreed upon by the Parties.
Notwithstanding anything to the contrary in this Agreement, all adjustments to the Purchase Price described in Section 2.05 shall be made to the Cash Consideration (the Cash Consideration, as adjusted, the “Adjusted Cash Purchase Price”); provided, such adjustments in Section 2.05(c) shall be calculated by netting all upward adjustments in Section 2.05(c)(i) against all downward adjustments in Section 2.05(c)(ii).

(d)As soon as practicable after the Closing, but no later than one hundred twenty (120) days following the Closing Date, Seller shall prepare and submit to Buyer a statement (the “Final Settlement Statement”) setting forth each adjustment or payment which was not finally determined as of the Closing Date and showing the values used to determine such adjustments to reflect the final Adjusted Cash Purchase Price, together with reasonable supporting data and information. On or before thirty (30) days after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the Final Settlement Statement and an explanation of any such changes and the reasons therefor together with any supporting information (the “Dispute Notice”). During such thirty (30)-day period, Buyer shall be given reasonable access to Seller’s books and records relating to the matters required to be accounted for in the Final Settlement Statement. Any changes not included in the Dispute Notice shall be deemed waived. If Buyer fails to timely deliver a Dispute Notice to Seller containing changes Buyer proposes to be made to the Final Settlement Statement, the Final Settlement Statement as delivered by Seller will be deemed to be mutually agreed upon by the Parties and will be final and binding on the Parties. Upon delivery of the Dispute Notice, the Parties shall undertake to agree with respect to any disputed amounts identified therein by the date that is one hundred eighty (180) days after the Closing Date (the “Post-Closing Date”). Except for Title Defect and Environmental Defect adjustments pursuant to Section 2.05(c)(ii)(C), which shall be subject to the arbitration provisions of Section 11.15, if the Parties are still unable to agree regarding any item set forth in the Dispute Notice as of the Post-Closing Date, then the Parties shall submit to a nationally-recognized accounting firm mutually agreed upon by the Parties (the “Accounting Expert”) a written notice of such dispute along with reasonable supporting detail for the position of Buyer and Seller, respectively, and the Accounting Expert shall finally determine such disputed item in accordance with the terms of this Agreement. The Accounting Expert shall act as an expert and not an arbitrator. In determining the proper amount of any adjustment to the Adjusted Cash Purchase Price related to the disputed item, the Accounting Expert shall not increase the Adjusted Cash Purchase Price more than the increase proposed by Seller nor decrease the Adjusted Cash Purchase Price more than the decrease proposed by Buyer, as applicable. The decision of the Accounting Expert shall be binding on the Parties, and the fees and expenses of the Accounting Expert shall be borne one-half (1/2) by Seller and one-half (1/2) by Buyer. The date upon which all adjustments and amounts in the Final Settlement Statement are agreed to (or deemed agreed to) or fully and finally determined by the Accounting Expert as set forth in this Section 2.05(d) shall be called the “Final Settlement Date,” and the final Adjusted Cash Purchase Price shall be called the “Final Amount.” If (a) the Final Amount is more than the Preliminary Amount, Buyer shall pay to Seller an amount equal to the Final Amount, minus the Preliminary Amount; or (b) the Final Amount is less than the Preliminary Amount, Seller shall pay to Buyer an amount equal to the Preliminary Amount, minus the Final Amount. Such payment shall be made within five (5) Business Days after the Final Settlement Date by wire transfer of immediately available funds to the accounts specified pursuant to wire instructions delivered in advance by Seller or Buyer, as applicable.
2.06Assumption. If the Closing occurs, from and after the Closing Date, Buyer shall assume, fulfill, perform, pay, and discharge the following liabilities arising from, based upon, related to, or associated with the Assets and to the extent not constituting Specified Obligations for the time period such items are Specified Obligations hereunder (collectively, the “Assumed Liabilities”) subject to Seller’s indemnity obligations under Section 10.02 (further subject to the limitations and restrictions in Article 10): any and all Damages and obligations, known or unknown, allocable to the Assets prior to, at, or after the Effective Time, including any and all Damages and obligations: (a) attributable to or resulting from the use, maintenance, ownership, or operation of the Assets, regardless whether arising before, at or after the Effective Time, except for Property Costs which shall have been accounted for as provided under Section 2.05; (b) imposed by any Legal Requirement or Governmental Body relating to the Assets; (c) for plugging, abandonment, decommissioning, and surface restoration of the Assets, including oil, gas, injection, water, or other wells and all surface facilities; (d) subject to Buyer’s rights and remedies set forth in Article 11 and the special warranty of Defensible Title set forth in the Assignment, attributable to or resulting from lack of Defensible Title to the Assets; (e) attributable to the Suspense Funds, to the extent actually received by Buyer (or for which a reduction to the Cash Consideration was made); (f) attributable to the Imbalances; (g) subject to Buyer’s rights and remedies set forth in Article 11, attributable to or resulting from all Environmental Liabilities relating to the Assets; (h) related to the conveyance of the Assets to Buyer at Closing (including arising from the conveyance thereof without consent or in violation of a Preferential Purchase Right or any maintenance of uniform interest provision); (i) attributable to or resulting from Asset Taxes attributable to periods (or portions thereof) from and after the Effective Time (provided that Section

12.02(c) shall govern the actual payment of such Asset Taxes); (j) attributable to or resulting from Transfer Taxes; (k) attributable to the Leases and the Applicable Contracts, except for Property Costs which shall have been accounted for as provided under Section 2.05; and (l) attributable to the matters set forth on Schedule 2.06. Buyer acknowledges that: (i) the Assets have been used in connection with the exploration for, and the development, production, treatment, and transportation of, Hydrocarbons; (ii) spills of wastes, Hydrocarbons, produced water, Hazardous Materials, and other materials and substances may have occurred in the past or in connection with the Assets; (iii) there is a possibility that there are currently unknown abandoned wells, plugged wells, pipelines, and other equipment on or underneath the property underlying the Assets; (iv) it is the intent of the Parties that, subject to the terms of the Assignments, all liability associated with the above matters described in clauses (ii) through (iii) of this sentence as well as any responsibility and liability to decommission, plug, or replug such wells (including the Wells) in accordance with all Legal Requirements and requirements of Governmental Bodies be passed to Buyer effective as of the Effective Time and that Buyer shall assume all responsibility and liability for such matters and all claims and demands related thereto; (v) the Assets may contain asbestos, Hazardous Materials, or NORM; (vi) NORM may affix or attach itself to the inside of wells, materials, and equipment as scale or in other forms; (vii) wells, materials, and equipment located on the Assets may contain NORM; and (viii) special procedures may be required for remediating, removing, transporting, and disposing of asbestos, NORM, Hazardous Materials, and other materials from the Assets. From and after the Closing, but effective as of the Effective Time, subject to Seller’s indemnity obligations under Section 10.02 (subject to the limitations and restrictions in Article 10), Buyer shall assume, with respect to the Assets, all responsibility and liability for any assessment, remediation, removal, transportation, and disposal of these materials and associated activities in accordance with all Legal Requirements and requirements of Governmental Bodies.
2.07Allocation of Purchase Price.
(a)The Purchase Price shall be allocated among the Assets as set forth in Schedule 2.07 hereto. Seller and Buyer agree to be bound by the Allocated Values set forth in Schedule 2.07 for purposes of Article 11 hereof.
(b)As soon as reasonably practicable following the Final Settlement Date, Seller shall deliver to Buyer for its review and approval an allocation of the Final Amount, and any other items that are treated as consideration for U.S. federal income tax purposes among the Assets in accordance with Section 1060 of the Code, and the regulations thereunder, and to the extent permitted by applicable Legal Requirements, in a manner consistent with the Allocated Values (the “Tax Allocation”). Buyer shall provide Seller with any comments to the Tax Allocation within thirty (30) days after the date of receipt by Buyer. If Buyer does not deliver any written notice of objection to the Tax Allocation within such thirty (30)-day period, the Tax Allocation shall be final, conclusive and binding on the Parties. If a written notice of objection is timely delivered to Seller, Seller and Buyer will negotiate in good faith for a period of twenty (20) days to resolve such dispute (the “Allocation Dispute Resolution Period”). If, during the Allocation Dispute Resolution Period, Seller and Buyer resolve their differences in writing as to any disputed amount, such resolution shall be deemed final and binding with respect to such amount for the purpose of determining that component of the Tax Allocation. In the event that Seller and Buyer do not resolve all of the items disputed in the Tax Allocation prior to the end of the Allocation Dispute Resolution Period, all such unresolved disputed items shall be determined by the Accounting Expert in accordance with the procedures of Section 2.05(d), mutatis mutandis. Any subsequent adjustments to the Cash Consideration for U.S. federal income Tax purposes shall be allocated in a manner consistent with the Tax Allocation as finally determined hereunder. Seller and Buyer each agree (i) to report, and to cause their respective Affiliates to report, the federal, state, and local income and other Tax consequences of the Contemplated Transactions, and in particular to report the information required by Section 1060(b) of the Code, and to prepare Form 8594 (Asset Acquisition Statement under Section 1060 of the Code), in a manner consistent with the Tax Allocation (as revised to take into account subsequent adjustments to the Cash Consideration for U.S. federal income Tax purposes), and (ii) to not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation, investigation, Proceeding or otherwise, unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable U.S. state or local or non-U.S. law) or with the other Party’s or Parties’ prior consent; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise or settle any Tax audit, claim or similar Proceeding in connection with Tax Allocation.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER
Each Seller represents and warrants to Buyer as of the Execution Date and the Closing Date, the following:
3.01Organization and Good Standing. Chisholm is a Delaware limited liability company, and is duly organized, validly existing, and in good standing under the laws of the State of Delaware and, where required, is duly qualified to do business and is in good standing in each jurisdiction in which the Assets are located, with full limited liability company power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use. Chisholm Energy Agent, Inc. is a Delaware corporation, and is duly organized, validly existing, and in good standing under the laws of the State of Delaware and, where required, is duly qualified to do business and is in good standing in each jurisdiction in which the Assets are located, with full corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.
3.02Authority; No Conflict.
(a)The execution, delivery, and performance of this Agreement and the Contemplated Transactions have been duly and validly authorized by all necessary limited liability company or corporate action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and at the Closing, all instruments executed and delivered by each Seller at or in connection with the Closing shall have been duly executed and delivered by each Seller. This Agreement constitutes the legal, valid, and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law). Upon execution and delivery by each Seller of the Assignment at the Closing, such Assignment shall constitute legal, valid and binding transfers and conveyances of the Assets. Upon the execution and delivery by each Seller of any other documents at the Closing (collectively with the Assignments, the “Seller Closing Documents”), such Seller Closing Documents shall constitute the legal, valid, and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).
(b)Except as set forth in Schedule 3.02(b), and assuming the receipt of all Consents and the waiver of all Preferential Purchase Rights (in each case) applicable to the Contemplated Transactions, and assuming compliance with the HSR Act, neither the execution and delivery of this Agreement by Seller nor the consummation or performance of any of the Contemplated Transactions by Seller shall, directly or indirectly (with or without notice or lapse of time):
(i)contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of either Seller, or (B) any resolution adopted by the board of directors, managers or officers of either Seller;
(ii)contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions, to terminate, accelerate, or modify any terms of, or to exercise any remedy or obtain any relief under, any Contract or agreement or any Legal Requirement or Order to which Seller, or any of the Assets, may be subject;
(iii)contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that relates to the Assets; or
(iv)result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets, except for Permitted Encumbrances, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.03Taxes. All material Tax Returns required to be filed by Seller with respect to Asset Taxes have been timely filed and all such Tax Returns were true, correct and complete in all material respects. All material Asset Taxes required to be paid by Seller that are or have become due have been timely paid. There is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Asset Taxes. There are no administrative or judicial proceedings or claims by any Governmental Body pending or threatened against Seller relating to or in connection with any Asset Taxes. The Assets have been properly listed on applicable property Tax rolls, and the Assets do not contain any omitted property. Except as disclosed on Schedule 3.03, no Asset is subject to any tax partnership agreement or provisions requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute. Each agreement or arrangement described on Schedule 3.03 (each a “Tax Partnership”) (a) has timely filed all U.S. federal income and other material Tax Returns required to be filed by such Tax Partnership and all such Tax Returns are true, correct and complete in all material respects, and (b) has timely paid all material Taxes required to be paid by such Tax Partnership.
3.04Legal Proceedings. Except as disclosed on Schedule 3.04, Seller has not been served with any Proceeding, and, to Seller’s Knowledge, there is no pending or Threatened Proceeding against Seller or any of its Affiliates, in each case, that (a) relates to Seller’s ownership or operation of any of the Assets, or (b) challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. Neither Seller nor the Assets are subject to any outstanding judgement, Order, decree that would materially impair such Seller Party’s ability to consummate the Contemplated Transactions or materially affect the ownership, operation or value of the Assets.
3.05Brokers. Neither Seller nor its Affiliates have incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees with respect to the Contemplated Transactions other than obligations that are and will remain the sole responsibility of Seller and its Affiliates.
3.06Compliance with Legal Requirements. To Seller’s Knowledge, except as set forth in Schedule 3.06, there is no uncured material violation by Seller of any Legal Requirements (other than Environmental Laws) with respect to Seller’s ownership and operation of the Assets.
3.07Prepayments. Except for any Imbalances, Seller has not received payment under any Contract for the sale of Hydrocarbons produced from the Assets which requires delivery in the future to any party of Hydrocarbons previously paid for and not yet delivered (or proceeds from the sale of such Hydrocarbons). Schedule 3.07 sets forth all Imbalances associated with the Assets as of the dates set forth on Schedule 3.07.
3.08Material Contracts. Schedule 3.08 sets forth (x) all Applicable Contracts, including all amendments, supplements and modifications thereto, in each case as of the Execution Date or, (y) to the extent an Applicable Contract is entered into after the Execution Date but prior to the Closing Date in accordance with this Agreement, as of the date of such Applicable Contract (which shall be deemed to be automatically included on Schedule 3.08), in each case under clause (x) and (y), of the type described below (collectively, the “Material Contracts”):
(a)any Applicable Contract that is a Hydrocarbon purchase and sale, marketing, transportation, gathering, treating, processing, or similar Applicable Contract (including pricing agreements) that is not terminable without penalty or fee on ninety (90) days’ or less notice;
(b)any Applicable Contract that can reasonably be expected to result in aggregate payments by Seller of more than Two Hundred Thousand Dollars ($200,000) net to Seller’s interest during the current or any subsequent fiscal year or more than Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate net to Seller’s interest over the term of such Applicable Contract (based on the terms thereof and contracted (or if none, current) quantities where applicable);
(c)any Applicable Contract that is an indenture, mortgage, loan, credit agreement, sale-leaseback, guaranty of any obligation, bond, letter of credit, or similar financial Contract;
(d)any Applicable Contract that constitutes a partnership agreement (including tax partnership agreements), joint venture agreement, area of mutual interest agreement, joint development agreement, joint operating agreement, farmin or farmout agreement or similar Contract;

(e)any Applicable Contract that contains any area of mutual interest, most favored nations, non-compete provision or other similar provision;
(f)any Applicable Contract pursuant to which Seller has posted credit support in favor of any Third Party (other than in respect of any credit facilities of Seller or its Affiliates which will not bind the Assets following Closing);
(g)any Applicable Contract with any Affiliate of Seller which will be binding on Buyer after the Closing Date; and
(h)any Applicable Contract that contains any calls on, or options to purchase or dedications of, material quantities of Hydrocarbon production, other than pursuant to currently effective Hydrocarbon purchase and sale contracts to which the Assets will be subject after Closing.
Neither Seller, nor to the Knowledge of Seller, any other party is in default under any Material Contract, except as set forth in Schedule 3.08 and no event has occurred that with notice or lapse of time, or both, would constitute a default under any Material Contract by Seller or, to Seller’s Knowledge, any other person who is a party to such Material Contract. There are no futures, options, swaps or other derivatives with respect to the sale of Hydrocarbon production that will be included in the Applicable Contracts conveyed to Buyer at Closing or otherwise binding on the Assets after Closing. Prior to the Execution Date, Seller made available to Buyer true and complete copies of each Material Contract described on Schedule 3.08.
3.09Consents and Preferential Purchase Rights. Except as set forth in Schedule 3.09, none of the Assets is subject to any Preferential Purchase Rights or Consents required to be obtained by Seller which may be applicable to the Contemplated Transactions, except for (a) Consents and approvals of Governmental Bodies that are customarily obtained after Closing, (b) Contracts that are not Material Contracts and that are terminable upon not greater than ninety (90) days’ notice without payment of any fee, and (c) compliance with the HSR Act.
3.10Current Commitments; Expenses. Schedule 3.10 sets forth, as of the Execution Date, all approved authorizations for expenditures and other approved capital commitments, individually equal to or greater than One Hundred Thousand Dollars ($100,000) (net to Seller’s interest) (the “AFEs”) relating to the Assets to drill or rework any Wells or for other capital expenditures pursuant to any of the Material Contracts for which all of the activities anticipated in such AFEs have not been completed by the Execution Date. Except as set forth on Schedule 3.10, Seller has no unfulfilled drilling obligation or commitment affecting the Leases by virtue of any Contract (or the terms of the Leases themselves) relating to the Leases or the ownership or operation thereof. To Seller’s Knowledge, as of the Execution Date, all material expenses (including bills for labor, materials and supplies used or furnished for use in connection with the Assets and amounts payable to co-owners of the Assets) required to be paid by Seller with respect to the ownership or operation of the Assets have been paid in the ordinary course of business except for any such expenses that are being disputed in good faith by Seller as set forth on Schedule 3.10.
3.11Wells. Except as disclosed on Schedule 3.11, (a) no Well is subject to material penalties on allowable production after the Effective Time because of any overproduction, (b) all of the Wells have been drilled and completed within the boundaries of the applicable Leases or within the limits otherwise permitted by applicable Legal Requirements, (c) no Well has been plugged and abandoned in a manner that does not comply in all material respects with requirements issued by a Governmental Body and (d) there are no Wells or pipelines that Seller is currently obligated by applicable Legal Requirements or contract to plug or abandon or that are currently subject to exceptions to a requirement to plug or abandon issued by a Governmental Body. Each representation and warranty in this Section 3.11 with respect to Non-Operated Assets shall be deemed to be qualified by the phrase, “To Seller’s Knowledge”.
3.12Environmental. Except as set forth in Schedule 3.12, (a) there are no actions, suits or proceedings pending, or to Seller’s Knowledge, Threatened in writing, before any Governmental Body against Seller with respect to the Assets alleging material violations of Environmental Laws that remain unresolved, (b) Seller has received no written notice from any Governmental Body of any material violation or material non-compliance with any Environmental Law or of material non-compliance with the terms or conditions of any Permits required under Environmental Laws, arising from, based upon, associated with or related to the Assets or the ownership or operation of any thereof, in each case to the extent unresolved, (c) Seller has not entered into any written agreements or consents with any environmental Governmental Body and is not subject to any order, decree or judgment issued against Seller or any of its Affiliates by an environmental Governmental Body, in each case, in existence as of the Execution Date and based on any Environmental Laws that relate to the future use of any of the Assets or that presently require any remedial or corrective action and (d) to Seller’s Knowledge, (i) there is no Hazardous Materials contamination of groundwater, surface water, soil or otherwise at, on, under or from the Assets with respect to which material remedial or corrective action is presently required under Environmental Laws, and (ii) there has been no exposure of any Person to Hazardous Materials in connection with or relating to the Assets or the ownership or operation thereof which could reasonably be expected to result in a material, uncured violation of Environmental Laws. The representations and warranties in this Section 3.12 are the sole and exclusive representations of Seller with respect to matters arising under Environmental Law, Permits required under Environmental Laws or related to Hazardous Materials.
3.13Royalties; Suspense Funds. Except (a) for the Suspense Funds and (b) as set forth in Schedule 3.13(a), Seller has duly and properly paid (or caused to be duly and properly paid) in all material respects all Royalties due by Seller during the period of such Seller’s or its Affiliates’ ownership of the Assets. Schedule 3.13(b) sets forth all Suspense Funds as of the dates set forth thereon.
3.14Bankruptcy. There are no bankruptcy, reorganization, receivership or arrangement proceedings pending or being contemplated by Seller or, to Seller’s Knowledge, Threatened against Seller or any of its Affiliates.
3.15Non-Consent Operations. Except as set forth on Schedule 3.15, Seller has not declined to participate in any operation or activity proposed with respect to the Properties that could result in Seller’s interest in any Property becoming subject to a penalty or forfeiture as a result of such election not to participate in such operation or activity, except to the extent reflected in the Net Revenue Interest and Working Interest for such Well set forth on Exhibit B.
3.16Bonds and Credit Support; Insurance. To Seller’s Knowledge, Schedule 3.16 lists all Asset credit support. Seller maintains with respect to the Assets the insurance coverage described on Schedule 3.16.
3.17Permits. To Seller’s Knowledge, (a) all necessary permits, licenses, franchises or other authorization of any Governmental Body (the “Permits”) (other than Permits required under Environmental Laws) with respect to Wells currently operated by Seller or its Affiliates have been obtained and maintained and (b) there exists no material uncured violation of the terms and provisions of any such Permits. Neither Seller nor its Affiliates have received any written notice from a Governmental Body claiming the lack of a Permit or default under any Permit with respect to any Asset operated by Seller or its Affiliates.
3.18Payouts. To Seller’s Knowledge, Schedule 3.18 contains a complete and accurate list of Wells that have not reached “payout” (as may be defined by the applicable Contract, Lease or the Law) and are subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms).
3.19Equipment. Except as set forth in Schedule 3.19, to Seller’s Knowledge, the Tangible Property utilized by Seller as operator of the Properties, necessary for the physical operation of the Wells or the Gathering System, and located at, on or under any of the Properties has been maintained in working order and operating condition in all material respects and is adequate for normal operation of the Assets in all material respects consistent with current practices, ordinary wear and tear excepted.
3.20Materiality; Schedule Supplement. Inclusion of a matter on Seller’s disclosure Schedules with respect to a representation or warranty that is qualified by “material” or “Material Adverse Effect” or any variant thereof shall not necessarily be deemed an indication that such matter does, or may, be material or have a Material Adverse Effect. Matters may be disclosed on a Schedule to this Agreement for purposes of information only. From time to time prior to the Closing Date, Seller shall have the right (but not the obligation) to supplement or amend the Schedules hereto to correct any matter first arising or Known to Seller following the Execution Date that would otherwise constitute a breach of any representation or warranty of Seller contained herein (each a “Schedule Supplement”), and, to the extent that such Schedule Supplement would have resulted in Buyer’s conditions to Closing not being satisfied and, Buyer nonetheless elected to proceed to Closing, then each such Schedule Supplement shall be deemed to be incorporated into and supplement and amend the Schedules for all purposes hereunder; provided, however, that any such

Schedule Supplement shall be disregarded for purposes of, and shall not affect Buyer’s conditions to Closing set forth in, Section 7.01; provided further, however, that Seller may not amend or modify Schedule 2.04(a)(xi) within the five (5) Business Days preceding the Closing Date.
3.21Certain Information. None of the information supplied or to be supplied by or on behalf of Seller specifically for inclusion or incorporation by reference in the Information Statement will, at the date it is first mailed to the stockholders of Earthstone, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information supplied by Buyer for inclusion or incorporation by reference in the Information Statement.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER
Each Earthstone Party represents and warrants to Seller, except as disclosed in the SEC Filings, as of the Execution Date and the Closing Date, the following:
4.01Organization and Good Standing. Such Earthstone Party (i) is a corporation or limited liability company, as the case may be, that is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware(ii) has full power and authority to own, lease or otherwise hold and operate the Assets and to carry on their businesses as presently conducted and (ii) is duly qualified and in good standing to do business as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.
4.02Capitalization of Earthstone Parties and Subsidiaries.
(a)The authorized capital stock of Earthstone consists of 250,000,000 shares of common stock, par value $0.001 per share (“Buyer Common Stock”), classified as 200,000,000 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), and 50,000,000 shares of Class B common stock, par value $0.001 per share (“Class B Common Stock”), and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Earthstone Preferred Stock”). All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued in accordance with the Certificate of Incorporation, are fully paid and nonassessable, and, as of the respective dates of the SEC Filings and the Earthstone Financial Statements, were issued and held as described therein. On the date hereof, there are 53,312,631 issued and outstanding shares of Class A Common Stock and 34,344,532 issued and outstanding shares of Class B Common Stock. On the date hereof, except as set forth on Schedule 4.02(a), Earthstone has no Earthstone Preferred Stock or other equity securities (other than as described in the immediately preceding sentence) issued or outstanding.
(b)As of the date hereof, there are 87,657,163 issued and outstanding EEH Units. All of the issued and outstanding EEH Units have been duly authorized and validly issued in accordance with the EEH Organizational Documents, are fully paid and nonassessable (except to the extent nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act), and were not issued in violation of any preemptive rights, rights of first refusal, or other similar rights of any Person. The EEH Units owned by Earthstone are owned by Earthstone free and clear of all Encumbrances, other than those arising under Earthstone’s financing documents, restrictions on transfer under federal and state securities laws and as provided in the EEH LLC Agreement. Earthstone is the sole managing member of Buyer and has the power and authority to act as the managing member of Buyer as provided in the EEH LLC Agreement.
(c)As of the Closing, the Stock Consideration will be duly authorized in accordance with the Certificate of Incorporation, and, when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued free and clear of any lien, claim or Encumbrance (excluding (i) the restrictions imposed by this Agreement or the

Transaction Documents and (ii) restrictions on transfer under applicable state and federal securities laws).
(d)As of the Execution Date, except for the Stock Consideration and outstanding options, warrants, restricted stock units, performance stock units or other rights to purchase Class A Common Stock set forth in the SEC Filings, there are no preemptive rights or other rights to subscribe for or to purchase any equity securities of Earthstone. As of the Execution Date, except for the Stock Consideration, as set forth in the SEC Filings, or otherwise set forth on Schedule 4.02(a) there are no equity securities of Earthstone held in the treasury of Earthstone, and there are no outstanding options, restricted stock units, performance stock units, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for securities of Earthstone.
(e)Earthstone has all requisite power and authority to issue and deliver the Stock Consideration to Seller and each Person identified on Schedule 2.04(a)(xi) who at Closing will have or has delivered an executed Side Letter Agreement, in each case, in accordance with and upon the terms and conditions set forth in this Agreement. As of the Execution Date, all corporate action for the authorization, issuance, transfer and delivery of the Stock Consideration to Seller shall have been validly taken, and no other authorization by any Person is required therefor.
(f)Except as set forth on Schedule 4.02(f), all of the issued and outstanding equity securities of each Buyer Subsidiary are held beneficially and directly or indirectly of record by Earthstone or Buyer, as the case may be. All outstanding equity securities of each Buyer Subsidiary are validly issued, fully paid and non-assessable, and are not subject to preemptive rights. There are outstanding: (i) no securities of any Buyer Subsidiary convertible into or exchangeable for equity securities or other voting securities (including voting debt) of any Buyer Subsidiary; and (ii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which any Buyer Subsidiary is a party or by which it is bound, in any case obligating any Buyer Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional equity securities or other securities of any Buyer Subsidiary or any other Person or obligating any Buyer Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Closing Date, any member agreements, voting trusts or other agreements or understandings to which any Buyer Subsidiary is a party or by which it is bound relating to the voting of any equity securities or other voting securities (including voting debt) of any Buyer Subsidiary. The limited liability company agreements of Buyer and each applicable Buyer Subsidiary have been duly authorized, executed and delivered by Earthstone or Buyer, as applicable, and are, and will be at the Closing, valid and legally binding agreements, enforceable against Buyer or each Buyer Subsidiary, as applicable, and its respective members in accordance with its terms.
(g)Except as disclosed in the SEC filings, since January 1, 2019, Earthstone has not received any notice from NYSE of delisting or noncompliance with the applicable listing and corporate governance rules and regulations of the NYSE.
4.03Authority; No Conflict.
(a)This Agreement constitutes the legal, valid, and binding obligation of each Earthstone Party, enforceable against such Earthstone Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law). The Earthstone Audit Committee and the Earthstone Board have approved the execution, delivery and performance of this Agreement by Earthstone. Upon the execution and delivery by each Earthstone Party of the Assignment and any other documents executed and delivered by each Earthstone Party at the Closing (collectively, the “Buyer Closing Documents”), the Buyer Closing Documents shall constitute the legal, valid, and binding obligations of each Earthstone Party enforceable against each Earthstone Party in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law). Each Earthstone Party has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Buyer Closing Documents, and to perform its obligations under this Agreement the Buyer Closing Documents.
(b)Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer shall give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions.
(c)Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer shall (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of either Buyer or any Buyer Subsidiary, (ii) contravene, conflict with, or result in a violation of any resolution adopted by the board of managers, or members of either Buyer, or (iii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions, to terminate, accelerate, or modify any terms of, or to exercise any remedy or obtain any relief under, any agreement or any Legal Requirement or Order to which either Buyer may be subject.
(d)To the Knowledge of Buyer, no material consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authorization is required to be obtained or made by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement or the other Transaction Documents or the consummation by it of the transactions contemplated hereby or thereby, other than (a) compliance with any applicable federal or state securities laws, the filing of such other forms, notices and other documents as required under federal securities and state blue sky laws, including the filing of the Information Statement with the SEC, and (b) filings with a Governmental Body to occur in the ordinary course following the consummation of the transactions contemplated hereby.
(e)Neither of the Earthstone Parties is and shall not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
4.04Certain Proceedings. There is no Proceeding pending against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer’s Knowledge, no such Proceeding has been Threatened.
4.05Knowledgeable Investor. Buyer is an experienced and knowledgeable investor in the oil and gas business. Prior to entering into this Agreement, Buyer was advised by its own legal, tax, and other professional counsel concerning this Agreement, the Contemplated Transactions, the Assets, and their value, and it has relied solely thereon and on the representations and obligations of Seller in this Agreement and the documents to be executed by Seller in connection with this Agreement at the Closing.
4.06Qualification. Without limiting Section 6.02, Buyer (together with any designated prospective Affiliate operator) is, or as of the Closing will be, qualified under applicable Legal Requirements to hold leases, rights-of-way, and other rights issued or controlled by (or on behalf of) any applicable Governmental Body and will be qualified under applicable Legal Requirements to own and operate the Assets. Buyer has, or as of the Closing will have or otherwise as of the “Termination Date” (as defined in the Transition Services Agreement) currently expects to have, posted such bonds as may be required for the ownership or, where applicable, operatorship by Buyer of the Assets. To Buyer’s Knowledge, no fact or condition exists with respect to Buyer or the Assets which may cause any Governmental Body to withhold its approval of the Contemplated Transactions.
4.07Brokers. Neither Buyer nor its Affiliates have incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees with respect to the Contemplated Transactions other than obligations that are or will remain the sole responsibility of Buyer and its Affiliates.
4.08Financial Ability. Buyer has sufficient cash, available lines of credit, or other sources of immediately available funds to enable it to (a) deliver the amounts due at the Closing, (b) take such actions as may be required to consummate the Contemplated Transactions, and (c) timely pay and perform Buyer’s obligations under this Agreement and the Buyer Closing Documents. Buyer expressly acknowledges that the failure to have sufficient funds shall in no event be a condition to the performance of its obligations hereunder, and in no event shall Buyer’s failure to perform its obligations hereunder be excused by failure to receive funds from any source.
4.09Securities Laws. Assuming Seller’s representations contained in this Agreement are true and correct, the offer and sale of the Buyer Common Stock comprising the Stock Consideration (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities laws.
4.10Due Diligence.
Without limiting or impairing any representation, warranty, covenant or agreement of Seller contained in Article 3 of this Agreement and the Seller Closing Documents, or Buyer’s right to rely thereon, subject to Buyer’s rights to access the Assets to conduct a due diligence review in accordance with this Agreement, prior to Closing, Buyer and its Representatives have (a) been permitted reasonable access to all materials relating to the Assets, (b) been afforded the opportunity to ask all questions of Seller (or Seller’s Representatives) concerning the Assets, (c) been afforded the opportunity to investigate the condition of the Assets, and (d) had the opportunity to take such other actions and make such other independent investigations as Buyer deems necessary to evaluate the Assets and understand the merits and risks of an investment therein and to verify the truth, accuracy, and completeness of the materials, documents, and other information provided or made available to Buyer (whether by Seller or otherwise). Without limiting or impairing any representation, warranty, covenant or agreement of Seller contained in Article 3 of this Agreement and the Seller Closing Documents, or Buyer’s right to rely thereon and Buyer’s rights pursuant to Article 10, Buyer hereby waives any claims arising out of any materials, documents, or other information provided or made available to Buyer (whether by Seller or otherwise), whether under this Agreement, at common law, by statute, or otherwise.
4.11Basis of Buyer’s Decision. By reason of Buyer’s knowledge and experience in the evaluation, acquisition, and operation of oil and gas properties, Buyer has evaluated the merits and the risks of purchasing the Assets from Seller and has formed an opinion based solely on Buyer’s knowledge and experience, Buyer’s due diligence, and Seller’s representations, warranties, covenants, and agreements contained in this Agreement and the Seller Closing Documents, and not on any other representations or warranties by Seller. Buyer has not relied and shall not rely on any statements by Seller or its Representatives (other than those representations and warranties of Seller in Article 3 and the covenants and agreements of Seller contained in this Agreement and the Seller Closing Documents) in making its decision to enter into this Agreement or to close the Contemplated Transactions. Buyer understands and acknowledges that neither the United States Securities and Exchange Commission nor any other Governmental Body has passed upon the Assets or made any finding or determination as to the fairness of an investment in the Assets or the accuracy or adequacy of the disclosures made to Buyer, and, except as set forth in Article 9, Buyer is not entitled to cancel, terminate, or revoke this Agreement, whether due to the inability of Buyer to obtain financing or pay the Purchase Price, or otherwise.
4.12Business Use, Bargaining Position. Buyer is purchasing the Assets for commercial or business use. Buyer has sufficient knowledge and experience in financial and business matters that enables it to evaluate the merits and the risks of transactions such as the Contemplated Transactions, and Buyer is not in a significantly disparate bargaining position with Seller. Buyer expressly acknowledges and recognizes that the price for which Seller has agreed to sell the Assets and perform its obligations under the terms of this Agreement has been predicated upon the inapplicability of the Texas Deceptive Trade Practices - Consumer Protection Act, V.C.T.A. BUS & COMM Ann. § 17.41 et seq. (the “DTPA”), to the extent applicable, or any similar Legal Requirement, and the waiver of the DTPA, and any similar Legal Requirement, by Buyer contained in Section 12.04. Buyer further recognizes that Seller, in determining to proceed with entering into this Agreement, has expressly relied on the provisions of this Article 4.
4.13Bankruptcy. There are no bankruptcy, reorganization, receivership or arrangement proceedings pending or being contemplated by Buyer or, to Buyer’s Knowledge, Threatened against Buyer or any of its Affiliates.

4.14Fairness Opinion. The Earthstone Audit Committee has received the written opinion (or an oral opinion to be confirmed in writing) of Wells Fargo Securities, LLC addressed to the Earthstone Audit Committee to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualifications, assumptions and other matters considered in connection with the preparation thereof, the consideration to be paid by the Earthstone Parties in the Transaction pursuant to this Agreement is fair to Earthstone from a financial point of view.
4.15NYSE Listing. The issued and outstanding shares of Class A Common Stock are listed for trading on the NYSE. Earthstone is in compliance in all material respects with all applicable rules and regulations of the NYSE. Earthstone has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.
4.16SEC Filings. Except as set forth in Schedule 4.16:
(a)Earthstone has timely filed and furnished with the SEC all forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents required to be filed by it since January 1, 2019 under the Securities Act, the Exchange Act, and all other federal securities laws. All forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents (including all amendments thereto) filed or furnished on a voluntary basis on Form 8-K by Earthstone with the SEC since such date are herein collectively referred to as the “SEC Filings.”
(b)The SEC Filings, at the time filed, complied as to form in all material respects with applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
(c)All Earthstone Material Contracts have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Filings.
(d)Earthstone has not received any notification that any of the SEC Filings is the subject of ongoing SEC review or investigation.
1.17Investment Company Status. Neither Earthstone nor Buyer is, and after giving effect to the Contemplated Transactions, neither Earthstone nor Buyer will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
4.18Sarbanes-Oxley Compliance; Controls and Procedures. Buyer, its subsidiaries and the Earthstone Board are in compliance with all applicable provisions of Sarbanes-Oxley. Earthstone maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls (collectively, “Earthstone Internal Controls”) that comply with the applicable federal securities laws and the rules and regulations of the SEC and are sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Earthstone Internal Controls are overseen by the Audit Committee (the “Earthstone Audit Committee”) of the Earthstone Board in accordance with rules and regulations of the NYSE. Earthstone has not publicly disclosed or reported to the Earthstone Audit Committee or the Earthstone Board, and within the next ninety (90) days Earthstone does not reasonably expect to publicly disclose or report to the Earthstone Audit Committee or the Earthstone Board, a significant deficiency, material weakness, change in Earthstone Internal Controls or fraud involving management or other employees who have a significant role in Earthstone Internal Controls, any violation of, or failure to comply with, the federal securities laws and the rules and regulations of the

SEC, or any matter which, if determined adversely, would reasonably be expected to have a Material Adverse Effect.
4.19Certain Information. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Information Statement will, at the date it is first mailed to the stockholders of Earthstone contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Buyer makes no representation or warranty with respect to any information supplied by Seller for inclusion or incorporation by reference in the Information Statement.
ARTICLE 5
COVENANTS OF SELLER
5.01Access and Investigation.
(a)Between the Execution Date and the Closing Date, to the extent doing so would not violate applicable Legal Requirements, Seller’s obligations to any Third Party or other restrictions on Seller, Seller shall afford Buyer and its Representatives access, by appointment only, during Seller’s regular hours of business to reasonably appropriate Seller’s personnel, any Seller operated Properties, contracts, books and records, and other documents and data related to the Properties, except any such contracts, books and records, or other documents and data that are Excluded Assets or that cannot, without unreasonable effort or expense, be separated from any contracts, books and records, or other documents and data that are Excluded Assets (and upon Buyer’s request, Seller shall use reasonable efforts to obtain the consent of Third Party operators to give Buyer and its Representatives reasonable access to similar information with respect to Properties not operated by Seller or its Affiliates; provided that Seller shall not be required to make payments or undertake obligations in favor any Third Parties in order to obtain such consent); provided that, except as expressly provided in this Agreement, the certificate delivered by Seller at Closing or in the Assignments, Seller makes no (and Buyer acknowledges that it has not relied upon any) representation or warranty, and expressly disclaims all representations and warranties as to the accuracy or completeness of the documents, information, books, records, files, and other data that it may provide or disclose to Buyer.
(b)Notwithstanding the provisions of Section 5.01(a), (i) Buyer’s investigation shall be conducted in a manner that minimizes interference with the operation of the business of Seller and any applicable Third Parties, and (ii) Buyer’s right of access shall not entitle Buyer to operate equipment or conduct subsurface or other invasive testing or sampling. Buyer’s environmental review shall not exceed the review contemplated by a Phase I Environmental Site Assessment without Seller’s prior written permission, which may be withheld in Seller’s sole discretion.
(c)Buyer shall abide by Seller’s safety rules, regulations and operating policies while conducting its due diligence evaluation of the Properties, including any environmental or other inspection or assessment of the Properties, in each case before conducting Buyer’s assessment on such Properties in accordance with this Section 5.01. Buyer hereby agrees to defend, indemnify, and hold harmless Seller from and against any and all liabilities arising out of, resulting from or relating to any field visit, environmental assessment or other due diligence activity conducted by Buyer or any Buyer’s Representative with respect to the Properties, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF SELLER, EXCEPTING ONLY LIABILITIES TO THE EXTENT ACTUALLY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR LIABILITIES ATTRIBUTABLE TO THE MERE DISCOVERY OF A PRE-EXISTING CONDITION BY BUYER OR BUYER’S REPRESENTATIVES AND SUCH PRE-EXISTING CONDITION WAS NOT EXACERBATED BY BUYER’S OR BUYER’S REPRESENTATIVES’ INSPECTIONS.
(d)Buyer acknowledges that, pursuant to its right of access to the Records and the Assets, Buyer will become privy to confidential and other information of Seller and Seller’s Affiliates and the Assets and that such confidential information shall be held confidential by Buyer and Buyer’s Representatives in accordance with the terms of the Confidentiality Agreement. If the Closing should occur, the foregoing confidentiality restriction on Buyer, including the Confidentiality Agreement, shall terminate (except as to the Excluded Assets); provided that such termination of the Confidentiality Agreement shall not relieve any party thereto from any liability thereunder for the breach of such agreement prior to the Execution Date.
5.02Operation of the Assets. Except as set forth on Schedule 5.02, or as required by applicable Legal Requirements, between the Execution Date and the Closing, Seller shall operate its business with respect to its ownership and operation of the Assets in the ordinary course, except (1) as contemplated, permitted or required by this Agreement or applicable Legal Requirement, or as required by the terms of any Contract, or (2) for any actions taken (including the cessation or reduction of activities), or any plans, procedures and practices adopted (and compliance therewith), in connection with the mitigation (or attempted mitigation) of risks associated with the COVID-19 outbreak, but only to the extent such actions are (i) reasonable and prudent in light of the Assets and the circumstances giving rise to such adverse changes and reasonably consistent with policies, procedures and protocols recommended by the Centers for Disease Control and Prevention, the World Health Organization and other applicable Governmental Body (provided that Seller will keep Buyer reasonably informed as to the actions taken or proposed to be taken) or (ii) required by the generally applicable COVID-19 policies of Seller in effect at the time such action was taken (and, to the extent reasonably practicable, provide Buyer with reasonable advance notice and a reasonable opportunity to review and comment on such policies, procedures and protocols, and Seller will consider in good faith any such comments by Buyer) without limiting the generality of the immediately preceding sentence, between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 9.01, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), Seller, shall:
(a)not transfer, sell, hypothecate, encumber, or otherwise dispose of any of the Assets, except as required under any Leases or Contracts, and except for sales of Hydrocarbons, surplus equipment and inventory in the ordinary course of business;
(b)not abandon any Asset (except the abandonment or expiration of Leases in accordance with their terms, including with respect to leases not capable of producing in paying quantities after the expiration of their primary terms or for failure to pay delay rentals or shut-in royalties or similar types of lease maintenance payments, which shall, in each case, be at Seller’s sole discretion);
(c)not commence, propose, or agree to participate in any single operation with respect to the Lease or Wells with an anticipated cost in excess of One Hundred Thousand Dollars ($100,000) net to Seller’s interest, except for any emergency operations;
(d)not execute, terminate, cancel, extend, or materially amend or modify any Material Contract or Lease other than the execution or extension of a Contract for the sale, exchange, transportation, gathering, treating, or processing of Hydrocarbons terminable without penalty on ninety (90) days’ or shorter notice;
(e)use commercially reasonable efforts to keep Buyer apprised of any drilling, re-drilling or completion operations proposed or conducted by Seller with respect to the Assets;
(f)maintain all material Permits and approvals affecting the Assets;
(g)not voluntarily relinquish Seller or its Affiliates’ position as operator with respect to any of the Assets;
(h)not waive, compromise or settle any claim in an amount in excess of One Hundred Fifty Thousand Dollars ($150,000) involving the Assets; and
(i)not enter into any agreement with respect to any of the foregoing.
Buyer acknowledges that Seller owns undivided interests in certain of the properties comprising the Assets, and Buyer agrees that the acts or omissions of the other working interest owners who are not Seller or an Affiliate of Seller shall not constitute a Breach of the provisions of this Section 5.02, nor shall any action required by a vote of working interest owners constitute such a Breach so long as Seller or its Affiliate has voted its interest in a manner that complies with the provisions of this Section 5.02. Further, no action or inaction of any Third Party operator with respect to any Asset shall constitute a Breach of this Section 5.02 to the extent Seller uses commercially reasonable efforts to cause such Third Party operator to operate such applicable Asset in a manner consistent with this Section 5.02. Seller may seek Buyer’s approval to perform any action that would otherwise be restricted by this Section 5.02, and Buyer’s approval of any such action shall not be unreasonably withheld, conditioned, or delayed, and shall be considered granted ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller’s notice) after delivery of notice from Seller to Buyer requesting such consent unless Buyer notifies Seller to the contrary during such ten (10)-day period. Notwithstanding the foregoing provisions of this Section 5.02, in the event of an emergency, Seller may take such action as reasonably necessary and shall notify Buyer of such action promptly thereafter. Any matter approved (or deemed approved) by Buyer pursuant to this Section 5.02 that would otherwise constitute a Breach of one of Seller’s representations and warranties in Article 3 or to constitute a Material Adverse Effect shall be deemed to be an exclusion from all representations and warranties for which it is relevant and to not constitute a Material Adverse Effect.
5.03Insurance. Seller shall maintain in force during the period between the Execution Date and the Closing, all of Seller’s insurance policies pertaining to the Assets in the amounts and with the coverages currently maintained by Seller. The daily pro-rated annual premiums for insurance that accrue after the Effective Time and are attributable to the insurance coverage for the period after the Effective Time until the Closing will constitute Property Costs.
5.04Consent and Waivers. Seller shall use commercially reasonable efforts to obtain prior to the Closing written waivers of all Preferential Purchase Rights and all Consents necessary for the transfer of the Assets to Buyer; provided that in the event Seller is unable to obtain all such waivers of Preferential Purchase Rights and Consents after using such commercially reasonable efforts, such failure to satisfy shall not constitute a Breach of this Agreement. Seller shall not be required to make any payments to, or undertake any obligations for the benefit of, the holders of such rights in order to obtain the Required Consents. Buyer shall cooperate with Seller in seeking to obtain such Consents.
5.05Successor Operator. While Buyer acknowledges that it desires to succeed Seller (or its Affiliates) as operator of those Assets (or portions thereof) that Seller (or its Affiliates) may presently operate, Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that Buyer shall become successor operator of such Assets because the Assets or portions thereof may be subject to operating or other agreements that control the appointment of a successor operator. Seller agrees, however, that as to the Assets any Seller or its Affiliate operates, Seller shall use commercially reasonable efforts to support Buyer’s efforts for Buyer or its designee to become successor operator of such Assets (to the extent permitted under any applicable operating agreement) effective as of the Closing (at Buyer’s sole cost and expense) and to designate or appoint, to the extent legally possible and permitted under any applicable operating agreement, Buyer (or its designee) as successor operator of such Assets effective as of Closing.
5.06Lock-Up Agreement. At the Closing, Seller and each of the Persons set forth on Schedule 2.04(a)(xi) will enter into a lock-up agreement, substantially in the form attached hereto as Exhibit I (the “Lock-up Agreement”).
5.07Voting Agreement. At the Closing, Earthstone, EnCap Investments L.P. and the other Persons set forth as parties thereto will enter into an Amended and Restated Voting Agreement, substantially in the form attached hereto as Exhibit K (the “A&R Voting Agreement”), pursuant to which each such Person will, among other things, agree to vote for certain director nominees to the Earthstone Board as provided in the A&R Voting Agreement.
ARTICLE 6
OTHER COVENANTS
6.01Notification and Cure. Between the Execution Date and the Closing Date, Buyer shall promptly notify Seller in writing and Seller shall promptly notify Buyer in writing if Seller or Buyer, as applicable, obtain Knowledge of any Breach, in any material respect, of the other Party’s representations and warranties or covenants as of the Execution Date, or of an occurrence after the Execution Date that would cause or constitute a Breach, in any material respect, of any such representation and warranty or covenant had such representation and warranty or covenants been made as of the time of occurrence or discovery of such fact or condition.
6.02Satisfaction of Conditions. Between the Execution Date and the Closing Date (a) Seller shall use commercially reasonable efforts to cause the conditions in Article 7 to be satisfied, and (b) Buyer shall use commercially reasonable efforts to cause the conditions in Article 8 to be satisfied; provided, however, that if Seller or Buyer, as applicable, is unable to satisfy such conditions after using such commercially reasonable efforts, such failure to satisfy shall not constitute a Breach of this Agreement.
6.03Replacement of Insurance, Bonds, Letters of Credit, and Guaranties.
(a)The Parties understand that none of the insurance currently maintained by Seller or Seller’s Affiliates covering the Assets, nor any of the bonds, letters of credit, or guaranties, if any, posted by Seller or Seller’s Affiliates with Governmental Bodies or co-owners and relating to the Assets will be transferred to Buyer. On or before the “Termination Date” (as defined in the Transition Services Agreement), Buyer shall obtain, and deliver to Seller evidence of, all necessary replacement bonds, letters of credit, and guaranties in favor of Governmental Bodies, and evidence of such other authorizations, qualifications, and approvals as may be necessary for Buyer to own and, with respect to Assets currently operated by Seller or its Affiliates, operate the Assets. Promptly following the Closing, Buyer shall obtain or cause to be obtained in the name of Buyer, such insurance covering the Assets as would be obtained by a reasonably prudent operator in a similar situation.
(b)Promptly (but in no event later than thirty (30) days) after Closing, Buyer shall, at its sole cost and expense, make all filings with Governmental Bodies necessary to assign and transfer the Assets and title thereto and to comply with applicable Legal Requirements, and Seller shall reasonably assist Buyer with such filings. Buyer shall indemnify, defend, and hold harmless Seller Group from and against all Damages arising out of Buyer’s holding of such title or operatorship of the Assets after the Closing and prior to the securing of any necessary Consents and approvals of the Contemplated Transactions from Governmental Bodies.
6.04Governmental Reviews. Seller and Buyer shall (and shall cause their respective Affiliates to), in a timely manner, make all other required filings (if any) with, prepare applications to, and conduct negotiations with Governmental Bodies as required to consummate the Contemplated Transactions. Each Party shall, to the extent permitted pursuant to applicable Legal Requirements, cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations. Buyer shall bear the cost of all filing or application fees payable to any Governmental Body with respect to the Contemplated Transactions, regardless of whether Buyer, Seller, or any Affiliate of any of them is required to make the payment. Buyer shall indemnify, defend and hold harmless Seller Group from and against all Damages arising out of Buyer’s holding of such title of the Assets after the Closing and prior to securing any necessary Consents and approvals of the Contemplated Transactions from Governmental Bodies.
6.05HSR Act.
(a)If applicable, within ten (10) Business Days following the execution by Buyer and Seller of this Agreement, Buyer and Seller will each prepare and simultaneously file with the DOJ and the FTC the notification and report form required for the Contemplated Transactions by the HSR Act and, if possible, request early termination of the waiting period thereunder. Buyer and Seller agree to respond promptly to any inquiries or requests for information or documentary material from the DOJ or the FTC concerning such filings and to comply in all material respects with the filing requirements of the HSR Act. Buyer and Seller shall cooperate with each other and, subject to the terms of the Confidentiality Agreement, shall promptly furnish all information to the other Party that is necessary in connection with Buyer’s and Seller’s compliance with the HSR Act. Buyer and Seller shall keep each other fully advised with respect to any requests from or material communications with the DOJ or FTC concerning such filings and shall consult with each other with respect to all responses thereto. To the extent permitted by applicable Legal Requirements and reasonably practicable, each of Buyer and Seller will permit the other Party to review any substantive communication given to it by, and consult with each other in advance of any meeting or conference with, any Governmental Body. Neither Buyer nor Seller will participate in any substantive meeting or discussion with any Governmental Body with respect of any filings, applications, investigation, or other inquiry without giving the other Party prior notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Body and reasonably practicable, the opportunity to attend and participate in such meeting or discussion (which, at the request of either Buyer or Seller, will be limited to outside antitrust counsel only). Seller will have the right to review (subject to appropriate redactions for confidentiality and attorney-client privilege concerns) and approve the content of any presentations, white papers, or other written materials to be submitted to any Governmental Body in advance of any such submission. Each of Seller and Buyer shall use its reasonable best efforts to take all actions necessary and appropriate in connection with any HSR Act filing to satisfy the conditions to the Closing and consummate the Contemplated Transactions as promptly as practicable and in any event not later than the Target Closing Date, including, but not limited to: (i) committing to or effecting by consent decree, hold separate order or otherwise, the sale or disposition of any assets, securities, rights, products, leases, business or other properties, operations or interests (including entering into customary ancillary agreements relating to any such sale, divestiture, licensing or disposition of such assets or businesses), and (ii) contesting, resisting or seeking to have vacated, lifted reversed or overturned any order, whether temporary, preliminary or permanent that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement. The filing fees associated with any such HSR Act filing shall be borne one-half by Buyer and one-half by Seller. Notwithstanding any provision of this Section 6.05, no Party shall be required to provide the other Party with information regarding the value of the transaction or subject to the attorney client privilege, work product doctrine or other similar privilege absent entering into a mutually acceptable joint defense agreement.
(b)Buyer will not, and will not permit any of its Affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any permits, orders or other approvals of any Governmental Body necessary to consummate the Contemplated Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Body entering an order prohibiting the consummation of the Contemplated Transactions, or (iii) otherwise delay the consummation of the Contemplated Transactions.
6.06Required Financial Information. Seller (i) shall deliver true and complete copies of Parent’s audited consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 (including any supplemental oil and gas disclosures satisfying the requirements of Financial Accounting Standards Board Accounting Standards Codification 932-235-50, et seq.) and prepared in accordance with GAAP and Regulation S-X, and audited in accordance with auditing standards generally accepted in the United States of America (“GAAS”) (the “Audited Financials”) not later than December 22, 2021; (ii) shall deliver true and complete copies of Parent’s unaudited consolidated financial statements for the nine months ended September 30, 2021, prepared in accordance with GAAP and reviewed in accordance with GAAS applicable to reviews of interim financial information (the “Unaudited Interim Financials”) not later than December 22, 2021; (iii) shall deliver true and complete copies of Parent’s audited consolidated financial statements as of December 31, 2021 and for the year in the period ended December 31, 2021 (including any supplemental oil and gas disclosures satisfying the requirements of ASC 932-235-50, et seq.) and prepared in accordance with GAAP and Regulation S-X, and audited in accordance with GAAS (the “2021 Audited Financials”) no later than March 31, 2022, (iv) shall deliver true and correct reserve reports of the Assets prepared by independent reserve engineers of the Seller setting forth the proved reserves and related cash flows of the Assets as of December 31, 2019, 2020 and 2021, in each case prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including Regulation S-X and Regulation S-K (the “Reserve Reports”) no later than March 15, 2022, (v) upon reasonable request by Buyer, Seller shall use its commercially reasonable efforts to cause Parent’s independent registered public accounting firm responsible for the audit of Parent’s financial statements to provide its executed consent, in form and substance reasonably satisfactory to Buyer and dated as of the Closing Date or such earlier date or dates as may be reasonably requested from time to time by Buyer, including in connection with any debt or equity financing sought to be obtained by Buyer in connection with the transactions contemplated by this Agreement (the “Financing”), for filing with the SEC of the Audited Financials or the 2021 Audited Financials and (vi) upon reasonable request by Buyer, Seller shall use its commercially reasonable efforts to cause Seller’s independent reserve engineers responsible for the Reserve Reports to provide its executed consent and any required summary reserve letter, in form and substance reasonably satisfactory to Buyer and dated as of the

Closing Date or such earlier date or dates as may be reasonably requested from time to time by Buyer, including in connection with any Financing, for filing with the SEC of the Audited Financials or the 2021 Audited Financials. In addition, from and after the Execution Date until the Closing Date, Seller shall, at Buyer’s sole cost and expense, use commercially reasonable efforts to direct its and Parent’s consultants, accountants, reservoir engineers, agents and other Representatives to, during customary business hours, cooperate with Buyer, its Representatives and the independent auditors chosen by Buyer (“Buyer’s Auditor”) in connection with (x) the Financing and (y) any audit by Buyer’s Auditor of any financial statements of Parent or reserve reports with respect to the Assets, in each case, relating to the period prior to the Closing Date, or (z) other actions that Buyer reasonably requires to comply with the requirements under state and federal securities laws; provided, however, notwithstanding anything to the contrary in this Agreement, none of Seller, its Affiliates or their respective Representatives shall be responsible for the preparation of any pro forma financial information, which shall be prepared solely by Buyer. Such cooperation will include: (A) reasonable access to Seller’s and Parent’s officers, managers, employees, consultants, agents and Representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements as may be required by Buyer’s Auditor to perform an audit or conduct a review in accordance with generally accepted auditing standards or to otherwise verify such financial statements; (B) using commercially reasonable efforts to obtain the consent of the independent auditor(s) and reservoir engineer(s) of Parent that conducted any audit of such financial statements or prepared any reserve reports to be named as an expert in (1) any filings that may be made by Buyer under the Securities Act or required by the SEC under securities laws applicable to Buyer or any report required to be filed by Buyer under the Exchange Act in connection with the transactions contemplated by this Agreement or in connection with the Financing or (2) any prospectus or offering memorandum used in connection with the Financing; (C) providing information in connection with Buyer’s preparation of responses to any inquiries by regulatory authorities relating to the foregoing financial statements and/or reserve reports; (D) providing information with respect to property descriptions of the Properties necessary to execute and record a deed of trust for any financing activities; (E) using commercially reasonable efforts to provide, upon reasonable request, all documentation and other information about Seller as is reasonably requested by Buyer which relates to applicable “know your customer” and anti-money laundering rules and regulations (including without limitation the USA PATRIOT ACT); (F) delivery of one or more customary representation letters from Seller and Parent to the auditor of the Audited Financials or the 2021 Audited Financials that are reasonably requested by Buyer to allow such auditors to complete an audit (or review of any financial statements) and to issue an opinion with respect to an audit of those financial statements required pursuant to this Section 6.06; (G) using commercially reasonable efforts to cause the independent auditor(s) of Parent that conducted any audit or review of such financial statements or reservoir engineer(s) of Parent and Seller that prepared the Reserve Reports to provide customary “comfort letters” to any underwriter or initial purchaser in connection with the Financing and to cooperate with Buyer, including by participating in drafting sessions and due diligence sessions, in connection with the Financing; (H) causing Parent’s and Seller’s management team to participate, upon reasonable advance notice and at mutually agreed times, in a commercially reasonable number of due diligence and drafting sessions and rating agency presentations, if any, in connection with the Financing; (I) assisting in the preparation of any prospectus or offering memorandum, rating agency presentations, investor presentations, SEC filings or similar documents in connection with the Financing, including furnishing such operating and other data or information relating to the Assets or operations of Parent and Seller as reasonably requested by Buyer for inclusion therein; and (J) cooperating with any documentary or other due diligence requests to the extent customary and reasonable.
(c)Notwithstanding anything to the contrary, the access to be provided to Buyer pursuant to this Section 6.06 shall not interfere with Seller’s or any of its Affiliates’ ability to prepare their own financial statements or Seller’s regular conduct of business and shall be made available during Seller’s normal business hours. Such cooperation shall not require Seller to take any action that such Seller reasonably believes could result in a violation of applicable Legal Requirements, any material agreement or any confidentiality arrangement or the waiver of any legal or other applicable privilege.
(d)Notwithstanding anything to the contrary contained in this Section 6.06, nothing in this Section 6.06 shall require any such cooperation to the extent that it would (A) require Seller or its Affiliates or any of their respective Representatives, as applicable, to agree to pay any commitment or other similar fees, or incur any liability or give any indemnities or otherwise commit to take any similar action, (B) require Seller or its Affiliates or any of their respective Representatives to provide any information that is not reasonably available to Seller or such Representative, or (C) require Seller or its Affiliates or any of their respective Representatives to take any action that will conflict with or violate such Person’s Organizational Documents, as applicable, or any applicable Legal Requirements or result in a violation or breach of, or default under, any contract with a non-Affiliate to which such Person, as applicable, is a party, result in any officer or director of any such Person incurring any personal liability with respect to any matters relating to any equity or debt financings contemplated by Section 6.06(a). Buyer shall, promptly upon request by Seller, reimburse Seller and its Affiliates and each of their respective Representatives for all reasonable and documented out-of-pocket costs incurred by such Persons in connection with the cooperation contemplated by this Section 6.06, whether before or after Execution Date (including attorney’s fees); and shall indemnify, defend and hold harmless Seller and its Affiliates and each of their respective Representatives from and against any and all liabilities suffered by, incurred by, or asserted against such Persons arising from the cooperation provided by such Persons pursuant to this Section 6.06 (other than to the extent such liabilities arise from the actual fraud, willful misconduct or gross negligence of Seller or its Affiliates or any of their respective Representatives as determined in a final, non-appealable judgment of a court of competent jurisdiction) and any information utilized in connection therewith; provided, however, that Buyer shall not be required to indemnify, defend and hold harmless Seller and its Representatives to the extent that such losses arise from or are related to information provided by Seller or its Representatives to Buyer in writing specifically for use in any equity or debt financings contemplated by Section 6.06(a) that contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
6.07Information Statement. On or prior to January 14, 2022, Earthstone shall file with the SEC a preliminary information statement on Schedule 14C (the “Information Statement”), prepared by Buyer as contemplated by Rule 14c2 promulgated under the Exchange Act, relating to the Contemplated Transactions. Seller shall reasonably cooperate with the Earthstone Parties in the preparation of the preliminary Information Statement, the definitive Information Statement and any amendments or supplements thereto and shall promptly (and in any event within three days of Buyer’s request therefor) furnish to Buyer the information relating to Seller and the Assets required by the Exchange Act for inclusion therein. Prior to filing with the SEC, the Earthstone Parties shall provide Seller and its counsel a reasonable opportunity to review and comment on the Information Statement (including any amendments or supplements thereto) and shall consider in good faith for inclusion in the Information Statement (including any amendments or supplements thereto) any comments made by Seller or its counsel that are provided in a timely manner. The Earthstone Parties shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement and to cause the Information Statement in definitive form to be mailed to the holders of shares of Buyer Common Stock entitled thereto as promptly as reasonably practicable (and in any event within two (2) Business Days) after (1) the tenth calendar day after the initial filing of the preliminary Information Statement with the SEC if by such date the SEC has not informed Earthstone that it intends to review the Information Statement or (2) if the SEC has, by the tenth calendar day after the filing of the initial preliminary Information Statement with the SEC, informed Earthstone that it intends to review the Information Statement, the date on which the SEC confirms that it has no further comments on the Information Statement. Earthstone shall notify Seller promptly of (and in any event no more than one Business Day after) the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for any amendments or supplements to the preliminary Information Statement or the definitive Information Statement, and the Earthstone Parties and Seller shall cooperate in filing with the SEC or its staff, and if required, Earthstone shall mail to the holders of shares of Buyer Common Stock entitled thereto, as promptly as reasonably practicable, such amendment or supplement. If at any time prior to the twentieth (20th) day after the mailing to stockholders of Earthstone any event shall occur, or fact or information shall be discovered, that should be set forth in an amendment or supplement to the Information Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable notify the other parties hereto and Earthstone shall prepare and file with the SEC such amendment or supplement, in consultation with and subject to review by Seller, as promptly as practicable and, to the extent required by Law, cause such amendment or supplement to be disseminated to the holders of shares of Buyer Common Stock entitled thereto. Notwithstanding the foregoing, in the event that this Agreement is terminated in accordance with the terms and conditions hereof, the parties shall not be required, after the date of termination, to prepare, file and mail the Information Statement pursuant to this Section 6.07.

ARTICLE 7
CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE
Buyer’s obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):
7.01Accuracy of Representations. All of Seller’s representations and warranties in this Agreement must have been true and correct, except as would not individually or in the aggregate have a Material Adverse Effect as of the Execution Date, and must be true and correct, except as would not individually or in the aggregate have a Material Adverse Effect as of the Closing Date as if made on the Closing Date, other than any such representation and warranty that refers to a specified date, which need only be true and correct, except as would not individually or in the aggregate have a Material Adverse Effect on and as of such specified date. All of Seller’s Fundamental Representations must have been true and correct (except for de minimis inaccuracies), and must be true and correct (except for de minimis inaccuracies) as of the Closing Date as if made on the Closing Date, other than any such representation and warranty that refers to a specified date, which need only be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of such specified date.
7.02Seller’s Performance. All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.
7.03No Orders. On the Closing Date, there shall be no Order granted and remaining in force of any Governmental Body having appropriate jurisdiction that attempts to restrain, enjoin, or otherwise prohibit the consummation of the Contemplated Transactions.
7.04HSR Act. Any waiting period applicable to the consummation of the Contemplated Transactions under the terms of this Agreement under the HSR Act shall have expired or been terminated.
7.05Closing Deliverables. Seller shall have delivered (or be ready, willing and able to deliver at the Closing) to Buyer the documents and other items required to be delivered by Seller under Section 2.04(a).
7.06Information Statement. The Information Statement shall have been mailed to Earthstone’s stockholders entitled thereto in accordance with Section 6.07 at least twenty (20) days prior to the Closing Date and the consummation of the Contemplated Transactions shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).
ARTICLE 8
CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE
Seller’s obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):
8.01Accuracy of Representations. All of Buyer’s representations and warranties in this Agreement must have been true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or Material Adverse Effect, true and correct in all respects) as of the Execution Date, and must be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or Material Adverse Effect, true and correct in all respects) as of the Closing Date as if made on the Closing Date, other than any such representation and warranty that refers to a specified date, which need only be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of such specified date. All of Buyer’s Fundamental Representations must have been true and correct (except for de minimis inaccuracies), and must be true and correct (except for de minimis inaccuracies) as of the Closing Date as if made on the Closing Date, other than any such representation and warranty that refers to a specified date, which need only be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of such specified date.

8.02Buyer’s Performance. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.
8.03No Orders. On the Closing Date, there shall be no Order granted and remaining in force of any Governmental Body having appropriate jurisdiction that attempts to restrain, enjoin, or otherwise prohibit the consummation of the Contemplated Transactions.
8.04HSR Act. Any waiting period applicable to the consummation of the Contemplated Transactions under the HSR Act shall have expired or been terminated.
8.05Closing Deliverables. The applicable Earthstone Party shall have delivered (or be ready, willing and able to deliver at the Closing) to Seller the documents and other items required to be delivered by Buyer under Section 2.04(b).
8.06Qualifications. Buyer shall have obtained all authorizations, qualifications, and approvals required to be obtained prior to Closing under Section 6.03(a).
8.07Information Statement. The Information Statement shall have been mailed to Earthstone’s stockholders entitled thereto in accordance with Section 6.07 at least twenty (20) days prior to the Closing Date and the consummation of the Contemplated Transactions shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).
ARTICLE 9
TERMINATION
9.01Termination Events. This Agreement may, by written notice given prior to or at the Closing, be terminated:
(a)by mutual written consent of Seller and Buyer;
(b)by Buyer, if Seller has committed a material Breach of this Agreement and such Breach causes any of the conditions to Closing set forth in Article 7 not to be satisfied (or, if prior to Closing, such Breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a Breach that is capable of being cured, Seller shall have a period of ten (10) Business Days following receipt of such written notice from Buyer to Seller to attempt to cure the Breach and the termination under this Section 9.01(b) shall not become effective unless Seller fails to cure such Breach prior to the end of such ten (10) Business Day period; provided, further, Buyer shall not be entitled to terminate this Agreement pursuant to this Section 9.01(b) if Buyer or Earthstone is in material Breach of this Agreement;
(c)by Seller, if an Earthstone Party has committed a material Breach of this Agreement and such Breach causes any of the conditions to Closing set forth in Article 8 not to be satisfied (or, if prior to Closing, such Breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a Breach that is capable of being cured, the Earthstone Parties shall have a period of ten (10) Business Days following receipt of such written notice from Seller to Buyer to attempt to cure the Breach and the termination under this Section 9.01(c) shall not become effective unless the Earthstone Parties fail to cure such Breach prior to the end of such ten (10) Business Day period; provided, further, Seller shall not be entitled to terminate this Agreement pursuant to this Section 9.01(c) if Seller is in material Breach of this Agreement;
(d)by either Seller or Buyer if the Closing has not occurred on or before the expiration of thirty (30) days following the Target Closing Date, or such later date as the Parties may agree upon in writing; provided, however, that if the SEC has not cleared the Information Statement by January 24, 2022, then either Party (provided it (and, in the case of Buyer, Earthstone) has complied in all material respects with its (and, in the case of Buyer, Earthstone has complied with its) obligations under Section 6.07) may by written notice to the other Party, extend such date to April 19, 2022; provided, further, that neither Party shall (or, in the case of Buyer, Earthstone) be entitled to terminate this Agreement pursuant to this Section 9.01(d) if such Party is in material Breach of this Agreement;

(e)by either Seller or Buyer if a Governmental Body has issued an Order, or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the Contemplated Transactions, and such Order, decree, ruling, or other action has become final and nonappealable;
(f)by either Seller or Buyer if the sum of (i) all Title Defect Values asserted by Buyer in good faith and without taking into account the Aggregate Defect Deductible (less the sum of all Title Benefit Values), plus (ii) the Aggregate Environmental Defect Values asserted by Buyer in good faith and without taking into account the Aggregate Defect Deductible, plus (iii) solely in the case of an election by Buyer, the aggregate downward Purchase Price adjustments under Section 11.02, plus (iv) the aggregate downward Purchase Price adjustments under Section 11.03, exceeds fifteen percent (15%) of the unadjusted Purchase Price; or
(g)after the expiration of two (2) Business Days following the Execution Date, by Seller if Buyer has then failed to deposit the Deposit Amount into the escrow account under the Escrow Agreement.
9.02Effect of Termination; Distribution of the Deposit Amount.
(a)If this Agreement is terminated pursuant to Section 9.01, all further obligations of the Parties under this Agreement shall terminate; provided that, (i) no termination shall impair or restrict the rights of either Party, or relieve either Party of any Damages, under Section 9.02(b), (ii) in the event of a termination of this Agreement pursuant to Section 9.01(g), Buyer shall not be relieved of any Damages for any failure to deposit the Deposit Amount in the Escrow Account in accordance with this Agreement or for any other breach of this Agreement, and (iii) the following provisions, and any Damages arising thereunder, shall survive the termination of this Agreement: Article 1, Sections 3.05, 4.07, 5.01(c), 9.02, 9.03, 10.03(c), 10.05, 10.06, 10.07, 10.10, 10.11, 10.12, Article 12 (other than Section 12.01) and any such terms as set forth in this Agreement that are necessary to give context to any of the foregoing surviving Sections.
(b)Notwithstanding anything to the contrary in Section 9.02(a):
(i)If Seller has the right to terminate this Agreement (A) pursuant to Section 9.01(c) or (B) pursuant to Section 9.01(d), if at such time Seller could have terminated this Agreement pursuant to Section 9.01(c) (without regard to any cure periods contemplated therein), then, in either case, and provided that Buyer’s conditions to Closing set forth in Article 7 have been satisfied or waived in full (other than those conditions that by their terms may only be satisfied at Closing, all of which Seller stands ready, willing and able to satisfy), Seller shall have the right to terminate this Agreement and the Parties shall, within two (2) Business Days of Seller’s election, execute and deliver (or cause to be delivered) to the Escrow Agent a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Seller as liquidated damages (and not as a penalty) as Seller’s sole and exclusive remedy under this Agreement. If Seller elects to terminate this Agreement pursuant to this Section 9.02(b)(i) and receive the Deposit Amount as liquidated damages, Seller shall be free to enjoy immediately all rights of ownership of the Assets and to sell, transfer, encumber, or otherwise dispose of the Assets to any Person without any restriction under this Agreement.
(ii)If Buyer has the right to terminate this Agreement (A) pursuant to Section 9.01(b) or (B) pursuant to Section 9.01(d), if at such time Buyer could have terminated this Agreement pursuant to Section 9.01(b) (without regard to any cure periods contemplated therein), then, in either case, Buyer shall have the right, at its sole discretion, to elect to either (1) in lieu of terminating this Agreement, enforce specific performance by Seller of this Agreement, in which event the Deposit Amount will be applied as called for herein upon Closing as its sole and exclusive remedy under this Agreement, or (2) terminate this Agreement and the Parties shall, within two (2) Business Days of Buyer’s election, execute and deliver (or cause to be delivered) to the Escrow Agent a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Buyer. If Buyer elects to terminate this Agreement pursuant to this Section 9.02(b)(ii) and receive the Deposit Amount, Seller shall, (x) within two (2) Business Days of Buyer’s election, execute and deliver (or cause to be delivered) to the Escrow Agent a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Buyer and (y) be free to enjoy immediately all rights of ownership of the Assets and to sell, transfer, encumber, or otherwise dispose of the Assets to any Person without any restriction under this

Agreement as Buyer’s sole and exclusive remedy under this Agreement; provided that if at such time Seller is in Willful Breach and at such time, all conditions precedent to the obligations of Seller to Close as set forth in Article 8 (a) have been satisfied (or waived in writing by Seller) other than those conditions that can only be satisfied at the Closing, but subject to the Buyer being ready, willing and able to satisfy such conditions at Closing at such time in question or (b) would have been fulfilled or satisfied except solely due to the Willful Breach by Seller, then, following the termination of this Agreement, Buyer shall be entitled to seek actual Damages in an amount up to the Deposit Amount for Seller’s Willful Breach. If Buyer elects to seek specific performance of this Agreement pursuant to this Section 9.02(b)(ii), the Deposit Amount shall remain in the Escrow Account until the earlier of Closing and a non-appealable final judgment or award on Buyer’s claim for specific performance is rendered, at which time the Deposit Amount shall be distributed as provided in the judgment or award resolving the specific performance claim or shall be applied as provided in Section 2.02. The remedies set forth in this Section 9.02(b)(ii) shall be Buyer’s sole and exclusive remedy for the failure of Seller to consummate Closing or the termination of this Agreement.
(c)The Parties recognize that the actual damages for an Earthstone Party’s Breach of this Agreement would be difficult or impossible to ascertain with reasonable certainty and agree that the Deposit Amount would be a reasonable liquidated damages amount for such Breach.
(d)If this Agreement is terminated by either Buyer or Seller pursuant to Section 9.01 for any reason other than as described in Section 9.02(b)(i), then, in any such case, Seller shall, within two (2) Business Days of such termination, deliver a joint instruction to the Escrow Agent to disburse the Deposit Amount to Buyer via wire transfer of immediately available funds to the account designated by Buyer and, other than as described in Section 9.02(b)(ii), each Party shall have no further liability hereunder of any nature whatsoever to the other Party, including any liability for Damages (except for the provisions of Sections 3.05, 4.07 5.01(c), 10.03(c), 10.05, 10.06, 10.07, 10.10, 10.11, 10.12, Article 12 (other than Section 12.01) and any such terms as set forth in this Agreement that are necessary to give context to any of the foregoing surviving Sections, which shall continue in full force and effect in accordance with their terms).
9.03Return of Records Upon Termination. Upon termination of this Agreement, (a) Buyer shall promptly return to Seller or destroy (at Seller’s option) all title, engineering, geological and geophysical data, environmental assessments and reports, maps, documents and other information furnished by Seller to Buyer in connection with its due diligence investigation of the Assets and (b) an officer of Buyer shall certify Buyer’s compliance with the preceding clause (a) to Seller in writing.
ARTICLE 10
INDEMNIFICATION; REMEDIES
10.01Survival. The survival periods for the various representations, warranties, covenants and agreements contained herein shall be as follows: (a) Fundamental Representations shall survive until the expiration of the applicable statute of limitations; (b) the representations and warranties in Section 3.03 and the covenants and agreements in Section 2.07(b) and Section 12.02 shall survive for the applicable statute of limitations plus thirty (30) days; (c) the special warranty of Defensible Title set forth in the Assignment shall survive for thirty six (36) months after Closing; (d) the covenants and other agreements of Seller set forth in this Agreement to be performed before Closing shall survive for twelve (12) months after Closing; (e) the covenants and other agreements of Seller set forth in this Agreement to be performed on or after Closing shall survive until fully performed; (f) all other representations and warranties of Seller shall survive for twelve (12) months after the Closing; and (g) all other representations, warranties, covenants and agreements of Buyer shall survive indefinitely. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date. The indemnities in Sections 10.02(a), 10.02(b), 10.03(a) and 10.03(b) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification thereunder, except in each case as to matters for which a specific written claim for indemnity has been delivered to the indemnifying person on or before such termination date. The indemnities in Section 10.02(c) (other than those indemnities relating to any properties or matters described in clause (f) of the definition of “Specified Obligations”) shall continue for twelve (12) months following the Closing Date. All other indemnities, and all other provisions of this Agreement, shall survive the Closing without time limit except as may otherwise be expressly provided herein.
10.02Indemnification and Payment of Damages by Seller. Except as otherwise limited in this Article 10 (including, without limitation, the survival periods set forth in Section 10.01) and Article 11, from and after the Closing, Seller shall defend, release, indemnify, and hold harmless Buyer Group from and against, and shall pay to the Buyer Group the amount of, any and all Damages, whether or not involving a Third Party claim or incurred in the investigation or defense of any of the same or in asserting, preserving, or enforcing any of their respective rights under this Agreement arising from, based upon, related to, or associated with:
(a)any Breach of any representation or warranty made by Seller in this Agreement, or in any certificate delivered by Seller pursuant to this Agreement;
(b)any Breach by Seller of any covenant, obligation, or agreement of Seller in this Agreement or any of the other Transaction Documents (other than the Transition Services Agreement);
(c)the Specified Obligations; and
(d)the use, ownership or operation of the Retained Assets and the Excluded Assets.
Notwithstanding anything to the contrary contained in this Agreement, after the Closing, the remedies provided in this Article 10 and in Article 11, along with the special warranty of Defensible Title set forth in the Assignment, are Buyer Group’s exclusive legal remedies against Seller with respect to this Agreement and the Contemplated Transactions, including breaches of the representations, warranties, covenants, obligations, and agreements of the Parties contained in this Agreement or the affirmations of such representations, warranties, covenants, obligations, and agreements contained in the certificate delivered by Seller at Closing pursuant to Section 2.04(a)(iv), and Buyer, except for those remedies provided in this Article 10 and Article 11, along with the special warranty of Defensible Title set forth in the Assignment, releases Seller Group from any and all claims, causes of action, Proceedings, or other legal rights and remedies of Buyer Group, known or unknown, which Buyer might now or subsequently have, based on, relating to or in any way arising out of this Agreement, the Contemplated Transactions, the ownership, use or operation of the Assets prior to the Closing, or the condition, quality, status, or nature of the Assets prior to the Closing, including any and all claims related to environmental matters or liability or violations of environmental laws and including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance, or other tort actions, rights to punitive damages, common law rights of contribution, and rights under insurance maintained by Seller or any of Seller’s Affiliates. Seller shall have no obligation to indemnify any of the Buyer Group for any Damages for which Buyer is obligated to indemnify Seller Group pursuant to Section 10.03.
10.03Indemnification and Payment of Damages by Buyer. Except as otherwise limited in this Article 10 (including, without limitation, the survival periods set forth in Section 10.01) and Article 11 and the special warranty of Defensible Title set forth in the Assignment, from and after the Closing, Buyer shall assume, be responsible for, pay on a current basis, and shall defend, release, indemnify, and hold harmless Seller Group from and against, and shall pay to Seller Group the amount of any and all Damages, whether or not involving a Third Party claim or incurred in the investigation or defense of any of the same or in asserting, preserving, or enforcing any of their respective rights under this Agreement arising from, based upon, related to, or associated with:
(a)any Breach of any representation or warranty made by an Earthstone Party in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement;
(b)any Breach by an Earthstone Party of any covenant, obligation, or agreement of an Earthstone Party in this Agreement or any other Transaction Documents (other than the Transition Services Agreement);

(c)without limitation to Buyer’s express rights and remedies pursuant to this Agreement, any Damages arising out of or relating to Buyer’s and its Representatives’ access to the Assets and contracts, books and records and other documents and data relating thereto prior to the Closing, including Buyer’s title and environmental inspections pursuant to Sections 11.01 and 11.09, including Damages attributable to personal injury, illness or death, or property damage, even if such losses arise out of or result from, solely or in part, the sole, active, passive, concurrent or comparative negligence, strict liability or other fault or violation of law of or by any of the Seller Group, excepting only liabilities actually resulting from the gross negligence or willful misconduct of a member of the Seller Group or the mere discovery by Buyer or any of its Representatives of a pre-existing condition affecting any of the Assets and such pre-existing condition was not exacerbated by Buyer’s or Buyer’s Representatives’ inspections;
(d)Transfer Taxes; and
(e)the Assumed Liabilities.
Notwithstanding anything to the contrary contained in this Agreement, after the Closing, the remedies provided in this Article 10 are Seller Group’s exclusive legal remedies against any Earthstone Party with respect to this Agreement and the Contemplated Transactions, including any Breaches by an Earthstone Party, all other legal rights and remedies being expressly waived by Seller Group; provided that Seller is entitled to any equitable remedies available under applicable Legal Requirements in connection with any Breach by an Earthstone Party of Article 12. Seller, except for those remedies provided in this Article 10, releases Buyer Group from any and all claims, causes of action, Proceedings, or other legal rights and remedies of Seller Group, known or unknown, which Seller might now or subsequently have, based on, relating to or in any way arising out of this Agreement, the Contemplated Transactions.
10.04Indemnity Net of Insurance. The amount of any Damages for which an indemnified Party is entitled to indemnity under this Article 10 shall be reduced by the amount of insurance or indemnification proceeds realized by the indemnified Party or its Affiliates with respect to such Damages (net of any collection costs and applicable deductibles, and excluding the proceeds of any insurance policy issued or underwritten, or indemnity granted, by the indemnified Party or its Affiliates).
10.05Limitations on Liability.
(a)Except with respect to the Fundamental Representations and the representations and warranties included in Section 3.03, if the Closing occurs, Seller shall not have any liability for any indemnification under Section 10.02(a): (i) for any Damages with respect to any occurrence, claim, award or judgment with respect to that do not individually exceed One Hundred Thousand Dollars ($100,000) net to Seller’s interest (the “Individual Claim Threshold”); or (ii) unless and until the aggregate Damages for which claim notices for claims meeting the Individual Claim Threshold are delivered by Buyer exceed two percent (2%) of the unadjusted Purchase Price, and then only to the extent such Damages exceed two percent (2%) of the unadjusted Purchase Price. Except with respect to the Fundamental Representations and the representations and warranties included in Section 3.03, in no event will Seller be liable for Damages indemnified under Section 10.02(a) to the extent such Damages exceed fifteen percent (15%) of the unadjusted Purchase Price, excepting Damages finally determined by a court of competent jurisdiction to be attributable to the actual fraud of any member of the Seller Group. Notwithstanding anything herein to the contrary, in no event will Seller’s aggregate liability under this Agreement exceed one hundred percent (100%) of the unadjusted Purchase Price. Seller shall not have any liability for any Damages suffered by the Buyer Group or any of their respective Affiliates with respect to any breach by Seller of any representation or warranty set forth in Section 3.03 to the extent the applicable Damages are attributable to any Tax allocable to the Buyer under Section 12.02(b).
(b)Notwithstanding anything herein to the contrary, for purposes of determining the indemnity obligations set forth in this Article 10, (i) when determining whether a breach or inaccuracy of Seller’s representations or warranties, other than Section 3.08, contained in this Agreement has occurred and (ii) when calculating the amount of Damages incurred, arising out of or relating to any such breach or inaccuracy of any such representation or warranty by Seller, in each case, all references to materiality (other than “Material Adverse Effect”, the definition of “Material Contract”

and any dollar thresholds, but including “in all material respects” and other correlative terms) contained in such representation or warranty shall be disregarded
10.06Procedure for Indemnification – Third Party Claims.
(a)Promptly after receipt by an indemnified party under Section 10.02 or 10.03 of a Third Party claim for Damages or notice of the commencement of any Proceeding against it, such indemnified party shall, if a claim is to be made against an indemnifying Party under this Section 10.06, give notice to the indemnifying Party of the commencement of such claim or Proceeding, together with a claim for indemnification pursuant to this Article 10. The failure of any indemnified party to give notice of a Third Party claim or Proceeding as provided in this Section 10.06 shall not relieve the indemnifying Party of its obligations under this Article 10, except to the extent such failure results in insufficient time being available to permit the indemnifying Party to effectively defend against the Third Party claim or participate in the Proceeding or otherwise prejudices the indemnifying Party’s ability to defend against the Third Party claim or participate in the Proceeding.
(b)If any Proceeding referred to in Section 10.06(a) is brought against an indemnified party and the indemnified party gives notice to the indemnifying Party of the commencement of such Proceeding, the indemnifying Party shall be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying Party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying Party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying Party to the indemnified party of the indemnifying Party’s election to assume the defense of such Proceeding, the indemnifying Party shall not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If reasonably requested by the indemnifying Party, the indemnified Party agrees to cooperate in contesting any Proceeding which the indemnifying Party elects to contest (at the expense of the indemnifying Party); provided that the indemnified Party shall not be required to pursue any cross-claim or counter-claim. Notwithstanding anything to the contrary in this Agreement, the indemnifying Party shall not be entitled to assume or continue control of the defense of any such Proceeding if (A) such Proceeding relates to or arises in connection with any criminal proceeding, (B) such Proceeding seeks an injunction or equitable relief against any indemnified Party, (C) such Proceeding has or would reasonably be expected to result in Damages in excess of fifteen percent (15%) of the unadjusted Purchase Price, or (D) the indemnifying Party has failed or is failing to defend in good faith such Proceeding. If the indemnifying Party assumes the defense of a Proceeding, no compromise or settlement of such Third Party claims or Proceedings may be effected by the indemnifying Party without the indemnified party’s prior written consent unless (1) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other Third Party claims that may be made against the indemnified party and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying Party. The indemnified party shall have no liability with respect to any compromise or settlement of such Third Party claims or Proceedings effected without its consent.
10.07Procedure for Indemnification – Other Claims. A claim for indemnification for any matter not involving a Third Party claim may be asserted by notice to the Party from whom indemnification is sought.
10.08Indemnification of Group Members. The indemnities in favor of Buyer and Seller provided in Section 10.02 and Section 10.03, respectively, shall be for the benefit of and extend to such Party’s present and former Group members. Any claim for indemnity under this Article 10 by any Group member other than Buyer or Seller must be brought and administered by the relevant Party to this Agreement. No indemnified party other than Buyer and Seller shall have any rights against either Seller or Buyer under the terms of this Article 10 except as may be exercised on its behalf by Buyer or Seller, as applicable, pursuant to this Section 10.08. Each of Seller and Buyer may elect to exercise or not exercise indemnification rights under this Section 10.08 on behalf of the other indemnified party affiliated with it in its sole discretion and shall have no liability to any such other indemnified party for any action or inaction under this Section 10.08.
10.09Extent of Representations and Warranties.
(a)Notwithstanding anything to the contrary contained in this Agreement, except as and to the extent expressly set forth in Article 3 of this Agreement or in the certificate of Seller to be delivered pursuant to Section 2.04(a)(iv), or for the Special Warranty in the Assignment (subject to Article 10), with respect to the Assets and the transactions contemplated hereby (I) Seller makes no representations or warranties, statutory, express or implied, and (II) Buyer acknowledges and agrees that it has not relied upon, and Seller expressly disclaims all liability and responsibility for, any representation, warranty, statement or information made or communicated (orally or in writing) to Buyer or any of its Affiliates, or its or their employees, agents, officers, directors, members, managers, equity owners, consultants, representatives or advisors (including any opinion, information, projection or advice that may have been provided to Buyer by any employee, agent, officer, director, member, manager, equity owner, consultant, representative or advisor of Seller or any of its or their respective Affiliates).
(b)Notwithstanding anything to the contrary contained in this Agreement, except as and to the extent expressly set forth in Article 3 or in the certificate of Seller to be delivered pursuant to Section 2.04(a)(iv), or for the Special Warranty in the Assignment (subject to Article 10), without limiting the generality of the foregoing, Seller expressly disclaims, and Buyer acknowledges and agrees that it has not relied upon, any representation or warranty, statutory, express or implied, as to (i) Title to any of the Assets, (ii) the contents, character or nature of any descriptive memorandum, or any report of any petroleum engineering consultant, or any geological or seismic data or interpretation, relating to the Assets, (iii) the quantity, quality or recoverability of the petroleum substances in or from the Assets, (iv) any estimates of the value of the Assets or future revenues generated by the Assets, (v) the production of petroleum substances from the Assets, (vi) any estimates of operating costs and capital requirements for any Well, operation, or project, (vii) the maintenance, repair, condition, quality, suitability, design or marketability of the Assets, (viii) the content, character or nature of any descriptive memorandum, reports, brochures, charts or statements prepared by third parties, (ix) any other materials or information that may have been made available or communicated to Buyer or its Affiliates, or its or their employees, agents, officers, directors, members, managers, equity owners, consultants, representatives or advisors in connection with the Contemplated Transactions or any discussion or presentation relating thereto, and further disclaims (and Buyer acknowledges and agrees that it has not relied upon) any representation or warranty, statutory, express or implied of merchantability, fitness for a particular purpose or conformity to models or samples of materials of any equipment, it being expressly understood and agreed by the Parties that Buyer has inspected, or waived Buyer’s right to inspect, the Assets for all purposes and satisfied itself as to their physical and environmental condition, both surface and subsurface, including but not limited to conditions specifically related to the presence, release or disposal of hazardous substances, solid wastes or NORM, and that Buyer shall be deemed to be obtaining the Assets, including the equipment, in its present status, condition and state of repair, “as is” and “where is” with all faults and defects, and that Buyer has made or caused to be made such inspections as Buyer deems appropriate, or (x) any implied or express warranty of freedom from patent or trademark infringement.
(c)Buyer acknowledges and agrees that Buyer cannot rely on or form any conclusions from Seller’s methodologies for the determination and reporting of any Asset Taxes that were utilized for any Tax Return filed prior to the Closing Date for purposes of calculating and reporting Asset Taxes on any Tax Return filed or required to be filed on or after the Closing Date, it being understood that Buyer must make its own determination as to the proper methodologies that can or should be used for any such later tax return.
(d)Buyer acknowledges and affirms that it has made, and prior to Closing will make, its own independent investigation, analysis, and evaluation of the Contemplated Transactions and the Assets (including Buyer’s own estimate and appraisal of the extent and value of Seller’s Hydrocarbon reserves attributable to the Assets and an independent assessment and appraisal of the environmental risks associated with the acquisition of the Assets). Buyer acknowledges that in entering into this

Agreement, it has relied on the aforementioned investigation and the sole express representations and warranties of Seller contained in Article 3, the certificate of Seller to be delivered pursuant to Section 2.04(a)(iv) and the special warranty of Defensible Title in the Assignment (subject to Article 10). Buyer hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim, or commencing, instituting, or causing to be commenced, any Proceeding of any kind against Seller, Warburg Pincus LLC, Ontario Teachers’ Pension Plan or their respective Affiliates, alleging facts contrary to the foregoing acknowledgments and affirmations.
10.10Compliance With Express Negligence Test. The Parties agree that any indemnity, defense, or release obligation arising under this Agreement shall apply without regard to the negligence, strict liability, or other fault of the indemnified party, whether active, passive, joint, concurrent, comparative, contributory or sole, or any pre-existing condition, any breach of contract or breach of warranty, or violation of any legal requirement, except to the extent such damages were occasioned by the gross negligence or willful misconduct of the indemnified party or any group member thereof, it being the Parties’ intention that Damages to the extent arising from the gross negligence or willful misconduct of the indemnified party or any group member thereof not be covered by the release, defense, or indemnity obligations in this Agreement. The foregoing is a specifically bargained for allocation of risk among the Parties, which the Parties agree and acknowledge satisfies the express negligence rule and conspicuousness requirement under Texas law.
10.11Limitations of Liability. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller or Buyer ever be liable for, and each Party releases the other from, any consequential, special, indirect, exemplary, or punitive damages or claims relating to or arising out of the Contemplated Transactions or this Agreement; provided, however, that any consequential, special, indirect, exemplary, or punitive damages recovered by a Third Party (including a Governmental Body, but excluding any Affiliate of any Group member) against a Person entitled to indemnity pursuant to this Article 10 shall be included in the Damages recoverable under such indemnity.
10.12No Duplication. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a Breach of more than one representation, warranty, covenant, obligation, or agreement herein. Neither Buyer nor Seller shall be liable for indemnification with respect to any Damages based on any sets of facts to the extent the Purchase Price is being or has been adjusted pursuant to Section 2.05 by reason of the same set of facts.
10.13Disclaimer of Application of Anti-Indemnity Statutes. Seller and Buyer acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities shall not be applicable to this Agreement or the Contemplated Transactions.
10.14Waiver of Right to Rescission. Seller and Buyer acknowledge that, following the Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for Breach of any representation or warranty contained herein or for any other claim with respect thereto arising in connection with or with respect to the Contemplated Transactions. As the payment of money shall be adequate compensation for such matters, following Closing, Seller and Buyer waive any right to rescind this Agreement or any of the Contemplated Transactions.
ARTICLE 11
TITLE MATTERS AND ENVIRONMENTAL MATTERS; PREFERENTIAL PURCHASE RIGHTS; CONSENTS
11.01Title Examination and Access. Buyer may make or cause to be made at its expense such examination as it may desire of Seller’s title to the Assets. For such purposes, until the Defect Notice Date, Seller shall give to Buyer and its Representatives access during Seller’s regular hours of business to originals or, in Seller’s sole discretion, copies (which copies may, at Seller’s sole discretion, be in electronic format), of all of the files, records, contracts, correspondence, maps, data, reports, plats, abstracts of title, lease files, well files, unit files, division order files, production marketing files, title opinions, title files, title records, ownership maps, surveys, and any other information, data, records, and files that Seller has relating in any way to the title to the Assets, the past or present operation thereof, and the marketing of production therefrom, in accordance with, and subject to the limitations in, Section 5.01.

11.02Preferential Purchase Rights. Seller shall provide all notices necessary to comply with or obtain the waiver of all Preferential Purchase Rights which are applicable to the Contemplated Transactions prior to the Closing Date and in accordance with Section 5.04. To the extent (a) any such Preferential Purchase Rights are exercised by any holders thereof or (b) the time period for exercising any Preferential Purchase Right has not expired, but no notice of waiver (nor of the exercise of such Preferential Purchase Right) has been received from the holder thereof, then the Asset(s) subject to such Preferential Purchase Rights shall not be sold to Buyer and shall be excluded from the Assets and sale under this Agreement and shall be considered Retained Assets. The Cash Consideration shall be adjusted downward by the Allocated Value of the Asset(s) so retained. If any holder of a Preferential Purchase Right initially elects to exercise that Preferential Purchase Right, but after the Closing Date, refuses to consummate the purchase of the affected Asset(s), or if the time period for exercising any Preferential Purchase Right has expired or the holder thereof has waived such Preferential Purchase Right, then, subject to the Parties’ respective rights and remedies as to the obligation to consummate the Contemplated Transactions, Buyer shall purchase such Asset(s) for the Allocated Value thereof (subject to the adjustments pursuant to Section 2.05), and the closing of such transaction shall take place on a date designated by Seller not more than one hundred eighty (180) days after the Closing Date upon not fewer than five (5) Business Days’ prior notice to Buyer. If such holder’s refusal to consummate the purchase of the affected Asset(s) resulting in a waiver of such Preferential Purchase Right occurs prior to the Closing Date, then, subject to the Parties’ respective rights and remedies as to the obligation to consummate the Contemplated Transactions, Buyer shall purchase the affected Asset(s) at the Closing in accordance with the terms of this Agreement.
11.03Consents. Seller shall initiate all procedures required to comply with or obtain all Consents required for the transfer of the Assets in accordance with Section 5.04.
(a)If Seller fails to obtain any Consent necessary for the transfer of any Asset to Buyer, Seller’s failure shall be handled as follows:
(i)If the Consent is not a Required Consent, then the affected Assets shall nevertheless be conveyed at the Closing as part of the Assets. Any Damages that arise due to the failure to obtain such Consent following Seller’s written notice to the holder thereof shall be borne by Buyer, and Buyer shall defend, release, indemnify and hold harmless Seller Group from and against the same.
(ii)If the Consent is a Required Consent, the Cash Consideration shall be adjusted downward by the Allocated Value of the affected Assets (which affected Assets shall include the applicable portions of all Leases and Wells affected by the Applicable Contract or Lease for which a Consent is refused), and the affected Assets shall be treated as Retained Assets.
(b)Notwithstanding the provisions of Section 11.03(a), if Seller obtains a Required Consent described in Section 11.03(a)(ii) within one hundred eighty (180) days after the Closing, then Seller shall promptly deliver conveyances of the affected Asset(s) to Buyer and Buyer shall pay to Seller an amount equal to the Allocated Value of the affected Asset(s) in accordance with wire transfer instructions provided by Seller (subject to the adjustments set forth in Section 2.05).
11.04Title Defects. Buyer may notify Seller of Title Defects (“Title Defect Notice(s)”) promptly after the discovery thereof, but in no event later than 5:00 p.m. Central Time on the date that is forty-five (45) days after the Execution Date (the “Defect Notice Date”). To be effective, each Title Defect Notice shall be in writing and include (a) a description of the alleged Title Defect and the Lease or Well affected by such alleged Title Defect (each, a “Title Defect Property”), (b) the Allocated Value of each Title Defect Property, (c) supporting documents reasonably necessary for Seller to identify the alleged Title Defect, (d) Buyer’s preferred manner of curing such Title Defect, and (e) the amount by which Buyer reasonably believes the Allocated Value of each Title Defect Property is reduced by such alleged Title Defect and the computations upon which Buyer’s belief is based (the “Title Defect Value”). To give Seller an opportunity to commence reviewing and curing Title Defects, from the Execution Date until the Defect Notice Date, Buyer agrees to use reasonable efforts to give Seller weekly written notice due each Friday no later than 12:00 p.m. Central Time, of all alleged Title Defects (as well as any claims that would be claims under the special warranty of Defensible Title set forth in the Assignments) discovered by Buyer during the preceding week; provided, that the failure to provide any such preliminary notice shall not affect Buyer’s right to assert Title Defects at any time prior to the Defect Notice Date. Notwithstanding anything herein to the contrary, without limitation to Buyer’s rights under the special warranty of Defensible Title set forth in the

Assignment and Buyer’s express rights set forth in Article 10, Buyer forever waives, and Seller shall have no liability for, Title Defects not asserted by a Title Defect Notice meeting all of the requirements set forth in the preceding sentence no later than 5:00 p.m. Central Time on the Defect Notice Date.
11.05Title Defect Value. The Title Defect Value shall be determined pursuant to the following guidelines, where applicable:
(a)if the Parties agree on the Title Defect Value, then that amount shall be the Title Defect Value;
(b)if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Value shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;
(c)if the Title Defect with respect to a Lease or Well represents a negative discrepancy between (i) Seller’s actual Net Revenue Interest for such Lease or Well as to the applicable Target Formation and (ii) the Net Revenue Interest set forth for such Lease or Well in Exhibit A-1 or Exhibit B, as applicable (and Seller’s Working Interest in the Lease or Well, as applicable, is decreased in the same or greater proportion), then the Title Defect Value shall be the product of the Allocated Value of such Lease or Well, as applicable, multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest set forth for such Lease or Well in Exhibit A-1 or Exhibit B, as applicable;
(d)if the Title Defect with respect to a Well represents an increase of (i) Seller’s Working Interest for the Well over (ii) the Working Interest set forth for such Well in Exhibit B (except (A) increases resulting from contribution requirements with respect to defaulting co-owners from and after the Execution Date under applicable operating agreements, or (B) increases to the extent that such increases are accompanied by a proportionate increase in Seller’s Net Revenue Interest), then the Title Defect Value shall be the product of the Allocated Value of such Well, multiplied by a fraction, the numerator of which is the Working Interest increase and the denominator of which is the Working Interest set forth for such Well in Exhibit B;
(e)if the Title Defect with respect to a Lease results from a discrepancy where (i) the actual Net Acres for such Lease is less than (ii) the Net Acres set forth on Exhibit A-1 for such Lease, then the Title Defect Value shall be calculated by multiplying the Net Acre deficiency for such Lease by the per-Net Acre Allocated Value; and
(f)if the Title Defect represents an obligation or Encumbrance upon or other defect in title to the Title Defect Property of a type not described above, or a Title Defect affects some but not all of the applicable Target Formation pertaining to such Title Defect, then the Title Defect Value shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation.
In no event, however, shall the total of the Title Defect Values related to a particular Asset exceed the Allocated Value of such Asset. The Title Defect Value with respect to a Title Defect shall be determined without any duplication of any costs or losses included in any other Title Defect Value hereunder.
11.06Seller’s Cure or Contest of Title Defects.
Seller may contest any asserted Title Defect or Buyer’s good faith estimate of the Title Defect Value as described in Section 11.06(b) and may seek to cure any asserted Title Defect as described in Section 11.06(a).
(a)Seller shall have the right, at Seller’s sole cost, risk and expense, to cure any Title Defect on or before ninety (90) days after the Defect Notice Date or, if later, after the date of resolution of such Title Defect or the Title Defect Value by an Expert pursuant to Section 11.15 (the “Title Defect Cure Period”) by giving written notice to Buyer of its election to cure prior to the Closing Date or, if later, after the applicable Expert Decision date. During the period of time from Closing to the expiration of the Title Defect Cure Period, Buyer agrees to reasonably cooperate with Seller, including by giving Seller reasonable access during normal business hours to all Records in Buyer’s or its Affiliates’ possession or control, to the extent necessary or convenient to facilitate Seller’s attempt to cure any such Title Defects. An election by Seller to attempt to cure a Title Defect shall be without prejudice to the rights of Seller under Section 11.15 and shall not constitute an admission against interest or a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the alleged Title Defect. If Seller elects to cure and:
(i)actually cures the Title Defect (“Cure”), prior to the Closing, then the Asset affected by such Title Defect shall be conveyed to Buyer at the Closing, and no Cash Consideration adjustment will be made for such Title Defect; or
(ii)does not cure the Title Defect prior to the Closing, then Seller shall:
(A)convey the affected Asset to Buyer and Buyer shall pay for the affected Asset at the Closing; provided, however that if Seller is unable to Cure the Title Defect within the time provided in this Section 11.06, then Seller shall include a downward adjustment in the Final Settlement Statement equal to the Title Defect Value for such Asset;
(B)if and only if Buyer agrees to this remedy in its sole discretion, indemnify Buyer against all Damages (up to the Allocated Value of the applicable Title Defect Property) resulting from such Title Defect with respect to such Title Defect Property pursuant to an indemnity agreement prepared by Seller in a form and substance reasonably acceptable to Buyer; or
(C)if the amount by which Buyer reasonably believes the Allocated Value of such Title Defect Property is reduced by such alleged Title Defect (as set forth in the Title Defect Notice) exceeds sixty-five percent (65%) of the Allocated Value for such Title Defect Property, Seller may elect to exclude the Title Defect Property from this Agreement and such Title Defect Property shall be deemed an Excluded Asset.
(b)Seller and Buyer shall attempt to agree on the existence and Title Defect Value for all Title Defects. Representatives of the Parties, knowledgeable in title matters, shall meet during the Title Defect Cure Period for this purpose. However, either Party may at any time prior to the final resolution of the applicable Title Defect hereunder submit any disputed Title Defect or the Title Defect Value to arbitration in accordance with the procedures set forth in Section 11.15. If a contested Title Defect cannot be resolved prior to Closing, except as otherwise provided herein, (i) the Asset affected by such Title Defect shall nevertheless be conveyed to Buyer at the Closing; (ii) the Cash Consideration shall be adjusted downward in an amount equal to the Title Defect Value set forth in the Title Defect Notice for such contested Title Defect for such Asset (the “Disputed Title Amount”), which Disputed Title Amount shall be deposited into the Escrow Account at Closing pending final resolution of such Title Defect; and (iii) within two (2) Business Days following final resolution of such Title Defect in accordance with Section 11.15, Seller and Buyer shall execute and deliver a joint written instruction to the Escrow Agent to release the Disputed Title Amount to Seller or Buyer, as applicable.
11.07Limitations on Adjustments for Title Defects. Notwithstanding the provisions of Sections 11.04, 11.05 and 11.06, other than with respect to the special warranty of Defensible Title to be provided in the Assignments, Seller shall be obligated to adjust the Cash Consideration to account for uncured Title Defects only to the extent that the sum of (x) the aggregate Title Defect Values of all uncured Title Defects (the “Aggregate Title Defect Value”) (after taking into account any offsetting Title Benefit Values) plus (y) the Aggregate Environmental Defect Value exceeds the Aggregate Defect Deductible. In addition, if the Title Defect Value for any single Title Defect Property is less than the De Minimis Title Defect Cost, such value shall not be considered in calculating the Aggregate Title Defect Value.
11.08Title Benefits. If Seller discovers any right, circumstance or condition that operates (a) to increase the Net Revenue Interest in any Lease or Well with respect to the applicable Target Formation above that shown in Exhibit A-1 or Exhibit B for such Lease or Well, as applicable, to the extent the same does not cause a greater than proportionate increase in Seller’s Working Interest therein above that shown in

Exhibit A-1 or Exhibit B, as applicable, (b) to decrease the Working Interest of Seller in any Well with respect to the applicable Target Formation below that shown in Exhibit B for such Well, to the extent the same causes a decrease in Seller’s Working Interest for such Well with respect to the applicable Target Formation that is proportionately greater than the decrease in Seller’s Net Revenue Interest therein below that shown in Exhibit B for such Well with respect to the applicable Target Formation or (c) to increase the Net Acres for a Lease with respect to the applicable Target Formation to an amount greater than the Net Acres for such Lease in Exhibit A-1 (without an increase in the Working Interest that is proportionately more than an increase in the Net Revenue Interests above that shown in Exhibit A-1) (each, a “Title Benefit”), then Seller shall, from time to time and without limitation, have the right, but not the obligation, to give Buyer written notice of any such Title Benefits (a “Title Benefit Notice”), as soon as practicable but not later than 5:00 p.m. Central Time on the Defect Notice Date, stating with reasonable specificity the Assets affected, the particular Title Benefit claimed (the “Title Benefit Properties”), and Seller’s good faith estimate of the amount the additional interest increases the value of the affected Assets over and above that Asset’s Allocated Value (the “Title Benefit Value”). Buyer shall also promptly furnish Seller with written notice of any Title Benefit (including a description of such Title Benefit and the Assets affected thereby with reasonable specificity) which is discovered by any of Buyer’s or any of its Affiliates’ Representatives, employees, title attorneys, landmen, or other title examiners. The Title Benefit Value of any Title Benefit shall be determined by the following methodology, terms and conditions (without duplication): (i) if the Parties agree on the Title Benefit Value, then that amount shall be the Title Benefit Value; (ii) if the Title Benefit represents a proportionate increase, for the life of such Title Benefit Property, in (A) Seller’s Net Revenue Interest for any Well above (B) the Net Revenue Interest set forth for such Well in Exhibit B, then the Title Benefit Value shall be the product of the Allocated Value of such Well multiplied by a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest set forth for such Well in Exhibit B; (iii) if the Title Benefit represents a proportionate decrease, for the life of such Title Benefit Property, of (A) Seller’s Working Interest for any Well below (B) the Working Interest set forth for such Well in Exhibit B, then the Title Benefit Value shall be the product of the Allocated Value of such Well, multiplied by a fraction, the numerator of which is the Working Interest decrease and the denominator of which is the Working Interest set forth for such Well in Exhibit B; (iv) if the Title Benefit represents an increase in the Net Acres of a Lease set forth in Exhibit A-1, then the Title Benefit Value shall be determined by multiplying the Net Acre increase with respect to such Lease by the per-Net Acre Allocated Value; and (v) if the Title Benefit is of a type not described above or a Title Benefit affects some but not all of the applicable Target Formation pertaining to such Title Benefit, then the Title Benefit Value shall be determined by taking into account the Allocated Value of the Title Benefit Property, the portion of such Title Benefit Property affected by such Title Benefit, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of such Title Benefit Property, the values placed upon the Title Benefit by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation. Seller and Buyer shall attempt to agree on the existence and Title Benefit Value for all Title Benefits on before the end of the Title Defect Cure Period. If Buyer agrees with the existence of the Title Benefit and Seller’s good faith estimate of the Title Benefit Value, then the Aggregate Title Defect Value shall be offset by the amount of the Title Benefit Value. If the Parties cannot reach agreement by the end of the Title Defect Cure Period, the Title Benefit or the Title Benefit Value in dispute shall be submitted to arbitration in accordance with the procedures set forth in Section 11.15. Notwithstanding the foregoing, the Parties agree and acknowledge that there shall be no upward adjustment to the Cash Consideration for any Title Benefit. If a contested Title Benefit cannot be resolved prior to the Closing, Seller shall convey the affected Asset to Buyer and Buyer shall pay for the Asset at the Closing in accordance with this Agreement as though there were no Title Benefits; provided, however, if the Title Benefit contest results in a determination that a Title Benefit exists, then the Aggregate Title Defect Value shall be adjusted downward by the Title Benefit Value as determined in such contest (which adjustment shall be made on the Final Settlement Statement).
11.09Buyer’s Environmental Assessment. Beginning on the Execution Date and ending at 5:00 p.m. Central Time on the Defect Notice Date, Buyer shall have the right, at its sole cost, risk, liability, and expense, to conduct a Phase I Environmental Site Assessment of the Properties. During Seller’s regular hours of business and after providing Seller with written notice of any such activities no less than two (2) Business Days in advance (which written notice shall include the written permission of the operator (if other than Seller) and any applicable Third Party operator or other Third Party whose permission is legally required, which Seller shall reasonably cooperate with Buyer in securing), Buyer and its Representatives shall be permitted to enter upon the Properties, inspect the same, review all of Seller’s readily available files and records (other than those for which Seller has an attorney-client privilege or that are Excluded Assets) relating to the Properties, and generally conduct visual, non-invasive tests, examinations, and investigations.

No sampling or other invasive inspections of the Assets may be conducted prior to Closing without Seller’s prior written consent, which may be withheld in Seller’s sole discretion. Buyer’s access shall be in accordance with, and subject to the limitations in, Section 5.01. In the event Buyer’s Phase I Environmental Site Assessment reasonably recommends additional sampling and testing to determine (a) whether an Environmental Defect exists or (b) the Lowest Cost Response associated with an asserted Environmental Defect, in either case, on a Property operated by Seller, and Buyer’s good faith estimate of the Environmental Defect Value with respect to such potential Environmental Defect exceeds the De Minimis Environmental Defect Cost, Buyer shall provide to Seller a written proposed scope of work for such activities for Seller’s approval (which approval shall be in Seller’s sole discretion). Buyer shall (i) consult with Seller before commencing any work comprising Buyer’s environmental review, (ii) perform all work in a safe and workmanlike manner and so as to not unreasonably interfere with Seller’s operations on the Properties, (iii) comply (and cause each Buyer Representative to comply) with all applicable Laws and customary industry practices while conducting Buyer’s environmental review, and (iv) promptly and completely repair any damage to the Assets caused by Buyer’s investigation and cause each affected Asset to be restored to substantially the same conditions that existed prior to the investigation. Seller shall have the right to have one or more representatives accompany Buyer or Buyer’s Representatives at all times while on the Properties.
11.10Environmental Defect Notice. Buyer shall notify Seller in writing of any Environmental Defect (an “Environmental Defect Notice”) promptly after the discovery thereof, but in no event later than 5:00 p.m. Central Time on the Defect Notice Date. To be effective, an Environmental Defect Notice shall include: (a) identification of the Properties affected by the alleged Environmental Defect, including the Allocated Value of each affected Lease or Well; (b) a complete and detailed description of the alleged Environmental Defect and the basis for such assertion under the terms of this Agreement, including the Environmental Laws that Buyer asserts have been violated in connection with such Environmental Defect; (c) Buyer’s good faith estimate of the Environmental Defect Value with respect to such Environmental Defect and a description of the method used to calculate the Environmental Defect Value; and (d) appropriate documentation reasonably necessary for Seller to verify Buyer’s claim and calculation of the Environmental Defect Value. Notwithstanding anything herein to the contrary, without limitation to Buyer’s express rights pursuant to Article 10, Buyer forever waives any Environmental Liabilities, including Environmental Defects not asserted by an Environmental Defect Notice meeting all of the requirements set forth in the preceding sentence no later than 5:00 p.m. Central Time on the Defect Notice Date. To give Seller an opportunity to commence reviewing and remediating or curing Environmental Defects, from the Execution Date until the Defect Notice Date, Buyer agrees to use reasonable efforts to give Seller weekly written notice due each Friday no later than 12:00 p.m. Central Time, of all Environmental Defects discovered by Buyer during the preceding period after the date the Agreement is signed and prior to delivery of such notice, which notice may be supplemented on or prior to the Defect Notice Date. Buyer’s calculation of the Lowest Cost Response included in the Environmental Defect Notice must describe in reasonable detail the Lowest Cost Response proposed for the Environmental Condition that gives rise to the asserted Environmental Defect and identify all assumptions used by Buyer in calculating the Lowest Cost Response amount, including the standards that Buyer asserts must be met to comply with Environmental Laws.
11.11Seller’s Cure or Contest of Environmental Defects. With respect to the Environmental Defects asserted by Buyer in an Environmental Defect Notice, Seller, in its sole discretion, may (x) elect to have the Cash Consideration reduced by an amount equal to the Environmental Defect Value for such Properties, (y) contest any asserted Environmental Defect or Buyer’s good faith estimate of the Environmental Defect Value as described in Section 11.11(b) or (z) seek to remediate or cure any asserted Environmental Defect to the extent of the Lowest Cost Response as described in Section 11.11(a).
(a)Without limiting Seller’s rights in Section 11.11(y) above, Seller shall have the right to remediate or cure an Environmental Defect to the extent of the Lowest Cost Response on or before the Closing Date. If Seller elects to pursue remediation or cure and:
(i)completes a Complete Remediation of an Environmental Defect prior to the Closing Date, the affected Properties (together with any other Assets appurtenant thereto) shall be included in the Assets conveyed at Closing, and no Cash Consideration adjustment will be made for such Environmental Defect;

(ii)does not complete a Complete Remediation prior to the Closing, then Seller shall convey the affected Properties (together with any other Assets appurtenant thereto) to Buyer and the Cash Consideration shall be reduced by an amount equal to the remaining Environmental Defect Value for such Properties.
(b)Without limiting Seller’s rights in Section 11.11(y) above, Seller and Buyer shall attempt to agree on the existence and Environmental Defect Value of all Environmental Defects. Representatives of the Parties, knowledgeable in environmental matters, shall meet for this purpose. However, a Party may at any time prior to the final resolution of the applicable Environmental Defect hereunder elect to submit any disputed item to arbitration in accordance with the procedures set forth in Section 11.15. If a contested Environmental Defect cannot be resolved prior to the Closing, (i) the affected Properties (together with any other Assets appurtenant thereto) shall be included with the Assets conveyed to Buyer at Closing; and (ii) the Cash Consideration shall be reduced by the estimated Environmental Defect Value set forth in the Environmental Defect Notice for such contested Environmental Defect (the “Disputed Environmental Amount”).
11.12Limitations. Notwithstanding the provisions of Sections 11.10 and 11.11, no adjustment to the Cash Consideration for Environmental Defect Values shall be made unless and until the sum of (x) the aggregate value of all Environmental Defect Values (the “Aggregate Environmental Defect Value”) plus (y) the Aggregate Title Defect Value (after taking into account any offsetting Title Benefit Values) exceeds the Aggregate Defect Deductible. If the Environmental Defect Value with respect to any single Environmental Defect is less than the De Minimis Environmental Defect Cost, such cost shall not be considered in calculating the Aggregate Environmental Defect Value; provided, that to the extent any Environmental Defect pertaining solely to Permits (or the absence of any applicable permits) arises out of the same or substantially similar systemic facts, events or circumstances as any other Environmental Defect(s) pertaining solely to such Permits (or the absence of any such applicable permits), then the Environmental Defect Values of such Environmental Defects may be aggregated for purposes of meeting the De Minimis Environmental Defect Cost.
11.13Exclusive Remedies. The rights and remedies granted to Buyer in Article 11 and Article 10 with respect to the Specified Obligations, in the definition thereof, defined in this Agreement are the exclusive rights and remedies against Seller related to any Environmental Liabilities, Environmental Condition, or Damages related thereto. Buyer expressly waives, and releases Seller Group from, any and all other rights and remedies it may have under Environmental Laws against Seller regarding Environmental Liabilities, Environmental Conditions, whether for contribution, indemnity, or otherwise. The foregoing is a specifically bargained for allocation of risk among the Parties, which the Parties agree and acknowledge satisfies the express negligence rule and conspicuousness requirement under Texas law.
11.14Casualty Loss and Condemnation. If, after the Execution Date but prior to Closing Date, any portion of the Assets is destroyed by fire or other casualty or is expropriated or taken in condemnation or under right of eminent domain (a “Casualty Loss”), this Agreement shall remain in full force and effect, and Buyer shall nevertheless be required to close the Contemplated Transactions. In the event that the amount of the costs and expenses associated with repairing or restoring the Assets affected by such Casualty Loss exceeds Five Hundred Thousand Dollars ($500,000) net to Seller’s interest, Seller must elect by written notice to Buyer prior to Closing either to (a) cause the Assets affected by such Casualty Loss to be repaired or restored, at Seller’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date), (b) indemnify Buyer under an indemnification agreement mutually acceptable to the Parties against any costs or expenses that Buyer reasonably incurs to repair or restore the Assets subject to such Casualty Loss or (c) reduce the Cash Consideration by the cost to repair or restore such Casualty Loss. In each case, Seller shall retain all rights to insurance and other claims against Third Parties with respect to the applicable Casualty Loss except to the extent the Parties otherwise agree in writing. Seller shall have no other liability or responsibility to Buyer with respect to a condemnation or Casualty Loss, even if such Casualty Loss shall have resulted from or shall have arisen out of the sole or concurrent negligence, fault, violation of a Legal Requirement of Seller or any member of Seller Group.
11.15Expert Proceedings.
(a)Each matter referred to this Section 11.15 (a “Disputed Matter”) shall be conducted in accordance with the Commercial Arbitration Rules of the AAA as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code), but only to the extent that such rules do not conflict with the terms of this Section 11.15. Any notice from one Party to the other referring a dispute to this Section 11.15 shall be referred to herein as an “Expert Proceeding Notice”.
(b)The arbitration shall be held before a single arbitrator (the “Expert”), mutually agreed by the Parties. Unless waived in writing by the Parties, the Expert must (i) be a neutral party who has never been an officer, director or employee of or performed material work for a Party or any Party’s Affiliate within the preceding five (5)-year period and (ii) agree in writing to keep strictly confidential the specifics and existence of the dispute as well as all proprietary records of the Parties reviewed by the Expert in the process of resolving such dispute. The Expert must have not less than ten (10) years’ experience as a lawyer in the State where the Assets giving rise to the Disputed Matter are located with experience in exploration and production issues. If disputes exist with respect to both title and environmental matters, the Parties may mutually agree to conduct separate arbitration proceedings with the title disputes and environmental disputes being submitted to separate Experts. Further, if disputes exist with respect to Assets located in multiple states, either Party may elect to conduct separate arbitration proceedings with the disputes related to Assets located in each state being submitted to a separate Expert. If, within five (5) Business Days after delivery of an Expert Proceeding Notice, the Parties cannot mutually agree on an Expert, then within seven (7) Business Days after delivery of such Expert Proceeding Notice, each Party shall provide the other with a list of three (3) acceptable, qualified experts, and within ten (10) Business Days after delivery of such Expert Proceeding Notice, the Parties shall each separately rank from one through six in order of preference each proposed expert on the combined lists, with a rank of one being the most preferred expert and the rank of six being the least preferred expert, and provide their respective rankings to the local office of the AAA where the Assets giving rise to the Disputed Matter are located. Based on those rankings, the AAA will appoint the expert with the combined lowest numerical ranking to serve as the Expert for the Disputed Matters. If the rankings result in a tie or the AAA is otherwise unable to determine an Expert using the Parties’ rankings, the AAA will appoint an arbitrator from one of the Parties’ lists as soon as practicable upon receiving the Parties’ rankings. Each Party will be responsible for paying one-half (1/2) of the fees charged by the AAA for the services provided in connection with this Section 11.15(b).
(c)Within five (5) Business Days following the receipt by either Party of the Expert Proceeding Notice, the Parties will exchange their written description of the proposed resolution of the Disputed Matters. Provided that no resolution has been reached, within five (5) Business Days following the selection of the Expert, the Parties shall submit to the Expert the following: (i) this Agreement, with specific reference to this Section 11.15 and the other applicable provisions of this Article 11; (ii) Buyer’s written description of the proposed resolution of the Disputed Matters, together with any relevant supporting materials; (iii) Seller’s written description of the proposed resolution of the Disputed Matters, together with any relevant supporting materials; and (iv) the Expert Proceeding Notice.
(d)The Expert shall make its determination by written decision within fifteen (15) days following receipt of the materials described in Section 11.15(c) above (the “Expert Decision”). The Expert Decision with respect to the Disputed Matters shall be limited to the selection of the single proposal for the resolution of the aggregate Disputed Matters proposed by a Party that best reflects the terms and provisions of this Agreement, i.e., the Expert must select either Buyer’s proposal or Seller’s proposal for resolution of the aggregate Disputed Matters; provided, however, that in no event shall an award to Buyer for a particular Environmental Defect or Title Defect exceed the aggregate amount of the Environmental Defect Values and Title Defect Values asserted in the respective Environmental Defect Notices and Title Defect Notices constituting such aggregate Disputed Matters.
(e)The Expert Decision shall be final and binding upon the Parties, without right of appeal, absent manifest error. In making its determination, the Expert shall be bound by the rules set forth in this Article 11. The Expert may consult with and engage disinterested Third Parties to advise the Expert, but shall disclose to the Parties the identities of such consultants. Unless waived in writing by the Parties, any such consultant shall not have worked as an employee or consultant for either Party or its Affiliates during the five (5)-year period preceding the arbitration nor have any financial interest in the dispute.

(f)The Expert shall act as an expert for the limited purpose of determining the specific matters submitted for resolution herein and shall not be empowered to award damages, interest, or penalties to either Party with respect to any matter. Each Party shall bear its own legal fees and other costs of preparing and presenting its case. All costs and expenses of the Expert shall be borne by the non-prevailing Party in any such arbitration proceeding.
ARTICLE 12
GENERAL PROVISIONS
12.01Records. Seller, at Buyer’s cost and expense, shall deliver originals and electronic copies of all Records to Buyer (FOB Seller’s office) at the expiration of the term of the Transition Services Agreement. Buyer shall retain any such original Records for at least seven (7) years beyond the Closing Date, during which seven (7)-year period Seller shall be entitled to obtain access to such Records, at reasonable business hours and upon prior notice to Buyer, so that Seller may make copies of such original Records, at its own expense, as may be reasonable or necessary for tax purposes or in connection with any Proceeding or Threatened Proceeding against Seller.
12.02Expenses.
(a)Except as otherwise expressly provided in this Agreement, each Party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, Representatives, counsel, and accountants. However, the prevailing Party in any Proceeding brought under or to enforce this Agreement, excluding any expert proceeding pursuant to Section 11.15 or Section 2.05(d), shall be entitled to recover court costs and arbitration costs, as applicable, and reasonable attorneys’ fees from the non-prevailing Party or Parties, in addition to any other relief to which such Party is entitled.
(b)All Transfer Taxes shall be borne by Buyer. Seller shall retain responsibility for, and shall bear, all Asset Taxes for (i) any period ending prior to the Effective Time and (ii) the portion of any Straddle Period ending immediately prior to the Effective Time. All Asset Taxes with respect to the Assets arising on or after the Effective Time (including the portion of any Straddle Period beginning at the Effective Time) shall be allocated to and borne by Buyer. For purposes of such allocation between the Parties of Asset Taxes, (A) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (C)) shall be allocated based on severance or production occurring before the Effective Time (which shall be Seller’s responsibility) and from and after the Effective Time (which shall be Buyer’s responsibility), (B) Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (A) or (C)) shall be allocated based on transactions giving rise to such Asset Taxes occurring before the Effective Time (which shall be Seller’s responsibility) and from and after the Effective Time (which shall be Buyer’s responsibility), and (C) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis with respect to any Straddle Period shall be allocated pro rata per day between the portion of the Straddle Period ending immediately prior to the Effective Time (which shall be Seller’s responsibility) and the portion of the Straddle Period beginning at the Effective Time (which shall be Buyer’s responsibility). For purposes of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated pro rata per day between the portion of the Straddle Period ending immediately prior to the Effective Time and the portion of the Straddle Period beginning at the Effective Time. To the extent the actual amount of any Asset Taxes described in this Section 12.02(b) is not determinable at Closing or the Final Settlement Date, Buyer and Seller shall utilize the most recent information available in estimating the amount of such Asset Taxes for purposes of Section 2.05.
(c)Except as required by applicable Legal Requirements, in respect of Asset Taxes, (i) Seller shall be responsible for (A) timely remitting all Asset Taxes due prior to the Closing Date and (B) preparing and timely filing all Tax Returns for Asset Taxes required to be filed prior to the Closing Date, and (ii) Buyer shall be responsible for (A) timely remitting all Asset Taxes due on or after the Closing Date with respect to periods beginning before the Effective Time, and (B) preparing and timely filing all Tax Returns for Asset Taxes required to be filed on or after the Closing Date with respect to period beginning before the Effective Time, in each case, to the applicable taxing authority.  Buyer shall prepare all such Tax Returns on a basis consistent with past practice except to the extent otherwise required by applicable Legal Requirements.  Buyer shall provide Seller with a copy of any such Tax Return for Seller’s review at least ten (10) days prior to the due date for the filing of such Tax Return (or within a commercially reasonable period after the end of the relevant Taxable period, if such Tax Return is required to be filed less than ten (10) days after the close of such Taxable period), and Buyer shall incorporate all reasonable comments of Seller provided to Buyer in advance of the due date for the filing of such Tax Return.
(d)Buyer and Seller agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Assets, including access to books and records, as is reasonably necessary for the filing of all Tax Returns by Buyer or Seller, the making of any election relating to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or Proceeding relating to any Tax attributable to the Assets.
(e)Seller shall be entitled to any and all refunds of Asset Taxes allocated to Seller pursuant to Section 12.02(b), and Buyer shall be entitled to any and all refunds of Asset Taxes allocated to Buyer pursuant to Section 12.02(b).  If a Party receives a refund of Asset Taxes to which the other Party is entitled pursuant to this Section 12.02(e), the first Party shall promptly pay such amount to the other Party, net of any reasonable costs or expenses incurred by the first Party in procuring such refund.
(f)Seller shall use commercially reasonable efforts to cooperate with Buyer to cause any Tax Partnership to make a Push-Out Election with respect to any “imputed underpayment” issued by Internal Revenue Service (or any analogous provision of state or local law) with respect to any Tax period beginning on or before the Closing Date. As between the Parties, Seller shall have the exclusive control of any U.S. federal income Tax Controversy relating to any Tax period beginning on or prior to the Closing Date with respect to any Tax Partnership; provided, however, Seller agrees to promptly notify Buyer of the commencement of any such Tax Controversy and thereafter keep Buyer reasonably informed of the status and details of such Tax Controversy.
12.03Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with receipt acknowledged, with the receiving Party affirmatively obligated to promptly acknowledge receipt, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate recipients, addresses, and emails set forth below (or to such other recipients, addresses, or emails as a Party may from time to time designate by notice to the other Party):
NOTICES TO BUYER:
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attn: Robert J. Anderson, President and Chief Executive Officer
Email: robert@earthstoneenergy.com
    With a copy (which shall not constitute notice) to:
Haynes and Boone, LLP
1221 McKinney Street, Suite 4000
Houston, Texas 77010
Attn:     Austin Elam
    Kim Mai
Email:    austin.elam@haynesboone.com
    kim.mai@haynesboone.com
NOTICES TO SELLER:
Chisholm Energy Operating, LLC
801 Cherry Street, Suite 1200
Fort Worth, Texas 76102

Attention: Aaron Gaydosik
E-mail: agaydosik@chisholmenergy.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street, Suite 4500
Houston, TX 77002
Attention: Adam D. Larson, P.C.
    Christopher S.C. Heasley
Email:     adam.larson@kirkland.com
    christopher.heasley@kirkland.com

12.04Governing Law; Jurisdiction; Service of Process; Jury Waiver. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RIGHTS, DUTIES AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION; PROVIDED, HOWEVER, THAT ANY MATTERS RELATED TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH REAL PROPERTY IS LOCATED. WITHOUT LIMITING THE PARTIES’ AGREEMENT TO ARBITRATE IN SECTION 11.15 OR THE DISPUTE RESOLUTION PROCEDURE PROVIDED IN SECTION 2.05(d) WITH RESPECT TO DISPUTES ARISING THEREUNDER, THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN HOUSTON, TEXAS OR THE STATE COURTS LOCATED IN HOUSTON, TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, ANY TRANSACTION DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT, ANY TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL BE EXCLUSIVELY LITIGATED IN SUCH COURTS DESCRIBED ABOVE HAVING SITES IN HOUSTON, TEXAS AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS SOLELY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY HERETO VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND NONAPPEALABLE JUDGMENT AGAINST A PARTY IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT. TO THE EXTENT THAT A PARTY OR ANY OF ITS AFFILIATES HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES) HEREBY IRREVOCABLY (A) WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS WITH RESPECT TO THIS AGREEMENT AND (B) SUBMITS TO THE PERSONAL JURISDICTION OF ANY COURT DESCRIBED IN THIS SECTION 12.04.
12.05Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute, acknowledge, and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
12.06Waiver. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by either Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirement, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party, (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
12.07Entire Agreement and Modification. This Agreement supersedes all prior discussions, communications, and agreements (whether oral or written) between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except by a written agreement executed by all Parties. No representation, promise, inducement, or statement of intention with respect to the subject matter of this Agreement has been made by any Party that is not embodied in this Agreement together with the documents, instruments, and writings that are delivered pursuant hereto, and no Party shall be bound by or liable for any alleged representation, promise, inducement, or statement of intention not so set forth. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any Schedule or Exhibit hereto, the terms and provisions of this Agreement shall govern, control, and prevail.
12.08Assignments, Successors, and Limitations on Third Party Rights. No Party may assign any of its rights, liabilities, covenants, or obligations under this Agreement without the prior written consent of the other Parties (which consent may be granted or denied at the sole discretion of the other Parties), provided that Buyer may assign all or any portion of its rights under this Agreement to a wholly owned subsidiary of Buyer without any consent of Seller, and (a) any assignment made without such required consent shall be void, and (b) in the event of such consent, or in the event Buyer transfers all or any portion of its rights under this Agreement to a wholly owned subsidiary, such assignment nevertheless shall not relieve such assigning Party of any of its obligations under this Agreement without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Except as set forth in Section 12.17 or Section 12.18, nothing expressed or referred to in this Agreement or any other Transaction Document shall be construed to give any Person other than the Parties (and Buyer Group and Seller Group who are entitled to indemnification under Article 10), any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Subject to the preceding sentence and except as otherwise set forth in this Agreement, this Agreement, any other agreement contemplated herein, and all provisions and conditions hereof and thereof, are for the sole and exclusive benefit of the Parties and such other agreements (and Buyer Group and Seller Group who are entitled to indemnification under Article 10), and their respective successors and permitted assigns.
12.09Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.
12.10Article and Section Headings, Construction. The headings of Sections, Articles, Exhibits, and Schedules in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Section,” “Article,” “Exhibit,” or “Schedule” refer to the corresponding Section, Article, Exhibit, or Schedule of this Agreement. Unless expressly provided to the contrary, the words “hereunder,” “hereof,” “herein,” and words of similar import are references to this Agreement as a whole and not any particular Section, Article, Exhibit, Schedule, or other provision of this Agreement. Each definition of a defined term herein shall be equally applicable both to the singular and the plural forms of the term so defined. All words used in this Agreement shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and (in its various forms) means including without limitation. For any “agreement”, “waiver”, “notice” or words of similar import to be effective, such agreement, waiver or notice must be in writing and delivered by one Party to the other Parties pursuant to Section 12.03. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (or the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. Each Party has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the Contemplated Transactions. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. This Agreement shall not be construed against any Party, and no consideration shall be given or presumption made on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Unless expressly provided to the contrary, the word “or” is not exclusive.
12.11Counterparts. This Agreement may be executed (including in .PDF) and delivered (including by facsimile or e-mail transmission) in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.
12.12Press Release. No Party shall make any press release or other public announcement respecting this Agreement or the Contemplated Transactions prior to the execution and delivery of this Agreement by the Parties. Subject to Section 12.13, if, prior to Closing, any Party wishes to make a press release or other public announcement respecting this Agreement or the Contemplated Transactions, such Party will provide the others with a draft of the press release or other public announcement for review at least forty-eight (48) hours prior to the time that such press release or other public announcement is to be made. The Parties will attempt in good faith to expeditiously reach agreement on such press release or other public announcement and the contents thereof; provided that failure to reach such agreement shall not prohibit a Party from making a press release or public announcement. Failure to provide comments back to the other Party within forty-eight (48) hours of receipt of the draft release or announcement will be deemed consent to the public disclosure of such press release or other public announcement and the content thereof. Seller and Buyer shall each be liable for the compliance of their respective Affiliates with the terms of this Section 12.12. Notwithstanding anything to the contrary in this Section 12.12, no Party shall issue a press release or other public announcement that includes the name of a non-releasing Party or its Affiliates without the prior written consent of such non-releasing Party (which consent may be withheld in such non-releasing Party’s sole discretion), provided, the Parties agree that a press release or other public announcement, regulatory filing, statement or comment made without such consent shall not be in violation of this Section 12.12 if (a) it is made in order to comply with applicable Legal Requirement or stock exchange rules and (b) in the reasonable judgment of the Party or Affiliate making such release or announcement, based upon advice of counsel, obtaining consent from the other Party would prevent dissemination of such release or announcement in a sufficiently timely fashion to comply with such applicable Legal Requirement or rules.
12.13Confidentiality. The Confidentiality Agreement shall terminate on the Closing Date and will thereafter be of no further force or effect. Each Party shall keep confidential, and cause its Affiliates and instruct its Representatives to keep confidential, all terms and provisions of this Agreement, except (a) as required by Legal Requirements or any standards or rules of any stock exchange to which such Party or any of its Affiliates is subject, (b) for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 12.13, (c) to the extent required to be disclosed in connection with complying with or obtaining a waiver of any Preferential Purchase Right or Consent, and (d) to the extent that such Party must disclose the same in any Proceeding brought by it to enforce its rights under this Agreement. This Section 12.13 shall not prevent any Party from recording the Assignment delivered at the Closing or from complying with any disclosure requirements of Governmental Bodies that are applicable to the transfer of the Assets. The covenant set forth in this Section 12.13 shall terminate two (2) years after the Closing Date.
12.14Name Change. As promptly as practicable, but in any event within sixty (60) days after the Closing Date, Buyer shall eliminate, remove or paint over the use of the name “Chisholm” and variants thereof from the Assets, and, except with respect to such grace period for eliminating the existing usage, shall have no right to use any logos, trademarks, or trade names belonging to Seller or any of its Affiliates.

Buyer shall be solely responsible for any direct or indirect costs or expenses resulting from the change in use of name and any resulting notification or approval requirements.
12.15Preparation of Agreement. Both Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.
12.16Appendices, Exhibits and Schedules. All of the Appendices, Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel has received a complete set of Appendices, Exhibits and Schedules prior to and as of the execution of this Agreement.
12.17Non-Recourse Persons. The Parties acknowledge and agree that no past, present, or future director, manager, officer, employee, incorporator, member, partner, stockholder, agent, attorney, Representative, Affiliate, or financing source of Seller (including Warburg Pincus, LLC and Ontario Teachers’ Pension Plan) or the Earthstone Parties’ and any of the foregoing Person’s respective past, present, or future directors, managers, officers, employees, incorporators, members, partners, equityholders, agents, attorneys, Representatives, Affiliates, or financing sources (excluding, in each case, Seller and the Earthstone Parties, and subject to such exclusion, a “Non-Recourse Person”), in such capacity, shall have any liability or responsibility (in contract, tort, or otherwise) for, and each Party hereby waives, releases, remises and forever discharges, and shall cause each member of the other Party’s (or, in the case of Seller, the other Parties’) Group to waive, release, remise and forever discharge, any Damages, suits, legal or administrative proceedings, claims, demands, losses, costs, obligations, liabilities, interests, charges, or causes of action whatsoever, in law or in equity, known or unknown, against each Non-Recourse Person which are based on, related to, or arise out of the ownership or operation of the Assets, the Excluded Assets or negotiation, performance, and consummation of this Agreement or the other Transaction Documents or the Contemplated Transactions hereunder or thereunder. Each Non-Recourse Person is expressly intended as a third-party beneficiary of this Section 12.17.
12.18Conflicts Waiver; Privilege. Buyer, on behalf of itself and its Affiliates (collectively, the “Buyer Related Parties”), hereby waives, and agrees not to allege, any claim that Kirkland & Ellis LLP (“Seller’s Counsel”) has a conflict of interest or is otherwise prohibited from representing Seller, Warburg Pincus, LLC, Ontario Teachers’ Pension Plan or any of their respective Affiliates or Representatives (“Seller Related Parties”) in any post-Closing matter or dispute with any of the Buyer Related Parties related to or involving this Agreement (including the negotiation hereof) or the transactions contemplated hereby, even though the interests of one or more of the Seller Related Parties in such matter or dispute may be directly adverse to the interests of one or more of the Buyer Related Parties. Buyer, on behalf of itself and all other Buyer Related Parties, acknowledges and agrees that Seller’s, and each of its Affiliate’s, attorney-client privilege, attorney work-product protection and expectation of client confidence involving any proposed sale of the Assets or any other transaction contemplated by this Agreement, and all information and documents covered by such privilege, protection or expectation shall be retained and controlled by Seller and its Affiliates, and may be waived only by Seller. Buyer and Seller acknowledge and agree that (a) the foregoing attorney-client privilege, work product protection and expectation of client confidence shall not be controlled, owned, used, waived or claimed by any of the Buyer Related Parties upon consummation of the Closing, and (b) in the event of a dispute between any of the Buyer Related Parties, on the one hand, and a Third Party, on the other hand, or any other circumstance in which a Third Party requests or demands that any of the Buyer Related Parties produce privileged materials or attorney work-product of Seller or its Affiliates, Buyer shall cause the applicable Buyer Related Parties to assert such attorney-client privilege on behalf of Seller or its Affiliates to prevent disclosure of privileged materials or attorney work-product to such Third Party. Buyer and Seller acknowledge and agree that the attorney-client privilege, attorney work-product protection and expectation of client confidence involving general business matters related to the Assets and arising prior to the Closing for the benefit of Seller and its Affiliates, on the one hand, and the Buyer Related Parties, on the other hand, shall be subject to a joint privilege and protection between such parties, which parties shall have equal right to assert all such joint privilege and protection and no such joint privilege or protection may be waived by (i) Seller or its Affiliates without the prior written consent of Buyer, or (ii) any of the Buyer Related Parties without the prior written consent of Seller; provided, however, that any such privileged materials or protected attorney-work product information, whether arising prior to, or after the Closing Date, with respect to any matter for which a party has an indemnification obligation hereunder, shall be subject to the sole control of such party, which shall be solely entitled to control the assertion or waiver of the privilege or protection, whether or not such information is in the possession of or under the control of such party. This Section 12.18 is for the benefit of Seller, the Seller Related Parties and Seller’s Counsel, and Seller Related Parties and Seller’s Counsel are express third-party beneficiaries of this Section 12.18. This Section 12.18 shall be irrevocable, and no term of this Section 12.18 may be amended, waived or modified, except in accordance with Section 12.07 or Section 11.08, as the case may be, and with the prior written consent of Seller’s Counsel and the Seller Related Party affected thereby. This Section 12.18 shall survive the Closing and shall remain in effect indefinitely.
12.19Specific Performance. The Parties acknowledge and agree that the Parties will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or Breach of this Agreement by any Party could not be adequately compensated by monetary damages alone and that the Parties would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity (including monetary damages), Buyer and, following Closing, Seller shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to seek temporary, preliminary and permanent injunctive relief to prevent Breaches or Threatened Breaches of any of the provisions of this Agreement without posting any bond or other undertaking. Without limiting the generality of the foregoing, the Parties agree that Buyer shall be entitled to enforce specifically Seller’s obligation to consummate the Contemplated Transactions (including the obligation to consummate the Closing), if the conditions set forth in Article 8 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) or waived. The Parties agree that they will not contest the appropriateness of specific performance as a remedy.
[Signature Pages Follow]

    IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

SELLER:
                    Chisholm Energy Operating, LLC

                    By: /s/ Scott Germann
                    Name:     Scott Germann
                    Title: Chief Executive Officer

                    Chisholm Energy Agent, Inc.

                    By: /s/ Scott Germann
                    Name:     Scott Germann
                    Title: Chief Executive Officer

BUYER:
                    Earthstone Energy Holdings, LLC

                    By: /s/ Robert J. Anderson
                    Name:     Robert J. Anderson
                    Title: President and Chief Executive Officer

EARTHSTONE:
                    Earthstone Energy, Inc.

By: /s/ Robert J. Anderson
                    Name:     Robert J. Anderson
                    Title: President and Chief Executive Officer

Annex B

[Letterhead of Wells Fargo Securities, LLC]

December 15, 2021

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attention: Audit Committee of the Board of Directors

Dear Members of the Audit Committee:

You have requested, in your capacity as the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Earthstone Energy, Inc. (“Earthstone”), our opinion with respect to the fairness, from a financial point of view, to Earthstone of the Aggregate Consideration (as defined below) to be issued and paid by Earthstone and Earthstone Energy Holdings, LLC (the “Buyer” and, together with Earthstone, the “Earthstone Parties”) in the proposed Transaction (as defined below) pursuant to a Purchase and Sale Agreement (the “Agreement”) to be entered into by and between Chisholm Energy Operating, LLC and Chisholm Energy Agent, Inc. (collectively, the “Seller”), the Buyer and, solely with respect to its obligations related to the Class A Common Stock (as defined below), Earthstone. We understand that the Agreement provides, among other things, for the Buyer to purchase, pay for and accept the Assets (the “Transaction”) in exchange for the assumption of the Assumed Liabilities and a purchase price equal to, subject to escrows and adjustments in accordance with the Agreement (as to which we express no opinion), (i) $410,000,000 in cash, of which (x) $340,000,000 will be payable upon closing of the Transaction and (y) subject to accelerated due dates as provided in the Agreement, $40,000,000 will be payable on the first business day following the date that is six months following the closing of the Transaction and $30,000,000 will be payable on the first business day following the date that is twelve months following the closing of the Transaction (collectively, the “Cash Consideration”) and (ii) 19,417,476 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), of Earthstone (the “Stock Consideration” and together with the Cash Consideration, the “Aggregate Consideration”). Capitalized terms used herein without definition have the meanings ascribed to them in the Agreement.
In preparing our opinion, we have:
•reviewed a draft, dated December 15, 2021, of the Agreement;
•reviewed certain publicly available business and financial information relating to the Assets and Earthstone, and the industries in which they operate;
•compared the financial and operating performance of the Assets and Earthstone with publicly available information concerning certain other companies we deemed relevant, and compared current and historic market prices of the Class A Common Stock with similar data for such other companies;
•compared the proposed financial terms of the Transaction with the publicly available financial terms of certain other business combinations that we deemed relevant;

•reviewed certain internal financial analyses and operating and financial forecasts relating to the Assets (the “Target Projections”) and Earthstone (the “Earthstone Projections”), as well as certain estimates of pro forma effects of the Transaction (“Pro Forma Effects”), each as prepared or provided by the management of Earthstone;
•discussed with the management of Earthstone certain aspects of the Transaction, the business, financial condition and prospects of the Assets and Earthstone, the effect of the Transaction on the business, financial condition and prospects of the Assets and Earthstone, and certain other matters that we deemed relevant; and
•considered such other financial analyses and investigations and such other information that we deemed relevant.
In giving our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by Earthstone or the Seller, or otherwise reviewed by us. We have not independently verified any such information, and pursuant to the terms of our engagement by Earthstone, we did not assume any obligation to undertake any such independent verification. In relying on the Target Projections, the Earthstone Projections and the Pro Forma Effects, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Earthstone as to the future performance and financial condition of the Assets, Earthstone and the other matters addressed thereby. We express no view or opinion with respect to the Target Projections, the Earthstone Projections or the Pro Forma Effects or the assumptions upon which they are based. We have assumed that any representations and warranties made by the Seller or Earthstone in the Agreement or in other agreements relating to the Transaction will be true and accurate in all respects that are material to our analysis. We have assumed that any adjustments to the Aggregate Consideration pursuant to the Agreement or otherwise would not be material to our analyses or this opinion.
We have also assumed that the Transaction will have the tax consequences described in discussions with, and materials provided to us by, Earthstone and its representatives. We also have assumed that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Assets, Earthstone or the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion. In addition, we have not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Assets or Earthstone, nor have we been furnished with any such evaluations or appraisals. We have not evaluated the solvency of the Assets or Earthstone under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have further assumed that the final form of the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and this opinion.
Our opinion only addresses the fairness, from a financial point of view, to Earthstone of the Aggregate Consideration to be issued and paid by the Earthstone Parties in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any particular class of securities, creditors or other constituencies of Earthstone. Furthermore, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transaction, including the form or structure or the Transaction or the Aggregate Consideration, any allocation contemplated by the Agreement of the Aggregate Consideration among the Assets, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Aggregate Consideration or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and have relied upon the assessments of Earthstone and its advisors with respect to such advice.
Earthstone has advised us and, for purposes of our analyses and opinion we have assumed, that there is currently, and as of the closing of the Transaction there will be, an outstanding share of Class B Common Stock associated with each outstanding Unit of the Buyer not held by Earthstone, that each holder of outstanding shares of Class B Common Stock currently holds, and as of the closing of the Transaction will hold, an equivalent number of Units and that, pursuant to the First Amended and Restated Limited Liability Agreement of the Buyer, dated as of May 9, 2017 (the “LLC Agreement”), holders of Units other than Earthstone have the right to require the Buyer to redeem its Units together with the associated shares of Class B Common Stock for, at the Buyer’s election, an equal number of shares of Class A Common Stock or cash based on the fair market value of Class A Common Stock as determined in accordance with the LLC Agreement, and, consequently, for purposes of our analyses and this opinion we have, at your direction, treated one share of Class B Common Stock and the associated Unit as a single integrated security equivalent in value and identical in all other respects to a share of Class A Common Stock.
Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, notwithstanding that any such subsequent developments may affect this opinion. Our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or strategies that might be available to Earthstone or the Buyer, nor does it address the underlying business decision of the Committee, Earthstone or the Buyer to proceed with or effect the Transaction. We are not expressing any opinion as to the price at which shares of Class A Common Stock or other securities of Earthstone, the Buyer or any other person may be traded or otherwise transferred at any time.
We have acted as financial advisor to Earthstone in connection with the Transaction and will receive a fee from Earthstone for such services, a substantial portion of which is contingent upon the consummation of the Transaction. We also become entitled to receive a fee upon the announcement of the Transaction. In addition, Earthstone has agreed to reimburse us for certain expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of our engagement.
During the two years preceding the date of this opinion, we and our affiliates have had investment or commercial banking relationships with Earthstone and the Seller, for which we and such affiliates have received customary compensation. Such relationships have included acting as agent, lead bookrunner and co-lead arranger on amendments of Earthstone’s facility agreements in December 2020, April 2021, and September 2021, as financial advisor to Earthstone on its acquisition of Independence Resource Management in January 2021, and as agent, lead bookrunner and co-lead arranger on an amendment of the Seller’s facility agreement in July 2021. We or our affiliates are also an agent and a lender to one or more of the credit facilities of Earthstone, the Seller, and certain of their respective affiliates. In addition, during the two years preceding the date of this opinion, we and our affiliates have had investment or commercial banking relationships with certain of the material stockholders of the parties to the Transaction, including Warburg Pincus LLC, EnCap Investments L.P. and Ontario Teachers’ Pension Plan as well as their respective portfolio companies, for which we and such affiliates have received customary compensation. Such relationships have included loan syndications, financial advisory services, and underwriting equity and debt securities. We anticipate that we and our affiliates will arrange and/or provide financing to the Company in connection with the Transaction for customary compensation. We and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of Earthstone. In the ordinary course of business, we and our affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of Earthstone and the Seller and certain of their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.
This letter is for the information and use of the Committee (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not constitute advice or a recommendation to any stockholder of Earthstone or any other person as to how to vote or act on any matter relating to the proposed Transaction or any other matter. This opinion may not be used or relied upon for any other purpose without our prior written consent, nor shall this opinion be disclosed to any person or quoted or referred to, in whole or in part, without our prior written consent. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of Earthstone in connection with the Transaction, but may not otherwise be disclosed publicly in any manner without our prior written consent. The issuance of this opinion has been approved by a fairness committee of Wells Fargo Securities.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be issued and paid by the Earthstone Parties in the proposed Transaction pursuant to the Agreement is fair, from a financial point of view, to Earthstone.

Sincerely,

/s/WELLS FARGO SECURITIES, LLC

WELLS FARGO SECURITIES, LLC

Annex C

FORM OF REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2022, by and among Earthstone Energy, Inc., a Delaware corporation (“Parent”), Chisholm Energy Operating, LLC, a Delaware limited liability company (“Chisholm”), and the Persons identified on Schedule I hereto who become party to this Agreement from time to time upon the execution of a Joinder (as defined herein) in accordance with Section 2.10 of this Agreement (collectively, the “Chisholm Stockholders”).
RECITALS
WHEREAS, Parent, Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Chisholm and Chisholm Energy Agent, Inc., a Delaware corporation (“Chisholm Energy”), entered into a Purchase and Sale Agreement, dated as of December 15, 2021 (the “Purchase Agreement”), under which, among other things, EEH will acquire certain assets from Chisholm and Chisholm Energy;
WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Parent will issue shares of Class A Common Stock of Parent, $0.001 par value per share (“Class A Common Stock”), to Chisholm or to the Chisholm Stockholders, at the direction of Chisholm; and
WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Parent has agreed to grant to the Holders (as defined herein) certain rights with respect to the registration of the Registrable Securities (as defined herein) on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.01    Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement, except that the terms set forth below are used herein as so defined:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in this definition, the term “control” and its derivatives means, with respect to any Person, the possession, directly or indirectly, of more than 50% of the equity interests or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agreement” is defined in the preamble.
“Board” means the board of directors of Parent.
“Bold” is defined in Section 2.02(e).
“Bold Unitholders” is defined in Section 2.02(e).
“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Texas are generally open for business.
“Chisholm” is defined in the preamble.
“Chisholm Energy” is defined in the recitals.
“Class A Common Stock” is defined in the recitals.
“Class A Common Stock Price” means, as of any date of determination, the volume weighted average closing price of Class A Common Stock (as reported by the New York Stock Exchange) for the ten trading days immediately preceding such date of determination.
“Class B Common Stock” means the Class B Common Stock of Parent, $0.001 par value per share.
“EDGAR” is defined in Section 2.04(i).
“EEH” is defined in the recitals.

“EEH A&R LLC Agreement” means that certain First Amended and Restated Limited Liability Company Agreement of EEH (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“EEH Units” means units representing limited liability company interests in EEH.
“Effectiveness Period” means the period beginning from and after the date the Shelf Registration Statement is declared or becomes effective until the earlier of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding and (ii) the Termination Date.
“Equity Securities” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above. Unless otherwise indicated, the term “Equity Securities” refers to Equity Securities of Parent.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“Financial Counterparty” is defined in Section 2.04(r).
“Foreland” means Foreland Investments LP, a Delaware limited partnership.
“Foreland Stockholders” is defined in Section 2.02(e).
“Holder” means a holder of any Registrable Securities.
“Included Registrable Securities” is defined in Section 2.02(a).
“Independence” means Independence Resources Holdings, LLC, a Delaware limited liability company.
“Independence Stockholders” is defined in Section 2.02(e).
“Investor Holder” means Chisholm and Chisholm Energy Holdings, LLC, a Delaware limited liability company.
“Joinder” is defined in Section 2.10.
“Launch Date” is defined in Section 2.02(b).
“Losses” is defined in Section 2.08(a).
“Managing Underwriter(s)” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager or managers of such Underwritten Offering or Overnight Underwritten Offering.
“Maximum Number of Securities” is defined in Section 2.02(c).
“Member Distribution” is defined in Section 2.01(c).
“Offering Holders” is defined in Section 2.03(a).
“Opt-Out Notice” is defined in Section 2.02(a).
“Overnight Underwritten Offering” is defined in Section 2.02(b).
“Parent” is defined in the preamble.
“Parent Cooperation Event” is defined in Section 2.04(r).
“Parity Holders” is defined in Section 2.02(c).
“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Piggyback Notice” is defined in Section 2.02(a).
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“Piggyback Offering” is defined in Section 2.02(a).
“Purchase Agreement” is defined in the recitals.
“Registrable Securities” means (i) any Class A Common Stock received by Chisholm or the Chisholm Stockholders in connection with the transactions contemplated by the Purchase Agreement; (ii) any common Equity Securities of Parent issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; and (iii) any other shares of Class A Common Stock owned as of the date hereof by Persons that are the registered holders of securities described in clauses (i) and (ii) above.
“Registration Expenses” is defined in Section 2.07(a).
“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“SEG I” means SEG-TRD LLC, a Delaware limited liability company.
“SEG II” means SEG-TRD II LLC, a Delaware limited liability company.
“Selling Expenses” is defined in Section 2.07(a).
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
“Selling Holder Indemnified Persons” is defined in Section 2.08(a).
“Selling Holder Underwriter Registration Statement” is defined in Section 2.04(p).
“Sequel” means collectively, SEG I and SEG II.
“Sequel Stockholders” is defined in Section 2.02(e).
“Shelf Registration Statement” is defined in Section 2.01(a).
“Staff” means the staff of the SEC.
“Tracker” means Tracker Resource Development III, LLC, a Delaware limited liability company.
“Tracker Stockholders” is defined in Section 2.02(e).
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Class A Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Underwritten Offering Filing” is defined in Section 2.02(a).
“WKSI” means “well known seasoned issuer” as defined under Rule 405 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a Registration Statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act; or (c) such Registrable Security is held by Parent or one of its subsidiaries; provided that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities shall not be a Registrable Security.
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Section 1.03    Effectiveness. This Agreement is effective as of the date of hereof and shall continue in full force and effect until there are no longer any Registrable Securities outstanding.
ARTICLE II.
REGISTRATION RIGHTS
Section 2.01    Shelf Registration.
(a)    Shelf Registration. Parent shall (i) prepare and file by no later than the date that is 45 days after the date hereof a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) with respect to all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable thereafter but in no event later than 80 days (or 120 days, if the Shelf Registration Statement is on Form S-1) after the date hereof; provided, however, in the event of a review by the Staff, within five Business Days of being informed by the Staff that the Staff have no further comments on the Shelf Registration Statement.
(b)    The Shelf Registration Statement shall be on Form S-3 (or any equivalent or successor form) under the Securities Act and, if the Company is a WKSI as of the filing date thereof, shall be an Automatic Shelf Registration Statement or, if Form S-3 is not then available to Parent, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities; provided, however, that if Parent has filed the Shelf Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form or forms, the Company shall (i) file a post-effective amendment to the Shelf Registration Statement converting such Registration Statement on Form S-1 to a Registration Statement on Form S-3 or any equivalent or successor form or forms or (ii) withdraw the Shelf Registration Statement on Form S-1 and file a subsequent Shelf Registration Statement on Form S-3 or any equivalent or successor form or forms. The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Shelf Registration Statement. Subject to Section 2.01(c), Parent shall use its reasonable best efforts to cause the Shelf Registration Statement to remain effective under the Securities Act during the Effectiveness Period and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available for the resale of all the Registrable Securities by the Holders. The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the date of effectiveness of such Shelf Registration Statement, but in any event within three Business Days of such date, Parent will notify the Holders of the effectiveness of such Shelf Registration Statement. Notwithstanding anything contained herein to the contrary, Parent hereby agrees that (i) the Shelf Registration Statement filed pursuant to this Section 2.01(b) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by any Investor Holder to allow for a distribution to, and resale by, the members, stockholders or partners (as the case may be) of such Investor Holder (each, a “Member Distribution”), and (ii) Parent shall, at the reasonable request of any Investor Holder seeking to effect a Member Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Shelf Registration Statement, or revise such language if deemed reasonably necessary by such Investor Holder to effect any such Member Distribution.
(c)    Delay Rights. Notwithstanding anything to the contrary contained herein, Parent may, upon written notice to (x) all Holders, delay the filing of the Shelf Registration Statement or (y) any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but such Selling Holder may settle any contracted sales of Registrable Securities) if Parent (i) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Board determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board would materially adversely affect Parent; provided, however, in no event shall (A) such filing of the Shelf Registration Statement be delayed under clauses (i) or (ii) of this Section 2.01(c) for a period that exceeds 90 days or (B) such Selling Holders be suspended under clauses (i) or (ii) of this Section 2.01(c) from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 60 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Parent shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement. Parent will only exercise its suspension rights under this Section 2.01(c) if it exercises similar suspension rights with respect to any Parity Holders. If Parent exercises its suspension rights under this Section 2.01(c), then during such suspension period Parent shall not engage in any transaction involving the offer, issuance, sale or purchase of Equity Securities (whether for the benefit of Parent or a third Person), except transactions involving (I) the issuance or purchase of Equity Securities as contemplated by the Parent’s employee benefit plans or employee or director arrangements, (II) the issuance of Equity Securities to a seller as consideration for, or to a third party in order to finance or partially finance, the transaction specified under clause (i) of this Section 2.01(c) that was the basis for which the suspension rights under this Section 2.01(c) were exercised or (III) the issuance of Equity Securities to a member of EEH in connection with the redemption of Class B Common Stock and EEH Units pursuant to the EEH A&R LLC Agreement.
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Section 2.02    Piggyback Rights.
(a)    Participation. Except as provided in Section 2.02(b), if at any time during the Effectiveness Period, Parent proposes to file (i) a shelf registration statement other than the Shelf Registration Statement (in which event Parent covenants and agrees to include thereon a description of the transaction under which the Holders acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement contemplated by Section 2.01(a) of this Agreement, or (iii) a registration statement, other than a shelf registration statement, in the case of each of clause (i), (ii) or (iii), for the sale of Class A Common Stock in an Underwritten Offering or Overnight Underwritten Offering for its own account and/or the account of another Person, then as soon as practicable but not less than ten Business Days (or one Business Day in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a Shelf Registration Statement), as the case may be (an “Underwritten Offering Filing”), Parent shall give notice (including, but not limited to, notification by email) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of shares of Class A Common Stock (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Parent has been advised by the Managing Underwriter(s) in writing that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have a material adverse effect on the price, timing or distribution of the Class A Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. The notice required to be provided in this Section 2.02(a) to each Holder (the “Piggyback Notice”) shall be provided on a Business Day pursuant to Section 3.01 hereof. Each Holder shall then have five Business Days (or one Business Day in the case of an Overnight Underwritten Offering) after the date on which the Holders received the Piggyback Notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Board shall determine for any reason not to undertake or to delay such Underwritten Offering, Parent may, at its election, give written notice of such determination to the Selling Holders and (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in any Underwritten Offering, Overnight Underwritten Offering or Piggyback Offering by giving written notice to Parent of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to Parent requesting that such Holder not receive notice from Parent of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder, Parent shall not deliver any notice to such Holder pursuant to this Section 2.02(a), unless such Opt-Out Notice is revoked by such Holder. Notwithstanding anything contained herein to the contrary, Parent hereby agrees that (i) any shelf registration statement which includes Registrable Securities pursuant to this Section 2.02(a) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by any Investor Holder to allow for a Member Distribution and (ii) Parent shall, at the reasonable request of any Investor Holder seeking to effect a Member Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Investor Holder to effect such Member Distribution.
(b)    Overnight Underwritten Offering Piggyback Rights. If, at any time during any Effectiveness Period, Parent proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than one Business Day after Parent engages one or more Managing Underwriter(s) for the proposed Overnight Underwritten Offering, Parent shall notify (including, but not limited to, notice by email) the Holders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing within two Business Days after such Holder receives such notice. Notwithstanding the foregoing, if Parent has been advised by the Managing Underwriter(s) in writing that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Selling Holders is likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock being offered in such Overnight Underwritten Offering, then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, Parent determines for any reason not to undertake or to delay such Overnight Underwritten Offering, Parent shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to Parent of such withdrawal at least one Business Day prior to the expected Launch Date. Notwithstanding the foregoing, any Holder may deliver an Opt-Out Notice to Parent requesting that such Holder not receive notice from Parent of any proposed Overnight Underwritten Offering and, following receipt of such an Opt-Out Notice from a Holder, Parent shall not deliver any notice to such Holder pursuant to this Section 2.02(b), unless such Opt-Out Notice is revoked by such Holder.
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(c)    Priority of Rights. In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.02(a) and Section 2.02(b), respectively, if the Managing Underwriter(s) of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises Parent that the total amount of Class A Common Stock that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock offered in such Underwritten Offering or Overnight Underwritten Offering, as the case may be, or the market for the Class A Common Stock, then the Class A Common Stock to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of shares of Class A Common Stock that such Managing Underwriter(s) advise Parent can be sold without having such adverse effect (such maximum number of shares of Class A Common Stock, the “Maximum Number of Securities”), with such number to be allocated (i) first, to Parent, (ii) second, pro rata among all Selling Holders and holders of any other securities of Parent having rights of registration on parity with the Registrable Securities (“Parity Holders”) who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder or Parity Holder shall be (A) based on the percentage derived by dividing (1) the number of shares of Class A Common Stock (or other securities) that such Selling Holder or such Parity Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering by (2) the aggregate number of shares of Class A Common Stock (or other securities) that all Selling Holders and all Parity Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering or (B) as otherwise agreed by such Selling Holder or Parity Holder, as applicable.
(d)    Notwithstanding anything in this Section 2.02 to the contrary, no Holder shall have any right to include any Class A Common Stock in any offering by Parent of Class A Common Stock executed pursuant to any “at the market” program that Parent may have in effect from time to time on or after the date of this Agreement.
(e)    Parent, Chisholm and the Chisholm Stockholders hereby agree that the rights of (i) Bold Energy Holdings, LLC (“Bold”) and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated May 9, 2017, by and among the Parent, Bold and the Persons identified on Schedule I attached thereto (such Persons, together with their respective permitted assigns, the “Bold Unitholders”); (ii) Independence and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated January 7, 2021, by and among Parent, Independence and the Persons identified on Schedule I attached thereto (such Persons, together with their respective permitted assigns, the “Independence Stockholders”); (iii) Tracker and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated July 20, 2021, by and among Parent, Tracker, EnCap Energy Capital Fund VIII, L.P., ZIP Ventures I, L.L.C., and Tracker III Holdings, LLC (collectively, together with their respective permitted assigns, the “Tracker Stockholders”); (iv) Sequel and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated July 20, 2021, by and among Parent, Sequel and the Persons identified on Schedule I attached thereto (the “Sequel Stockholders”); and (v) Foreland and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated November 2, 2021, by and among Parent, Foreland, the parties identified on Schedule I attached thereto and the Persons identified on Schedule II attached thereto (collectively, the “Foreland Stockholders”), shall rank pari passu with the rights of Chisholm and the Chisholm Stockholders to register shares of Class A Common Stock under this Agreement. For purposes of clarity and the avoidance of doubt, Parent, Chisholm and the Chisholm Stockholders expressly agree that Bold, the Bold Unitholders, Independence, the Independence Stockholders, Tracker, the Tracker Stockholders, Sequel, the Sequel Stockholders, Foreland and the Foreland Stockholders shall be Parity Holders for purposes of this Section 2.02.
Section 2.03    Underwritten Offering.
(a)    In the event that one or more Holders of Registrable Securities (the “Offering Holders”) notify Parent in writing of their election to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering or Overnight Underwritten Offering and reasonably expect aggregate gross proceeds of at least $25 million from such Underwritten Offering or Overnight Underwritten Offering, (i) Parent shall give notice (including, but not limited to, notification by email, with such notice given no later than one Business Day after the engagement by Parent of the Managing Underwriter(s) in the case of a proposed Overnight Underwritten Offering) of such proposed Underwritten Offering or Overnight Underwritten Offering to the other Holders on a Business Day and such notice shall offer such Holders the opportunity to include in such Underwritten Offering or Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing (within five Business Days in the case of an Underwritten Offering that is not an Overnight Underwritten Offering and within two Business Days after the Holder receives such notice in the case of an Overnight Underwritten Offering) and (ii) Parent will retain Underwriters selected by the Offering Holders holding a majority of the Registrable Securities to be disposed of pursuant to such Underwritten Offering or Overnight Underwritten Offering (which Underwriters shall be reasonably acceptable to Parent) subject to such sale through an Underwritten Offering or Overnight Underwritten Offering including entering into an underwriting agreement in customary form with the Managing Underwriter(s), which underwriting agreement shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and will take all reasonable actions as are requested by the Managing Underwriter(s) in order to expedite or facilitate the registration and disposition of the Registrable Securities; provided, however, that Parent shall not be required to effect (A) more than two Underwritten Offerings or Overnight Underwritten Offerings pursuant to this Section 2.03 in any 365-day period or (B) an Underwritten Offering or Overnight Underwritten Offering pursuant to this Section 2.03 prior to the six month anniversary of the date hereof. Parent management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders if the aggregate gross proceeds from such Underwritten Offering or Overnight Underwritten Offering are reasonably expected to exceed $35 million. No Selling Holder may participate in such Underwritten Offering or Overnight Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably and customarily required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any
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other representations required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering or Overnight Underwritten Offering contemplated by this Section 2.03(a), such Selling Holder may elect to withdraw therefrom by notice to Parent and the Managing Underwriter(s); provided, however, that such notice of withdrawal must be made at a time up to and including the time of pricing of such offering in order to be effective. No such withdrawal or abandonment shall affect Parent’s obligation to pay Registration Expenses.
(b)    In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.03(a), if the Managing Underwriter(s) of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Selling Holders that the total amount of Registrable Securities that the Selling Holders intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the Maximum Number of Securities, then the Registrable Securities to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the Maximum Number of Securities, with such number to be allocated (i) first, pro rata among all Selling Holders and (ii) second, to the extent the number of securities proposed to be included in such Underwritten Offering or Overnight Underwritten Offering by the Selling Holders is less than the Maximum Number of Securities, pro rata among all Parity Holders who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder or Parity Holder, as applicable, shall be (A) (1) with respect to any Selling Holder, based on the percentage derived by dividing (aa) the number of shares of Class A Common Stock (or other securities) that such Selling Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering by (bb) the aggregate number of shares of Class A Common Stock (or other securities) that all Selling Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering, and (2) with respect to any Parity Holder, based on the percentage derived by dividing (aa) the number of shares of Class A Common Stock (or other securities) that such Parity Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering by (bb) the aggregate number of shares of Class A Common Stock (or other securities) that all Parity Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering, or (B) as otherwise agreed by such Selling Holder(s) or Parity Holder(s), as applicable.
Section 2.04    Registration Procedures. In connection with its obligations under this Article II, Parent will, as expeditiously as possible:
(a)    prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Shelf Registration Statement to be effective and to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Overnight Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter(s) at any time shall notify Parent in writing that, in the good faith judgment of such Managing Underwriter(s), inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Overnight Underwritten Offering of such Registrable Securities, Parent shall use its commercially reasonable efforts to include such information in such a prospectus supplement;
(c)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other Registration Statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC other than annual or quarterly reports on Form 10-K or 10-Q, respectively, current reports on Form 8-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two Business Days prior to filing in connection with an Underwritten Offering or Overnight Underwritten Offering), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other Registration Statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Shelf Registration Statement or such other Registration Statement;
(d)    if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other Registration Statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering or Overnight Underwritten Offering, the Managing Underwriter(s) shall reasonably request, except that Parent will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other Registration Statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other Registration Statement contemplated by this Agreement, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Shelf
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Registration Statement or any other Registration Statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;
(f)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which, the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other Registration Statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any other Registration Statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Parent agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to any offering of Registrable Securities;
(h)    in connection with an Underwritten Offering or Overnight Underwritten Offering, use commercially reasonable efforts to furnish upon request and addressed to the underwriters and to the Selling Holders on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion of counsel for Parent, and (ii) a “comfort letter” signed by the independent public accountants (and, if applicable, independent reserve engineers) who have certified Parent’s financial statements included or incorporated by reference into the applicable Registration Statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such Registration Statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ (and, if applicable, independent reserve engineers’) letters delivered to the underwriters in Underwritten Offerings or Overnight Underwritten Offerings of securities, and such other matters as such underwriters or Selling Holders may reasonably request;
(i)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders (which may be satisfied by making such information available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system known as “EDGAR”), as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j)    make available to the appropriate representatives of the Managing Underwriter(s) and Selling Holders access to such information and Parent personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Parent need not disclose any non-public information to any such representative unless and until such representative has entered into a customary confidentiality agreement with Parent;
(k)    cause all such Registrable Securities covered by such Shelf Registration Statement to be listed on each securities exchange or nationally recognized quotation system on which the Class A Common Stock is then listed or quoted;
(l)    use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(m)    provide a transfer agent and registrar for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement;
(n)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;
(o)    if reasonably required by Parent’s transfer agent, Parent use its commercially reasonable efforts to promptly (and in no more than two (2) Business Days) deliver any customary authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend, in accordance with applicable law, upon sale by the Holder of such Registrable Securities under the Registration Statement;
(p)    if any Selling Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Selling Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Selling Holder Underwriter Registration Statement”), then, until the Effectiveness Period ends, (i) cooperate with such Selling Holder in allowing such Selling Holder to conduct customary “underwriter’s due diligence” with respect to Parent and satisfy its obligations in respect thereof; (ii) until the Effectiveness Period ends, at any Selling Holder request, furnish to such Selling Holder, on the date of the effectiveness of any Selling Holder Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (A) a letter, dated such date, from Parent’s independent certified public accountants (and,
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if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Selling Holder, (B) an opinion, dated as of such date, of counsel representing Parent for purposes of such Selling Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Holder and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Parent addressed to such Selling Holder; and (iii) permit legal counsel of such Selling Holder to review and comment upon any Selling Holder Underwriter Registration Statement at least five Business Days prior to its filing with the SEC and all amendments and supplements to any such Selling Holder Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Selling Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Selling Holder’s legal counsel reasonably objects;
(q)    if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement; and
(r)    in connection with any transaction or series of anticipated transactions (i) effected pursuant to the Shelf Registration Statement, (ii) except as set forth on Schedule 2.04(r), with reasonably anticipated gross proceeds in excess of $12.5 million or involving Registrable Securities having a fair market value in excess of $12.5 million (which value shall be determined by multiplying the number of such Registrable Securities by the Class A Common Stock Price) and (iii) involving a broker, agent, counterparty, underwriter, bank or other financial institution (“Financial Counterparty”) (each a “Parent Cooperation Event”), to the extent requested by the Financial Counterparty in order to engage in the proposed Parent Cooperation Event, Parent will cooperate with the applicable Holder(s) in allowing Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to Parent, including (1) by using commercially reasonable efforts to cause its independent certified public accountants to provide to the Financial Counterparty a “cold comfort” letter in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Financial Counterparty, (2) by using commercially reasonable efforts to cause its outside counsel to deliver an opinion in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” letter for such offering, addressed to such Financial Counterparty, and (3) by providing a standard officer’s certificate from the chief executive officer or chief financial officer, or other officer serving such functions, of Parent addressed to the Financial Counterparty; provided, that, for the avoidance of doubt, no Parent Cooperation Event shall be deemed an Underwritten Offering or Overnight Underwritten Offering for purposes of Section 2.03. Notwithstanding the foregoing, except as set forth on Schedule 2.04(r), Parent shall not be required to participate in more than four Parent Cooperation Events in any 365-day period and shall not be required to participate in any Parent Cooperation Events prior to the six month anniversary of the date hereof.
Notwithstanding anything to the contrary in this Section 2.04, Parent will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Selling Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the Parent determines, upon advice of counsel, that Parent is required to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement and Parent shall have no further obligations hereunder with respect to Registrable Securities held by such Holder with respect to such Registration Statement or Selling Holder Registration Statement unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in Section 2.04(p) with respect to Parent at the time such Holder’s consent is sought.
Each Selling Holder, upon receipt of notice from Parent of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Parent, such Selling Holder will, or will request the Managing Underwriter(s), if any, to deliver to Parent (at Parent’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 2.05    Cooperation by Holders. Parent shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information which Parent determines, after consultation with counsel, is reasonably required for any registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.
Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 30 days following completion of an Underwritten Offering or Overnight Underwritten Offering of Equity Securities by Parent, provided that (i) Parent gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering or Overnight Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on Parent or on the officers or directors or any other Affiliate of Parent on whom a restriction is imposed; provided further, that this Section 2.06 shall not apply to a Holder that holds less than 10% of the voting power of Parent’s outstanding Equity Securities.
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Section 2.07    Expenses.
(a)    Certain Definitions. The term “Registration Expenses” means all expenses incident to Parent’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement, an Underwritten Offering or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for Parent, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and fees and expenses of one counsel engaged by the Holders of a majority of the Registrable Securities, not to exceed $20,000, in connection with the registration of the Registrable Securities on the initial Shelf Registration Statement; provided, however, that “Registration Expenses” shall not include any Selling Expenses. The term “Selling Expenses” means all (i) transfer taxes allocable to the sale of the Registrable Securities; (ii) fees and expenses of counsel engaged by the Holders in excess of the amounts payable by Parent under the definition of “Registration Expenses”; and (iii) commissions and discounts of brokers, dealers and underwriters.
(b)    Expenses. Parent will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Overnight Underwritten Offering, whether or not any sale is made pursuant to the Shelf Registration Statement. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of Registrable Securities hereunder.
Section 2.08    Indemnification.
(a)    By Parent. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by applicable law, Parent will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors and officers and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Parent’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Parent will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Parent, its directors and officers and each Person, if any, who controls Parent within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from Parent to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder (net of Selling Expenses) from the sale of the Registrable Securities giving rise to such indemnification.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.08. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel
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and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to Parent or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Parent, on the one hand, and such Selling Holder, on the other hand, in such proportion as is appropriate to reflect the relative fault of Parent, on the one hand, and of such Selling Holder, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder (net of Selling Expenses) from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Parent, on the one hand, and each Selling Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.09    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Parent agrees to use its reasonable best efforts to:
(a)    make and keep public information regarding Parent available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) of the Securities Act, at all times from and after the date of this Agreement;
(b)    file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act at all times from and after the date of this Agreement;
(c)    so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and
(d)    take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.
Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause Parent to include Registrable Securities in a Shelf Registration Statement may be transferred or assigned by any Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided that (a) Parent is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned; (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement by executing a Joinder in the form attached hereto as Exhibit A (the “Joinder”); and (c) unless any such transferee or assignee is (i) a Chisholm Stockholder or (ii) an Affiliate of such Holder or any other Chisholm Stockholder and after such transfer or assignment continues to be an Affiliate of such Holder or any other Chisholm Stockholder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $30 million of Registrable Securities (determined by multiplying the number of Registrable Securities owned by the Class A Common Stock Price); provided further that nothing in this Section 2.10 shall limit an Investor Holder’s rights set forth in Section 2.01(b) and Section 2.02(a) in connection with a Member Distribution.
Section 2.11    Information by Holder. Any Holder or Holders of Registrable Securities included in any Registration Statement shall promptly furnish to Parent such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein, including but not limited to information related to the number of Registrable Securities beneficially owned by the Holder.
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Section 2.12    Limitation on Subsequent Registration Rights. From and after the date of this Agreement, Parent shall not, without the prior written consent of the Holders, enter into any agreement with any current or future holder of any securities of Parent that would allow such current or future holder to require Parent to include securities in any Piggyback Offering by Parent for its own account on a basis that is superior in any material respect to the Piggyback Offering rights granted to the Holders pursuant to Section 2.02 of this Agreement.
ARTICLE III.
MISCELLANEOUS
Section 3.01    Communications. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered, (b) sent by nationally recognized overnight courier, (c) sent by registered or certified mail, postage prepaid, return receipt requested, or (d) sent by email. Such notices and other communications must be sent to the following addresses or email addresses:
if to Parent to:

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attention:     Robert J. Anderson, President and Chief Executive Officer
Email:         robert@earthstoneenergy.com
with a copy to:
Jones & Keller, P.C.
1675 Broadway, 26th Floor
Denver, Colorado 80202
Attention:     Reid A. Godbolt
    Adam J. Fogoros
Email:         rgodbolt@joneskeller.com
adamf@joneskeller.com
if to Chisholm to:
Chisholm Energy Operating, LLC
801 Cherry Street, Suite 1200
Fort Worth, Texas 76102
Attention:     Aaron Gaydosik
Email:         agaydosik@chisholmenergy.com
And with copies to (which will not constitute notice):
Kirkland & Ellis LLP
609 Main Street, Suite 4500
Houston, Texas 77002
Attention:     Adam D. Larson, P.C.
Christopher S.C. Heasley
Email:           adam.larson@kirkland.com
        christopher.heasley@kirkland.com
if to any Holder: at its address listed on the signature pages hereof or Joinder, if applicable;
or to such other address or email address as the party to whom notice is to be given may have furnished to such other party in writing in accordance herewith. Any such communication shall be deemed to have been received (a) when delivered, if personally delivered, (b) the next Business Day after delivery, if sent by nationally recognized, overnight courier, (c) on the second Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail or (d) on the date sent, if sent by email during normal business hours of the recipient or on the next Business Day, if sent by email after normal business hours of the recipient.
Section 3.02    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders only (a) in connection with a Member Distribution or (b) in accordance with Section 2.10 of this Agreement. Parent may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Holders holding one percent (1%) or more of the voting power of Parent’s outstanding Equity Securities.
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Section 3.04    Change of Control. Parent shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other Equity Securities issued pursuant to such merger, consolidation or combination.
Section 3.05    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 3.06    Recapitalization, Exchanges, Etc. Affecting the Class A Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature or other electronic means and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 3.08    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09    Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.
Section 3.10    Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each of the parties hereby irrevocably and unconditionally agrees that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.
Section 3.11    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
Section 3.12    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.13    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Parent set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.14    Amendment. This Agreement may be amended only by means of a written amendment signed by Parent and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.15    No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
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Section 3.16    Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and their transferees or assignees) and Parent shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, as such, for any obligations of a Holder under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.
Section 3.17    Independent Nature of Each Holder’s Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
Section 3.18    Further Assurances. Parent and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
Section 3.19    Termination of Registration Rights. After effectiveness in accordance with Section 2.01, this Agreement shall terminate with respect to each individual Holder, and such Holder and the Company shall have no further rights or obligations hereunder on the earlier of (a) the third anniversary of the date hereof (as may be extended pursuant to the following proviso, the “Termination Date”); provided, however, that such Termination Date shall automatically be extended for additional successive one-year periods with respect to any Holder that, together with its Affiliates, continues to hold at least two percent (2%) of the then-outstanding Class A Common Stock; or (b) on such earlier date on which both (i) such individual Holder, together with its Affiliates owns less than one percent (1%) of the Company’s outstanding voting power and (ii) all Registrable Securities owned by such Holder may be sold without restriction pursuant to Rule 144.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EARTHSTONE ENERGY, INC.

By:
	Name:	Robert J. Anderson
	Title:	President and Chief Executive Officer

CHISHOLM ENERGY OPERATING, LLC

By:    ______________________________
Name:
Title:

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SCHEDULE I

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EXHIBIT A
FORM OF JOINDER AGREEMENT
[DATE]
The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of that certain Registration Rights Agreement, dated as of [•], 2022, by and among Earthstone Energy, Inc., a Delaware corporation, Chisholm Energy Operating, LLC, a Delaware limited liability company, and the Persons identified on Schedule I thereto who become party thereto from time to time (the “Registration Rights Agreement”), and to join in the Registration Rights Agreement as a Holder with the same force and effect as if the undersigned were originally a party thereto.
[Signature Page Follows]

17

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of [DATE].

Name:

Address:

18

Annex D

FORM OF LOCK-UP AGREEMENT

[DATE]

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

Ladies and Gentlemen:
This agreement is being delivered to Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), in connection with the consummation of the transactions contemplated by that certain Purchase and Sale Agreement, dated as of December 15, 2021 (the “Purchase Agreement”), by and among Chisholm Energy Holdings, LLC (“Chisholm”), Chisholm Energy Agent, Inc., Earthstone and Earthstone Energy Holdings, LLC. Capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.
1. (a) In order to induce Earthstone to consummate the transactions contemplated by the Purchase Agreement, and in light of the benefits that the Purchase Agreement will confer upon the undersigned (“Investor”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor agrees with Earthstone that, during the period beginning on and including the Closing Date through and including the date that is the 120th day after the Closing Date (the “Lock-Up Period”), Investor will not, without the prior written consent of Earthstone, directly or indirectly:
    (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Class A common stock, par value $0.001 per share of Earthstone (the “Class A Common Stock”), or any other class of Earthstone capital stock (collectively, “Capital Stock”) or any other securities convertible into or exercisable or exchangeable for any Capital Stock, whether now owned or hereafter acquired by Investor during the Lock-Up Period or with respect to which Investor has or hereafter acquires the power of disposition during the Lock-Up Period, or
    (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock (the actions specified in clauses (i) and (ii), collectively, “Transfers”), whether any transaction described in clause (i) or (ii) above is to be settled by delivery of any Capital Stock, other securities, in cash or otherwise; provided, however, that the restrictions in the foregoing clauses (i) and (ii) shall not apply to:

(I)    in the case of an entity, Transfers to any stockholder, partner, limited partner, member, or affiliate of such entity, including by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity or otherwise;

(II)    the entry by Investor into any trading plan providing for the sale of Class A Common Stock by Investor, which trading plan meets the requirements of Rule 10b-5 under the Securities Exchange Act of 1934, as amended, provided that such plan does not provide for, or permit, the sale of any Class A Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;
(III)    Transfers or other transactions in the event of a liquidation, merger, tender offer, consolidation, equity exchange or other similar transaction which results in Earthstone’s securityholders having the right to exchange their Capital Stock for cash, securities or other property; or

(IV)    Transfers as a bona fide gift; or

(V)    Transfers of Class A Common Stock pursuant to Section 2.02 of the Registration Rights Agreement in the event of Transfers of Class A Common Stock in an underwritten
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offering by any of Bold Energy Holdings, LLC, EnCap Energy Capital Fund VII, L.P., EnCap Energy Capital Fund IX, L.P., or any of their respective Affiliates;

provided, however, that in the case of clauses (I) and (IV), the applicable transferees must enter into a written agreement, in substantially the form of this agreement, agreeing to be bound by these Transfer restrictions until the expiration of the Lock-Up Period. For purposes of the foregoing, the term “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).
(b) Furthermore, nothing in this agreement shall prohibit Investor from receiving shares of Capital Stock or any other securities convertible into or exercisable or exchangeable for any Capital Stock by reason of a stock dividend, reclassification, recapitalization, split, combination, exchange of shares or similar event or transaction, and any such shares received will also be subject to the terms of this agreement.
(c) Except with respect to the provisions of Section 2, Investor further agrees that (i) it will not, during the Lock-Up Period make any demand for or exercise any right with respect to the registration under the Securities Act of any shares of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock, and (ii) Earthstone may, with respect to any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock owned or held (of record or beneficially) by Investor that is subject to the restrictions set forth in this agreement, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; provided, however, that nothing in the foregoing shall (x) reduce or eliminate Earthstone’s obligations with respect to the preparation and filing of a registration statement under the Securities Act pursuant to Section 2.01 of the Registration Rights Agreement, or (y) prevent Investor from exercising any rights it may have under the Registration Rights Agreement. For the avoidance of doubt, to the extent Investor has demand and/or piggyback registration rights described in the Registration Rights Agreement, the foregoing shall not prohibit Investor from notifying Earthstone privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Lock-Up Period and undertaking non-public preparations related thereto.
2. Notwithstanding Section 1, beginning on the date that is 90 days after the Closing Date, Investor shall not be subject to the restrictions placed on the Shares by Section 1 of this agreement with respect to 50% of the Shares; provided that no Shares released from such restrictions prior to the end of the Lock-Up Period pursuant to this Section 2 shall be Indemnity Holdback Shares.1 The term “Shares” means the shares of Class A Common Stock received by Investor at the Closing or as permitted by Section 1.
3. Investor hereby represents and warrants that Investor has full power and authority to enter into this agreement and that this agreement has been duly authorized, executed and delivered by Investor and is a valid and binding agreement of Investor. This agreement and all authority herein conferred are irrevocable and shall be binding upon the applicable successors and assigns of Investor.
4. This agreement and all related proceedings shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF
1 Alternative Section 2 for Certain Parties: The first sentence of Section 2 to be replaced with the following for any Shares distributed by Chisholm to current/former employees or entities that are not Affiliates of Earthstone prior to the end of the Lock-up Period: Notwithstanding Section 1, (a) beginning on the date that is 60 days after the Closing Date, Investor shall not be subject to the restrictions placed on the Shares by Section 1 of this agreement with respect to up to 25% of the Shares, and (b) beginning on the date that is 90 days after the Closing Date, Investor shall not be subject to the restrictions placed on the Shares by Section 1 of this agreement with respect to an additional 25% of the Shares (which, for avoidance of doubt, such 25% shall be calculated based on the initial amount of Shares received by Investor as permitted by Section 1); provided that no Shares released from such restrictions prior to the end of the Lock-Up Period pursuant to this Section 2 shall be Indemnity Holdback Shares.
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THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
5. This agreement may be executed by facsimile or electronic (i.e., PDF) transmission, which is deemed an original.
[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

                        [_________________]

By:    ______________________________
Name:
Title:

Agreed and Acknowledged:

Earthstone Energy, Inc.

By: ________________________________
Name: Robert J. Anderson
Title: President and Chief Executive Officer

[Signature Page to Lock-Up Agreement]

Annex E

FORM OF AMENDED AND RESTATED VOTING AGREEMENT
This AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is dated as of [●], 2022, by and among Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), Warburg Pincus Private Equity (E&P) XI-A, L.P., a Delaware limited partnership, Warburg Pincus XI (E&P) Partners-A, L.P., a Delaware limited partnership, WP IRH Holdings, L.P., a Delaware limited partnership, Warburg Pincus XI (E&P) Partners-B IRH, LLC, a Delaware limited liability company, Warburg Pincus Energy (E&P)-A, L.P., a Delaware limited partnership, Warburg Pincus Energy (E&P) Partners-A, L.P., a Delaware limited partnership, Warburg Pincus Energy (E&P) Partners-B IRH, LLC, a Delaware limited liability company, WP Energy Partners IRH Holdings, L.P., a Delaware limited partnership, WP Energy IRH Holdings, L.P., a Delaware limited partnership, WP Energy Chisholm Holdings, L.P., a Delaware limited partnership, WP Energy Partners Chisholm Holdings, L.P., a Delaware limited partnership, Warburg Pincus Energy (E&P) Partners-B Chisholm, LLC, a Delaware limited liability company, Warburg Pincus Private Equity (E&P) XII (A), L.P., a Delaware limited partnership, WP XII Chisholm Holdings, L.P., a Delaware limited partnership, Warburg Pincus XII (E&P) Partners-2 Chisholm, LLC, a Delaware limited liability company, Warburg Pincus Private Equity (E&P) XII-D (A), L.P., a Delaware limited partnership, Warburg Pincus Private Equity (E&P) XII-E (A), L.P., a Delaware limited partnership, Warburg Pincus XII (E&P) Partners-1, L.P,. a Delaware limited partnership, and WP XII (E&P) Partners (A), L.P., a Delaware limited partnership (collectively, the “Warburg Parties”), and EnCap Investments L.P., a Delaware limited partnership (“EnCap” and, collectively with the Warburg Parties, the “Stockholders”). Earthstone, the Warburg Parties and EnCap are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given to such terms in the Purchase and Sale Agreement (as defined below).
WHEREAS, certain of the Stockholders are party to that certain Voting Agreement, dated as of January 7, 2021 (the “Original Effective Date”), by and among the Company and the parties thereto (the “Prior Agreement”);
WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of December 15, 2021 (the “Purchase and Sale Agreement”), by and among Earthstone, Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Chisholm Energy Operating, LLC, a Delaware limited liability company (“Chisholm Operating”) and Chisholm Energy Agent, Inc., a Delaware corporation (“Chisholm Agent”), EEH purchased certain assets of Chisholm Operating and Chisholm Agent in exchange for (a) 19,417,476 newly issued shares of Class A common stock, par value $0.001 per share, of Earthstone (“Class A Common Stock”), and (b) the Cash Consideration (such transaction is referred to as the “Transaction”);
WHEREAS, each of the Stockholders is, as of the execution of this Agreement, the record and/or beneficial owner of that number of shares of (i) Class A Common Stock and/or (ii) Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”), of Earthstone, in each case, as set forth opposite such Stockholder’s name on Schedule A hereto; and
WHEREAS, in connection with the transactions contemplated by the Purchase and Sale Agreement, the Parties desire to amend and restate the Prior Agreement to reflect certain agreements of the Parties with respect to the matters set forth herein.
NOW, THEREFORE, in consideration of the execution and delivery by Earthstone, EEH, Chisholm Operating and Chisholm Agent of the Purchase and Sale Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend and restate the Prior Agreement in its entirety as follows:
Section 1.    Representations and Warranties of the Stockholders. As of the date hereof, each of the Stockholders hereby represents and warrants to Earthstone, severally and not jointly, as follows:
(a)    Such Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and unless otherwise indicated, the record owner of the shares of Common Stock (as may be adjusted from time to time pursuant to Section 4 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement, and such Shares represent all of the shares of Common Stock beneficially owned by such Stockholder as of the date hereof. For purposes of this Agreement, the term “Shares” shall include any shares of Common Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for,

Common Stock, as the case may be (“Stockholder Rights”), that are currently exercisable or convertible or become exercisable or convertible and any other shares of Common Stock such Stockholder may acquire or beneficially own during the term of this Agreement.
(b)    Such Stockholder has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of Earthstone and the other Parties, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).
(c)    The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with the certificate of formation, certificate of limited partnership, limited liability company agreement, partnership agreement or similar organizational documents of such Stockholder as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or by which it is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Stockholder under, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), or the New York Stock Exchange (the “NYSE”), require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement.
(d)    The Shares and any certificates representing the Shares owned by such Stockholder are held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, charges, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws or under the agreements set forth on Schedule B hereto. Such Stockholder owns of record or beneficially no shares of Common Stock other than such Stockholder’s Shares as set forth on Schedule A.
(e)    As of the date hereof, neither such Stockholder nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.
Section 2.    Representations and Warranties of Earthstone. Earthstone hereby represents and warrants to the Stockholders as follows:
(a)    Earthstone is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Earthstone has all requisite corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Earthstone and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other Parties, constitutes the legal, valid and binding obligation of Earthstone, enforceable against Earthstone in accordance with the terms of this Agreement (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).
(b)    The execution and delivery of this Agreement by Earthstone does not, and the performance of this Agreement by Earthstone will not, (i) conflict with the certificate of incorporation or bylaws or similar organizational documents of Earthstone as presently in effect, or that certain Voting Agreement, dated as of May 9, 2017 (as amended), by and among Earthstone and the other parties thereto, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Earthstone or by which it is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of Earthstone or any of its subsidiaries under, any agreement, contract, indenture, note or instrument to which Earthstone or any of its subsidiaries is a party or by which Earthstone or any of its subsidiaries is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by Earthstone of its obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act or the NYSE, require any filing by Earthstone with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Earthstone of its obligations under this Agreement.
(c)    As of the date hereof, none of Earthstone, its subsidiaries or any of their respective properties or assets are subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.
Section 3.    Board Designation Rights. The Stockholders, severally and not jointly, agree as follows:
(a)    Subject to the other provisions of this Section 3, commencing on the Original Effective Date, the Warburg Parties shall have the option and right (but not the obligation) to designate one (1) nominee to be nominated by the Company at each applicable annual (or special) meeting of stockholders of the Company (adjusted as appropriate to take into account the classified Board structure) to serve as a director on the Board (the “Designated Director”) in accordance with this Section 3. The Designated Director shall in the reasonable determination of the Board or any nominating and governance committee of the Board established from time to time (“Nominating and Governance Committee”) (i) be suitable to serve on the Board in accordance with the customary standards of suitability for directors of NYSE-listed companies and (ii) not be prohibited from serving as a director pursuant to any rule or regulation of the U.S. Securities and Exchange Commission or any national securities exchange on which the Class A Common Stock is listed or admitted to trading.
(b)    Earthstone, EnCap and the Board shall take all actions necessary or advisable to effect the provisions of Section 3(a). The Parties acknowledge and agree that as of the date of this Agreement, David S. Habachy serves as the Designated Director, with an initial term that will expire no earlier than the annual meeting of the stockholders of the Company (the “Public Stockholders”) to be held in 2023.
(c)    The Warburg Parties agree (i) upon Earthstone’s request, to, and to cause the Designated Director designated by them to, timely provide Earthstone with accurate and complete information relating to such Designated Director as may be required to be disclosed by Earthstone under the Exchange Act and (ii) to cause the Designated Director designated by them to comply with the Section 16 filing obligations under the Exchange Act. At each applicable election of Directors, the Board shall nominate the Designated Director, which designee must meet the standards set forth in Section 3(a) above, as part of the slate of directors nominated by the Board for election by the Public Stockholders and shall recommend that the Public Stockholders vote for such Designated Director. Additionally, in the event of the resignation, death, or removal (for cause or otherwise) of the Designated Director, the Warburg Parties shall have the right for the ensuing sixty (60) days, subject to the other provisions of this Section 3, to designate in writing furnished to the Board or to the Nominating and Governance Committee, if applicable, the person to be appointed by the Board as the Designated Director to fill the resulting vacancy (subject to such designee meeting the standards set forth in Section 3(a) above).
(d)    At all times while a Designated Director is serving as a member of the Board, and following any such Designated Director’s death, resignation, removal or other cessation as a Director in such former Designated Director’s capacity as a former Director, such Designated Director shall be entitled to all rights to indemnification and exculpation, in each case, as are then made available to any other member of the Board or any former Director, as the case may be. While serving as a Designated Director, such Designated Director shall be entitled to reimbursement for reasonable expenses consistent with Earthstone’s policies applicable to other similarly situated Directors. Earthstone shall purchase and maintain (or reimburse the Designated Director for the cost of) insurance (“D&O Insurance”), on behalf of the Designated Director, against any liability that may be asserted against, or expense that may be incurred by, such Designated Director in connection with the activities of Earthstone and its subsidiaries or such Designated Director’s activities on behalf of Earthstone and its subsidiaries, regardless of whether Earthstone or any of its subsidiaries would have the power to indemnify such Designated Director against such liability under the provisions of the organizational documents of Earthstone (as they may be amended from time to time). Such D&O Insurance shall provide coverage commensurate with that provided to independent directors of the Board and the Designated Director shall be entitled to all rights to insurance as are then made available to any other member (or former member, as applicable) of the Board by Earthstone and its subsidiaries.
(e)    The option and right of the Warburg Parties to appoint a Designated Director under this Section 3 may not be transferred or assigned, in whole or in part, by the Warburg Parties without the prior written consent of Earthstone and the execution by such transferee of a joinder agreement in the form of Exhibit A hereto (a “Joinder”), provided that such option and right may be transferred or assigned, without the consent of Earthstone, to an Affiliate of any of the Warburg Parties so long as such transferee executes a Joinder (each such transferee, a “Permitted Transferee”).
(f)    The Warburg Parties shall take all necessary action to cause the Designated Director to resign promptly from the Board if such Designated Director, as determined by the Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the SEC, NYSE, or by applicable law, (ii) has engaged in acts or omissions constituting a breach of the Designated Director’s fiduciary duties to the Company and the Public Stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of law or (iv) has engaged in any transaction involving the Company from which the Designated Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction; provided, however, that the Warburg Parties shall have the right to replace such resigning Designated Director with a new Designated Director, such newly named Designated Director to be appointed promptly to the Board in place of the resigning Designated Director in the manner set forth in the Company’s governing documents for filling vacancies on the Board. Nothing in this Section 3(f) or elsewhere in this Agreement shall confer any third-party beneficiary or other rights upon any person designated hereunder as a Designated Director, whether during or after such person’s service on the Board.
(g)    The Board shall not designate an executive committee or any other committee which has been delegated authority substantially similar to the authority of the Board unless the then serving Designated Director is also appointed as a member of such committee.
Section 4.    Additional Covenants of the Stockholders. The Stockholders, severally and not jointly, agree as follows:
(a)    Voting Agreement: For so long as this Agreement is in effect:
(i)    each of the Parties (other than Earthstone) agrees that, provided that Earthstone is not in breach of its obligations under this Agreement (including Section 3), at any meeting of the Public Stockholders, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the Public Stockholders or in any other circumstances upon which a vote, consent or other approval of all or some of the Public Stockholders is sought solely with respect to the matters described in this Section 4, such Party shall vote (or cause to be voted) or execute (or cause to be executed) consents with respect to, as applicable, all of the Common Stock (or other equity securities of Earthstone) owned (beneficially or of record) by such Party (or its Affiliates) as of the applicable record date in favor of (FOR) the election of the persons named in the Company’s proxy statement as the Board’s nominees for election as Directors, and against any other nominees;
(ii)    with respect to any vote of the Public Stockholders held with respect to the matters set forth in Section 4(a), each of the Parties (other than Earthstone) shall, and shall cause its Affiliates which hold shares of Common Stock or other securities of Earthstone on any applicable record date to, appear at such meeting (in person or by proxy) or otherwise cause all of the shares of Common Stock or other securities of Earthstone held by such Party (or such Affiliates) to be counted as present thereat for purposes of establishing a quorum. Any vote required to be cast or consent required to be executed pursuant to this Section 4 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of that vote or consent; and
(iii)    for so long as this Agreement is in effect, such Stockholder shall not, except as contemplated by the terms of this Agreement, take any action that would in any way restrict, limit or interfere with the performance of his, her or its obligations hereunder or the transactions contemplated hereby.
(b)    Future Sales of Common Stock. Notwithstanding anything to the contrary in (A) that certain Registration Rights Agreement, dated as of January 7, 2021, by and among Earthstone, Independence Resource Holdings, LLC and the persons identified on Schedule I thereto (the “Independence RRA”), (B) that certain Registration Rights Agreement, dated as of the date hereof, by and among Earthstone, Chisholm Energy Operating, LLC and the persons identified on Schedule I thereto (the “Chisholm RRA” and, together with the Independence RRA, the “Warburg RRAs” and each, a “Warburg RRA”), (C) that certain Registration Rights Agreement, dated July 20, 2021, by and among Earthstone, Tracker Resources Development III, LLC, EnCap Energy Capital Fund VIII, L.P., ZIP Ventures I, L.L.C., and Tracker III Holdings, LLC and the Persons identified on Schedule I attached thereto (the “Tracker RRA”), and (D) that certain Registration Rights Agreement, dated as of May 9, 2017, by and among Earthstone, Bold Energy Holdings, LLC, a Texas limited liability company (“Bold”), and the persons identified on Schedule I thereto (the “Bold RRA” and, together with the Tracker RRA, the “EnCap RRAs” and each, an “EnCap RRA”; the EnCap RRAs together with the Warburg RRAs, the “Registration Rights Agreements”):
(i)    In the event that one or more Warburg Parties, in their respective capacities as a “Holder” under the Independence RRA or the Chisholm RRA, as applicable (each, a “Warburg Holder”), elects to participate in an Underwritten Offering or Overnight Underwritten Offering (as each such term is defined in the applicable Warburg RRA) that is for the account of one or more EnCap Holders (as defined below) and the total amount of Class A Common Stock proposed to be included in such Underwritten Offering or Overnight Underwritten Offering exceeds the Maximum Number of Securities (as defined in the applicable Warburg RRA for purposes of this Section 4(b)(i)), then the “pro rata allocations” of the Maximum Number of Securities that the Independence Holder(s) and the EnCap Holders will include in such offering will be adjusted such that (A) the EnCap Holders will be entitled to 75% of the Total Sponsor Shares and (B) the Warburg Holders will be entitled to 25% of the Total Sponsor Shares.
(ii)    In the event that Bold, EnCap Energy Capital Fund VII, L.P. or EnCap Energy Capital Fund IX, L.P., in their respective capacities as a “Holder” under the EnCap RRA, or EnCap Energy Capital Fund VIII, L.P., in its capacity as a “Holder” under the Tracker RRA (each, an “EnCap Holder”), elects to participate in an Underwritten Offering or Overnight Underwritten Offering (as each such term is defined in the applicable EnCap RRA) that is for the account of one or more Warburg Holders and the total amount of Class A Common Stock proposed to be included in such Underwritten Offering or Overnight Underwritten Offering exceeds the Maximum Number of Securities (as defined in the applicable EnCap RRA for purposes of this Section 4(b)(ii)), then the “pro rata allocations” of the Maximum Number of Securities that the EnCap Holders and the Warburg Holders will include in such offering will be adjusted such that (A) the Warburg Holders will be entitled to 75% of the Total Sponsor Shares and (B) the EnCap Holders will be entitled to 25% of the Total Sponsor Shares.
(iii)    In the event that both (A) one or more Warburg Holders, on the one hand, and (B) one or more EnCap Holders, on the other hand, elect to participate in an Underwritten Offering or Overnight Underwritten Offering (as each such term is defined in the applicable Registration Rights Agreement) that is for the account of Earthstone or a Person other than the EnCap Holders or the Warburg Holders and the total amount of Class A Common Stock proposed to be included in such Underwritten Offering or Overnight Underwritten Offering exceeds the Maximum Number of Securities (as defined in the applicable Registration Rights Agreement), then the Total Sponsor Shares that will be allocated to the EnCap Holders and the Warburg Holders pursuant to the Registration Rights Agreements will be based on each such holder’s respective proportionate share of the Class A Common Stock proposed to be offered by such holder in such offering compared to the total number of shares proposed to be included by all of the EnCap Holders and Warburg Holders in such offering.
(iv)    Notwithstanding subsections (i) through (iii) above, (A) the Total Sponsor Shares in any applicable offering may be allocated in any different manner as mutually agreed by the EnCap Holders and the Warburg Holders, (B) the portion of the Total Sponsor Shares allocated to the Warburg Holders in any applicable offering may be allocated amongst the participating Warburg Holders in their sole discretion, and (C) the portion of the Total Sponsor Shares allocated to the EnCap Holders in any applicable offering may be allocated amongst the participating EnCap Holders in their sole discretion.
(v)    For purposes of this Section 4(b), “Total Sponsor Shares” means, with respect to any Underwritten Offering or Overnight Underwritten Offering (as such terms are defined in the applicable Registration Rights Agreement), the total number of the Maximum Number of Securities (as defined in the applicable Registration Rights Agreement) that may be included by the Warburg Holders and the EnCap Holders in such offering.
Section 5.    Additional Covenants of Earthstone. Earthstone agrees as follows:
(a)    On January 6, 2021, the Board duly approved resolutions (the “Board Resolution”) (i) renouncing any interest or expectancy of Earthstone in, or in being offered an opportunity to participate in, any business opportunities that are presented to the Designated Director or to any of the Warburg Parties or any of their respective Affiliates (the “Warburg Entities”), (ii) waiving any obligation on the part of any Designated Director to present any such business opportunity to Earthstone, in each case pursuant to Section 122(17) of the Delaware General Corporation Law and (iii) approving an amendment to the Code of Business Conduct and Ethics of Earthstone to include the Warburg Parties and their respective Affiliates as “Investor Parties” thereunder. For the avoidance of doubt, the Warburg Entities and the Designated Director shall be entitled to and may have business interests and engage in business activities in addition to those relating to Earthstone and its subsidiaries, including business interests and activities in direct competition with Earthstone and its subsidiaries. Neither Earthstone nor any of its subsidiaries shall have any rights by virtue of this Agreement in any business ventures of any Warburg Entity or any Designated Director. For so long as this Agreement is in effect, Earthstone shall not, and shall not permit the Board to, rescind or retract the Board Resolution, or take any other action that would reduce or eliminate the renunciation or waivers included in the Board Resolution with respect to the Warburg Entities or the Designated Director or to which “Investor Parties” are entitled under Earthstone’s Code of Business Conduct and Ethics.
(b)    For so long as this Agreement is in effect, without the prior written approval of the Warburg Parties, Earthstone shall not, and shall cause each of its subsidiaries (including EEH) not to, amend or modify any organizational documents of Earthstone or any of its subsidiaries in a way that materially, adversely and disproportionately affects the rights or privileges of the Warburg Parties or any of their respective Affiliates that owns Common Stock or other equity interests in Earthstone in relation to any other owner of equity interests of Earthstone or any of its subsidiaries.
Section 6.    Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in Common Stock or in the number of outstanding shares of Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of Earthstone (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, stockholder rights or other securities or rights of Earthstone issued to or acquired by Stockholders.
Section 7.    Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further endorsements, consents and other instruments as Earthstone may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.
Section 8.    Termination. This Agreement, and all rights and obligations of the Parties, shall terminate upon the earliest to occur of (a) the first date on which the Warburg Parties and their respective Permitted Transferees collectively beneficially own less than 8% of Earthstone’s outstanding Class A Common Stock; (b) the first date on which the Warburg Parties and their respective Permitted Transferees collectively beneficially own less than 10% of Earthstone’s outstanding Class A Common Stock as a result of a sale by the Warburg Parties or their respective Permitted Transferees of shares of Class A Common Stock (other than sales or transfers to one or more Affiliates of any of the Warburg Parties or their respective Permitted Transferees); and (c) the date on which the Warburg Parties or their respective Permitted Transferees, as applicable, deliver written notice to each of the other Parties terminating this Agreement in its entirety with respect to the Warburg Parties or their respective Permitted Transferees, as applicable. Notwithstanding the foregoing, Section 4(b) and Section 10 hereof shall survive any termination of this Agreement.
Section 9.    Action in Stockholder Capacity Only. Each Stockholder signs solely in its capacity as the record holder or beneficial owner of, or as the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions or omissions taken by or fiduciary duties of, a Stockholder or any of its affiliates, in such Stockholder’s capacity as an officer or director of Earthstone to the extent permitted by applicable law.
Section 10.    Miscellaneous.
(a)    Assignment. Subject to Section 3(e), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
(b)    Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the Party incurring such expenses.
(c)    Amendments. This Agreement may not be amended except by Earthstone and all Stockholders by an instrument in writing signed by Earthstone and the Stockholders and in compliance with applicable law.
(d)    Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)    if to any of the Warburg Parties, to the address set forth under the name of such Warburg Party on Schedule A hereto with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
Attention: Adam Larson, P.C.
     Kim Hicks, P.C.
Facsimile: (713) 836-3601
Email:    adam.larson@kirkland.com
    kim.hicks@kirkland.com
    if to EnCap, to the address set forth under the name of EnCap on Schedule A hereto with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston, Texas 77002
Attention: Matt Strock
Facsimile: (713) 615-5650
Email:    mstrock@velaw.com
if to Earthstone:
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attention: Robert J. Anderson
Facsimile: (832) 823-0478
Email:    robert@earthstoneenergy.com
with a copy (which shall not constitute notice) to:
Jones & Keller, P.C.
1675 Broadway, 26th Floor
Denver, CO 80202
Attention:    Reid A. Godbolt
    Adam J. Fogoros
Facsimile: (303) 573-8133
Email:    rgodbolt@joneskeller.com
    adamf@joneskeller.com
(e)    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any Party solely because such Party or its legal representative drafted such provision.
(f)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile or by e-mail of a PDF document is as effective as executing and delivering this Agreement in the presence of the other Parties.
(g)    Entire Agreement. This Agreement constitutes the entire agreement of the Parties and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or between any of them, with respect to the subject matter hereof, including the Prior Agreement, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.
(h)    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the Parties irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such Party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 10(d). Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(h).

(i)    Specific Performance. The Parties agree that irreparable damage may occur in the event that any provision of this Agreement is not performed in accordance with the terms of this Agreement and that each Party shall be entitled to seek specific performance of the terms of this Agreement without the posting of any bond or security in addition to any other remedy at law or equity.
(j)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
(k)    Several Liability. Each Party enters into this Agreement solely on its own behalf, each such Party shall solely be severally liable for any breaches of this Agreement by such Party and in no event shall any Party be liable for breaches of this Agreement by any other Party.
(l)    Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Stockholder hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 10(l) shall limit any liability of any Stockholder hereto for its breaches of the terms and conditions of this Agreement.
(m)    Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Earthstone any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder’s Shares. All rights, ownership and economic benefits of and relating to each Stockholder’s Shares shall remain vested in and belong to such Stockholder, and Earthstone shall have no authority to direct any Stockholder in the voting or disposition of any of such Stockholder’s Shares, except as otherwise provided in this Agreement.
(n)    Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.
(o)    Director Resignation. Upon termination of this Agreement, the Warburg Parties shall take all necessary action to cause the Designated Director to offer to promptly tender his or her resignation.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.
EARTHSTONE:
EARTHSTONE ENERGY, INC.
By:
Name: Robert J. Anderson
Title: President and Chief Executive Officer
Signature Page to
Amended and Restated Voting Agreement

WARBURG PARTIES:

WARBURG PINCUS PRIVATE EQUITY (E&P) XI-A, L.P.
By:    Warburg Pincus (E&P) XI, L.P.,
its general partner
By:    Warburg Pincus (E&P) XI LLC,,
its general partner
By:    Warburg Pincus Partners (E&P) XI LLC,
its sole member
By:    Warburg Pincus Partners II (US), L.P.,
its managing member
By:    Warburg Pincus & Company US, LLC,
its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WARBURG PINCUS ENERGY (E&P)
PARTNERS-B IRH, LLC
By:    Warburg Pincus Energy (E&P) Partners-B, L.P.,
its managing member
By:    Warburg Pincus (E&P) Energy GP, L.P.,
its general partner
By:    Warburg Pincus (E&P) Energy LLC,
its general partner
By:    Warburg Pincus Partners II (US), L.P.,
its managing member
By:    Warburg Pincus & Company US, LLC,
its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WARBURG PINCUS XI (E&P) PARTNERS-A, L.P.
By:    Warburg Pincus (E&P) XI, L.P.,
its general partner
By:    Warburg Pincus (E&P) XI LLC,
its general partner
By:    Warburg Pincus Partners (E&P) XI LLC,
its sole member
By:    Warburg Pincus Partners II (US), L.P.,
its managing member
By:    Warburg Pincus & Company US, LLC,
its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WARBURG PINCUS XI (E&P) PARTNERS-B
IRH, LLC
By:    Warburg Pincus XI (E&P) Partners-B, L.P.,
its managing member
By:    Warburg Pincus (E&P) XI, L.P.,
its general partner
By:    Warburg Pincus (E&P) XI LLC,
its general partner
By:    Warburg Pincus Partners (E&P) XI LLC,
its sole member
By:    Warburg Pincus Partners II (US), L.P.,
its managing member
By:    Warburg Pincus & Company US, LLC,
its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

Signature Page to
Amended and Restated Voting Agreement

WARBURG PINCUS ENERGY (E&P)-A, L.P.
By:    Warburg Pincus (E&P) Energy GP, L.P.,
its general partner
By:    Warburg Pincus (E&P) Energy LLC,
its general partner
By:    Warburg Pincus Partners II (US), L.P.,
its managing member
By:    Warburg Pincus & Company US, LLC,
its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WARBURG PINCUS ENERGY (E&P)
PARTNERS-A, L.P.
By:    Warburg Pincus (E&P) Energy GP, L.P.,
its general partner
By:    Warburg Pincus (E&P) Energy LLC,
its general partner
By:    Warburg Pincus Partners II (US), L.P.,
its managing member
By:    Warburg Pincus & Company US, LLC,
its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WP ENERGY PARTNERS IRH HOLDINGS, L.P.
By:    Warburg Pincus (E&P) Energy GP, L.P.,
its general partner
By:    Warburg Pincus (E&P) Energy LLC,
its general partner
By:    Warburg Pincus Partners II (US), L.P.,
its managing member
By:    Warburg Pincus & Company US, LLC,
its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WP ENERGY IRH HOLDINGS, L.P.
By:    Warburg Pincus (E&P) Energy GP, L.P.,
its general partner
By:    Warburg Pincus (E&P) Energy LLC,
its general partner
By:    Warburg Pincus Partners II (US), L.P.,
its managing member
By:    Warburg Pincus & Company US, LLC,
its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

Signature Page to
Amended and Restated Voting Agreement

WP IRH HOLDINGS, L.P..
By:    Warburg Pincus (E&P) XI, L.P.,
its general partner
By:    Warburg Pincus (E&P) XI LLC,
its general partner
By:    Warburg Pincus Partners (E&P) XI LLC,
its sole member
By:    Warburg Pincus Partners II (US), L.P.,
its managing member
By:    Warburg Pincus & Company US, LLC,
its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WARBURG PINCUS ENERGY (E&P) PARTNERS-B CHISHOLM, LLC
By: Warburg Pincus Energy (E&P) Partners-B, L.P., its managing member
By: Warburg Pincus (E&P) Energy GP, L.P., its general partner
By: Warburg Pincus (E&P) Energy LLC, its general partner
By: Warburg Pincus Partners II (US), L.P., its managing member
By: Warburg Pincus & Company US, LLC, its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WP ENERGY CHISHOLM HOLDINGS, L.P.
By: Warburg Pincus (E&P) Energy GP, L.P., its general partner
By: Warburg Pincus (E&P) Energy LLC, its general partner
By: Warburg Pincus Partners II (US), L.P., its managing member
By: Warburg Pincus & Company US, LLC, its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WP ENERGY PARTNERS CHISHOLM HOLDINGS, L.P.
By: Warburg Pincus (E&P) Energy GP, L.P., its general partner
By: Warburg Pincus (E&P) Energy LLC, its general partner
By: Warburg Pincus Partners II (US), L.P., its managing member
By: Warburg Pincus & Company US, LLC, its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

Signature Page to
Amended and Restated Voting Agreement

Warburg Pincus Private Equity (E&P) XII (A), L.P.
By: Warburg Pincus (E&P) XII, L.P., its general partner
By: Warburg Pincus (E&P) XII LLC, its general partner
By: Warburg Pincus Partners II (US), L.P., its managing member
By: Warburg Pincus & Company US, LLC, its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WP XII Chisholm Holdings, L.P.
By: Warburg Pincus (E&P) XII, L.P., its general partner
By: Warburg Pincus (E&P) XII LLC, its general partner
By: Warburg Pincus Partners II (US), L.P., its managing member
By: Warburg Pincus & Company US, LLC, its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

Warburg Pincus XII (E&P) Partners-2 Chisholm, LLC
By: Warburg Pincus XII (E&P) Partners-2, L.P., its managing member
By: Warburg Pincus (E&P) XII, L.P., its general partner
By: Warburg Pincus (E&P) XII LLC, its general partner
By: Warburg Pincus Partners II (US), L.P., its managing member
By: Warburg Pincus & Company US, LLC, its general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

Warburg Pincus Private Equity (E&P) XII-D (A), L.P.
By: Warburg Pincus (E&P) XII, L.P., its general
partner
By: Warburg Pincus (E&P) XII LLC, its general
partner
By: Warburg Pincus Partners II (US), L.P., its
managing member
By: Warburg Pincus & Company US, LLC, its
general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

Signature Page to
Amended and Restated Voting Agreement

Warburg Pincus Private Equity (E&P) XII-E (A), L.P.
By: Warburg Pincus (E&P) XII, L.P., its general
partner
By: Warburg Pincus (E&P) XII LLC, its general
partner
By: Warburg Pincus Partners II (US), L.P., its
managing member
By: Warburg Pincus & Company US, LLC, its
general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WARBURG PINCUS XII (E&P) PARTNERS-1, L.P.
By: Warburg Pincus (E&P) XII, L.P., its general
partner
By: Warburg Pincus (E&P) XII LLC, its general
partner
By: Warburg Pincus Partners II (US), L.P., its
managing member
By: Warburg Pincus & Company US, LLC, its
general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

WP XII (E&P) Partners (A), L.P.
By: Warburg Pincus (E&P) XII, L.P., its general
partner
By: Warburg Pincus (E&P) XII LLC, its general
partner
By: Warburg Pincus Partners II (US), L.P., its
managing member
By: Warburg Pincus & Company US, LLC, its
general partner
By:
Name: Steven G. Glenn
Title: Authorized Signatory

Signature Page to
Amended and Restated Voting Agreement

ENCAP:
ENCAP INVESTMENTS, L.P.
By:    EnCap Investments GP, L.L.C.,
its general partner
By:
Name: Craig Friou
Title: Chief Financial Officer

Signature Page to
Amended and Restated Voting Agreement

SCHEDULE A
OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of Class A Common Stock Beneficially Owned	Number of Shares of Class B Common Stock Beneficially Owned
EnCap Investments L.P. 1100 Louisiana Street, Suite 4900 Houston, Texas 77002	6,914,808	33,956,524
Warburg Pincus Private Equity (E&P) XI-A, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	2,123,393	-0-
Warburg Pincus XI (E&P) Partners-A, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	163,270	-0-
WP IRH Holdings, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	2,068,675	-0-
Warburg Pincus XI (E&P) Partners-B IRH, LLC c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	57,365	-0-
Warburg Pincus Energy (E&P)-A, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[4,982,825]	-0-
Warburg Pincus Energy (E&P) Partners-A, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[300,946]	-0-
Warburg Pincus Energy (E&P) Partners-B IRH, LLC c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	101,492	-0-

WP Energy Partners IRH Holdings, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	260,350	-0-
WP Energy IRH Holdings, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	3,179,794	-0-
WP Energy Chisholm Holdings, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-
WP Energy Partners Chisholm Holdings, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-
Warburg Pincus Energy (E&P) Partners-B Chisholm, LLC c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-
Warburg Pincus Private Equity (E&P) XII (A), L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-
WP XII Chisholm Holdings, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-
Warburg Pincus XII (E&P) Partners-2 Chisholm, LLC c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-
Warburg Pincus Private Equity (E&P) XII-D (A), L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-
Warburg Pincus Private Equity (E&P) XII-E (A), L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-

Warburg Pincus XII (E&P) Partners-1, L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-
WP XII (E&P) Partners (A), L.P. c/o Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	[●]	-0-

SCHEDULE B
LIST OF AGREEMENTS
Voting Agreement, dated as of May 9, 2017, by and among Earthstone, EnCap, Oak Valley Resources, LLC and Bold Energy Holdings, LLC (“Bold”), as amended by that certain First Amendment to the Voting Agreement, dated as of April 22, 2020, by and among Earthstone, EnCap and Bold.
Lock-up Agreement, dated as of January 7, 2021, among Earthstone Energy, Inc., Warburg Pincus Private Equity (E&P) XI-A, L.P., Warburg Pincus Energy (E&P) Partners-B IRH, LLC, Warburg Pincus XI (E&P) Partners-A, L.P., Warburg Pincus XI (E&P) Partners-B IRH, LLC, Warburg Pincus Energy (E&P)-A, L.P., Warburg Pincus Energy (E&P) Partners-A, L.P., WP Energy Partners IRH Holdings, L.P., WP Energy IRH Holdings, L.P. and WP IRH Holdings, L.P.
Lock-Up Agreement, dated as of July 20, 2021, by and between Earthstone Energy Inc. and EnCap Energy Fund VIII, L.P.
Lock-Up Agreements, dated as of [●], 2022, by and between Earthstone Energy, Inc. and each of [●], [●], and [●].

EXHIBIT A
FORM OF JOINDER AGREEMENT
[DATE]
The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of that certain Amended and Restated Voting Agreement, dated as of [●], 2022, by and among Earthstone Energy, Inc., a Delaware corporation, [Warburg Pincus Private Equity (E&P) XI – A, L.P., a Delaware limited partnership, Warburg Pincus XI (E&P) Partners-A, L.P., a Delaware limited partnership, WP IRH Holdings, L.P., a Delaware limited partnership, Warburg Pincus XI (E&P) Partners – B IRH, LLC, a Delaware limited liability company, Warburg Pincus Energy (E&P)-A, LP, a Delaware limited partnership, Warburg Pincus Energy (E&P) Partners-A, LP, a Delaware limited partnership, Warburg Pincus Energy (E&P) Partners-B IRH, LLC, a Delaware limited liability company, WP Energy Partners IRH Holdings, L.P., a Delaware limited partnership, WP Energy IRH Holdings, L.P., a Delaware limited partnership, WP Energy Chisholm Holdings, L.P., a Delaware limited partnership, WP Energy Partners Chisholm Holdings, L.P., a Delaware limited partnership, Warburg Pincus Energy (E&P) Partners-B Chisholm, LLC, a Delaware limited liability company, Warburg Pincus Private Equity (E&P) XII (A), L.P., a Delaware limited partnership, WP XII Chisholm Holdings, L.P., a Delaware limited partnership, Warburg Pincus XII (E&P) Partners-2 Chisholm, LLC, a Delaware limited liability company, Warburg Pincus Private Equity (E&P) XII-D (A), L.P., a Delaware limited partnership, Warburg Pincus Private Equity (E&P) XII-E (A), L.P., a Delaware limited partnership, Warburg Pincus XII (E&P) Partners-1, L.P,. a Delaware limited partnership, WP XII (E&P) Partners (A), L.P., a Delaware limited partnership], and EnCap Investments L.P., a Delaware limited partnership (the “Voting Agreement”), and to join in the Voting Agreement as a Stockholder (as defined in the Voting Agreement) with the same force and effect as if the undersigned were originally a party thereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of [DATE].

Name:
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Annex F

GLOSSARY OF CERTAIN OIL AND NATURAL GAS TERMS

The following are abbreviations and definitions of terms commonly used in the oil and natural gas industry and within this document.

3-D seismic – An advanced technology method of detecting accumulation of hydrocarbons identified through a three-dimensional picture of the subsurface created by the collection and measurement of the intensity and timing of sound waves transmitted into the earth as they reflect back to the surface.

Bbl – One barrel or 42 U.S. gallons liquid volume of oil or other liquid hydrocarbons.

Boe – Barrel of oil equivalent, determined using a ratio of six Mcf of natural gas equal to one barrel of oil equivalent. The ratio does not assume price equivalency and, given price differentials, the price for a barrel of oil equivalent for natural gas differs significantly from the price for a barrel of oil.  A barrel of NGLs also differs significantly in price from a barrel of oil.

Btu – British thermal unit, the quantity of heat required to raise the temperature of one pound of water by one-degree Fahrenheit.

Completion – The process of treating and hydraulically fracturing a drilled well followed by the installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate regulatory agency.

Developed acreage – The number of acres which are allotted or assignable to producing wells or wells capable of production.

Development activities – Activities following exploration including the drilling and completion of additional wells and the installation of production facilities.

Development well – A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole or well – A well found to be incapable of producing hydrocarbons economically.

Exploitation – A development or other project which may target proven or unproven reserves (such as probable or possible reserves), but which generally has a lower risk than that associated with exploration projects.

Exploratory well – A well drilled to find and produce oil or natural gas reserves in an area or a potential reservoir not classified as proved.

Farm-in or Farm-out – An agreement whereby the owner of a working interest in an oil and natural gas lease assigns or contractually conveys, subject to future assignment, the working interest or a portion thereof to another party who desires to drill on the leased acreage. Generally, the farmee is required to drill one or more wells in order to earn its interest in the acreage. The farmor usually retains a royalty and/or an after-payout interest in the lease. The interest received by the farmee is a “farm-in” while the interest transferred by the farmor is a “farm-out.”

Field – An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells – The total acres or wells, as the case may be, in which a working interest is owned.

Horizontal drilling – A drilling technique that permits the operator to drill horizontally within a specified targeted reservoir and thus exposes a larger portion of the producing horizon to a wellbore than would otherwise be exposed through conventional vertical drilling techniques.

Hydraulic fracture or Frac – A well stimulation method by which fluid, comprised largely of water and proppant (purposely sized particles used to hold open an induced fracture) is injected downhole and into the producing formation at high pressures and rates in order to exceed the rock strength and create a fracture such that the proppant material can be placed into the fracture to enhance the productive capability of the formation.

Injection well – A well which is used to inject gas, water, or liquefied petroleum gas under high pressure into a producing formation to maintain sufficient pressure to produce the recoverable reserves.

Joint Operating Agreement or JOA – Any agreement between working interest owners concerning the duties and responsibilities of the operator and rights and obligations of the non-operators.

MBbls – One thousand barrels of crude oil or other liquid hydrocarbons.

MBoe – One thousand barrels of oil equivalent, determined using a ratio of six Mcf of natural gas equal to one barrel of oil equivalent.

MMBoe – One million barrels of oil equivalent, determined using a ratio of six Mcf of natural gas equal to one barrel of oil equivalent.

MMBtu – One million Btu.

Mcf – One thousand cubic feet.

MMcf – One million cubic feet.

Net acres or net wells – The sum of the fractional working interests owned in gross acres or gross wells.

NGLs – Natural gas liquids measured in barrels. NGLs are made up of ethane, propane, isobutane, normal butane and natural gasoline, each of which have different uses and different pricing characteristics.

NYMEX – The New York Mercantile Exchange.

Plugging and abandonment or P&A – Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another stratum or to the surface.

PV-10 – The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves determined in accordance with the SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) non-property related expenses such as general and administrative expenses, debt service and future income tax expense, or (ii) depreciation, depletion and amortization.

Productive well – A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceeds production expenses and taxes.

Proppant – A solid material, typically treated sand or man-made ceramic materials, designed to keep an induced hydraulic fracture open, during or following a fracturing treatment.

Proved developed nonproducing reserves or PDNP – Hydrocarbons in a potentially producing horizon penetrated by a wellbore, the production of which has been postponed pending completion activities and the installation of surface equipment or gathering facilities or pending the production of hydrocarbons from another formation penetrated by the wellbore. The hydrocarbons are classified as proved developed but nonproducing reserves.

Proved developed producing reserves or PDP – Reserves that can be expected to be recovered from existing wells and completions with existing equipment and operating methods.

Proved developed reserves or PD – The estimated quantities of oil, natural gas and NGLs that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved reserves – Those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. The area of the reservoir considered as proved includes (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (“LKH”), as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil (“HKO”), elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved undeveloped reserves or PUD – Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are schedule to be drilled within five years unless specific circumstances justify a longer time. Under no circumstances shall estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Recompletion – The completion for production of an existing well bore in another formation from that in which the well has been previously completed.

Re-engineering – A process involving a comprehensive review of the mechanical conditions associated with wells and equipment in producing fields. Our re-engineering practices typically result in a capital expenditure plan which is implemented over time to workover (see below) and re-complete wells and modify down hole artificial lift equipment and surface equipment and facilities. The programs are designed specifically for individual fields to increase and maintain production, reduce down-time and mechanical failures, lower per-unit operating expenses, and therefore, improve field economics.

Reservoir – A permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Royalty interest – An interest in an oil and natural gas property entitling the owner to a share of oil or natural gas production free of costs of production.

SEC – United States Securities and Exchange Commission.

Shut-in reserves – Those reserves expected to be recovered from completion intervals that were open at the time the reserve was estimated but were not producing due to market conditions, mechanical difficulties or because production equipment or pipelines were not yet installed. These reserves are included in the PDNP category in our reserve report.

Standardized Measure – The present value of estimated future net revenue to be generated from the production of proved reserves, determined in accordance with the rules and regulations of the SEC (using prices and costs in effect as of the date of estimation), less future development, production and income tax expenses, and discounted at 10% per annum to reflect the timing of future net revenue.

Undeveloped acreage – Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Working interest or WI – The ownership interest, generally defined in a JOA, that gives the owner the right to drill, produce and/or conduct operating activities on the property and share in the sale of production, subject to all royalties, overriding royalties and other burdens and obligates the owner of the interest to share in all costs of exploration, development operations and all risks in connection therewith.

Workover – Operations on a producing well to restore or increase production.

WTI – West Texas Intermediate light sweet crude oil, a benchmark in crude oil pricing.